                                                  Free Writing Prospectus
                                                  Filed Pursuant to Rule 433
                                                  Registration No.333-130545-21

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-HE5

                               ABS NEW TRANSACTION

                             FREE WRITING PROSPECTUS

                          $[355,937,000] (APPROXIMATE)

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 SERIES 2006-HE5

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                               SELLER AND SPONSOR

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR

                           WILSHIRE CREDIT CORPORATION
                              INDYMAC BANK, F.S.B.
                                    SERVICERS

                              [LASALLE BANK, N.A.]

                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                                [CITIBANK, N.A.]
                                    TRUSTEE

                               SEPTEMBER [7], 2006

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-HE5

                                IMPORTANT NOTICES

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-130545) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-248-3580.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Free Writing Prospectus are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-HE5

                                   TERM SHEET
                               SEPTEMBER [7], 2006
                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                    MORTGAGE LOAN ASSET-BACKED CERTIFICATES,
                                 SERIES 2006-HE5
                        $[355,937,000] (APPROXIMATE) (1)
                               SUBJECT TO REVISION

                                                                                                       EXPECTED   STATED   EXPECTED
                                                  WAL (YRS)     PAYMENT WINDOW                           FINAL     FINAL    RATINGS
                APPROX                            (CALL(5)/        (CALL(5)/      PAYMENT   INTEREST   MATURITY  MATURITY   (S&P /
  CLASS        SIZE ($)           COUPON          MATURITY)        MATURITY)       DELAY     ACCRUAL      (5)       (6)     MOODY'S)
  -----     -------------  --------------------  -----------  ------------------  -------  ----------  --------  --------  ---------
CLASS A-1     171,759,000  LIBOR + [ ] (2), (3)                       Information Not Provided Hereby                       AAA/Aaa
CLASS A-2A    475,622,000  LIBOR + [ ] (2), (3)                       Information Not Provided Hereby                       AAA/Aaa
CLASS A-2B    145,118,000  LIBOR + [ ] (2), (3)                       Information Not Provided Hereby                       AAA/Aaa
CLASS A-2C    201,731,000  LIBOR + [ ] (2), (3)  3.47 / 3.47  28 - 72 / 28 - 27      0     Actual/360  Sep-2012  Aug-2037   AAA/Aaa
CLASS A-2D     77,914,000  LIBOR + [ ] (2), (3)                       Information Not Provided Hereby                       AAA/Aaa
CLASS M-1      50,235,000  LIBOR + [ ] (2), (4)                       Information Not Provided Hereby                       AA+/Aa1
CLASS M-2      41,918,000  LIBOR + [ ] (2), (4)                       Information Not Provided Hereby                        AA/Aa2
CLASS M-3      28,962,000  LIBOR + [ ] (2), (4)  6.53 / 8.72  72 - 79 / 72 - 162     0     Actual/360  Apr-2013  Aug-2037    AA/Aa3
CLASS M-4      24,774,000  LIBOR + [ ] (2), (4)  4.58 / 5.06  41 - 79 / 41 - 141     0     Actual/360  Apr-2013  Aug-2037    AA-/A1
CLASS M-5      23,397,000  LIBOR + [ ] (2), (4)  4.55 / 5.01  40 - 79 / 40 - 136     0     Actual/360  Apr-2013  Aug-2037    A+/A2
CLASS M-6      22,021,000  LIBOR + [ ] (2), (4)  4.52 / 4.96  39 - 79 / 39 - 129     0     Actual/360  Apr-2013  Aug-2037     A/A3
CLASS B-1      20,645,000  LIBOR + [ ] (2), (4)  4.50 / 4.90  39 - 79 / 39 - 122     0     Actual/360  Apr-2013  Aug-2037   A-/Baa1
CLASS B-2      19,268,000  LIBOR + [ ] (2), (4)  4.48 / 4.83  38 - 79 / 38 - 115     0     Actual/360  Apr-2013  Aug-2037  BBB+/Baa2
CLASS B-3      15,139,000  LIBOR + [ ] (2), (4)  4.47 / 4.75  38 - 79 / 38 - 106     0     Actual/360  Apr-2013  Aug-2037   BBB/Baa3
            -------------
   TOTAL:   1,318,503,000
            =============

1) The approximate size is subject to a permitted variance in the aggregate of plus or minus 10%.

2)   Subject to the related Available Funds Cap and related Maximum Rate Cap.

3) If the 10% optional termination is not exercised on the first Distribution Date on which it is exercisable, on the following Distribution Date, the margin on each of the Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates will increase to 2x its respective margin.

4) If the 10% optional termination is not exercised on the first Distribution Date on which it is exercisable, on the following Distribution Date, the margin on each of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates will increase to 1.5x its respective margin.

5) The Certificates will be priced at 20% HEP for the fixed rate mortgage loans and at 100% PPC (2% CPR in month 1, building linearly (rounded to the nearest hundredth) to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR, from month 23 to month 27, and 35% CPR in month 28 and thereafter) for the adjustable rate mortgage loans. Subject to a maximum prepayment speed of 95% CPR. Assumes 10% optional termination occurs.

6)   Latest maturity date for any mortgage loan plus one year.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-HE5

                                    CONTACTS

MBS/ABS TRADING/SYNDICATE
Scott Soltas                  212-449-3659      scott_soltas@ml.com
Vince Mora                    212-449-1435      vince_morajr@ml.com
Brian Kane                    212-449-3660      brian_f_kane@ml.com
Charles Sorrentino            212-449-3659      charles_sorrentino@ml.com
Matthew Sawatzky              212-449-3660      matthew_sawatzky@ml.com
Edgar Seah                    + 813-6225-7803   edgar_seah@ml.com

GLOBAL ASSET BACKED FINANCE
Matt Whalen                   212-449-0752      matthew_whalen@ml.com
Paul Park                     212-449-6380      paul_park@ml.com
Tim Loughlin                  212-449-1646      timothy_loughlin@ml.com
Tom Saywell                   212-449-2122      tom_saywell@ml.com
Fred Hubert                   212-449-5071      fred_hubert@ml.com
Alice Chu                     212-449-1701      alice_chu@ml.com
Sonia Lee                     212-449-5067      sonia_lee@ml.com
Keith Singletary              212-449-9431      keith_singletary@ml.com
Calvin Look                   212-449-5029      calvin_look@ml.com
Yimin Ge                      212-449-9401      yimin_ge@ml.com
Hoi Yee Leung                 212-449-1901      hoiyee_leung@ml.com
Mark Dereska                  212-449-1008      mark_dereska@ml.com
Paul Fetch                    212-449-1002      paul_fetch@ml.com

MOODY'S
Gulmira Karaguishiyeva        201-395-6354      gulmira.karaguishiyeva@moodys.com

STANDARD & POOR'S
Daniel Hall                   212-438-1576      daniel_hall@standardandpoors.com

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-HE5

TITLE OF CERTIFICATES            Merrill Lynch Mortgage Investors, Inc.,
                                 Mortgage Loan Asset-Backed Certificates Series
                                 2006-HE5, consisting of:
                                 Class A-1 Certificates,
                                 Class A-2A, Class A-2B, Class A-2C and Class
                                 A-2D Certificates (collectively, the "Class A-2
                                 Certificates" and together with the Class A-1
                                 Certificates, the "Class A Certificates"),
                                 Class M-1, Class M-2, Class M-3, Class M-4,
                                 Class M-5 and Class M-6 Certificates
                                 (collectively, the "Class M Certificates"), and
                                 Class B-1, Class B-2 and Class B-3 Certificates
                                 (collectively, the "Class B Certificates").
                                 The Class A Certificates, Class M and Class B
                                 Certificates are collectively known as the
                                 "Offered Certificates". The Class M and Class B
                                 Certificates are collectively known as the
                                 "Subordinate Certificates".

UNDERWRITER                      Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated

DEPOSITOR                        Merrill Lynch Mortgage Investors, Inc.

SPONSOR AND SELLER               Merrill Lynch Mortgage Lending, Inc.

ISSUING ENTITY                   Merrill Lynch Mortgage Investors Trust, Series
                                 2006-HE5

SERVICERS                        Wilshire Credit Corporation and IndyMac Bank,
                                 F.S.B.

TRUSTEE                          [Citibank, N.A.]

MASTER SERVICER AND SECURITIES   [LaSalle Bank, N.A.]
ADMINISTRATOR

CAP PROVIDER                     [To be determined].

SWAP COUNTERPARTY                [To be determined]. The Swap Counterparty
                                 currently has long term ratings of [To be
                                 determined] from Standard & Poor's, [To be
                                 determined] from Fitch Ratings and [To be
                                 determined] from Moody's Investors Service.

CUT-OFF DATE                     September 1, 2006

PRICING DATE                     On or about September [__], 2006

CLOSING DATE                     On or about September [28], 2006

DISTRIBUTION DATES               Distribution of principal and interest on the
                                 Certificates will be made on the 25th day of
                                 each month or, if such day is not a business
                                 day, on the first business day thereafter,
                                 commencing in October 2006.

ERISA CONSIDERATIONS             The Offered Certificates will be ERISA eligible
                                 as of the Closing Date. However, while any
                                 interest rate swap agreement is in effect,
                                 employee benefit plans or other retirement
                                 arrangements may not acquire the certificates
                                 covered thereby unless such acquisition and
                                 holding is covered by and exempt under one of
                                 the investor-based exemptions issued by the
                                 Department of Labor. Investors should consult
                                 with their counsel with respect to the
                                 consequences under ERISA and the Internal
                                 Revenue Code of an ERISA Plan's acquisition and
                                 ownership of such Offered Certificates.

LEGAL INVESTMENT                 The Certificates will not constitute
                                 "mortgage-related securities" for the purposes
                                 of SMMEA.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-HE5

TAX STATUS                       For federal income tax purposes, the Trust Fund
                                 will include two or more segregated asset
                                 pools, with respect to which elections will be
                                 made to treat each as a "real estate mortgage
                                 investment conduit" ("REMIC").

OPTIONAL TERMINATION             The Trustee will be required to effect an
                                 auction of the assets of the Issuing Entity
                                 when the aggregate stated principal balance of
                                 the Mortgage Loans is less than or equal to 10%
                                 of the aggregate stated principal balance of
                                 the Mortgage Loans as of the Cut-Off Date. The
                                 auction will be effected via a solicitation of
                                 bids from at least three bidders. Any such
                                 auction will result in the termination of the
                                 Trust Fund only if the highest bid received is
                                 at least equal to the sum of (i) the aggregate
                                 outstanding principal balance of the Mortgage
                                 Loans, plus accrued interest on the Mortgage
                                 Loans, (ii) any unreimbursed out-of-pocket
                                 costs and expenses and the principal portion of
                                 Advances, in each case previously incurred by
                                 the Servicer in the performance of its
                                 servicing obligations, (iii) any Net Swap
                                 Payment or any swap termination payment owed to
                                 the Swap Counterparty pursuant to the Swap
                                 Contract, and (iv) the costs incurred by the
                                 Trustee in connection with such auction.

MORTGAGE LOANS                   The Mortgage Loans consist of 7,123 conforming
                                 and non-conforming, fixed rate and adjustable
                                 rate, conventional closed-end Mortgage Loans
                                 with an aggregate principal balance of
                                 approximately $1,376,307,687, secured by first
                                 and second lien, level pay, interest-only and
                                 balloon mortgages on conventional one to four
                                 family residential properties and will be
                                 serviced by Wilshire Credit Corporation and
                                 IndyMac Bank, F.S.B. The collateral information
                                 presented in this term sheet regarding the
                                 Mortgage Pool is as of September 1, 2006. The
                                 information regarding the mortgage loans is
                                 based on the principal balance of the mortgage
                                 loans as of the Cut-Off Date assuming the
                                 timely receipt of principal scheduled to be
                                 paid on the mortgage loans on or prior to the
                                 Cut-Off date. It is possible that principal
                                 prepayments in part or in full may occur
                                 between the cut-off date and the closing date.
                                 Moreover, certain mortgage loans included in
                                 the mortgage loan pool as of the Cut-Off Date
                                 may not be included in the final mortgage loan
                                 pool due to prepayments in full, or as a result
                                 of not meeting the eligibility requirements for
                                 the final mortgage loan pool, and certain other
                                 mortgage loans may be included in the final
                                 mortgage loan pool. As a result of the
                                 foregoing, the statistical distribution of
                                 characteristics as of the Cut-Off Date and as
                                 of the closing date for the final mortgage loan
                                 pool may vary somewhat from the statistical
                                 distribution of such characteristics as of the
                                 Cut-Off Date as presented herein, although such
                                 variance should not be material. In addition,
                                 the final mortgage loan pool may vary plus or
                                 minus 5.0% from the cut-off pool of mortgage
                                 loans described in this free writing
                                 prospectus. Please see collateral tables herein
                                 for additional information.

                                 The Mortgage Pool will be divided into two groups:

                                 -    Group I Mortgage Loans will consist of
                                      approximately 1,299 fixed and adjustable rate Mortgage Loans with an aggregate principal balance of approximately
                                      $220,486,663 and with principal balances at origination that conform to principal balance limits of Freddie Mae.

                                 -    Group II Mortgage Loans will consist of
                                      approximately 5,824 fixed and adjustable rate Mortgage Loans with an aggregate principal balance of approximately
                                      $1,155,821,024 and with principal balances at origination that may or may not conform to principal balance limits of Freddie
                                      Mae.

TOTAL DEAL SIZE                  Approximately $[1,318,503,000]

ADMINISTRATIVE FEES              Fees aggregating 50.00bps per annum (payable
                                 monthly) on the stated principal balance of the
                                 Mortgage Loans serviced by Wilshire Credit
                                 Corporation and 37.50bps per annum (payable
                                 monthly) on the stated principal balance of the
                                 Mortgage Loans serviced by IndyMac Bank, F.S.B.

CREDIT ENHANCEMENTS              1.   Excess interest

                                 2.   Over-Collateralization

                                 3.   Subordination

                                 4.   Net Swap Payments received from the Swap
                                      Counterparty (if any)

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-HE5

EXCESS INTEREST                  Excess interest cashflow will be available as
                                 credit enhancement.

OVER-COLLATERALIZATION           The over-collateralization ("O/C") amount is
                                 equal to the excess of the aggregate principal
                                 balance of the Mortgage Loans over the
                                 aggregate principal balance of the
                                 Certificates. On the Closing Date, the
                                 over-collateralization amount will equal
                                 approximately 4.20% of the aggregate principal
                                 balance of the Mortgage Loans as of the Cut-Off
                                 Date. To the extent the over-collateralization
                                 amount is reduced below the
                                 over-collateralization target amount (i.e.,
                                 4.20% of the aggregate principal balance of the
                                 Mortgage Loans as of the Cut-Off Date), excess
                                 cashflow will be directed to build O/C until
                                 the over-collateralization target amount is
                                 restored.

                                 Initial: Approximately 4.20% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date

                                 Target: 4.20% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off
                                 Date before stepdown, 8.40% of the current balance of the Mortgage Loans after stepdown

                                 Floor: 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date

                                 (PRELIMINARY AND SUBJECT TO REVISION)

SUBORDINATION (1):                CLASSES    RATING (S/M)   SUBORDINATION
                                 ---------   ------------   -------------
                                  Class A       AAA/Aaa         22.10%
                                 Class M-1      AA+/Aa1         18.45%
                                 Class M-2      AA/Aa2          15.40%
                                 Class M-3      AA/Aa3          13.30%
                                 Class M-4      AA-/A1          11.50%
                                 Class M-5       A+/A2           9.80%
                                 Class M-6       A/A3            8.20%
                                 Class B-1      A-/Baa1          6.70%
                                 Class B-2     BBB+/Baa2         5.30%
                                 Class B-3     BBB/Baa3          4.20%

CLASS SIZES:                      CLASSES    RATING (S/M)    CLASS SIZES
                                 ---------   ------------   -------------
                                  Class A       AAA/Aaa         77.90%
                                 Class M-1      AA+/Aa1          3.65%
                                 Class M-2      AA/Aa2           3.05%
                                 Class M-3      AA/Aa3           2.10%
                                 Class M-4      AA-/A1           1.80%
                                 Class M-5       A+/A2           1.70%
                                 Class M-6       A/A3            1.60%
                                 Class B-1      A-/Baa1          1.50%
                                 Class B-2     BBB+/Baa2         1.40%
                                 Class B-3     BBB/Baa3          1.10%

(1) The subordination includes the initial over-collateralization level of approximately 4.20%.

INTEREST ACCRUAL                 Interest on the Offered Certificates will
                                 initially accrue from the Closing Date to (but
                                 excluding) the first Distribution Date, and
                                 thereafter, from the prior Distribution Date to
                                 (but excluding) the current Distribution Date,
                                 on an actual/360 basis

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-HE5

COUPON STEP UP                   If the 10% optional termination does not occur
                                 on the first distribution date following the
                                 Distribution Date on which it is possible, (i)
                                 the margin on each class of the Class A
                                 Certificates will increase to 2x its respective
                                 margin, and (ii) the margin on each class of
                                 the Class M and Class B Certificates will
                                 increase to 1.5x its respective margin,

SWAP CONTRACT                    The supplement interest trust, for the benefit
(PRELIMINARY AND SUBJECT         for the Issuing Entity, will include a swap
TO REVISION)                     derivative contract for the benefit of the
                                 Certificates (the "Swap Contract") to (i)
                                 protect against interest rate risk from upward
                                 movement in one-month LIBOR, (ii) diminish
                                 basis risk associated with the hybrid
                                 adjustable-rate mortgage loans and (iii)
                                 provide additional credit enhancement in
                                 respect of the Certificates. On each
                                 Distribution Date, the supplement interest
                                 trust will be required to make payments to the
                                 Swap Counterparty based on the applicable fixed
                                 rate and on the applicable notional balance for
                                 the Distribution Date specified in the schedule
                                 hereto and the supplement interest trust will
                                 be entitled to receive payments from the Swap
                                 Counterparty based on one-month LIBOR and the
                                 applicable notional balance for the
                                 Distribution Date specified in the schedule
                                 hereto. The payments from the supplement
                                 interest trust to the Swap Counterparty and
                                 from the Swap Counterparty to the supplement
                                 interest trust on each Distribution Date will
                                 be netted so that only the net payment (the
                                 "Net Swap Payment") will be paid by the party
                                 owing the higher of the two payments on such
                                 Distribution Date. Any Net Swap Payment
                                 received from the Swap Counterparty will be
                                 available to pay interest on the relevant
                                 Distribution Date.

AVAILABLE FUNDS CAPS             Class A-1 Certificates: The per annum rate
                                 equal to 12 times the excess of (A) the
                                 quotient of (x) the total scheduled interest
                                 based on the Group I Net Mortgage Rates in
                                 effect on the related due date and (y) the
                                 aggregate principal balance of the Group I
                                 Mortgage Loans as of the first day of the
                                 applicable due period, over (B) the quotient of
                                 (i) the Net Swap Payment, if any, owed to the
                                 Swap Counterparty and (ii) the aggregate
                                 principal balance of the Mortgage Loans as of
                                 the first day of the applicable due period,
                                 multiplied by 30 and divided by the actual
                                 number of days in the related accrual period.

                                 Class A-2 Certificates: The per annum rate equal to 12 times the excess of (A) the quotient of (x) the total scheduled interest based on the Group II Net Mortgage Rates in effect on the related due date and (y) the aggregate principal balance of the Group II
                                 Mortgage Loans as of the first day of the applicable due period, over (B) the quotient of
                                 (i) the Net Swap Payment, if any, owed to the Swap Counterparty and (ii) the aggregate principal balance of the Mortgage Loans as of the first day of the applicable due period, multiplied by 30 and divided by the actual number of days in the related accrual period.

                                 Subordinate Certificates: The per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the current principal balance of the related Class A Certificates) of the Class A-1
                                 Available Funds Cap and the Class A-2 Available
                                 Funds Cap.

                                 "Net Mortgage Rate" means, with respect to any mortgage loan the mortgage rate on such mortgage loan less the administrative fees.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-HE5

CAP CONTRACTS                    The Certificates will each have the benefit of
                                 one of the three cap contracts as specified
                                 below:

                                                            NUMBER     BEGINNING
                                                              OF     DISTRIBUTION    1ML STRIKE,
                                 CLASS                      MONTHS       DATE       UPPER COLLAR
                                 -----                      ------   ------------   ------------
                                 Class A-1 Certificates        6     October 2006      10.85%
                                 Class A-2 Certificates        6     October 2006       9.36%
                                 Subordinate Certificates      6     October 2006       8.97%

                                 Payments received on the related cap contract will be available to pay amounts to the holders of the related Certificates, in respect of shortfalls arising as a result of the applicable Available Funds Cap, as described herein (except to the extent attributable to the fact that Realized Losses are not allocated to the Class A Certificates after the Subordinate Certificates have been written down to zero).

MAXIMUM RATE CAPS                The pass-through rates of each of the Offered
                                 Certificates will also be subject to a related
                                 "Maximum Rate Cap", which will be calculated in
                                 the same manner as the related Available Funds
                                 Cap, but based on the net maximum mortgage rate
                                 rather than the net mortgage rate. Any interest
                                 shortfall due to the Maximum Rate Caps will not
                                 be reimbursed.

SHORTFALL REIMBURSEMENT          With respect to any Class of Certificates on
                                 any Distribution Date, an amount equal to the
                                 sum of (A) the excess, if any, of (1) the
                                 amount of interest that such Class would have
                                 accrued on such Distribution Date had the
                                 pass-through rate for that Class been equal to
                                 the lesser of (a) LIBOR plus the related margin
                                 and (b) the greater of (x) the related Maximum
                                 Rate Cap for such Distribution Date and (y) a
                                 per annum rate equal to the sum of (i) the
                                 related Available Funds Cap and (ii) the
                                 product of (AA) a fraction, stated as a
                                 percentage, the numerator of which is 360 and
                                 the denominator of which is the actual number
                                 of days in the related Accrual Period and (BB)
                                 the sum of (x) a fraction, stated as a
                                 percentage, the numerator of which is an amount
                                 equal to the proceeds, if any, payable under
                                 the related Cap Contract with respect to such
                                 Distribution Date and the denominator of which
                                 is the aggregate Certificate principal balance
                                 of the related Class or Classes of Certificates
                                 immediately prior to such Distribution Date and
                                 (y) a fraction, as stated as a percentage, the
                                 numerator of which is an amount equal to any
                                 Net Swap Payments owed by the Swap Counterparty
                                 for such Distribution Date and the denominator
                                 of which is the aggregate Stated Principal
                                 Balance of the Mortgage Loans as of the
                                 immediately preceding Distribution Date, over
                                 (2) the amount of interest that each such Class
                                 accrued on such Distribution Date based on a
                                 pass-through rate equal to the related
                                 Available Funds Cap and (B) the unpaid portion
                                 of any such excess from the prior Distribution
                                 Date (and interest accrued thereon at the
                                 current applicable pass-through rate for such
                                 Class, without giving effect to the related
                                 Available Funds Cap) (herein referred to as a
                                 "Carryover"). Such reimbursement will be paid
                                 only on a subordinated basis, as described
                                 below in the "Cashflow Priority" section. No
                                 such Carryover with respect to a Class will be
                                 paid to such Class once the Certificate
                                 principal balance thereof has been reduced to
                                 zero.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-HE5

CASHFLOW PRIORITY                1.   Repayment of any unreimbursed Servicer
                                      advances.

                                 2.   Servicing Fees and Trustee Fees, as
                                      applicable.

                                 3. Available interest funds, as follows: to pay to the Swap Counterparty any Net Swap
                                      Payment or any swap termination payment
                                      owed to the Swap Counterparty pursuant to the Swap Contract in the event that the supplemental interest trust is the defaulting party or an affected party under the Swap Contract.

                                 4.   Available interest funds not used as
                                      provided in paragraph 3 above, as follows:
                                      monthly interest, including any unpaid
                                      monthly interest from prior months,
                                      concurrently, on a pro rata basis to each class of the Class A Certificates; then monthly interest, including any unpaid monthly interest from prior months, sequentially to the Class M-1
                                      Certificates, then to the Class M-2
                                      Certificates, then to the Class M-3
                                      Certificates, then to the Class M-4
                                      Certificates, then to the Class M-5
                                      Certificates, and then to the Class M-6
                                      Certificates, then to the Class B-1
                                      Certificates, then to the Class B-2
                                      Certificates and then to the Class B-3
                                      Certificates.

                                 5. Available principal funds, as follows: to the extent not paid pursuant to paragraph
                                      3 above, any Net Swap Payment or swap
                                      termination payment owed to the Swap
                                      Counterparty pursuant to the Swap Contract in the event that the supplemental interest trust is the defaulting party or an affected party under the Swap Contract, then monthly principal to the Class A
                                      Certificates as described under "PRINCIPAL
                                      PAYDOWN", sequentially monthly principal to the Class M-1 Certificates, then monthly principal to the Class M-2
                                      Certificates, then monthly principal to
                                      the Class M-3 Certificates, then monthly principal to the Class M-4 Certificates, then monthly principal to the Class M-5
                                      Certificates, then monthly principal to
                                      the Class M-6 Certificates, then monthly principal to the Class B-1 Certificates, then monthly principal to the Class B-2
                                      Certificates and then monthly principal to the Class B-3 Certificates, in each case as described under "PRINCIPAL PAYDOWN."

                                 6. Excess interest in the order as described under "PRINCIPAL PAYDOWN" if necessary to restore O/C to the required level.

                                 7.   Excess interest to pay subordinate
                                      principal shortfalls.

                                 8. Excess interest to pay Carryover resulting from imposition of the related Available
                                      Funds Cap.

                                 9.   Excess interest to pay to the Swap
                                      Counterparty any remaining amounts owing to the Swap Counterparty.

                                 10.  Any remaining amount will be paid in
                                      accordance with the Pooling and Servicing
                                      Agreement and will not be available for
                                      payment to holders of the Offered
                                      Certificates.

                                 Payments received on the related Cap Contracts will only be available to the related classes of Certificates to pay amounts in respect of Carryovers other than any Carryovers resulting from the fact that realized losses are not allocated to the Class A Certificates after the Subordinate Certificates have been written down to zero. Any excess of amounts received on the related Cap Contracts over amounts needed to pay such Carryovers on the related classes of Certificates will be distributed in respect of other classes of certificates not described herein.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-HE5

PRINCIPAL PAYDOWN

IF THE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION TEST IS NOT MET:

     1) The Group I Principal Distribution Percentage of (i) scheduled and unscheduled principal received from the Mortgage Loans and (ii) excess spread to the extent distributable as principal to replenish O/C to the required level will be paid to the Class A-1 Certificates.

     2) The Group II Principal Distribution Percentage of (i) scheduled and unscheduled principal received from the Mortgage Loans and (ii) excess spread to the extent distributable as principal to replenish O/C to the required level will be paid to the Class A-2 Certificates.

     Group I Principal Distribution Percentage means with respect to any Distribution Date, the fraction expressed as a percentage, the numerator of which is the amount of scheduled and unscheduled principal received with respect to Group I Mortgage Loans and distributable on such Distribution Date, and the denominator of which is the amount of scheduled and unscheduled principal received from all of the Mortgage Loans and distributable on such Distribution Date.

     Group II Principal Distribution Percentage means with respect to any Distribution Date, the fraction expressed as a percentage, the numerator of which is the amount of scheduled and unscheduled principal received with respect to Group II Mortgage Loans and distributable on such Distribution Date, and the denominator of which is the amount of scheduled and unscheduled principal received from all of the Mortgage Loans and distributable on such Distribution Date.

     Principal distributions allocated to the Class A-2 Certificates will be distributed sequentially to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates; provided however, that on and after the Distribution Date on which the aggregate Certificate Principal Balance of Subordinate Certificates and the Class C Certificates have been reduced to zero, any principal distributions will be distributed pro rata to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates.

     After the Certificate Principal Balance of either the Class A-1 or Class A-2 Certificates has been reduced to zero, the amounts remaining referred to in (1) or (2) above, as applicable, will be distributed to the Class A-1 or Class A-2 Certificates (i.e., whichever such class or classes remain outstanding), as the case may be. After the aggregate Certificate Principal Balance of each of the Class A-1 and Class A-2 Certificates has been reduced to zero, the amounts remaining referred to in (1) and (2) above will be distributed sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates in each case, until reduced to zero.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-HE5

IF THE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION TEST IS MET:

     All Certificates will be entitled to receive payments of principal, in the following order of priority: first to the Class A Certificates, second to the Class M-1, Class M-2 and Class M-3 Certificates, third to the Class M-4 Certificates, fourth to the Class M-5 Certificates, fifth to the Class M-6 Certificates, sixth to the Class B-1 Certificates, seventh to the Class B-2 Certificates and eighth to the Class B-3 Certificates, in each case up to amounts necessary to maintain the subordination for each class at its required level. Such required levels of subordination are approximately as follows:

     Principal allocable to the Class M-1, Class M-2 and Class M-3 Certificates, in the aggregate, will be distributed sequentially, in that order, to each such class of certificates until the certificate principal balance of each such class has been reduced to zero.

CLASS A     44.20%*
CLASS M-1   26.60%*
CLASS M-2   26.60%*
CLASS M-3   26.60%*
CLASS M-4   23.00%*
CLASS M-5   19.60%*
CLASS M-6   16.40%*
CLASS B-1   13.40%*
CLASS B-2   10.60%*
CLASS B-3    8.40%*

*    includes 2x the overcollateralization of 4.20%

THE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION TEST IS MET IF:

1)   The Distribution Date is on or after the earlier of:

     i) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A-1 and Class A-2 Certificates have been reduced to zero; and

     ii)  the later of the:

          a.   October 2009 Distribution Date; and

          b. the applicable Subordinate Class Principal Distribution Date has occurred (as described below); and

2)   A Step Down Loss Trigger Event does not exist.

SUBORDINATE CLASS PRINCIPAL   The first Distribution Date on which the senior
DISTRIBUTION DATE             enhancement percentage (i.e., the sum of the
                              outstanding principal balance of the Subordinate
                              Certificates and the O/C amount divided by the
                              aggregate stated principal balance of the Mortgage
                              Loans, as of the end of the related due period) is
                              greater than or equal to the Senior Specified
                              Enhancement Percentage (including O/C), which is
                              equal to two times the initial Class A
                              subordination percentage.

                              SENIOR SPECIFIED ENHANCEMENT PERCENTAGE:
                              44.20%
                              or
                              (17.90%+4.20%)*2

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-HE5

STEPDOWN LOSS TRIGGER EVENT   The situation that exists with respect to any
(PRELIMINARY AND SUBJECT TO   Distribution Date on or after the Stepdown Date,
REVISION)                     if (a) the quotient of (1) the aggregate Stated
                              Principal Balance of all Mortgage Loans 60 or more
                              days delinquent, measured on a rolling three month
                              basis (including Mortgage Loans in foreclosure and
                              REO Properties) and (2) the Stated Principal
                              Balance of all the Mortgage Loans as of the
                              preceding Servicer Remittance Date, equals or
                              exceeds the product of (i) [36.15]% and (ii) the
                              senior specified enhancement percentage or (b) the
                              quotient (expressed as a percentage) of (1) the
                              aggregate Realized Losses incurred from the
                              Cut-off Date through the last day of the calendar
                              month preceding such Distribution Date and (2) the
                              aggregate principal balance of the Mortgage Loans
                              as of the Cut-off Date exceeds the Required Loss
                              Percentage shown below.

                              DISTRIBUTION DATE OCCURRING     REQUIRED LOSS PERCENTAGE
                              ---------------------------     ------------------------
                              October 2008 - September 2009   [1.55]% with respect to October 2008, plus an additional 1/12th
                                                              [1.80]% for each month thereafter

                              October 2009 - September 2010   [3.30]% with respect to October 2009, plus an additional 1/12th of
                                                              [1.90]% for each month thereafter

                              October 2010 - September 2011   [5.20]% with respect to October 2010, plus an additional 1/12th of
                                                              [1.55]% for each month thereafter

                              October 2011 - September 2012   [6.75]% with respect to October 2011, plus an additional 1/12th of
                                                              [0.80]% for each month thereafter

                              October 2012 and thereafter     [7.55]%

                     (PRELIMINARY AND SUBJECT TO REVISION)

PROSPECTUS                    The Offered Certificates will be offered pursuant
                              to a Prospectus which includes a Prospectus
                              Supplement (together, the "Prospectus"). Sales of
                              the Offered Certificates may not be consummated
                              unless the purchaser has received the Prospectus.

MORTGAGE LOAN TABLES          The following tables describe the mortgage loans
                              and the related mortgaged properties as of the
                              close of business on the Cut-off Date. The sum of
                              the columns below may not equal the total
                              indicated due to rounding.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                    TOTAL COLLATERAL SUMMARY

AGGREGATE MORTGAGE LOAN CHARACTERISTICS

Aggregate Outstanding Principal Balance   $1,376,307,687
Aggregate Original Principal Balance      $1,386,484,080
Number of Mortgage Loans                           7,123

                                          MINIMUM     MAXIMUM    AVERAGE(1)
                                          -------   ----------   ----------
Original Principal Balance                $13,000   $1,264,500    $194,649
Outstanding Principal Balance             $12,993   $1,262,492    $193,220

                                          MINIMUM   MAXIMUM   WEIGHTED AVERAGE(2)
                                          -------   -------   -------------------
Original Term (mos)                           120       360           356
Stated remaining Term (mos)                   117       359           353
Loan Age (mos)                                  1        15            3
Current Interest Rate                       5.000%   16.124%         8.141%
Initial Interest Rate Cap(4)                1.000%    5.000%         3.072%
Periodic Rate Cap(4)                        1.000%    2.000%         1.230%
Gross Margin(4)                             2.250%   11.875%         5.867%
Maximum Mortgage Rate(4)                   10.000%   20.290%        14.019%
Minimum Mortgage Rate(4)                    2.250%   13.290%         7.412%
Months to Roll(4)                               1        59            29
Original Loan-to-Value                      12.70%   100.00%         80.18%
Combined Loan-to-Value                      12.70%   100.00%         87.37%
Credit Score (3)                              479       817           630

                                           EARLIEST      LATEST
                                          ----------   ----------
Maturity Date                             06/01/2016   08/01/2036

                                            PERCENT OF
                                          MORTGAGE POOL
                                          -------------
LIEN POSITION
1st Lien                                      96.47%
2nd Lien                                       3.53%

OCCUPANCY
Primary                                       93.82%
Second Home                                    1.18%
Investment                                     5.00%

LOAN TYPE
Fixed Rate                                    21.38%
ARM                                           78.62%

AMORTIZATION TYPE
Fully Amortizing                              46.02%
Interest Only                                 29.55%
15/30 Balloon                                  0.86%
15/40 Balloon                                  0.30%
30/40 Balloon                                 23.03%
30/50 Balloon                                  0.24%

                                            PERCENT OF
                                          MORTGAGE POOL
                                          -------------
YEAR OF ORIGINATION
2004                                           0.00%
2005                                           1.43%
2006                                          98.57%

LOAN PURPOSE
Purchase                                      41.33%
Refinance - Rate/Term                          6.66%
Refinance - Cashout                           52.01%

PROPERTY TYPE
Single Family                                 71.08%
Condominium                                    6.24%
Planned Unit Development                      12.99%
Two-to Four-Family                             8.78%
Townhouse                                      0.78%
Rowhouse                                       0.08%
Manufactured Housing                           0.06%

(1)  Sum of Principal Balance divided by total number of loans.

(2)  Weighted by Outstanding Principal Balance.

(3)  Minimum and Weighting only for loans with scores.

(4)  ARM Loans only

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                    TOTAL COLLATERAL SUMMARY

MORTGAGE RATES

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
RANGE OF                  MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
MORTGAGE RATES             LOANS      OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
--------------            --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
5.500% or less                 3    $ 1,158,927.21     0.08%    5.370%     668      $386,309     82.86%    39.84%    74.04%  100.00%
5.501% to 6.000%              88        24,348,030     1.77     5.897      686       276,682     70.13     41.82     75.92    37.67
6.001% to 6.500%             244        68,894,052     5.01     6.349      680       282,353     74.52     43.11     56.57    41.77
6.501% to 7.000%             801       213,743,575    15.53     6.816      663       266,846     75.51     42.51     56.77    43.81
7.001% to 7.500%             756       184,813,650    13.43     7.311      650       244,462     78.05     42.59     48.86    43.65
7.501% to 8.000%           1,118       257,150,681    18.68     7.800      636       230,010     79.55     43.43     39.61    36.22
8.001% to 8.500%             806       168,794,625    12.26     8.300      623       209,423     80.68     43.02     38.54    30.05
8.501% to 9.000%             923       174,043,248    12.65     8.796      601       188,563     82.55     42.85     47.05    18.99
9.001% to 9.500%             579        97,856,336     7.11     9.290      589       169,009     82.76     42.27     46.38    11.62
9.501% to 10.000%            589        82,303,981     5.98     9.793      581       139,735     84.46     41.46     56.68     4.54
10.001% to 10.500%           250        31,540,605     2.29    10.299      586       126,162     86.25     41.44     47.14     3.43
10.501% to 11.000%           231        24,559,836     1.78    10.797      606       106,320     87.94     40.48     33.79     0.73
11.001% to 11.500%           206        15,297,398     1.11    11.328      629        74,259     92.79     42.58     28.27     0.00
11.501% to 12.000%           127         8,584,189     0.62    11.837      612        67,592     93.34     43.09     38.92     0.00
12.001% to 12.500%           292        18,377,357     1.34    12.374      624        62,936     97.59     43.34     36.87     0.00
12.501% to 13.000%            64         2,888,373     0.21    12.832      607        45,131     96.49     43.24     44.95     0.00
13.001% to 13.500%            15           735,622     0.05    13.337      603        49,041     93.35     42.72     16.55     0.00
13.501% to 14.000%            15           639,149     0.05    13.894      626        42,610     96.78     38.96     13.45     0.00
14.001% to 14.500%             9           348,686     0.03    14.303      628        38,743     99.84     45.47     21.04     0.00
14.501% to 15.000%             5           158,378     0.01    14.682      614        31,676    100.00     41.42     84.47     0.00
15.501% to 16.000%             1            40,077     0.00    15.624      613        40,077    100.00     46.74    100.00     0.00
16.001% to 16.500%             1            30,912     0.00    16.124      612        30,912    100.00     47.97    100.00     0.00
                           -----    --------------   ------    ------      ---      --------    ------     -----    ------   ------
TOTAL:                     7,123    $1,376,307,687   100.00%    8.141%     630      $193,220     80.18%    42.69%    47.24%   29.55%
                           =====    ==============   ======    ======      ===      ========    ======     =====    ======   ======


As of the Cut-off Date, Mortgage Rates borne by the Mortgage Loans ranged from 5.000% per annum to 16.124% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 8.141% per annum.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                    TOTAL COLLATERAL SUMMARY

REMAINING MONTHS TO STATED MATURITY

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
RANGE OF                  MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
REMAINING TERMS (MONTHS)   LOANS      OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
------------------------  --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
    <= 120                     10   $   884,058.71     0.06%    8.269%     626      $ 88,406     60.84%    41.58%   89.72%    0.00%
157 to 168                      1          434,917     0.03     6.000      715       434,917     80.00     43.84     0.00     0.00
169 to 180                    340       23,765,214     1.73    10.362      646        69,898     87.35     41.71    35.04     0.00
229 to 240                    114        8,563,524     0.62     9.654      636        75,119     81.23     41.92    66.22     0.00
289 to 300                     13        1,989,122     0.14     7.151      688       153,009     68.45     37.63    94.68     0.00
337 to 348                     40       10,948,335     0.80     7.282      674       273,708     87.64     34.55    29.27    93.34
349 to 360                  6,605    1,329,722,516    96.62     8.101      630       201,321     80.02     42.79    47.40    29.82
                            -----   --------------   ------    ------      ---      --------     -----     -----    -----    -----
TOTAL:                      7,123   $1,376,307,687   100.00%    8.141%     630      $193,220     80.18%    42.69%   47.24%   29.55%
                            =====   ==============   ======    ======      ===      ========     =====     =====    =====    =====

As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans ranged from 117 months to 359 months and the weighted average term to stated maturity of the Mortgage Loans was approximately 353 months.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                    TOTAL COLLATERAL SUMMARY

ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
RANGE OF                     OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
ORIGINAL MORTGAGE         MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
LOAN PRINCIPAL BALANCES    LOANS      OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-----------------------   --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
$50,000 or less               522   $18,797,953.97     1.37%   11.388%     620     $   36,011    90.60%    40.31%   50.36%    0.44%
$50,001 to $100,000         1,363      104,979,361     7.63     9.644      605         77,021    82.68     39.84    62.72     3.09
$100,001 to $150,000        1,401      173,813,879    12.63     8.620      607        124,064    78.65     41.14    63.24    11.43
$150,001 to $200,000        1,141      198,083,272    14.39     8.154      615        173,605    78.01     41.92    57.66    20.83
$200,001 to $250,000          778      172,800,208    12.56     7.946      628        222,108    78.69     42.52    50.94    27.57
$250,001 to $300,000          596      162,338,333    11.80     7.779      634        272,380    79.23     43.54    43.37    36.93
$300,001 to $350,000          415      133,113,084     9.67     7.771      642        320,754    80.03     43.99    34.76    44.12
$350,001 to $400,000          318      117,954,334     8.57     7.745      642        370,926    81.28     44.12    34.07    43.68
$400,001 to $450,000          208       87,681,406     6.37     7.741      646        421,545    81.71     44.28    34.32    44.88
$450,001 to $500,000          172       81,066,519     5.89     7.616      658        471,317    81.48     43.32    31.11    46.03
$500,001 to $550,000           78       40,713,543     2.96     7.881      649        521,969    82.28     43.53    30.85    39.51
$550,001 to $600,000           47       26,908,472     1.96     8.029      664        572,521    82.80     45.50    32.10    46.51
$600,001 to $650,000           34       21,177,334     1.54     7.488      671        622,863    81.78     44.96    38.47    35.45
$650,001 to $700,000           26       17,581,323     1.28     7.875      661        676,205    85.91     40.64    54.04    30.68
$700,001 to $750,000           11        8,068,377     0.59     8.364      647        733,489    82.53     46.40    36.27    36.34
$750,001 to $800,000            5        3,895,402     0.28     8.069      639        779,080    82.56     39.08    80.00    19.64
$800,001 to $850,000            4        3,352,594     0.24     7.290      627        838,148    81.02     42.43    50.64    49.61
$850,001 to $900,000            2        1,724,989     0.13     6.555      680        862,494    88.63     44.89   100.00    49.31
$950,001 to $1,000,000          1          994,811     0.07     6.800      665        994,811    55.56     55.00   100.00     0.00
$1,000,001 or greater           1        1,262,492     0.09     7.175      585      1,262,492    74.38     33.20   100.00     0.00
                            -----   --------------   ------    ------      ---     ----------    -----     -----   ------    -----
TOTAL:                      7,123   $1,376,307,687   100.00%    8.141%     630     $  193,220    80.18%    42.69%   47.24%   29.55%
                            =====   ==============   ======    ======      ===     ==========    =====     =====   ======    =====

As of the Cut-off Date, the outstanding principal balances of the Mortgage Loans ranged from approximately $12,993 to approximately $1,262,492 and the average outstanding principal balance of the Mortgage Loans was approximately $193,220.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                    TOTAL COLLATERAL SUMMARY

PRODUCT TYPES

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
PRODUCT TYPES              LOANS      OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-------------             --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
10 Year Fixed Loans            10   $      884,059     0.06%    8.269%     626      $ 88,406     60.84%    41.58%   89.72%    0.00%
15 Year Fixed Loans            70        8,175,718     0.59     7.850      619       116,796     64.19     37.27    59.08     0.00
15/30 Balloon Loans           207       11,827,613     0.86    11.410      658        57,138     98.63     44.65    21.61     0.00
15/40 Balloon Loans            64        4,196,801     0.30    11.852      669        65,575     99.91     42.31    22.39     0.00
20 Year Fixed Loans           114        8,563,524     0.62     9.654      636        75,119     81.23     41.92    66.22     0.00
25 Year Fixed Loans            13        1,989,122     0.14     7.151      688       153,009     68.45     37.63    94.68     0.00
2/28 LIBOR Loans            2,089      438,243,504    31.84     8.230      622       209,786     81.22     42.88    46.12    42.25
2/28 LIBOR Loans (40 due
   in 30)                     844      216,691,190    15.74     8.175      627       256,743     82.18     44.36    42.02     0.00
2/28 LIBOR Loans (50 due
   in 30)                       8        2,395,928     0.17     7.645      647       299,491     80.21     48.34    25.82     0.00
2/28 LIBOR Loans (Dual
   Amort)                       5        1,301,939     0.09     7.757      627       260,388     85.01     49.15    32.90     0.00
30 Year Fixed Loans         1,670      226,636,672    16.47     8.425      627       135,711     76.65     40.44    64.04     9.44
30/40 Balloon Loans           142       31,658,770     2.30     7.733      633       222,949     75.03     42.79    66.99     0.00
30/50 Balloon Loans             1          269,881     0.02     6.500      672       269,881     72.97     47.00     0.00     0.00
3/27 LIBOR Loans              940      197,249,187    14.33     7.939      608       209,840     79.64     42.98    63.52    33.55
3/27 LIBOR Loans (40 due
   in 30)                     239       56,703,839     4.12     8.141      620       237,255     83.32     42.73    52.66     0.00
3/27 LIBOR Loans (50 due
   in 30)                       2          599,833     0.04     7.883      615       299,917     81.99     46.37    16.67     0.00
5/25 LIBOR Loans               24        5,621,002     0.41     7.255      669       234,208     78.97     41.12    58.95    36.73
5/25 LIBOR Loans (1Y
   Adj-40 due in 30)           43        8,884,142     0.65     7.622      673       206,608     80.00     41.85     6.24     0.00
5/25 LIBOR Loans (1Y
   Adj)                       628      151,571,365    11.01     7.421      688       241,356     79.33     43.03     8.78    86.76
5/25 LIBOR Loans (40 due
   in 30)                       8        1,971,025     0.14     7.669      643       246,378     80.06     41.51    26.77     0.00
Six Month LIBOR Loans           2          872,577     0.06     9.318      702       436,289     82.57     33.23     0.00    48.59
                            -----   --------------   ------    ------      ---      --------     -----     -----    -----    -----
TOTAL:                      7,123   $1,376,307,687   100.00%    8.141%     630      $193,220     80.18%    42.69%   47.24%   29.55%
                            =====   ==============   ======    ======      ===      ========     =====     =====    =====    =====

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                    TOTAL COLLATERAL SUMMARY

AMORTIZATION TYPE

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
AMORTIZATION TYPE          LOANS      OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-----------------         --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Fully Amortizing            4,107   $  633,315,812    46.02%    8.466%     608      $154,204     78.58%    41.54%   58.24%    0.00%
Balloon                     1,561      336,276,691    24.43     8.262      629       215,424     82.42     43.89    43.92     0.00
60 Month Interest-Only        913      266,843,765    19.39     7.565      655       292,271     81.66     43.72    46.05   100.00
120 Month Interest-Only       542      139,871,418    10.16     7.476      688       258,065     79.26     43.06     7.70   100.00
                            -----   --------------   ------     -----      ---      --------     -----     -----    -----   ------
TOTAL:                      7,123   $1,376,307,687   100.00%    8.141%     630      $193,220     80.18%    42.69%   47.24%   29.55%
                            =====   ==============   ======     =====      ===      ========     =====     =====    =====   ======

ADJUSTMENT TYPE

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
ADJUSTMENT TYPE            LOANS      OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
---------------           --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
ARM                         4,832   $1,082,105,529    78.62%    8.036%     631      $223,946     80.95%    43.20%   43.17%   35.61%
Fixed Rate                  2,291      294,202,158    21.38     8.528      630       128,416     77.37     40.83    62.21     7.27
                            -----   --------------   ------     -----      ---      --------     -----     -----    -----    -----
TOTAL:                      7,123   $1,376,307,687   100.00%    8.141%     630      $193,220     80.18%    42.69%   47.24%   29.55%
                            =====   ==============   ======     =====      ===      ========     =====     =====    =====    =====

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                    TOTAL COLLATERAL SUMMARY

GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
GEOGRAPHIC                MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
DISTRIBUTION               LOANS      OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
------------              --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Alabama                        53   $    5,254,161     0.38%    9.376%     575      $ 99,135     77.95%    39.75%   76.80%    6.40%
Alaska                          4          953,838     0.07     8.009      663       238,460     81.69     36.58    60.49    51.83
Arizona                       426       74,606,583     5.42     8.080      617       175,133     79.37     42.00    66.53    28.17
Arkansas                       29        2,581,823     0.19     9.237      600        89,028     81.80     42.63    55.02     9.57
California                   1435      421,768,531    30.64     7.762      653       293,915     79.39     43.87    32.41    45.33
Colorado                      166       26,538,973     1.93     8.221      635       159,873     83.61     42.50    50.29    41.49
Connecticut                   122       22,951,513     1.67     8.164      600       188,127     78.60     45.06    63.25     3.01
Delaware                       41        7,634,703     0.55     7.990      597       186,212     76.92     41.72    63.27    10.20
District of Columbia            9        1,862,182     0.14     8.133      652       206,909     84.61     40.97    40.10    54.15
Florida                       861      145,399,734    10.56     8.309      618       168,873     79.53     42.13    44.34    22.45
Georgia                       195       22,613,964     1.64     8.957      613       115,969     83.44     42.13    60.67     9.54
Hawaii                         19        7,341,172     0.53     7.761      692       386,377     79.58     43.58    20.83    35.42
Idaho                          29        3,669,772     0.27     8.762      592       126,544     81.86     40.15    74.95     0.00
Illinois                      277       50,886,795     3.70     8.481      637       183,707     83.23     43.00    40.35    20.47
Indiana                        73        7,021,571     0.51     9.590      588        96,186     85.91     41.30    70.04     1.26
Iowa                           61        5,608,828     0.41     9.197      600        91,948     86.53     41.39    72.36    14.25
Kansas                         43        4,381,427     0.32     9.344      609       101,894     86.47     41.24    67.00    20.89
Kentucky                       17        1,833,391     0.13     9.426      555       107,847     87.84     40.45    84.53    11.73
Louisiana                      56        6,531,170     0.47     8.769      605       116,628     83.49     39.70    66.96    10.04
Maine                          81        9,791,117     0.71     8.427      603       120,878     76.06     37.70    71.89     5.68
Maryland                      188       44,336,835     3.22     8.135      617       235,834     80.54     43.56    54.33    38.32
Massachusetts                 177       41,597,236     3.02     8.002      627       235,013     78.19     41.25    59.20    23.57
Michigan                      130       13,514,459     0.98     9.442      592       103,957     84.43     41.15    65.94     6.89
Minnesota                     129       22,271,136     1.62     8.244      615       172,644     81.98     42.02    70.50    16.85
Mississippi                    19        1,885,854     0.14     9.850      573        99,255     89.62     41.28    76.95     0.00
Missouri                      126       14,231,962     1.03     9.098      592       112,952     85.95     39.64    68.49    16.74
Montana                         3          565,498     0.04     8.345      634       188,499     86.30     47.55    31.99     0.00
Nebraska                       35        3,729,330     0.27     9.435      601       106,552     86.09     39.56    60.68     5.22
Nevada                        125       27,421,311     1.99     8.090      640       219,370     80.08     42.73    35.14    37.97
New Hampshire                  99       16,755,416     1.22     7.781      602       169,247     74.91     41.24    69.47     9.55
New Jersey                    157       37,293,175     2.71     8.344      633       237,536     79.07     44.43    34.33    27.88
New Mexico                     43        5,351,897     0.39     8.660      618       124,463     79.81     43.42    62.79    18.09
New York                      338       90,275,618     6.56     7.753      645       267,088     77.19     43.18    38.53    35.00
North Carolina                 92       11,082,508     0.81     8.837      605       120,462     83.67     41.06    59.57     9.02
Ohio                          182       18,364,419     1.33     8.984      597       100,903     84.98     38.79    72.37     2.25
Oklahoma                       27        2,193,711     0.16     9.020      610        81,249     86.10     36.42    70.34     5.65
Oregon                         57       11,402,754     0.83     8.258      612       200,048     79.51     43.27    60.34    21.37
Pennsylvania                   89       11,323,864     0.82     8.754      592       127,234     82.40     40.37    78.35    11.69
Rhode Island                   62       12,992,117     0.94     7.937      637       209,550     79.02     42.95    55.73     9.49
South Carolina                 33        4,531,248     0.33     9.260      614       137,311     86.70     43.85    57.15     7.00
South Dakota                    7          595,989     0.04     9.268      583        85,141     83.89     38.70   100.00     0.00
Tennessee                      57        5,813,005     0.42     9.076      584       101,983     86.32     41.33    71.69     9.80
Texas                         351       37,848,822     2.75     8.702      618       107,831     82.24     40.24    47.42     6.84
Utah                           66       10,077,118     0.73     8.695      612       152,684     84.48     43.28    59.64    14.20
Vermont                        41        5,712,143     0.42     8.567      592       139,321     73.69     39.81    66.24     7.06
Virginia                      271       53,034,868     3.85     7.873      617       195,701     79.82     42.01    60.19    26.95
Washington                    163       34,951,822     2.54     8.030      629       214,428     82.71     42.83    58.58    38.13
West Virginia                  10        2,203,817     0.16     8.263      629       220,382     78.74     46.20    51.51     0.00
Wisconsin                      46        5,472,716     0.40     9.237      580       118,972     83.11     42.81    73.84     7.54
Wyoming                         3          245,791     0.02    10.275      562        81,930     86.12     41.43    90.00     0.00
                            -----   --------------   ------    ------      ---      --------     -----     -----   ------    -----
TOTAL:                      7,123   $1,376,307,687   100.00%    8.141%     630      $193,220     80.18%    42.69%   47.24%   29.55%
                            =====   ==============   ======    ======      ===      ========     =====     =====   ======    =====

No more than approximately 0.32% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                    TOTAL COLLATERAL SUMMARY

ORIGINAL LOAN-TO-VALUE RATIOS

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
RANGE OF ORIGINAL         MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
LOAN-TO-VALUE RATIOS       LOANS      OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
--------------------      --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
50.00% or less                255   $   35,792,585     2.60%    7.691%     616     $140,363.1    40.69%    39.19%   60.42%    9.33%
50.01% to 55.00%              106       17,267,496     1.25     7.554      613        162,901    52.94     40.79    63.58    15.28
55.01% to 60.00%              170       33,221,529     2.41     7.588      613        195,421    57.77     41.40    63.43    14.38
60.01% to 65.00%              262       48,113,789     3.50     7.640      606        183,640    63.23     40.27    58.07    15.59
65.01% to 70.00%              343       67,083,809     4.87     7.777      608        195,580    68.66     42.05    54.20    15.96
70.01% to 75.00%              455       87,017,665     6.32     7.919      599        191,248    74.04     41.99    60.31    15.97
75.01% to 80.00%             2837      640,138,606    46.51     7.736      648        225,639    79.80     43.07    37.65    42.06
80.01% to 85.00%              585      125,147,871     9.09     8.411      592        213,928    84.48     42.68    58.63    25.85
85.01% to 90.00%              780      156,037,921    11.34     8.700      613        200,049    89.73     43.11    56.04    21.97
90.01% to 95.00%              300       60,335,194     4.38     8.892      623        201,117    94.69     42.50    67.67    14.09
95.01% to 100.00%           1,030      106,151,223     7.71    10.074      662        103,059    99.92     43.82    34.92    18.37
                            -----   --------------   ------    ------      ---     ----------    -----     -----    -----    -----
TOTAL:                      7,123   $1,376,307,687   100.00%    8.141%     630     $  193,220    80.18%    42.69%   47.24%   29.55%
                            =====   ==============   ======    ======      ===     ==========    =====     =====    =====    =====

As of the Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 12.70% to 100.00%. With respect to the Mortgage Loans which are in a second lien position, this table was calculated using the Combined Loan-to-Value Ratio for such Mortgage Loans. Approximately 3.53% of the Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 99.54%. The weighted average Second Lien ratio for the Mortgage Loans which are in a second lien position was approximately 19.96%.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                    TOTAL COLLATERAL SUMMARY

COMBINED LOAN-TO-VALUE RATIOS

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
RANGE OF COMBINED         MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
LOAN-TO-VALUE RATIOS        LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
--------------------      --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
50.00% or less                255   $   35,792,585     2.60%   7.691%      616      $140,363    40.69%    39.19%    60.42%    9.33%
50.01% to 55.00%              103       16,342,227     1.19    7.476       611       158,662    52.88     40.71     66.11    11.56
55.01% to 60.00%              168       31,528,673     2.29    7.640       608       187,671    57.82     41.46     61.47    15.15
60.01% to 65.00%              262       49,059,987     3.56    7.623       607       187,252    63.08     40.59     58.98    15.29
65.01% to 70.00%              332       65,655,028     4.77    7.759       607       197,756    68.66     42.13     54.93    15.11
70.01% to 75.00%              435       83,893,862     6.10    7.914       597       192,859    73.86     41.82     62.25    13.93
75.01% to 80.00%              783      160,104,491    11.63    7.964       603       204,476    79.31     41.25     57.90    14.28
80.01% to 85.00%              528      108,946,462     7.92    8.490       584       206,338    84.15     42.78     64.29    16.35
85.01% to 90.00%              797      159,306,096    11.57    8.671       615       199,882    88.92     42.43     53.73    23.52
90.01% to 95.00%              382       79,936,713     5.81    8.570       632       209,258    91.12     42.80     61.41    19.42
95.01% to 100.00%           3,078      585,741,563    42.56    8.113       662       190,299    83.82     43.79     31.37    46.77
                            -----   --------------   ------    -----       ---      --------    -----     -----     -----    -----
TOTAL:                      7,123   $1,376,307,687   100.00%   8.141%      630      $193,220    80.18%    42.69%    47.24%   29.55%
                            =====   ==============   ======    =====       ===      ========    =====     =====     =====    =====

As of the Cut-off Date, the Combined Loan-to-Value Ratios of the Mortgage Loans ranged from 12.70% to 100.00% and the weighted average Combined Loan-to-Value Ratio for Mortgage Loans was approximately 87.37%. . This table was calculated using the Combined Loan-to-Value Ratio for Mortgage Loans that are in a second lien position and for Mortgage Loans that are in a first lien position with subordinate financing. Approximately 3.53% of the Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 99.54%. Approximately 37.41% of the Mortgage Loans are in a first lien position with subordinate financing and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 99.32%.

   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                    TOTAL COLLATERAL SUMMARY

DEBT-TO-INCOME RATIOS

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
RANGE OF DEBT-TO-         MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
INCOME RATIOS               LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-----------------         --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
20.00% or less                232   $   48,159,128     3.50%   7.902%      660      $207,582    75.98%    14.82%    30.29%   48.32%
20.01% to 25.00%              208       26,940,073     1.96    8.449       607       129,520    74.23     22.78     69.32    11.53
25.01% to 30.00%              371       54,247,656     3.94    8.264       617       146,220    77.05     27.94     61.23    20.46
30.01% to 35.00%              624      101,463,808     7.37    8.131       623       162,602    78.03     32.94     53.72    17.55
35.01% to 40.00%             1027      186,024,256    13.52    8.036       633       181,134    79.67     37.89     50.17    31.17
40.01% to 45.00%             1722      346,295,636    25.16    8.202       636       201,101    81.15     42.98     36.82    30.09
45.01% to 50.00%            2,311      483,000,753    35.09    8.218       631       209,001    81.73     47.95     43.69    32.49
50.01% to 55.00%              606      126,030,902     9.16    7.812       615       207,972    78.47     52.66     74.92    25.31
55.01% to 60.00%               22        4,145,474     0.30    8.141       592       188,431    75.30     56.13     71.05    10.23
                            -----   --------------   ------    -----       ---      --------    -----     -----     -----    -----
TOTAL:                      7,123   $1,376,307,687   100.00%   8.141%      630      $193,220    80.18%    42.69%    47.24%   29.55%
                            =====   ==============   ======    =====       ===      ========    =====     =====     =====    =====

As of the Cut-off Date, the Debt-to-Income Ratios of the Mortgage Loans ranged from 2.74% to 60.00% and the weighted average Debt-to-Income Ratio for Mortgage Loans with Debt-to-Income Ratios was approximately 42.69%.

LOAN PURPOSE

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
LOAN PURPOSE                LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
------------              --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Refinance - Cashout         3,593   $  715,817,935    52.01%   8.066%      608    $199,225.70   77.36%    42.35%    58.57%   19.47%
Purchase                    3,077      568,878,151    41.33    8.282       659        184,881   83.98     43.16     29.92    41.96
Refinance - Rate Term         453       91,611,601     6.66    7.848       625        202,233   78.68     42.49     66.33    31.27
                            -----   --------------   ------    -----       ---    -----------   -----     -----     -----    -----
TOTAL:                      7,123   $1,376,307,687   100.00%   8.141%      630    $   193,220   80.18%    42.69%    47.24%   29.55%
                            =====   ==============   ======    =====       ===    ===========   =====     =====     =====    =====

   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                    TOTAL COLLATERAL SUMMARY

PROPERTY TYPE

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
PROPERTY TYPE               LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-------------             --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Single Family                5268   $  978,268,532    71.08%   8.142%      625      $185,700    79.83%    42.49%    50.19%   27.26%
Planned Unit Development      847      178,727,604    12.99    8.127       632       211,013    81.08     43.12     48.55    33.72
Two- to Four-Family           452      120,797,971     8.78    8.142       658       267,252    80.91     43.39     31.51    31.12
Condo                         480       85,887,056     6.24    8.186       651       178,931    80.92     42.96     32.73    43.66
Townhouse                      60       10,764,823     0.78    7.815       640       179,414    83.36     44.36     41.77    42.97
Rowhouse                       10        1,090,083     0.08    8.382       566       109,008    78.42     36.96     86.09     0.00
Manufactured Housing            6          771,620     0.06    8.429       572       128,603    81.32     40.32    100.00     0.00
                            -----   --------------   ------    -----       ---      --------    -----     -----    ------    -----
TOTAL:                      7,123   $1,376,307,687   100.00%   8.141%      630      $193,220    80.18%    42.69%    47.24%   29.55%
                            =====   ==============   ======    =====       ===      ========    =====     =====    ======    =====

DOCUMENTATION

                           NUMBER      AGGREGATE     PERCENT             WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED    AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE    CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
                            LOANS     OUTSTANDING     POOL     COUPON      SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
                          --------  --------------  --------  --------  ---------  -----------  --------  --------  -------  -------
AEGIS UNDERWRITING
Full Documentation          2,259   $  380,228,490    27.63%   7.858%         605    $168,317    77.64%    42.06%   100.00%   16.72%
Stated Income               1,197      222,545,159    16.17    8.544          630     185,919    79.02     43.17      0.00    18.62
Alternative
   Documentation              172       32,790,016     2.38    8.106          627     190,640    81.68     40.26      0.00    20.12
No Income No Asset              2          556,609     0.04    6.635          720     278,304    53.61      0.00      0.00     0.00
                            -----   --------------   ------    -----    ---------    --------    -----     -----    ------   ------
   SUB-TOTAL                3,630   $  636,120,274    46.22%   8.110%         615    $175,240    78.31%    42.36%    59.77%   17.55%
ACCREDITED UNDERWRITING
Full Documentation            676   $  116,668,948     8.48%   8.486%         583    $172,587    80.39%    42.63%   100.00%   15.67%
Stated Income                 217       55,057,136     4.00    8.273          662     253,720    82.71     42.39      0.00    10.90
Alternative
   Documentation               49       10,836,538     0.79    8.370          617     221,154    85.04     39.14      0.00    12.21
6 Months Bank Statements        5        1,194,135     0.09    7.568          683     238,827    75.60     20.97      0.00    36.43
                            -----   --------------   ------    -----    ---------    --------    -----     -----    ------   ------
   SUB-TOTAL                  947   $  183,756,757    13.35%   8.409%         610    $194,041    81.33%    42.21%    63.49%   14.18%
INDYMAC UNDERWRITING
Stated Income                 547   $  131,243,414     9.54%   7.499%         685    $239,933    79.93%    42.99%     0.00%   81.11%
Full Documentation             63       12,811,044     0.93    7.118          698     203,350    79.95     42.82    100.00    83.10
No Documentation               33        8,287,991     0.60    7.263          700     251,151    75.11      0.00      0.00    85.24
No Income No Asset             19        5,613,821     0.41    7.089          684     295,464    73.47      0.00      0.00    95.52
No Ratio                        4        1,333,952     0.10    6.712          708     333,488    71.77      0.00      0.00   100.00
                            -----   --------------   ------    -----    ---------    --------    -----     -----    ------   ------
   SUB-TOTAL                  666   $  159,290,222    11.57%   7.435%         687    $239,175    79.39%    42.97%     8.04%   82.15%
Other Underwriting
Full Documentation            762   $  140,485,694    10.21%   8.161%         622    $184,364    83.15%    43.76%   100.00%   29.29%
Other Documentation         1,118      256,654,740    18.65    8.452          653     229,566    82.88     43.13      0.00    37.81
   Sub-Total                1,880   $  397,140,434    28.86%   8.349%         642    $211,245    82.97%    43.35%    35.37%   34.80%
                            -----   --------------   ------    -----    ---------    --------    -----     -----    ------   ------
TOTAL:                      7,123   $1,376,307,687   100.00%   8.141%   630.35314    $193,220    80.18%    42.69%    47.24%   29.55%
                            =====   ==============   ======    =====    =========    ========    =====     =====    ======   ======

   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                    TOTAL COLLATERAL SUMMARY

OCCUPANCY

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
OCCUPANCY                   LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC      IO
---------                 --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Primary                      6637   $1,291,255,037    93.82%    8.100%     628      $194,554    80.07%    42.87%    48.13%   29.86%
Investment                    400       68,816,096     5.00     8.832      659       172,040    81.38     39.33     36.18    25.94
Second Home                    86       16,236,553     1.18     8.491      665       188,797    84.33     42.41     23.51    19.96
                            -----   --------------   -------    ------     ---      --------    ------    -----     ------   -----
TOTAL:                      7,123   $1,376,307,687   100.00%    8.141%     630      $193,220    80.18%    42.69%    47.24%   29.55%
                            =====   ==============   =======    ======     ===      ========    ======    =====     ======   =====

The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

MORTGAGE LOANS AGE SUMMARY

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
MORTGAGE LOANS AGE        MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
(MONTHS)                    LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC      IO
------------------        --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
1                             214   $   49,227,746     3.58%   7.867%      660      $230,036     79.98%   43.23%    17.56%   55.49%
2                            2548      503,284,284    36.57    8.028       634       197,521     79.26    42.42     41.79    30.43
3                            2908      543,173,365    39.47    8.215       622       186,786     79.46    42.73     56.97    22.03
4                             738      138,059,683    10.03    8.257       623       187,073     81.41    43.10     50.74    21.60
5                             469       93,814,663     6.82    8.286       640       200,031     84.91    43.58     38.80    49.76
6                             133       25,039,542     1.82    8.377       647       188,267     82.94    44.48     37.61    50.05
7                              37        3,757,072     0.27    9.312       645       101,542     92.77    44.78     36.60    50.49
8                               4        1,217,477     0.09    8.968       662       304,369     84.71    40.34     26.17    33.51
9                              14        3,131,034     0.23    8.199       654       223,645     89.64    42.90     23.50    54.07
10                              5        1,108,908     0.08    8.530       666       221,782     92.56    41.85     11.00    95.43
11                             12        3,110,662     0.23    7.693       701       259,222     83.48    38.17      4.34    74.29
12                             15        4,123,670     0.30    6.984       672       274,911     88.63    39.35     41.40    94.87
13                             16        4,380,392     0.32    7.218       687       273,775     86.90    36.55     34.19    88.20
14                              9        2,443,188     0.18    7.409       667       271,465     83.73    22.85      0.00   100.00
15                              1          436,003     0.03    8.750       632       436,003    100.00    43.78      0.00     0.00
                            -----   --------------   ------    -----       ---      --------    ------    -----     -----   ------
TOTAL:                      7,123   $1,376,307,687   100.00%   8.141%      630      $193,220     80.18%   42.69%    47.24%   29.55%
                            =====   ==============   ======    =====       ===      ========    ======    =====     =====   ======

As of the Cut-off Date, the weighted average age of the Mortgage Loans was approximately 3 months.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                    TOTAL COLLATERAL SUMMARY

ORIGINAL PREPAYMENT PENALTY TERM

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
ORIGINAL PREPAYMENT       MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
PENALTY TERM                LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC      IO
-------------------       --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
None                        1,656   $  292,413,726    21.25%   8.583%      628      $176,578    81.25%    42.69%    42.26%   28.08%
6 Months                       33        7,053,703     0.51    8.911       669       213,749    82.47     42.53     27.08    43.61
12 Months                     545      133,305,348     9.69    8.032       638       244,597    78.84     43.10     43.62    30.34
18 Months                       6        2,285,410     0.17    7.421       674       380,902    83.25     42.40     53.33    45.12
24 Months                   2,539      502,482,949    36.51    8.193       630       197,906    82.10     43.51     41.91    32.19
30 Months                      18        4,104,653     0.30    8.296       599       228,036    78.16     40.43     61.46     8.41
36 Months                   2,081      392,952,420    28.55    7.771       633       188,829    77.45     41.63     56.63    28.45
42 Months                       2          853,406     0.06    8.098       647       426,703    91.67     35.17     41.65     0.00
48 Months                       4          462,477     0.03    8.651       566       115,619    81.24     39.29     68.72     0.00
60 Months                     239       40,393,595     2.93    8.134       604       169,011    79.05     41.78     71.97    15.33
                            -----   --------------   ------    -----       ---      --------    -----     -----     -----    -----
TOTAL:                      7,123   $1,376,307,687   100.00%   8.141%      630      $193,220    80.18%    42.69%    47.24%   29.55%
                            =====   ==============   ======    =====       ===      ========    =====     =====     =====    =====

The weighted average prepayment penalty term at origination with respect to the Mortgage Loans having prepayment penalties is approximately 28 months.

CREDIT SCORES

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
RANGE OF                  MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
CREDIT SCORES               LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC      IO
-------------             --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
476 to 500                     18   $    2,990,948     0.22%   9.383%      499      $166,164    75.19%    42.61%    81.39%    0.00%
501 to 525                    576       87,832,384     6.38    9.249       513       152,487    74.82     42.55     76.24     0.24
526 to 550                    494       83,189,544     6.04    8.820       537       168,400    76.01     41.85     72.99     1.00
551 to 575                    661      113,019,784     8.21    8.726       564       170,983    80.32     42.21     70.82     7.33
576 to 600                  1,011      165,766,055    12.04    8.347       588       163,962    80.72     42.88     72.94    12.83
601 to 625                    957      177,762,058    12.92    8.164       614       185,749    80.70     42.81     52.02    27.71
626 to 650                  1,088      211,440,738    15.36    8.100       638       194,339    80.91     43.29     35.33    35.70
651 to 675                    933      200,014,168    14.53    7.877       662       214,377    80.99     42.89     29.00    43.26
676 to 700                    610      141,036,274    10.25    7.681       687       231,207    82.26     42.48     29.28    51.25
701 to 725                    364       92,413,900     6.71    7.583       712       253,884    81.31     42.53     21.72    47.53
726 to 750                    222       53,945,204     3.92    7.392       737       242,996    80.49     42.16     28.84    46.39
751 to 775                    131       31,469,402     2.29    7.232       761       240,224    79.02     42.65     34.23    53.68
776 to 800                     47       13,067,398     0.95    7.155       786       278,030    76.30     41.62     39.79    43.44
801 to 825                     11        2,359,829     0.17    7.242       809       214,530    77.60     45.31     45.32    43.87
                            -----   --------------   ------    -----       ---      --------    -----     -----     -----    -----
TOTAL:                      7,123   $1,376,307,687   100.00%   8.141%      630      $193,220    80.18%    42.69%    47.24%   29.55%
                            =====   ==============   ======    =====       ===      ========    =====     =====     =====    =====

The Credit Scores of the Mortgage Loans that were scored as of the Cut-off Date ranged from 479 to 817 and the weighted average Credit Score of the Mortgage Loans that were scored as of the Cut-off Date was approximately 630.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                    TOTAL COLLATERAL SUMMARY

CREDIT GRADE

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
                            LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
                          --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
AEGIS UNDERWRITING
A+                          2,757   $  483,839,260    35.15%    7.999%     629      $175,495    79.59%    42.66%    56.57%   20.13%
A                             374       68,879,964     5.00     8.202      579       184,171    76.62     41.25     66.63    15.31
A-                            212       37,268,435     2.71     8.585      566       175,795    76.30     41.34     73.39     7.50
B                             131       22,850,371     1.66     8.554      564       174,430    69.51     42.85     69.78     3.81
C+                            140       20,865,723     1.52     8.791      563       149,041    68.97     40.44     75.34     0.00
C                              16        2,416,520     0.18    10.245      575       151,033    65.24     40.80     67.41     0.00
                            -----   --------------   ------    ------      ---      --------    -----     -----    ------    -----
   SUB-TOTAL:               3,630   $  636,120,274    46.22%    8.110%     615      $175,240    78.31%    42.36%    59.77%   17.55%
ACCREDITED UNDERWRITING
A+                            266   $   69,424,026     5.04%    7.594%     691      $260,993    81.32%    42.01%    40.44%   27.97%
A                             441       76,781,628     5.58     8.787      573       174,108    82.91     42.35     71.21     8.28
A-                            114       19,202,157     1.40     9.085      545       168,440    81.68     42.84     89.14     1.41
B                              80       11,899,095     0.86     9.186      526       148,739    75.53     42.62     89.65     0.00
C                              40        5,862,672     0.43     9.335      519       146,567    73.37     40.36     94.59     0.00
C-                              6          587,179     0.04     8.252      538        97,863    60.32     37.51    100.00     0.00
                            -----   --------------   ------    ------      ---      --------    -----     -----    ------    -----
   SUB-TOTAL:                 947   $  183,756,757    13.35%    8.409%     610      $194,041    81.33%    42.21%    63.49%   14.18%
INDYMAC UNDERWRITING
Alt-A                          60   $   16,037,582     1.17%    7.105%     693      $267,293    74.63%    36.97%     1.66%   89.04%
Subprime                      606      143,252,640    10.41     7.472      687       236,390    79.92     43.03      8.76    81.38
                            -----   --------------   ------    ------      ---      --------    -----     -----    ------    -----
   SUB-TOTAL:                 666   $  159,290,222    11.57%    7.435%     687      $239,175    79.39%    42.97%     8.04%   82.15%
ALL OTHER UNDERWRITING      1,880   $  397,140,434    28.86%    8.349%     642      $211,245    82.97%    43.35%    35.37%   34.80%
                            -----   --------------   ------    ------      ---      --------    -----     -----    ------    -----
TOTAL:                      7,123   $1,376,307,687   100.00%    8.141%     630      $193,220    80.18%    42.69%    47.24%   29.55%
                            =====   ==============   ======    ======      ===      ========    =====     =====    ======    =====

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                    TOTAL COLLATERAL SUMMARY

GROSS MARGINS
(EXCLUDES FIXED RATE MORTGAGE LOANS)

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
RANGE OF GROSS MARGINS      LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
----------------------    --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
2.001% to 2.500%                2   $      581,637     0.05%    7.363%     674      $290,818    80.00%    39.63%    22.65%   77.35%
2.501% to 3.000%              194       51,266,184     4.74     7.123      724       264,259    78.55     42.91     12.68    82.56
3.001% to 3.500%              184       45,956,488     4.25     7.193      698       249,764    80.02     42.43      9.98    82.44
3.501% to 4.000%              173       45,650,141     4.22     7.355      672       263,874    80.11     43.32     17.54    75.64
4.001% to 4.500%              146       35,934,401     3.32     7.428      662       246,126    81.76     43.44     31.87    57.83
4.501% to 5.000%              227       63,797,678     5.90     7.192      650       281,047    80.50     44.10     62.06    39.01
5.001% to 5.500%              605      156,517,488    14.46     7.691      632       258,707    80.44     43.99     36.87    35.69
5.501% to 6.000%              731      177,296,195    16.38     7.798      626       242,539    81.59     43.48     50.34    33.06
6.001% to 6.500%              700      155,684,236    14.39     8.009      626       222,406    80.82     42.88     49.31    40.38
6.501% to 7.000%              647      140,897,221    13.02     8.452      609       217,770    80.58     43.21     47.09    16.10
7.001% to 7.500%              500       89,351,243     8.26     8.756      595       178,702    81.11     42.74     53.90    13.52
7.501% to 8.000%              378       65,794,816     6.08     9.173      595       174,060    81.77     42.59     46.71    14.11
8.001% to 8.500%              207       34,452,002     3.18     9.567      576       166,435    83.42     42.71     56.56     8.92
8.501% to 9.000%               69       12,153,204     1.12     9.939      603       176,133    86.08     41.71     39.32     0.00
9.001% to 9.500%               33        3,942,273     0.36    10.489      605       119,463    84.80     37.93     35.78     0.00
9.501% to 10.000%              19        1,394,360     0.13    10.958      589        73,387    82.47     41.42     67.45     0.00
10.001% to 10.500%              8          582,415     0.05    11.444      574        72,802    86.65     42.92     79.96     0.00
10.501% to 11.000%              6          640,830     0.06    11.726      561       106,805    83.48     37.48    100.00     0.00
11.001% to 11.500%              2          157,145     0.01    12.351      587        78,572    94.05     44.41    100.00     0.00
11.501% to 12.000%              1           55,574     0.01    12.875      525        55,574    80.00     49.70    100.00     0.00
                            -----   --------------   ------    ------      ---      --------    -----     -----    ------    -----
TOTAL:                      4,832   $1,082,105,529   100.00%    8.036%     631      $223,946    80.95%    43.20%    43.17%   35.61%
                            =====   ==============   ======    ======      ===      ========    =====     =====    ======    =====

As of the Cut-off Date, the Gross Margin for the Adjustable Rate Mortgage Loans ranged from 2.250% per annum to 11.875% per annum and the weighted average Gross Margin of the Adjustable Rate Mortgage Loans was approximately 5.867% per annum.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                    TOTAL COLLATERAL SUMMARY

MAXIMUM MORTGAGE RATES
(EXCLUDES FIXED RATE MORTGAGE LOANS)

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
RANGE OF                  MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
MAXIMUM MORTGAGE RATES      LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
----------------------    --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
11.500% or less                55   $   15,186,360     1.40%    6.191%     708    $276,115.63    79.51%   41.25%    25.59%   80.64%
11.501% to 12.000%            174       50,045,459     4.62     6.565      688        287,618    76.16    43.68     32.42    68.68
12.001% to 12.500%            308       83,349,805     7.70     6.898      680        270,616    78.74    43.36     31.94    64.74
12.501% to 13.000%            566      150,733,886    13.93     7.117      653        266,314    79.08    43.58     45.46    53.80
13.001% to 13.500%            485      119,587,071    11.05     7.466      640        246,571    79.11    43.27     52.89    43.08
13.501% to 14.000%            696      168,894,559    15.61     7.821      632        242,665    79.97    43.61     40.68    36.85
14.001% to 14.500%            531      116,488,588    10.76     8.254      623        219,376    80.68    43.11     36.64    31.54
14.501% to 15.000%            642      135,288,716    12.50     8.578      615        210,730    83.12    43.66     43.69    23.73
15.001% to 15.500%            448       86,144,242     7.96     8.994      603        192,286    83.29    43.04     40.62    16.28
15.501% to 16.000%            448       80,708,412     7.46     9.377      589        180,153    84.37    42.25     52.58     6.94
16.001% to 16.500%            210       35,375,360     3.27     9.701      580        168,454    85.00    42.47     50.03     2.91
16.501% to 17.000%            163       26,822,581     2.48    10.050      575        164,556    85.87    41.03     54.11     0.67
17.001% to 17.500%             59        8,121,385     0.75    10.461      554        137,651    88.23    42.16     71.71     2.83
17.501% to 18.000%             27        3,392,630     0.31    10.961      580        125,653    87.68    41.10     42.92     0.00
18.001% to 18.500%             11        1,171,069     0.11    11.448      545        106,461    88.16    42.54     63.84     0.00
18.501% to 19.000%              5          622,552     0.06    11.745      584        124,510    87.50    43.17     54.42     0.00
19.001% to 19.500%              1           63,567     0.01    12.500      589         63,567   100.00    41.74    100.00     0.00
19.501% to 20.000%              2           86,551     0.01    12.803      522         43,275    77.17    47.75    100.00     0.00
20.001% to 20.500%              1           22,735     0.00    13.290      526         22,735    65.00    39.09    100.00     0.00
                            -----   --------------   ------    ------      ---    -----------   ------    -----    ------    -----
TOTAL:                      4,832   $1,082,105,529   100.00%    8.036%     631    $   223,946    80.95%   43.20%    43.17%   35.61%
                            =====   ==============   ======    ======      ===    ===========   ======    =====    ======    =====

As of the Cut-off Date, the Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans ranged from 10.000% per annum to 20.290% per annum and the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans was approximately 14.019% per annum.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                    TOTAL COLLATERAL SUMMARY

NEXT RATE ADJUSTMENT DATE
(EXCLUDES FIXED RATE MORTGAGE LOANS)

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
NEXT                      MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
RATE ADJUSTMENT DATE        LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
--------------------      --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
October 2006                    1   $      424,000     0.04%    7.750%     698      $424,000     80.00%   44.92%     0.00%  100.00%
January 2007                    1          448,577     0.04    10.800      706       448,577     85.00    22.17      0.00     0.00
June 2007                       1          436,003     0.04     8.750      632       436,003    100.00    43.78      0.00     0.00
July 2007                       9        2,443,188     0.23     7.409      667       271,465     83.73    22.85      0.00   100.00
August 2007                    12        2,852,929     0.26     7.404      685       237,744     84.45    34.32     42.72    97.13
September 2007                 11        2,931,638     0.27     7.114      666       266,513     87.87    37.05     39.06   100.00
October 2007                   11        2,665,668     0.25     7.642      703       242,333     80.72    39.56      5.06    70.00
November 2007                   4        1,058,215     0.10     8.522      667       264,554     92.20    41.48     11.53   100.00
December 2007                  11        2,441,924     0.23     8.428      668       221,993     91.86    43.04     17.55    69.33
January 2008                    3          768,900     0.07     7.899      636       256,300     84.54    50.94     41.43    53.06
February 2008                  11        2,467,781     0.23     8.541      648       224,344     89.25    44.10     35.08    76.87
March 2008                     37       11,067,249     1.02     8.299      639       299,115     80.65    44.84     32.91    46.58
April 2008                    325       68,536,181     6.33     8.306      640       210,881     84.76    43.24     32.87    53.41
May 2008                      344       71,897,514     6.64     8.361      620       209,004     83.46    44.49     49.66    25.50
June 2008                   1,170      261,815,839     24.2     8.223      620       223,774     80.70    43.60     51.34    24.84
July 2008                     907      206,572,735    19.09     8.142      620       227,754     80.51    43.14     43.82    19.83
August 2008                    93       21,769,345     2.01     8.092      630       234,079     81.60    44.15     15.82    23.26
September 2008                  4        1,192,031     0.11     6.665      687       298,008     90.50    44.99     47.15    82.27
October 2008                    1          444,994     0.04     8.000      691       444,994    100.00    29.85      0.00   100.00
November 2008                   1           50,694     0.00     8.700      653        50,694    100.00    49.64      0.00     0.00
March 2009                     45       10,486,661     0.97     7.849      656       233,037     82.47    45.44     44.63    63.65
April 2009                     48       10,922,036     1.01     7.812      639       227,542     84.73    45.89     61.25    63.24
May 2009                      138       26,674,477     2.47     8.247      609       193,293     80.89    42.53     51.08    11.42
June 2009                     526      114,055,248    10.54     8.108      604       216,835     80.81    43.20     63.31    20.82
July 2009                     406       88,224,831     8.15     7.804      608       217,303     78.71    42.12     63.65    26.23
August 2009                     9        1,409,338     0.13     8.179      607       156,593     79.15    43.26     73.95    10.27
March 2011                      1          247,000     0.02     6.875      670       247,000     79.75    48.58      0.00   100.00
April 2011                     14        3,428,597     0.32     7.259      651       244,900     80.75    43.13     43.49    66.16
May 2011                       36        8,364,204     0.77     7.098      696       232,339     80.36    42.43      9.75    75.11
June 2011                      99       22,779,557     2.11     7.286      685       230,097     79.42    42.91     20.16    75.15
July 2011                     442      106,644,051     9.86     7.445      686       241,276     79.22    43.05      6.08    79.19
August 2011                   111       26,584,124     2.46     7.621      688       239,497     79.37    42.22     16.23    87.27
                            -----   --------------   ------    ------      ---      --------    ------    -----     -----   ------
TOTAL:                      4,832   $1,082,105,529   100.00%     8.04%     631      $223,946     80.95%   43.20%    43.17%   35.61%
                            =====   ==============   ======    ======      ===      ========    ======    =====     =====   ======

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                  GROUP I COLLATERAL SUMMARY

AGGREGATE MORTGAGE LOAN CHARACTERISTICS

Aggregate Outstanding Principal Balance   $220,486,663
Aggregate Original Principal Balance      $221,356,348
Number of Mortgage Loans                         1,299

                                          MINIMUM    MAXIMUM   AVERAGE (1)
                                          -------   --------   -----------
Original Principal Balance                $13,000   $731,000     $170,405
Outstanding Principal Balance             $12,993   $728,954     $169,736

                                          MINIMUM   MAXIMUM   WEIGHTED AVERAGE (2)
                                          -------   -------   --------------------
Original Term (mos)                          120       360              356
Stated remaining Term (mos)                  117       359              352
Loan Age (mos)                                 1        14                4
Current Interest Rate                      5.500%   16.124%           8.336%
Initial Interest Rate Cap(4)               2.000%    5.000%           3.076%
Periodic Rate Cap(4)                       1.000%    2.000%           1.129%
Gross Margin(4)                            2.750%   11.500%           6.306%
Maximum Mortgage Rate(4)                  10.875%   19.500%          14.288%
Minimum Mortgage Rate(4)                   2.750%   12.500%           7.899%
Months to Roll(4)                             10        59               26
Original Loan-to-Value                     13.33%   100.00%           78.77%
Combined Loan-to-Value                     13.33%   100.00%           82.88%
Credit Score (3)                             500       817              613

                                           EARLIEST      LATEST
                                          ----------   ----------
Maturity Date                             06/01/2016   08/01/2036

                                            PERCENT OF
                                          MORTGAGE POOL
                                          -------------
LIEN POSITION
1st Lien                                      98.39%
2nd Lien                                       1.61%

OCCUPANCY
Primary                                       87.37%
Second Home                                    1.72%
Investment                                    10.90%

LOAN TYPE
Fixed Rate                                    21.24%
ARM                                           78.76%

AMORTIZATION TYPE
Fully Amortizing                              53.55%
Interest Only                                 25.43%
15/30 Balloon                                  1.13%
15/40 Balloon                                  0.31%
30/40 Balloon                                 19.58%
30/50 Balloon                                  0.00%

                                            PERCENT OF
                                          MORTGAGE POOL
                                          -------------
YEAR OF ORIGINATION
2004                                           0.00%
2005                                           4.41%
2006                                          95.59%

LOAN PURPOSE
Purchase                                      22.88%
Refinance - Rate/Term                         15.75%
Refinance - Cashout                           61.37%

PROPERTY TYPE
Single Family                                 72.98%
Condominium                                    5.33%
Planned Unit Development                      11.47%
Two- to Four-Family                            9.48%
Townhouse                                      0.62%
Rowhouse                                       0.07%
Manufactured Housing                           0.06%

(1)  Sum of Principal Balance divided by total number of loans.

(2)  Weighted by Outstanding Principal Balance.

(3)  Minimum and Weighting only for loans with scores.

(4)  ARM Loans only

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                  GROUP I COLLATERAL SUMMARY

MORTGAGE RATES

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
RANGE OF                  MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
MORTGAGE RATES              LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
--------------            --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
5.500% or less                  1    $    194,342      0.09%    5.500%     652      $194,342     80.00%   53.00%   100.00%  100.00%
5.501% to 6.000%               12       3,480,100      1.58     5.817      674       290,008     70.44    47.10     64.77    45.07
6.001% to 6.500%               26       5,833,050      2.65     6.329      673       224,348     70.82    44.40     79.85    44.44
6.501% to 7.000%              124      26,647,957     12.09     6.821      647       214,903     75.09    41.97     80.80    40.95
7.001% to 7.500%              116      22,558,639     10.23     7.303      637       194,471     75.77    41.29     67.11    38.05
7.501% to 8.000%              206      42,890,775     19.45     7.801      621       208,208     76.89    42.67     50.36    35.01
8.001% to 8.500%              151      27,023,246     12.26     8.325      616       178,962     78.64    42.44     48.88    27.84
8.501% to 9.000%              210      34,831,287     15.80     8.785      597       165,863     82.19    42.26     52.06    14.91
9.001% to 9.500%              133      21,538,587      9.77     9.296      584       161,944     81.65    41.89     49.38    12.16
9.501% to 10.000%             119      18,515,485      8.40     9.775      573       155,592     81.07    42.28     61.77     6.56
10.001% to 10.500%             58       7,612,559      3.45    10.303      584       131,251     83.84    42.51     48.11     6.14
10.501% to 11.000%             38       3,511,115      1.59    10.801      563        92,398     81.49    45.18     51.75     5.13
11.001% to 11.500%             44       2,490,600      1.13    11.271      602        56,605     88.55    40.50     58.59     0.00
11.501% to 12.000%             27       1,383,566      0.63    11.852      573        51,243     85.29    40.12     72.91     0.00
12.001% to 12.500%             15       1,207,665      0.55    12.297      599        80,511     83.57    46.72     34.53     0.00
12.501% to 13.000%              2         261,409      0.12    12.841      581       130,704     89.06    45.16     17.43     0.00
13.501% to 14.000%              5         125,637      0.06    13.879      620        25,127    100.00    39.14     68.40     0.00
14.001% to 14.500%              6         191,252      0.09    14.328      623        31,875     99.71    44.29     38.35     0.00
14.501% to 15.000%              4         118,402      0.05    14.702      614        29,601    100.00    44.02     79.23     0.00
15.501% to 16.000%              1          40,077      0.02    15.624      613        40,077    100.00    46.74    100.00     0.00
16.001% to 16.500%              1          30,912      0.01    16.124      612        30,912    100.00    47.97    100.00     0.00
                            -----    ------------    ------    ------      ---      --------    ------    -----    ------   ------
TOTAL:                      1,299    $220,486,663    100.00%    8.336%     613      $169,736     78.77%   42.38%    57.84%   25.43%
                            =====    ============    ======    ======      ===      ========    ======    =====    ======   ======

As of the Cut-off Date, Mortgage Rates borne by the Mortgage Loans ranged from 5.500% per annum to 16.124% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 8.336% per annum.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                  GROUP I COLLATERAL SUMMARY

REMAINING MONTHS TO STATED MATURITY

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
RANGE OF                  MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
REMAINING TERMS (MONTHS)    LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
------------------------  --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
    <= 120                     1     $     52,263      0.02%   11.050%     531      $ 52,263    66.25%    28.40%   100.00%    0.00%
169 to 180                    92        4,203,141      1.91    10.970      623        45,686    87.76     42.03     40.82     0.00
229 to 240                    13        1,545,495      0.70     8.091      656       118,884    73.43     44.91     85.14     0.00
289 to 300                     4          580,647      0.26     6.838      692       145,162    61.55     36.35    100.00     0.00
337 to 348                    32        6,431,352      2.92     7.561      680       200,980    83.57     32.49     27.93    95.44
349 to 360                 1,157      207,673,764     94.19     8.312      610       179,493    78.53     42.70     58.78    24.04
                           -----     ------------    ------    ------      ---      --------    -----     -----    ------    -----
TOTAL:                     1,299     $220,486,663    100.00%    8.336%     613      $169,736    78.77%    42.38%    57.84%   25.43%
                           =====     ============    ======    ======      ===      ========    =====     =====    ======    =====

As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans ranged from 117 months to 359 months and the weighted average term to stated maturity of the Mortgage Loans was approximately 352 months.

ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
RANGE OF                     OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
ORIGINAL MORTGAGE         MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
LOAN PRINCIPAL BALANCES     LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-----------------------   --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
$50,000 or less                91    $  3,194,315      1.45%   11.415%     618      $ 35,102    88.86%    40.03%    53.04%    0.00%
$50,001 to $100,000           245      18,847,629      8.55     9.457      600        76,929    80.25     39.22     70.19     4.28
$100,001 to $150,000          292      36,597,269     16.60     8.479      608       125,333    78.46     41.66     70.08    17.23
$150,001 to $200,000          243      42,215,155     19.15     8.238      611       173,725    77.47     42.28     66.06    24.74
$200,001 to $250,000          177      39,243,464     17.80     8.042      617       221,714    78.00     43.01     59.79    24.11
$250,001 to $300,000          118      32,444,495     14.71     8.039      621       274,953    78.27     43.05     49.30    31.42
$300,001 to $350,000           70      22,600,959     10.25     8.234      611       322,871    78.88     44.65     39.99    41.33
$350,001 to $400,000           44      16,492,760      7.48     8.027      611       374,835    79.40     44.45     47.80    34.52
$400,001 to $450,000           10       4,052,764      1.84     8.140      634       405,276    83.39     39.48     29.92    60.26
$450,001 to $500,000            5       2,299,577      1.04     8.034      644       459,915    83.92     34.77     40.08    59.92
$500,001 to $550,000            2       1,086,545      0.49     8.461      610       543,273    84.42     35.88     50.32     0.00
$650,001 to $700,000            1         682,776      0.31     5.585      657       682,776    76.11     39.80      0.00     0.00
$700,001 to $750,000            1         728,954      0.33     7.865      640       728,954    85.00     49.00      0.00     0.00
                            -----    ------------    ------    ------      ---      --------    -----     -----     -----    -----
TOTAL:                      1,299    $220,486,663    100.00%    8.336%     613      $169,736    78.77%    42.38%    57.84%   25.43%
                            =====    ============    ======    ======      ===      ========    =====     =====     =====    =====

As of the Cut-off Date, the outstanding principal balances of the Mortgage Loans ranged from approximately $12,993 to approximately $728,954 and the average outstanding principal balance of the Mortgage Loans was approximately $169,736.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                  GROUP I COLLATERAL SUMMARY

PRODUCT TYPES

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
PRODUCT TYPES               LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-------------             --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
10 Year Fixed Loans             1    $     52,263      0.02%   11.050%     531      $ 52,263    66.25%    28.40%   100.00%    0.00%
15 Year Fixed Loans             9       1,027,193      0.47     8.481      558       114,133    58.87     38.78     34.40     0.00
15/30 Balloon Loans            66       2,501,754      1.13    11.614      645        37,905    96.46     43.83     42.94     0.00
15/40 Balloon Loans            17         674,194      0.31    12.369      641        39,658    99.44     40.30     42.73     0.00
20 Year Fixed Loans            13       1,545,495      0.70     8.091      656       118,884    73.43     44.91     85.14     0.00
25 Year Fixed Loans             4         580,647      0.26     6.838      692       145,162    61.55     36.35    100.00     0.00
2/28 LIBOR Loans              471      83,097,570     37.69     8.442      615       176,428    81.45     41.26     52.42    37.51
2/28 LIBOR Loans
   (40 due in 30)             170      33,408,383     15.15     8.737      600       196,520    80.97     43.92     57.41     0.00
30 Year Fixed Loans           227      36,016,642     16.34     8.258      609       158,664    72.80     41.44     72.32    13.11
30/40 Balloon Loans            25       4,426,334      2.01     8.019      622       177,053    71.31     43.49     66.14     0.00
3/27 LIBOR Loans              211      41,790,782     18.95     7.961      598       198,061    77.66     44.02     64.70    29.18
3/27 LIBOR Loans
   (40 due in 30)              27       4,449,533      2.02     8.107      617       164,798    77.07     45.38     67.67     0.00
5/25 LIBOR Loans                1         179,885      0.08     7.650      656       179,885    46.75     34.00      0.00   100.00
5/25 LIBOR Loans (1Y
   Adj-40 due in 30)            5         893,776      0.41     7.738      691       178,755    80.00     41.28      0.00     0.00
5/25 LIBOR Loans (1Y
   Adj)                        52       9,842,211      4.46     7.252      693       189,273    77.87     41.15     21.32    79.21
                            -----    ------------    ------    ------      ---      --------    -----     -----    ------   ------
TOTAL:                      1,299    $220,486,663    100.00%    8.336%     613      $169,736    78.77%    42.38%    57.84%   25.43%
                            =====    ============    ======    ======      ===      ========    =====     =====    ======   ======

AMORTIZATION TYPE

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
AMORTIZATION TYPE           LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-----------------         --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Fully Amortizing              735    $118,067,865     53.55%   8.448%      593      $160,637    76.95%    42.09%    66.98%    0.00%
Balloon                       310      46,353,974     21.02    8.797       609       149,529    80.76     43.91     57.12     0.00
60 Month Interest-Only        201      44,916,389     20.37    7.721       653       223,465    81.48     41.57     45.82   100.00
120 Month Interest-Only        53      11,148,435      5.06    7.701       683       210,348    78.77     42.41     12.38   100.00
                            -----    ------------    ------    -----       ---      --------    -----     -----     -----   ------
TOTAL:                      1,299    $220,486,663    100.00%   8.336%      613      $169,736    78.77%    42.38%    57.84%   25.43%
                            =====    ============    ======    =====       ===      ========    =====     =====     =====   ======

ADJUSTMENT TYPE

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
ADJUSTMENT TYPE             LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
---------------           --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
ARM                           937    $173,662,140     78.76%   8.302%      613      $185,338    80.09%    42.56%    54.64%   29.56%
Fixed Rate                    362      46,824,523     21.24    8.459       614       129,350    73.88     41.73     69.70    10.09
                            -----    ------------    ------    -----       ---      --------    -----     -----     -----    -----
TOTAL:                      1,299    $220,486,663    100.00%   8.336%      613      $169,736    78.77%    42.38%    57.84%   25.43%
                            =====    ============    ======    =====       ===      ========    =====     =====     =====    =====

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                  GROUP I COLLATERAL SUMMARY

GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
GEOGRAPHIC DISTRIBUTION     LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-----------------------   --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Alabama                         1    $    167,511      0.08%    9.124%     575      $167,511     95.00%   50.28%   100.00%    0.00%
Arizona                        91      15,599,749      7.08     8.102      604       171,426     77.80    42.25     73.67    21.83
Arkansas                       11         986,653      0.45     9.333      628        89,696     88.10    44.29     62.61     0.00
California                    179      46,371,195     21.03     7.998      626       259,057     74.30    42.68     34.86    43.01
Colorado                       48       7,657,382      3.47     8.112      653       159,529     84.89    38.64     42.98    64.29
Connecticut                    21       4,182,438      1.90     8.194      595       199,164     80.84    46.92     91.58     0.00
Delaware                       10       1,898,115      0.86     8.171      576       189,812     79.92    43.41     70.25    18.79
District of Columbia            4         582,584      0.26     8.299      665       145,646     85.89    40.34     23.16    55.43
Florida                       121      18,682,836      8.47     8.371      595       154,404     76.45    42.78     53.83    13.70
Georgia                        30       3,304,593      1.50     9.252      595       110,153     84.70    40.78     78.00     4.96
Hawaii                          1         454,400      0.21     8.875      720       454,400     80.00    48.22      0.00   100.00
Idaho                          11       1,176,136      0.53     9.165      574       106,921     81.37    37.07     80.75     0.00
Illinois                       79      12,675,618      5.75     8.288      634       160,451     80.50    42.67     50.11    21.06
Indiana                        21       1,691,825      0.77     9.421      596        80,563     87.97    40.59     97.65     0.00
Iowa                           18       1,621,915      0.74     9.687      594        90,106     88.34    38.72     54.91    18.33
Kansas                         16       1,535,272      0.70     9.584      630        95,955     89.44    41.71     70.18    40.86
Kentucky                        2         184,868      0.08     9.920      566        92,434     88.17    41.00    100.00     0.00
Louisiana                       5         592,700      0.27     8.940      624       118,540     80.65    43.18     25.88    26.15
Maine                           7         946,402      0.43    10.118      613       135,200     76.49    43.12     27.21    15.25
Maryland                       25       4,931,186      2.24     8.254      625       197,247     81.66    44.22     62.95    41.77
Massachusetts                  88      19,397,621      8.80     7.789      610       220,428     73.72    41.76     70.58    27.50
Michigan                       23       2,588,060      1.17     9.361      604       112,524     86.60    40.65     77.85    10.28
Minnesota                      24       4,145,123      1.88     8.710      604       172,713     84.00    42.90     61.14    13.08
Mississippi                     2         178,417      0.08    10.173      572        89,208     93.56    48.35    100.00     0.00
Missouri                       35       3,635,049      1.65     9.341      595       103,859     87.33    39.64     79.51    10.86
Montana                         2         418,306      0.19     8.379      630       209,153     88.51    47.11     43.25     0.00
Nebraska                        8         830,745      0.38    10.684      584       103,843     88.88    43.43     62.75     0.00
Nevada                         22       4,510,510      2.05     8.275      640       205,023     77.86    43.94     40.76    49.22
New Hampshire                  15       2,686,310      1.22     7.784      596       179,087     73.79    39.04     84.77     5.95
New Jersey                     27       5,083,737      2.31     8.702      605       188,287     73.57    43.38     67.55    18.04
New Mexico                     15       1,431,092      0.65     9.087      606        95,406     77.81    40.21     60.29    24.94
New York                       30       6,360,742      2.88     8.381      591       212,025     78.02    44.32     37.46     7.84
North Carolina                 25       3,153,080      1.43     8.605      613       126,123     79.30    42.36     62.47     2.80
Ohio                           32       3,237,200      1.47     8.626      596       101,162     80.99    38.90     90.20     3.82
Oklahoma                        4         323,255      0.15     8.681      626        80,814     88.82    42.18     46.33     0.00
Oregon                         19       3,618,919      1.64     8.714      582       190,469     77.42    45.90     71.89    17.85
Pennsylvania                   15       1,997,067      0.91     9.331      608       133,138     89.41    39.19     84.79     6.17
Rhode Island                   11       2,222,411      1.01     7.816      600       202,037     73.47    44.94     80.88    19.42
South Carolina                  6       1,159,532      0.53     9.153      660       193,255     92.58    47.65     60.78     0.00
South Dakota                    1         137,560      0.06     9.375      594       137,560     90.00    39.64    100.00     0.00
Tennessee                      12         950,243      0.43     9.542      609        79,187     87.31    39.26     62.98     0.00
Texas                          51       4,458,003      2.02     8.951      626        87,412     82.86    40.23     40.11     3.18
Utah                           19       3,444,367      1.56     8.512      625       181,282     84.96    39.29     58.10    27.61
Vermont                         1         199,671      0.09     6.575      653       199,671     80.00    53.55    100.00   100.00
Virginia                       66      12,048,059      5.46     8.173      605       182,546     82.53    42.24     71.01    25.34
Washington                     39       6,485,749      2.94     8.220      610       166,301     80.43    44.60     73.92    23.66
Wisconsin                       5         517,868      0.23     9.909      571       103,574     87.94    47.54    100.00     0.00
Wyoming                         1          24,589      0.01    14.999      637        24,589    100.00    49.95      0.00     0.00
                            -----    ------------    ------    ------      ---      --------    ------    -----    ------   ------
TOTAL:                      1,299    $220,486,663    100.00%    8.336%     613      $169,736     78.77%   42.38%    57.84%   25.43%
                            =====    ============    ======    ======      ===      ========    ======    =====    ======   ======

No more than approximately 0.52% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                  GROUP I COLLATERAL SUMMARY

ORIGINAL LOAN-TO-VALUE RATIOS

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
RANGE OF ORIGINAL         MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
LOAN-TO-VALUE RATIOS        LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
--------------------      --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
50.00% or less                59     $  7,862,076      3.57%   8.426%      600      $133,256    40.29%    41.30%    64.14%    4.10%
50.01% to 55.00%              28        4,372,376      1.98    7.890       586       156,156    52.67     45.43     60.43     0.00
55.01% to 60.00%              37        7,177,524      3.26    8.106       587       193,987    57.55     40.26     55.49     7.94
60.01% to 65.00%              63       11,281,927      5.12    7.772       601       179,078    63.26     41.89     63.51     9.62
65.01% to 70.00%              86       15,057,769      6.83    8.212       591       175,090    68.72     42.02     55.39    23.43
70.01% to 75.00%             113       21,102,151      9.57    8.143       594       186,745    74.13     43.05     59.33    18.14
75.01% to 80.00%             400       76,417,149     34.66    7.924       635       191,043    79.64     42.66     47.29    40.04
80.01% to 85.00%             128       24,410,201     11.07    8.494       587       190,705    84.43     40.98     66.60    21.42
85.01% to 90.00%             147       26,556,891     12.04    8.805       607       180,659    89.79     41.54     65.73    26.16
90.01% to 95.00%              76       11,479,187      5.21    9.245       606       151,042    94.85     43.47     81.62    13.51
95.01% to 100.00%            162       14,769,411      6.70    9.679       643        91,169    99.84     44.46     58.30    16.31
                           -----     ------------    ------    -----       ---      --------    -----     -----     -----    -----
TOTAL:                     1,299     $220,486,663    100.00%   8.336%      613      $169,736    78.77%    42.38%    57.84%   25.43%
                           =====     ============    ======    =====       ===      ========    =====     =====     =====    =====

As of the Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 13.33% to 100.00%. With respect to the Mortgage Loans which are in a second lien position, this table was calculated using the Combined Loan-to-Value Ratio for such Mortgage Loans. Approximately 1.61% of the Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 97.30%. The weighted average Second Lien ratio for the Mortgage Loans which are in a second lien position was approximately 19.94%.

COMBINED LOAN-TO-VALUE RATIOS

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
RANGE OF COMBINED         MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
LOAN-TO-VALUE RATIOS        LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
--------------------      --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
50.00% or less                 59    $  7,862,076      3.57%   8.426%      600      $133,256    40.29%    41.30%    64.14%    4.10%
50.01% to 55.00%               28       4,372,376      1.98    7.890       586       156,156    52.67     45.43     60.43     0.00
55.01% to 60.00%               37       7,177,524      3.26    8.106       587       193,987    57.55     40.26     55.49     7.94
60.01% to 65.00%               62      11,233,314      5.09    7.770       601       181,182    63.26     41.92     63.79     9.67
65.01% to 70.00%               77      14,178,526      6.43    8.144       588       184,137    68.70     42.27     56.75    22.17
70.01% to 75.00%              102      19,815,576      8.99    8.129       588       194,270    74.11     43.15     62.30    15.97
75.01% to 80.00%              157      32,770,315     14.86    8.042       600       208,728    79.28     42.54     55.34    16.72
80.01% to 85.00%              108      21,103,090      9.57    8.574       575       195,399    84.22     41.48     71.87    10.66
85.01% to 90.00%              175      32,794,357     14.87    8.694       624       187,396    86.75     39.94     50.12    38.91
90.01% to 95.00%               98      14,483,884      6.57    9.006       621       147,795    92.24     42.85     77.81    16.74
95.01% to 100.00%             396      54,695,624     24.81    8.320       653       138,120    85.88     44.01     49.90    45.46
                            -----    ------------    ------    -----       ---      --------    -----     -----     -----    -----
TOTAL:                      1,299    $220,486,663    100.00%   8.336%      613      $169,736    78.77%    42.38%    57.84%   25.43%
                            =====    ============    ======    =====       ===      ========    =====     =====     =====    =====

As of the Cut-off Date, the Combined Loan-to-Value Ratios of the Mortgage Loans ranged from 13.33% to 100.00% and the weighted average Combined Loan-to-Value Ratio for Mortgage Loans was approximately 82.88%. . This table was calculated using the Combined Loan-to-Value Ratio for Mortgage Loans that are in a second lien position and for Mortgage Loans that are in a first lien position with subordinate financing. Approximately 1.61% of the Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 97.30%. Approximately 23.63% of the Mortgage Loans are in a first lien position with subordinate financing and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 97.82%.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                  GROUP I COLLATERAL SUMMARY

DEBT-TO-INCOME RATIOS

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
RANGE OF DEBT-TO-         MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
INCOME RATIOS               LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-----------------         --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
20.00% or less                 53    $ 10,242,482      4.65%   8.013%      663      $193,254    79.00%    13.59%    16.97%   57.64%
20.01% to 25.00%               35       4,844,314      2.20    8.354       596       138,409    69.95     23.01     68.96    17.98
25.01% to 30.00%               72      10,694,794      4.85    8.099       622       148,539    78.06     27.93     68.21    30.41
30.01% to 35.00%              127      18,372,712      8.33    8.420       607       144,667    78.51     32.74     63.12    10.65
35.01% to 40.00%              201      32,509,312     14.74    8.361       617       161,738    78.66     37.96     53.80    28.36
40.01% to 45.00%              272      44,943,863     20.38    8.412       612       165,235    78.98     42.95     56.74    28.10
45.01% to 50.00%              387      69,245,067     31.41    8.430       613       178,928    80.17     47.91     53.63    23.79
50.01% to 55.00%              142      27,746,549     12.58    8.083       599       195,398    77.02     52.70     79.63    20.76
55.01% to 60.00%               10       1,887,570      0.86    8.543       591       188,757    77.63     56.42     70.40     0.00
                            -----    ------------    ------    -----       ---      --------    -----     -----     -----    -----
TOTAL:                      1,299    $220,486,663    100.00%   8.336%      613      $169,736    78.77%    42.38%    57.84%   25.43%
                            =====    ============    ======    =====       ===      ========    =====     =====     =====    =====

As of the Cut-off Date, the Debt-to-Income Ratios of the Mortgage Loans ranged from 3.00% to 60.00% and the weighted average Debt-to-Income Ratio for Mortgage Loans with Debt-to-Income Ratios was approximately 42.38%.

LOAN PURPOSE

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
LOAN PURPOSE                LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
------------              --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Refinance - Cashout           719    $135,322,190     61.37%   8.238%      597      $188,209    75.59%    42.54%    59.07%   17.75%
Purchase                      386      50,441,337     22.88    8.645       654       130,677    86.24     41.68     48.89    41.26
Refinance - Rate Term         194      34,723,136     15.75    8.266       617       178,985    80.31     42.74     66.02    32.35
                            -----    ------------    ------    -----       ---      --------    -----     -----     -----    -----
TOTAL:                      1,299    $220,486,663    100.00%   8.336%      613      $169,736    78.77%    42.38%    57.84%   25.43%
                            =====    ============    ======    =====       ===      ========    =====     =====     =====    =====

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                  GROUP I COLLATERAL SUMMARY

PROPERTY TYPE

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
PROPERTY TYPE               LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-------------             --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Single Family                 974    $160,916,602     72.98%   8.352%      607      $165,212    78.56%    42.39%    60.30%   23.08%
Planned Unit Development      149      25,285,996     11.47    8.288       618       169,705    79.45     42.64     60.34    26.97
Two- to Four-Family            86      20,891,797      9.48    8.236       636       242,928    78.45     41.63     40.63    30.51
Condo                          78      11,746,183      5.33    8.423       645       150,592    80.47     42.87     49.99    40.08
Townhouse                       9       1,361,200      0.62    7.885       653       151,244    79.88     43.63     45.92    75.66
Rowhouse                        2         157,612      0.07    9.402       621        78,806    86.04     35.66     74.67     0.00
Manufactured Housing            1         127,273      0.06    8.625       550       127,273    85.00     52.20    100.00     0.00
                            -----    ------------    ------    -----       ---      --------    -----     -----    ------    -----
TOTAL:                      1,299    $220,486,663    100.00%   8.336%      613      $169,736    78.77%    42.38%    57.84%   25.43%
                            =====    ============    ======    =====       ===      ========    =====     =====    ======    =====

DOCUMENTATION

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
                            LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
                          --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
AEGIS UNDERWRITING
Full Documentation            381    $ 64,209,644     29.12%   7.904%      592      $168,529    75.26%    41.99%   100.00%    14.14%
Stated Income                 123      24,901,072     11.29    8.598       588       202,448    74.38     43.28      0.00     20.12
Alternative
   Documentation               23       3,875,917      1.76    8.659       604       168,518    80.91     38.00      0.00     13.32
                            -----    ------------    ------    -----       ---      --------    -----     -----    ------    ------
   SUB-TOTAL                  527    $ 92,986,634     42.17%   8.121%      592      $176,445    75.26%    42.17%    69.05%    15.70%
INDYMAC UNDERWRITING
Stated Income                  35    $  5,718,002      2.59%   7.622%      684      $163,371    79.99%    41.63%     0.00%    69.30%
Full Documentation             10       1,798,808      0.82    6.792       718       179,881    80.00     43.36    100.00     70.05
No Documentation                5       1,316,579      0.60    7.399       705       263,316    76.41      0.00      0.00     70.03
No Income No Asset              5       1,412,598      0.64    6.782       685       282,520    75.39      0.00      0.00     82.21
No Ratio                        1         190,000      0.09    5.875       719       190,000    57.97      0.00      0.00    100.00
                            -----    ------------    ------    -----       ---      --------    -----     -----    ------    ------
   SUB-TOTAL                   56    $ 10,435,987      4.73%   7.305%      694      $186,357    78.52%    42.04%    17.24%    71.83%
OTHER UNDERWRITING
Full Documentation            418    $ 61,516,898     27.90%   8.540%      607      $147,170    83.01%    43.70%   100.00%    18.89%
Other Documentation           298      55,547,144     25.19    8.662       641       186,400    80.00     41.27      0.00     40.23
                            -----    ------------    ------    -----       ---      --------    -----     -----    ------    ------
   SUB-TOTAL                  716    $117,064,042     53.09%   8.598%      623      $163,497    81.58%    42.57%    52.55%    29.02%
                            -----    ------------    ------    -----       ---      --------    -----     -----    ------    ------
TOTAL:                      1,299    $220,486,663    100.00%   8.336%      613      $169,736    78.77%    42.38%    57.84%    25.43%
                            =====    ============    ======    =====       ===      ========    =====     =====    ======    ======

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                  GROUP I COLLATERAL SUMMARY

OCCUPANCY

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
OCCUPANCY                   LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
---------                 --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Primary                      1141    $192,647,759     87.37%   8.308%      605      $168,841    78.51%    42.91%    61.36%   21.64%
Investment                    141      24,041,941     10.90    8.512       666       170,510    80.13     37.73     35.16    51.94
Second Home                    17       3,796,962      1.72    8.602       681       223,351    83.11     44.13     22.52    49.55
                            -----    ------------    ------    -----       ---      --------    -----     -----     -----    -----
TOTAL:                      1,299    $220,486,663    100.00%   8.336%      613      $169,736    78.77%    42.38%    57.84%   25.43%
                            =====    ============    ======    =====       ===      ========    =====     =====     =====    =====

The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

MORTGAGE LOANS AGE SUMMARY

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
MORTGAGE LOANS AGE        MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
(MONTHS)                    LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
------------------        --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
1                              16    $  2,747,866      1.25%   7.602%      680      $171,742    77.30%    42.47%    47.10%    57.79%
2                             419      72,116,510     32.71    8.308       604       172,116    77.46     42.46     59.19     17.85
3                             397      71,071,755     32.23    8.326       602       179,022    76.00     42.71     66.34     17.14
4                             128      22,793,367     10.34    8.515       605       178,073    79.96     43.22     57.53     13.15
5                             203      30,728,431     13.94    8.450       634       151,372    83.77     42.41     51.90     40.62
6                              72       9,742,141      4.42    8.477       631       135,308    82.18     44.34     44.79     44.88
7                              13       1,246,406      0.57    9.319       652        95,877    92.82     44.48     34.50     46.17
8                               1         318,561      0.14    8.990       575       318,561    94.96     48.74    100.00      0.00
9                               6         740,719      0.34    8.830       670       123,453    93.03     41.98     40.34     55.00
10                              3         634,944      0.29    8.296       670       211,648    98.09     41.28      0.00     92.02
11                              9       1,914,611      0.87    7.776       697       212,735    81.00     37.94      7.05     97.46
12                             12       2,489,094      1.13    6.986       674       207,424    83.25     34.21     38.67     91.51
13                             13       2,467,944      1.12    7.982       691       189,842    84.31     35.53     33.78     96.69
14                              7       1,474,314      0.67    7.826       674       210,616    82.89     24.51      0.00    100.00
                            -----    ------------    ------    -----       ---      --------    -----     -----    ------    ------
TOTAL:                      1,299    $220,486,663    100.00%   8.336%      613      $169,736    78.77%    42.38%    57.84%    25.43%
                            =====    ============    ======    =====       ===      ========    =====     =====    ======    ======

As of the Cut-off Date, the weighted average age of the Mortgage Loans was approximately 4 months.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                  GROUP I COLLATERAL SUMMARY

ORIGINAL PREPAYMENT PENALTY TERM

                           NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
ORIGINAL PREPAYMENT       MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
PENALTY TERM                LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-------------------       --------  ------------  ----------  --------  --------  -----------  --------  --------  -------  -------
None                          300   $ 47,756,608     21.66%    8.610%      619      $159,189    79.72%    42.30%    54.76%   25.41%
6 Months                        9      1,304,008      0.59     9.018       655       144,890    84.75     43.02     41.08    76.05
12 Months                      79     15,629,223      7.09     8.560       602       197,838    78.70     42.12     55.33    23.50
24 Months                     551     94,994,183     43.08     8.462       611       172,403    81.17     42.65     53.32    28.09
30 Months                       6      1,138,805      0.52     8.392       597       189,801    67.05     45.38     44.57     0.00
36 Months                     354     59,663,836     27.06     7.840       615       168,542    74.29     41.99     68.77    21.08
                            -----   ------------    ------     -----       ---      --------    -----     -----     -----    -----
TOTAL:                      1,299   $220,486,663    100.00%    8.336%      613      $169,736    78.77%    42.38%    57.84%   25.43%
                            =====   ============    ======     =====       ===      ========    =====     =====     =====    =====

The weighted average prepayment penalty term at origination with respect to the Mortgage Loans having prepayment penalties is approximately 27 months.

CREDIT SCORES

                           NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
RANGE OF CREDIT SCORES      LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
----------------------    --------  ------------  ----------  --------  --------  -----------  --------  --------  -------  -------
476 to 500                      5   $    878,708      0.40%    9.408%      500      $175,742    66.34%    46.80%    44.15%    0.00%
501 to 525                    108     16,323,000      7.40     9.220       509       151,139    70.39     44.02     59.69     1.30
526 to 550                    108     19,991,110      9.07     8.913       537       185,103    75.18     42.12     74.15     0.00
551 to 575                    167     27,263,581     12.37     8.884       564       163,255    80.49     41.92     71.42     7.71
576 to 600                    206     34,710,767     15.74     8.449       588       168,499    80.18     42.78     73.61     6.07
601 to 625                    190     32,399,178     14.69     8.112       614       170,522    78.95     42.54     61.66    33.49
626 to 650                    168     25,891,985     11.74     8.179       637       154,119    80.07     43.68     55.71    33.50
651 to 675                    163     28,281,517     12.83     7.910       661       173,506    81.42     42.54     33.73    49.56
676 to 700                     71     12,049,848      5.47     7.850       686       169,716    80.34     39.31     44.36    52.80
701 to 725                     50     11,155,157      5.06     7.870       713       223,103    79.77     39.03     21.69    57.53
726 to 750                     38      7,323,368      3.32     7.438       737       192,720    78.46     42.07     45.40    45.45
751 to 775                     20      3,285,437      1.49     7.067       760       164,272    73.26     43.76     52.71    50.94
776 to 800                      3        494,746      0.22     7.260       787       164,915    68.21     40.20    100.00    35.47
801 to 825                      2        438,260      0.20     7.963       813       219,130    88.43     41.30     67.16    32.84
                            -----   ------------    ------     -----       ---      --------    -----     -----    ------    -----
TOTAL:                      1,299   $220,486,663    100.00%    8.336%      613      $169,736    78.77%    42.38%    57.84%   25.43%
                            =====   ============    ======     =====       ===      ========    =====     =====    ======    =====

The Credit Scores of the Mortgage Loans that were scored as of the Cut-off Date ranged from 500 to 817 and the weighted average Credit Score of the Mortgage Loans that were scored as of the Cut-off Date was approximately 613.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                  GROUP I COLLATERAL SUMMARY

CREDIT GRADE

                           NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
                            LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
                          --------  ------------  ----------  --------  --------  -----------  --------  --------  -------  -------
AEGIS UNDERWRITING
A+                            303   $ 54,963,558     24.93%    7.752%      612      $181,398    76.79%    42.38%    67.39%   20.02%
A                              90     15,165,814      6.88     8.414       573       168,509    77.20     41.81     69.22    22.80
A-                             37      6,165,782      2.80     8.618       549       166,643    74.76     42.70     83.32     2.30
B                              39      7,205,071      3.27     8.902       561       184,745    70.85     42.50     67.07     0.00
C+                             44      7,693,990      3.49     8.641       553       174,863    67.70     41.32     67.50     0.00
C                              14      1,792,419      0.81     9.879       568       128,030    63.78     39.11     84.27     0.00
                            -----   ------------    ------     -----       ---      --------    -----     -----     -----    -----
   SUB-TOTAL:                 527   $ 92,986,634     42.17%    8.121%      592      $176,445    75.26%    42.17%    69.05%   15.70%
INDYMAC UNDERWRITING
Alt-A                          12   $  3,116,490      1.41%    7.041%      691      $259,708    75.03%    36.27%     0.00%   72.94%
Subprime                       44      7,319,497      3.32     7.418       694       166,352    80.00     42.20     24.58    71.36
                            -----   ------------    ------     -----       ---      --------    -----     -----     -----    -----
   SUB-TOTAL:                  56   $ 10,435,987      4.73%    7.305%      694      $186,357    78.52%    42.04%    17.24%   71.83%
ALL OTHER UNDERWRITING        716   $117,064,042     53.09%    8.598%      623      $163,497    81.58%    42.57%    52.55%   29.02%
                            -----   ------------    ------     -----       ---      --------    -----     -----     -----    -----
TOTAL:                      1,299   $220,486,663    100.00%    8.336%      613      $169,736    78.77%    42.38%    57.84%   25.43%
                            =====   ============    ======     =====       ===      ========    =====     =====     =====    =====

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                  GROUP I COLLATERAL SUMMARY

GROSS MARGINS
(EXCLUDES FIXED RATE MORTGAGE LOANS)

                           NUMBER     AGGREGATE                         WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF       PRINCIPAL   PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE     BALANCE     MORTGAGE    AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
RANGE OF GROSS MARGINS      LOANS    OUTSTANDING     POOL      COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
----------------------    --------  ------------  ----------  --------  --------  -----------  --------  --------  -------  -------
2.501% to 3.000%              24    $  5,139,702      2.96%     6.998%     711      $214,154    76.99%    42.80%    19.30%   74.52%
3.001% to 3.500%               9       1,924,851      1.11      7.057      712       213,872    80.00     39.39     23.18    74.36
3.501% to 4.000%              12       1,904,898      1.10      7.760      671       158,741    80.00     43.19     18.94    72.45
4.001% to 4.500%               8       1,627,665      0.94      6.916      656       203,458    78.37     43.12     11.94    26.61
4.501% to 5.000%              30       6,925,536      3.99      7.333      626       230,851    76.47     45.97     89.58    34.55
5.001% to 5.500%             120      25,819,794     14.87      7.963      614       215,165    78.81     44.29     42.88    29.83
5.501% to 6.000%             137      24,177,842     13.92      7.701      625       176,481    82.01     43.25     67.97    43.16
6.001% to 6.500%             192      34,448,045     19.84      8.193      644       179,417    80.67     39.53     42.19    55.42
6.501% to 7.000%             141      28,975,297     16.68      8.520      598       205,499    79.35     43.75     50.69     9.26
7.001% to 7.500%              94      16,084,124      9.26      8.829      574       171,108    79.32     42.34     66.59     9.04
7.501% to 8.000%              88      14,216,735      8.19      9.218      569       161,554    80.50     42.14     70.57     1.48
8.001% to 8.500%              48       8,457,837      4.87      9.505      560       176,205    82.36     43.35     66.89     3.52
8.501% to 9.000%              16       2,188,750      1.26      9.868      554       136,797    81.86     38.96     91.56     0.00
9.001% to 9.500%               7         803,517      0.46     10.427      570       114,788    88.68     40.10     79.94     0.00
9.501% to 10.000%              3         235,058      0.14     10.742      597        78,353    96.46     45.55     77.04     0.00
10.001% to 10.500%             3         258,790      0.15     11.278      574        86,263    85.91     38.56    100.00     0.00
10.501% to 11.000%             3         316,555      0.18     11.750      556       105,518    81.68     40.63    100.00     0.00
11.001% to 11.500%             2         157,145      0.09     12.351      587        78,572    94.05     44.41    100.00     0.00
                             ---    ------------    ------     ------      ---      --------    -----     -----    ------    -----
TOTAL:                       937    $173,662,140    100.00%     8.302%     613      $185,338    80.09%    42.56%    54.64%   29.56%
                             ===    ============    ======     ======      ===      ========    =====     =====    ======    =====

As of the Cut-off Date, the Gross Margin for the Adjustable Rate Mortgage Loans ranged from 2.750% per annum to 11.500% per annum and the weighted average Gross Margin of the Adjustable Rate Mortgage Loans was approximately 6.306% per annum.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                  GROUP I COLLATERAL SUMMARY

MAXIMUM MORTGAGE RATES
(EXCLUDES FIXED RATE MORTGAGE LOANS)

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
RANGE OF MAXIMUM          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
MORTGAGE RATES              LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
----------------          --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
11.500% or less                9     $  2,060,816      1.19%    6.114%     712    $   228,980    77.97%    43.91%   45.86%  100.00%
11.501% to 12.000%            15        4,131,333      2.38     6.177      688        275,422    71.99     45.20    57.33    39.95
12.001% to 12.500%            35        7,003,081      4.03     6.802      673        200,088    74.33     44.50    50.06    51.51
12.501% to 13.000%            84       17,584,961     10.13     6.981      635        209,345    78.12     43.02    70.76    55.17
13.001% to 13.500%            72       14,423,379      8.31     7.346      631        200,325    77.51     41.84    70.68    36.26
13.501% to 14.000%           148       31,392,224     18.08     7.792      623        212,110    78.45     43.17    47.42    41.20
14.001% to 14.500%           110       20,644,410     11.89     8.325      614        187,676    79.40     41.95    42.21    33.34
14.501% to 15.000%           164       29,280,535     16.86     8.759      597        178,540    83.05     42.37    52.14    16.46
15.001% to 15.500%           115       20,056,039     11.55     9.234      590        174,400    82.03     42.13    48.79    14.49
15.501% to 16.000%           102       17,117,433      9.86     9.672      576        167,818    82.64     41.89    62.13     7.09
16.001% to 16.500%            45        5,850,071      3.37    10.167      586        130,002    83.41     42.01    44.76     2.63
16.501% to 17.000%            16        1,800,338      1.04    10.515      565        112,521    86.19     42.94    74.80    10.00
17.001% to 17.500%            16        1,801,899      1.04    10.593      568        112,619    87.36     42.86    94.47     0.00
17.501% to 18.000%             4          358,477      0.21    11.730      551         89,619    80.31     40.48    88.31     0.00
18.001% to 18.500%             1           93,578      0.05    12.250      585         93,578    90.00     46.23   100.00     0.00
19.001% to 19.500%             1           63,567      0.04    12.500      589         63,567   100.00     41.74   100.00     0.00
                             ---     ------------    ------    ------      ---    -----------   ------     -----   ------   ------
TOTAL:                       937     $173,662,140    100.00%     8.30%     613    $185,338.46    80.09%    42.56%   54.64%   29.56%
                             ===     ============    ======    ======      ===    ===========   ======     =====   ======   ======

As of the Cut-off Date, the Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans ranged from 10.875% per annum to 19.500% per annum and the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans was approximately 14.288% per annum.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                  GROUP I COLLATERAL SUMMARY

NEXT RATE ADJUSTMENT DATE
(EXCLUDES FIXED RATE MORTGAGE LOANS)

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
NEXT RATE ADJUSTMENT      MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
DATE                        LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
--------------------      --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
July 2007                      7     $  1,474,314      0.85%   7.826%      674    $   210,616    82.89%   24.51%     0.00%  100.00%
August 2007                   11        2,189,161      1.26    7.981       694        199,015    84.28    34.08     25.35    96.26
September 2007                 9        1,927,062      1.11    7.156       670        214,118    84.24    29.23     20.78   100.00
October 2007                   9        1,914,611      1.10    7.776       697        212,735    81.00    37.94      7.05    97.46
November 2007                  2          584,250      0.34    8.261       671        292,125    97.93    40.55      0.00   100.00
December 2007                  6          740,719      0.43    8.830       670        123,453    93.03    41.98     40.34    55.00
January 2008                   1          318,561      0.18    8.990       575        318,561    94.96    48.74    100.00     0.00
February 2008                  6        1,000,207      0.58    8.965       654        166,701    91.06    44.15     29.40    57.54
March 2008                    17        2,875,012      1.66    8.554       610        169,118    81.54    41.60     47.93    38.88
April 2008                   161       24,825,999     14.30    8.535       634        154,199    84.33    42.22     46.53    39.34
May 2008                      51       10,285,191      5.92    8.747       596        201,670    85.37    44.38     61.28    14.32
June 2008                    186       36,688,906     21.13    8.562       597        197,252    77.95    42.91     60.07    19.05
July 2008                    174       31,427,086     18.10    8.576       591        180,615    80.00    42.49     61.93     9.17
August 2008                    3          533,654      0.31    8.654       661        177,885    84.76    42.51     52.24    52.24
September 2008                 3          562,031      0.32    6.402       688        187,344    79.86    51.28    100.00    62.39
November 2008                  1           50,694      0.03    8.700       653         50,694   100.00    49.64      0.00     0.00
March 2009                    27        5,540,023      3.19    7.864       645        205,186    79.50    45.82     44.54    58.75
April 2009                    20        3,215,050      1.85    7.860       629        160,753    83.21    47.52     76.98    63.84
May 2009                      28        5,773,684      3.32    8.372       588        206,203    74.93    43.35     38.67    14.00
June 2009                     67       13,069,619      7.53    7.933       581        195,069    75.84    43.86     74.86    11.34
July 2009                     86       17,071,732      9.83    7.978       595        198,509    78.11    43.17     67.78    23.25
August 2009                    4          678,698      0.39    8.054       590        169,674    72.85    44.42    100.00     0.00
April 2011                     3          662,473      0.38    7.135       683        220,824    71.79    34.50     74.19   100.00
May 2011                       3          424,445      0.24    6.980       705        141,482    80.00    41.79      0.00    70.55
June 2011                      6          867,608      0.50    7.205       690        144,601    73.11    36.32     39.59    90.72
July 2011                     36        7,200,970      4.15    7.385       687        200,027    78.41    42.10      9.75    64.42
August 2011                   10        1,760,377      1.01    7.129       718        176,038    77.73    43.17     31.91    90.21
                             ---     ------------    ------    -----       ---    -----------   ------    -----    ------   ------
TOTAL:                       937     $173,662,140    100.00%    8.30%      613    $185,338.46    80.09%   42.56%    54.64%   29.56%
                             ===     ============    ======    =====       ===    ===========   ======    =====    ======   ======

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                 GROUP II COLLATERAL SUMMARY

AGGREGATE MORTGAGE LOAN CHARACTERISTICS

Aggregate Outstanding Principal Balance   $1,155,821,024
Aggregate Original Principal Balance      $1,165,127,732
Number of Mortgage Loans                           5,824

                                          MINIMUM    MAXIMUM    AVERAGE (1)
                                          -------  ----------   -----------
Original Principal Balance                $14,000  $1,264,500     $200,056
Outstanding Principal Balance             $13,990  $1,262,492     $198,458

                                                                  WEIGHTED
                                          MINIMUM    MAXIMUM    AVERAGE (2)
                                          -------  ----------   -----------
Original Term (mos)                          120        360          356
Stated remaining Term (mos)                  117        359          353
Loan Age (mos)                                 1         15            3
Current Interest Rate                      5.000%    14.624%       8.104%
Initial Interest Rate Cap(4)               1.000%     5.000%       3.071%
Periodic Rate Cap(4)                       1.000%     2.000%       1.250%
Gross Margin(4)                            2.250%    11.875%       5.782%
Maximum Mortgage Rate(4)                  10.000%    20.290%      13.968%
Minimum Mortgage Rate(4)                   2.250%    13.290%       7.319%
Months to Roll(4)                              1         59           30
Original Loan-to-Value                     12.70%    100.00%       80.45%
Combined Loan-to-Value                     12.70%    100.00%       88.23%
Credit Score (3)                             479        815          634

                                           EARLIEST      LATEST
                                          ----------   ----------
Maturity Date                             06/01/2016   08/01/2036

                                            PERCENT OF
                                          MORTGAGE POOL
                                          -------------
LIEN POSITION
1st Lien                                      96.11%
2nd Lien                                       3.89%

OCCUPANCY
Primary                                       95.05%
Second Home                                    1.08%
Investment                                     3.87%

LOAN TYPE
Fixed Rate                                    21.40%
ARM                                           78.60%

AMORTIZATION TYPE
Fully Amortizing                              44.58%
Interest Only                                 30.34%
15/30 Balloon                                  0.81%
15/40 Balloon                                  0.30%
30/40 Balloon                                 23.69%
30/50 Balloon                                  0.28%

                                            PERCENT OF
                                          MORTGAGE POOL
                                          -------------
YEAR OF ORIGINATION
2004                                           0.00%
2005                                           0.86%
2006                                          99.14%

LOAN PURPOSE
Purchase                                      44.85%
Refinance - Rate/Term                          4.92%
Refinance - Cashout                           50.22%

PROPERTY TYPE
Single Family                                 70.72%
Condominium                                    6.41%
Planned Unit Development                      13.28%
Two- to Four-Family                            8.64%
Townhouse                                      0.81%
Rowhouse                                       0.08%
Manufactured Housing                           0.06%

(1)  Sum of Principal Balance divided by total number of loans.

(2)  Weighted by Outstanding Principal Balance.

(3)  Minimum and Weighting only for loans with scores.

(4)  ARM Loans only

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                 GROUP II COLLATERAL SUMMARY

MORTGAGE RATES

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
RANGE OF                  MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
MORTGAGE RATES              LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
--------------            --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
5.500% or less                  2   $      964,585     0.08%    5.344%     672      $482,293     83.44%   37.19%    68.81%  100.00%
5.501% to 6.000%               76       20,867,930     1.81     5.911      688       274,578     70.07    41.07     77.78    36.44
6.001% to 6.500%              218       63,061,002     5.46     6.351      681       289,271     74.86    43.00     54.41    41.52
6.501% to 7.000%              677      187,095,618    16.19     6.815      665       276,360     75.57    42.59     53.35    44.22
7.001% to 7.500%              640      162,255,011    14.04     7.312      652       253,523     78.37    42.77     46.32    44.43
7.501% to 8.000%              912      214,259,906    18.54     7.800      639       234,934     80.09    43.58     37.46    36.46
8.001% to 8.500%              655      141,771,379    12.27     8.295      625       216,445     81.07    43.13     36.57    30.47
8.501% to 9.000%              713      139,211,961    12.04     8.798      603       195,248     82.64    42.99     45.80    20.01
9.001% to 9.500%              446       76,317,749     6.60     9.288      590       171,116     83.08    42.38     45.53    11.47
9.501% to 10.000%             470       63,788,496     5.52     9.798      584       135,720     85.44    41.22     55.20     3.96
10.001% to 10.500%            192       23,928,046     2.07    10.298      586       124,625     87.02    41.10     46.83     2.57
10.501% to 11.000%            193       21,048,720     1.82    10.797      614       109,061     89.01    39.68     30.80     0.00
11.001% to 11.500%            162       12,806,798     1.11    11.339      635        79,054     93.61    42.99     22.38     0.00
11.501% to 12.000%            100        7,200,624     0.62    11.834      619        72,006     94.89    43.66     32.39     0.00
12.001% to 12.500%            277       17,169,691     1.49    12.379      626        61,984     98.58    43.10     37.04     0.00
12.501% to 13.000%             62        2,626,964     0.23    12.831      610        42,370     97.23    43.05     47.69     0.00
13.001% to 13.500%             15          735,622     0.06    13.337      603        49,041     93.35    42.72     16.55     0.00
13.501% to 14.000%             10          513,512     0.04    13.897      627        51,351     95.99    38.91      0.00     0.00
14.001% to 14.500%              3          157,434     0.01    14.272      635        52,478    100.00    46.90      0.00     0.00
14.501% to 15.000%              1           39,976     0.00    14.624      614        39,976    100.00    33.72    100.00     0.00
                            -----   --------------   ------    ------      ---      --------    ------   ------    ------   ------
TOTAL:                      5,824   $1,155,821,024   100.00%    8.104%     634      $198,458     80.45%   42.75%    45.22%   30.34%
                            =====   ==============   ======    ======      ===      ========    ======   ======    ======   ======

As of the Cut-off Date, Mortgage Rates borne by the Mortgage Loans ranged from 5.000% per annum to 14.624% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 8.104% per annum.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                 GROUP II COLLATERAL SUMMARY

REMAINING MONTHS TO STATED MATURITY

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL        OF    WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
RANGE OF                  MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
REMAINING TERMS (MONTHS)    LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
------------------------  --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
<= 120                          9   $      831,796     0.07%    8.094%     632      $ 92,422    60.50%    42.41%    89.08%    0.00%
157 to 168                      1          434,917     0.04     6.000      715       434,917    80.00     43.84      0.00     0.00
169 to 180                    248       19,562,073     1.69    10.232      651        78,879    87.26     41.65     33.79     0.00
229 to 240                    101        7,018,029     0.61     9.998      632        69,485    82.94     41.27     62.05     0.00
289 to 300                      9        1,408,475     0.12     7.280      687       156,497    71.29     38.16     92.49     0.00
337 to 348                      8        4,516,983     0.39     6.884      664       564,623    93.43     37.47     31.18    90.35
349 to 360                  5,448    1,122,048,752    97.08     8.062      633       205,956    80.29     42.81     45.30    30.89
                            -----   --------------   ------    ------      ---      --------    -----     -----     -----    -----
TOTAL:                      5,824   $1,155,821,024   100.00%    8.104%     634      $198,458    80.45%    42.75%    45.22%   30.34%
                            =====   ==============   ======    ======      ===      ========    =====     =====     =====    =====

As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans ranged from 117 months to 359 months and the weighted average term to stated maturity of the Mortgage Loans was approximately 353 months.

ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
RANGE OF                     OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE  AVERAGE   PERCENT
ORIGINAL MORTGAGE         MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
LOAN PRINCIPAL BALANCES     LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-----------------------   --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
$50,000 or less               431   $   15,603,639     1.35%   11.383%     620    $   36,203    90.96%    40.37%    49.81%    0.53%
$50,001 to $100,000         1,118       86,131,732     7.45     9.685      606        77,041    83.21     39.98     61.09     2.84
$100,001 to $150,000        1,109      137,216,610    11.87     8.657      607       123,730    78.70     41.00     61.41     9.89
$150,001 to $200,000          898      155,868,117    13.49     8.132      616       173,573    78.15     41.83     55.38    19.78
$200,001 to $250,000          601      133,556,743    11.56     7.918      631       222,224    78.89     42.38     48.33    28.59
$250,001 to $300,000          478      129,893,838    11.24     7.714      637       271,744    79.47     43.66     41.88    38.31
$300,001 to $350,000          345      110,512,126     9.56     7.676      649       320,325    80.27     43.86     33.69    44.69
$350,001 to $400,000          274      101,461,574     8.78     7.699      647       370,298    81.58     44.06     31.84    45.17
$400,001 to $450,000          198       83,628,642     7.24     7.721      647       422,367    81.63     44.47     34.53    44.14
$450,001 to $500,000          167       78,766,941     6.81     7.604      659       471,658    81.41     43.58     30.85    45.62
$500,001 to $550,000           76       39,626,998     3.43     7.865      650       521,408    82.22     43.76     30.32    40.60
$550,001 to $600,000           47       26,908,472     2.33     8.029      664       572,521    82.80     45.50     32.10    46.51
$600,001 to $650,000           34       21,177,334     1.83     7.488      671       622,863    81.78     44.96     38.47    35.45
$650,001 to $700,000           25       16,898,547     1.46     7.968      662       675,942    86.31     40.68     56.23    31.92
$700,001 to $750,000           10        7,339,423     0.63     8.414      647       733,942    82.29     46.12     39.87    39.95
$750,001 to $800,000            5        3,895,402     0.34     8.069      639       779,080    82.56     39.08     80.00    19.64
$800,001 to $850,000            4        3,352,594     0.29     7.290      627       838,148    81.02     42.43     50.64    49.61
$850,001 to $900,000            2        1,724,989     0.15     6.555      680       862,494    88.63     44.89    100.00    49.31
$950,001 to $1,000,000          1          994,811     0.09     6.800      665       994,811    55.56     55.00    100.00     0.00
$1,000,001 or greater           1        1,262,492     0.11     7.175      585     1,262,492    74.38     33.20    100.00     0.00
                            -----   --------------   ------    ------      ---    ----------    -----     -----    ------    -----
TOTAL:                      5,824   $1,155,821,024   100.00%    8.104%     634    $  198,458    80.45%    42.75%    45.22%   30.34%
                            =====   ==============   ======    ======      ===    ==========    =====     =====    ======    =====

As of the Cut-off Date, the outstanding principal balances of the Mortgage Loans ranged from approximately $13,990 to approximately $1,262,492 and the average outstanding principal balance of the Mortgage Loans was approximately $198,458.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                 GROUP II COLLATERAL SUMMARY

PRODUCT TYPES

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
PRODUCT TYPES               LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-------------             --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
10 Year Fixed Loans             9   $      831,796     0.07%    8.094%     632      $ 92,422     60.50%   42.41%    89.08%    0.00%
15 Year Fixed Loans            61        7,148,524     0.62     7.759      628       117,189     64.95    37.05     62.63     0.00
15/30 Balloon Loans           141        9,325,858     0.81    11.355      662        66,141     99.21    44.88     15.89     0.00
15/40 Balloon Loans            47        3,522,607     0.30    11.753      674        74,949    100.00    42.69     18.50     0.00
20 Year Fixed Loans           101        7,018,029     0.61     9.998      632        69,485     82.94    41.27     62.05     0.00
25 Year Fixed Loans             9        1,408,475     0.12     7.280      687       156,497     71.29    38.16     92.49     0.00
2/28 LIBOR Loans            1,618      355,145,934    30.73     8.180      624       219,497     81.16    43.25     44.65    43.36
2/28 LIBOR Loans
   (40 due in 30)             674      183,282,807    15.86     8.073      632       271,933     82.40    44.44     39.22     0.00
2/28 LIBOR Loans
   (50 due in 30)               8        2,395,928     0.21     7.645      647       299,491     80.21    48.34     25.82     0.00
2/28 LIBOR Loans
   (Dual Amort)                 5        1,301,939     0.11     7.757      627       260,388     85.01    49.15     32.90     0.00
30 Year Fixed Loans         1,443      190,620,029    16.49     8.457      630       132,100     77.37    40.25     62.48     8.74
30/40 Balloon Loans           117       27,232,436     2.36     7.686      635       232,756     75.64    42.68     67.13     0.00
30/50 Balloon Loans             1          269,881     0.02     6.500      672       269,881     72.97    47.00      0.00     0.00
3/27 LIBOR Loans              729      155,458,405    13.45     7.933      611       213,249     80.17    42.70     63.20    34.73
3/27 LIBOR Loans
   (40 due in 30)             212       52,254,306     4.52     8.144      620       246,483     83.85    42.51     51.38     0.00
3/27 LIBOR Loans
   (50 due in 30)               2          599,833     0.05     7.883      615       299,917     81.99    46.37     16.67     0.00
5/25 LIBOR Loans               23        5,441,116     0.47     7.242      670       236,570     80.04    41.36     60.90    34.64
5/25 LIBOR Loans
   (1Y Adj-40 due in 30)       38        7,990,366     0.69     7.609      671       210,273     80.00    41.91      6.93     0.00
5/25 LIBOR Loans
   (1Y Adj)                   576      141,729,153    12.26     7.433      687       246,058     79.43    43.14      7.91    87.29
5/25 LIBOR Loans
   (40 due in 30)               8        1,971,025     0.17     7.669      643       246,378     80.06    41.51     26.77     0.00
Six Month LIBOR Loans           2          872,577     0.08     9.318      702       436,289     82.57    33.23      0.00    48.59
                            -----   --------------   ------    ------      ---      --------    ------    -----     -----    -----
TOTAL:                      5,824   $1,155,821,024   100.00%    8.104%     634      $198,458     80.45%   42.75%    45.22%   30.34%
                            =====   ==============   ======    ======      ===      ========    ======    =====     =====    =====

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                 GROUP II COLLATERAL SUMMARY

AMORTIZATION TYPE

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
AMORTIZATION TYPE           LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC      IO
-----------------         --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Fully Amortizing            3,372   $  515,247,947    44.58%   8.470%      611      $152,802    78.95%    41.42%    56.24%    0.00%
Balloon                     1,251      289,922,718    25.08    8.176       633       231,753    82.69     43.89     41.81     0.00
60 Month Interest-Only        712      221,927,376    19.20    7.534       656       311,696    81.70     44.16     46.10   100.00
120 Month Interest-Only       489      128,722,983    11.14    7.456       688       263,237    79.30     43.10      7.29   100.00
                            -----   --------------   ------    -----       ---      --------    -----     -----     -----   ------
TOTAL:                      5,824   $1,155,821,024   100.00%   8.104%      634      $198,458    80.45%    42.75%    45.22%   30.34%
                            =====   ==============   ======    =====       ===      ========    =====     =====     =====   ======

ADJUSTMENT TYPE

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
ADJUSTMENT TYPE             LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC      IO
---------------           --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
ARM                         3,895   $  908,443,389    78.60%   7.985%      634      $233,233    81.11%    43.33%    40.98%   36.76%
Fixed Rate                  1,929      247,377,635    21.40    8.542       633       128,241    78.03     40.66     60.79     6.74
                            -----   --------------   ------    -----       ---      --------    -----     -----     -----    -----
TOTAL:                      5,824   $1,155,821,024   100.00%   8.104%      634      $198,458    80.45%    42.75%    45.22%   30.34%
                            =====   ==============   ======    =====       ===      ========    =====     =====     =====    =====

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                 GROUP II COLLATERAL SUMMARY

GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
GEOGRAPHIC DISTRIBUTION     LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC      IO
-----------------------   --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Alabama                        52   $    5,086,650     0.44%    9.384%      575     $ 97,820    77.39%    39.40%    76.03%    6.61%
Alaska                          4          953,838     0.08     8.009       663      238,460    81.69     36.58     60.49    51.83
Arizona                       335       59,006,834     5.11     8.074       621      176,140    79.79     41.94     64.64    29.85
Arkansas                       18        1,595,170     0.14     9.178       582       88,621    77.91     41.61     50.32    15.48
California                   1256      375,397,336    32.48     7.732       657      298,883    80.02     44.01     32.11    45.61
Colorado                      118       18,881,591     1.63     8.266       627      160,013    83.09     44.07     53.26    32.24
Connecticut                   101       18,769,076     1.62     8.158       601      185,832    78.10     44.64     56.94     3.68
Delaware                       31        5,736,588     0.50     7.929       604      185,051    75.93     41.16     60.96     7.35
District of Columbia            5        1,279,598     0.11     8.058       646      255,920    84.02     41.34     47.81    53.57
Florida                       740      126,716,898    10.96     8.300       622      171,239    79.98     42.04     42.94    23.74
Georgia                       165       19,309,371     1.67     8.906       616      117,026    83.22     42.36     57.71    10.33
Hawaii                         18        6,886,772     0.60     7.687       690      382,598    79.55     43.27     22.20    31.16
Idaho                          18        2,493,636     0.22     8.571       601      138,535    82.09     41.60     72.22     0.00
Illinois                      198       38,211,177     3.31     8.544       637      192,986    84.13     43.11     37.12    20.28
Indiana                        52        5,329,747     0.46     9.643       586      102,495    85.25     41.53     61.28     1.65
Iowa                           43        3,986,912     0.34     8.998       603       92,719    85.79     42.47     79.45    12.59
Kansas                         27        2,846,155     0.25     9.215       598      105,413    84.87     40.99     65.28    10.12
Kentucky                       15        1,648,523     0.14     9.371       554      109,902    87.80     40.39     82.79    13.04
Louisiana                      51        5,938,470     0.51     8.752       603      116,441    83.77     39.34     71.07     8.43
Maine                          74        8,844,715     0.77     8.247       602      119,523    76.02     37.12     76.68     4.66
Maryland                      163       39,405,649     3.41     8.121       616      241,752    80.40     43.47     53.25    37.89
Massachusetts                  89       22,199,615     1.92     8.188       642      249,434    82.10     40.80     49.26    20.15
Michigan                      107       10,926,399     0.95     9.462       590      102,116    83.91     41.27     63.11     6.09
Minnesota                     105       18,126,013     1.57     8.138       618      172,629    81.52     41.82     72.64    17.72
Mississippi                    17        1,707,437     0.15     9.817       573      100,437    89.21     40.54     74.54     0.00
Missouri                       91       10,596,913     0.92     9.015       591      116,450    85.47     39.64     64.70    18.75
Montana                         1          147,192     0.01     8.250       645      147,192    80.00     48.78      0.00     0.00
Nebraska                       27        2,898,586     0.25     9.077       606      107,355    85.28     38.45     60.09     6.72
Nevada                        103       22,910,801     1.98     8.053       641      222,435    80.52     42.53     34.03    35.76
New Hampshire                  84       14,069,106     1.22     7.781       604      167,489    75.12     41.67     66.55    10.24
New Jersey                    130       32,209,438     2.79     8.288       637      247,765    79.94     44.59     29.09    29.44
New Mexico                     28        3,920,806     0.34     8.505       623      140,029    80.54     44.59     63.70    15.60
New York                      308       83,914,876     7.26     7.705       649      272,451    77.13     43.09     38.61    37.06
North Carolina                 67        7,929,428     0.69     8.929       602      118,350    85.41     40.59     58.42    11.50
Ohio                          150       15,127,219     1.31     9.061       598      100,848    85.84     38.77     68.55     1.92
Oklahoma                       23        1,870,456     0.16     9.079       607       81,324    85.62     35.43     74.49     6.63
Oregon                         38        7,783,836     0.67     8.046       626      204,838    80.48     42.04     54.97    23.01
Pennsylvania                   74        9,326,797     0.81     8.631       589      126,038    80.90     40.63     76.97    12.87
Rhode Island                   51       10,769,706     0.93     7.962       645      211,171    80.16     42.54     50.54     7.44
South Carolina                 27        3,371,716     0.29     9.296       598      124,878    84.68     42.55     55.90     9.41
South Dakota                    6          458,428     0.04     9.235       579       76,405    82.05     38.42    100.00     0.00
Tennessee                      45        4,862,762     0.42     8.985       579      108,061    86.13     41.73     73.39    11.71
Texas                         300       33,390,819     2.89     8.669       617      111,303    82.16     40.24     48.40     7.32
Utah                           47        6,632,751     0.57     8.790       605      141,122    84.24     45.26     60.45     7.24
Vermont                        40        5,512,472     0.48     8.639       590      137,812    73.46     39.31     65.02     3.69
Virginia                      205       40,986,808     3.55     7.785       621      199,936    79.03     41.94     57.01    27.43

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                 GROUP II COLLATERAL SUMMARY

GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES (CONT'D)

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
GEOGRAPHIC DISTRIBUTION     LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC      IO
-----------------------   --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Washington                    124       28,466,073     2.46    7.987       633       229,565    83.24     42.42     55.09    41.42
West Virginia                  10        2,203,817     0.19    8.263       629       220,382    78.74     46.20     51.51     0.00
Wisconsin                      41        4,954,848     0.43    9.166       581       120,850    82.61     42.31     71.10     8.33
Wyoming                         2          221,202     0.02    9.750       554       110,601    84.58     40.49    100.00     0.00
                            -----   --------------   ------    -----       ---      --------    -----     -----    ------    -----
TOTAL:                      5,824   $1,155,821,024   100.00%   8.104%      634      $198,458    80.45%    42.75%    45.22%   30.34%
                            =====   ==============   ======    =====       ===      ========    =====     =====    ======    =====

No more than approximately 0.30% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code.

ORIGINAL LOAN-TO-VALUE RATIOS

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
RANGE OF ORIGINAL         MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
LOAN-TO-VALUE RATIOS        LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC      IO
--------------------      --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
50.00% or less                196   $   27,930,509     2.42%    7.485%     621      $142,503    40.81%    38.58%    59.37%   10.80%
50.01% to 55.00%               78       12,895,120     1.12     7.440      622       165,322    53.03     39.16     64.65    20.47
55.01% to 60.00%              133       26,044,005     2.25     7.446      620       195,820    57.82     41.71     65.62    16.15
60.01% to 65.00%              199       36,831,861     3.19     7.600      607       185,085    63.23     39.74     56.41    17.41
65.01% to 70.00%              257       52,026,039     4.50     7.651      613       202,436    68.64     42.05     53.85    13.80
70.01% to 75.00%              342       65,915,514     5.70     7.848      601       192,735    74.01     41.66     60.63    15.27
75.01% to 80.00%             2437      563,721,457    48.77     7.710      650       231,318    79.82     43.12     36.34    42.33
80.01% to 85.00%              457      100,737,670     8.72     8.390      593       220,433    84.49     43.10     56.70    26.92
85.01% to 90.00%              633      129,481,030    11.20     8.679      614       204,551    89.72     43.43     54.05    21.11
90.01% to 95.00%              224       48,856,006     4.23     8.809      627       218,107    94.65     42.28     64.39    14.23
95.01% to 100.00%             868       91,381,812     7.91    10.138      665       105,279    99.93     43.72     31.14    18.70
                            -----   --------------   ------    ------      ---      --------    -----     -----     -----    -----
TOTAL:                      5,824   $1,155,821,024   100.00%    8.104%     634      $198,458    80.45%    42.75%    45.22%   30.34%
                            =====   ==============   ======    ======      ===      ========    =====     =====     =====    =====

As of the Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 12.70% to 100.00%. With respect to the Mortgage Loans which are in a second lien position, this table was calculated using the Combined Loan-to-Value Ratio for such Mortgage Loans. Approximately 3.89% of the Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 99.72%. The weighted average Second Lien ratio for the Mortgage Loans which are in a second lien position was approximately 19.97%.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                 GROUP II COLLATERAL SUMMARY

COMBINED LOAN-TO-VALUE RATIOS

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
RANGE OF COMBINED         MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
LOAN-TO-VALUE RATIOS        LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
--------------------      --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
50.00% or less                196   $   27,930,509     2.42%   7.485%      621      $142,503    40.81%    38.58%    59.37%   10.80%
50.01% to 55.00%               75       11,969,851     1.04    7.325       620       159,598    52.95     39.03     68.18    15.78
55.01% to 60.00%              131       24,351,149     2.11    7.503       614       185,887    57.90     41.81     63.23    17.27
60.01% to 65.00%              200       37,826,673     3.27    7.579       609       189,133    63.02     40.17     57.55    16.96
65.01% to 70.00%              255       51,476,502     4.45    7.653       612       201,869    68.65     42.09     54.43    13.17
70.01% to 75.00%              333       64,078,286     5.54    7.847       599       192,427    73.78     41.42     62.23    13.30
75.01% to 80.00%              626      127,334,176    11.02    7.944       604       203,409    79.31     40.92     58.56    13.65
80.01% to 85.00%              420       87,843,372     7.60    8.470       586       209,151    84.14     43.09     62.47    17.72
85.01% to 90.00%              622      126,511,738    10.95    8.666       612       203,395    89.49     43.06     54.67    19.53
90.01% to 95.00%              284       65,452,829     5.66    8.474       635       230,468    90.87     42.79     57.79    20.01
95.01% to 100.00%           2,682      531,045,939    45.95    8.092       663       198,004    83.61     43.77     29.46    46.90
                            -----   --------------   ------    -----       ---      --------    -----     -----     -----    -----
TOTAL:                      5,824   $1,155,821,024   100.00%   8.104%      634      $198,458    80.45%    42.75%    45.22%   30.34%
                            =====   ==============   ======    =====       ===      ========    =====     =====     =====    =====

As of the Cut-off Date, the Combined Loan-to-Value Ratios of the Mortgage Loans ranged from 12.70% to 100.00% and the weighted average Combined Loan-to-Value Ratio for Mortgage Loans was approximately 88.23%. . This table was calculated using the Combined Loan-to-Value Ratio for Mortgage Loans that are in a second lien position and for Mortgage Loans that are in a first lien position with subordinate financing. Approximately 3.89% of the Mortgage Loans are in a second lien position and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 99.72%. Approximately 40.04% of the Mortgage Loans are in a first lien position with subordinate financing and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 99.49%.

DEBT-TO-INCOME RATIOS

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
RANGE                     MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
OF DEBT-TO-INCOME RATIOS    LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
------------------------  --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
20.00% or less                179   $   37,916,647     3.28%   7.872%      659      $211,825    75.16%    15.14%    33.89%   45.81%
20.01% to 25.00%              173       22,095,759     1.91    8.469       609       127,721    75.17     22.73     69.39    10.12
25.01% to 30.00%              299       43,552,862     3.77    8.304       615       145,662    76.80     27.95     59.52    18.01
30.01% to 35.00%              497       83,091,096     7.19    8.067       627       167,185    77.92     32.98     51.65    19.07
35.01% to 40.00%              826      153,514,945    13.28    7.967       636       185,853    79.89     37.88     49.40    31.76
40.01% to 45.00%             1450      301,351,773    26.07    8.170       640       207,829    81.47     42.98     33.85    30.39
45.01% to 50.00%            1,924      413,755,686    35.80    8.183       634       215,050    81.99     47.95     42.02    33.94
50.01% to 55.00%              464       98,284,353     8.50    7.735       619       211,820    78.87     52.65     73.59    26.60
55.01% to 60.00%               12        2,257,904     0.20    7.805       593       188,159    73.36     55.89     71.60    18.79
                            -----   --------------   ------    -----       ---      --------    -----     -----     -----    -----
TOTAL:                      5,824   $1,155,821,024   100.00%   8.104%      634      $198,458    80.45%    42.75%    45.22%   30.34%
                            =====   ==============   ======    =====       ===      ========    =====     =====     =====    =====

As of the Cut-off Date, the Debt-to-Income Ratios of the Mortgage Loans ranged from 2.74% to 59.00% and the weighted average Debt-to-Income Ratio for Mortgage Loans with Debt-to-Income Ratios was approximately 42.75%.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                 GROUP II COLLATERAL SUMMARY

LOAN PURPOSE

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
LOAN PURPOSE                LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
------------              --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Refinance - Cashout         2,874   $  580,495,745    50.22%   8.026%      611      $201,982    77.77%    42.30%    58.45%   19.87%
Purchase                    2,691      518,436,815    44.85    8.247       659       192,656    83.76     43.30     28.07    42.03
Refinance - Rate Term         259       56,888,465     4.92    7.592       631       219,647    77.69     42.34     66.53    30.62
                            -----   --------------   ------    -----       ---      --------    -----     -----     -----    -----
TOTAL:                      5,824   $1,155,821,024   100.00%   8.104%      634      $198,458    80.45%    42.75%    45.22%   30.34%
                            =====   ==============   ======    =====       ===      ========    =====     =====     =====    =====

PROPERTY TYPE

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
PROPERTY TYPE               LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-------------             --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Single Family                4294   $  817,351,930    70.72%   8.101%      628      $190,347    80.08%    42.52%    48.20%   28.09%
Planned Unit Development      698      153,441,607    13.28    8.100       635       219,830    81.35     43.20     46.60    34.84
Two- to Four-Family           366       99,906,174     8.64    8.122       663       272,968    81.42     43.77     29.61    31.25
Condo                         402       74,140,873     6.41    8.148       651       184,430    81.00     42.97     30.00    44.23
Townhouse                      51        9,403,623     0.81    7.805       638       184,385    83.87     44.45     41.16    38.24
Rowhouse                        8          932,470     0.08    8.209       557       116,559    77.13     37.18     88.02     0.00
Manufactured Housing            5          644,347     0.06    8.391       576       128,869    80.59     37.97    100.00     0.00
                            -----   --------------   ------    -----       ---      --------    -----     -----    ------    -----
TOTAL:                      5,824   $1,155,821,024   100.00%   8.104%      634      $198,458    80.45%    42.75%    45.22%   30.34%
                            =====   ==============   ======    =====       ===      ========    =====     =====    ======    =====

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                 GROUP II COLLATERAL SUMMARY

DOCUMENTATION

                           NUMBER      AGGREGATE     PERCENT             WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE    PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE    CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
                            LOANS     OUTSTANDING     POOL     COUPON     SCORE    OUTSTANDING     LTV     INCOME     DOC       IO
                          --------  --------------  --------  --------  ---------  -----------  --------  --------  -------  -------
AEGIS UNDERWRITING
Full Documentation          1,878   $  316,018,846    27.34%   7.849%         608    $168,274    78.12%    42.08%   100.00%   17.24%
Stated Income               1,074      197,644,087    17.10    8.537          635     184,026    79.60     43.16      0.00    18.44
Alternative
   Documentation              149       28,914,098     2.50    8.031          630     194,054    81.78     40.56      0.00    21.03
No Income No Asset              2          556,609     0.05    6.635          720     278,304    53.61      0.00      0.00     0.00
                            -----   --------------   ------    -----    ---------    --------    -----     -----    ------   ------
   SUB-TOTAL                3,103   $  543,133,640    46.99%   8.108%         619    $175,035    78.83%    42.39%    58.18%   17.86%
ACCREDITED UNDERWRITING
Full Documentation            676   $  116,668,948    10.09%   8.486%         583    $172,587    80.39%    42.63%   100.00%   15.67%
Stated Income                 217       55,057,136     4.76    8.273          662     253,720    82.71     42.39      0.00    10.90
Alternative
   Documentation               49       10,836,538     0.94    8.370          617     221,154    85.04     39.14      0.00    12.21
6 Months Bank Statements        5        1,194,135     0.10    7.568          683     238,827    75.60     20.97      0.00    36.43
                            -----   --------------   ------    -----    ---------    --------    -----     -----    ------   ------
   SUB-TOTAL                  947   $  183,756,757    15.90%   8.409%         610    $194,041    81.33%    42.21%    63.49%   14.18%
INDYMAC UNDERWRITING
Stated Income                 512   $  125,525,412    10.86%   7.494%         685    $245,167    79.93%    43.05%     0.00%   81.65%
Full Documentation             53       11,012,236     0.95    7.172          695     207,778    79.94     42.73    100.00    85.23
No Documentation               28        6,971,412     0.60    7.237          699     248,979    74.86      0.00      0.00    88.12
No Income No Asset             14        4,201,223     0.36    7.192          683     300,087    72.82      0.00      0.00   100.00
No Ratio                        3        1,143,952     0.10    6.851          706     381,317    74.06      0.00      0.00   100.00
                            -----   --------------   ------    -----    ---------    --------    -----     -----    ------   ------
   SUB-TOTAL                  610   $  148,854,235    12.88%   7.444%         687    $244,023    79.45%    43.02%     7.40%   82.88%
OTHER UNDERWRITING
Full Documentation            344   $   78,968,796     6.83%   7.866%         633    $229,560    83.26%    43.81%   100.00%   37.39%
Other Documentation           820      201,107,596    17.40    8.395          656     245,253    83.68     43.63      0.00    37.14
                            -----   --------------   ------    -----    ---------    --------    -----     -----    ------   ------
   SUB-TOTAL                1,164   $  280,076,392    24.23%   8.246%         650    $240,615    83.56%    43.68%    28.20%   37.21%
                            -----   --------------   ------    -----    ---------    --------    -----     -----    ------   ------
TOTAL:                      5,824   $1,155,821,024   100.00%   8.104%   633.62976    $198,458    80.45%    42.75%    45.22%   30.34%
                            =====   ==============   ======    =====    =========    ========    =====     =====    ======   ======

OCCUPANCY

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
OCCUPANCY                   LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
---------                 --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
Primary                      5496   $1,098,607,278    95.05%   8.063%      632      $199,892    80.34%    42.86%    45.81%   31.31%
Investment                    259       44,774,155     3.87    9.004       655       172,873    82.06     40.19     36.73    11.98
Second Home                    69       12,439,591     1.08    8.457       660       180,284    84.70     42.10     23.81    10.93
                            -----   --------------   ------    -----       ---      --------    -----     -----     -----    -----
TOTAL:                      5,824   $1,155,821,024   100.00%   8.104%      634      $198,458    80.45%    42.75%    45.22%   30.34%
                            =====   ==============   ======    =====       ===      ========    =====     =====     =====    =====

The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                 GROUP II COLLATERAL SUMMARY

MORTGAGE LOANS AGE (MONTHS)

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
MORTGAGE LOANS AGE        MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
(MONTHS)                    LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
------------------        --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
1                             198   $   46,479,880    4.02%     7.883%     659      $234,747     80.13%    43.27%   15.82%    55.35%
2                            2129      431,167,774    37.30     7.981      639       202,521     79.56     42.41    38.88     32.53
3                            2511      472,101,610    40.85     8.199      625       188,013     79.98     42.74    55.56     22.76
4                             610      115,266,316     9.97     8.206      627       188,961     81.70     43.08    49.39     23.27
5                             266       63,086,231     5.46     8.206      643       237,166     85.47     44.14    32.42     54.22
6                              61       15,297,401     1.32     8.312      657       250,777     83.41     44.57    33.03     53.35
7                              24        2,510,666     0.22     9.309      642       104,611     92.75     44.94    37.64     52.63
8                               3          898,915     0.08     8.960      693       299,638     81.07     37.36     0.00     45.39
9                               8        2,390,315     0.21     8.003      649       298,789     88.59     43.18    18.29     53.78
10                              2          473,965     0.04     8.844      662       236,982     85.15     42.62    25.73    100.00
11                              3        1,196,051     0.10     7.561      708       398,684     87.44     38.53     0.00     37.21
12                              3        1,634,576     0.14     6.982      669       544,859     96.82     47.17    45.55    100.00
13                              3        1,912,448     0.17     6.231      683       637,483     90.25     37.88    34.71     77.26
14                              2          968,873     0.08     6.774      656       484,437     85.00     20.32     0.00    100.00
15                              1          436,003     0.04     8.750      632       436,003    100.00     43.78     0.00      0.00
                            -----   --------------   ------     -----      ---      --------    ------     -----    -----    ------
TOTAL:                      5,824   $1,155,821,024   100.00%    8.104%     634      $198,458     80.45%    42.75%   45.22%    30.34%
                            =====   ==============   ======     =====      ===      ========    ======     =====    =====    ======

As of the Cut-off Date, the weighted average age of the Mortgage Loans was approximately 3 months.

ORIGINAL PREPAYMENT PENALTY TERM

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
ORIGINAL PREPAYMENT       MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
PENALTY TERM                LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-------------------       --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
None                        1,356   $  244,657,118    21.17%    8.577%     630      $180,426     81.54%    42.77%   39.82%   28.60%
6 Months                       24        5,749,695     0.50     8.887      672       239,571     81.95     42.38    23.90    36.25
12 Months                     466      117,676,125    10.18     7.962      642       252,524     78.86     43.23    42.06    31.25
18 Months                       6        2,285,410     0.20     7.421      674       380,902     83.25     42.40    53.33    45.12
24 Months                   1,988      407,488,766    35.26     8.130      634       204,974     82.31     43.71    39.24    33.14
30 Months                      12        2,965,848     0.26     8.259      599       247,154     82.42     38.52    67.95    11.63
36 Months                   1,727      333,288,584    28.84     7.759      636       192,987     78.01     41.56    54.45    29.77
42 Months                       2          853,406     0.07     8.098      647       426,703     91.67     35.17    41.65     0.00
48 Months                       4          462,477     0.04     8.651      566       115,619     81.24     39.29    68.72     0.00
60 Months                     239       40,393,595     3.49     8.134      604       169,011     79.05     41.78    71.97    15.33
                            -----   --------------   ------     -----      ---      --------     -----     -----    -----    -----
TOTAL:                      5,824   $1,155,821,024   100.00%    8.104%     634      $198,458     80.45%    42.75%   45.22%   30.34%
                            =====   ==============   ======     =====      ===      ========     =====     =====    =====    =====

The weighted average prepayment penalty term at origination with respect to the Mortgage Loans having prepayment penalties is approximately 28 months.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                 GROUP II COLLATERAL SUMMARY

CREDIT SCORES

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
RANGE OF                  MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
CREDIT SCORES               LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-------------             --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
479 to 500                     13   $    2,112,240     0.18%    9.372%     498      $162,480     78.87%    40.87%   96.88%    0.00%
501 to 525                    468       71,509,384     6.19     9.255      514       152,798     75.83     42.21    80.02     0.00
526 to 550                    386       63,198,435     5.47     8.790      538       163,727     76.28     41.76    72.63     1.31
551 to 575                    494       85,756,203     7.42     8.675      563       173,596     80.27     42.31    70.63     7.21
576 to 600                    805      131,055,288    11.34     8.321      589       162,802     80.87     42.90    72.76    14.62
601 to 625                    767      145,362,880    12.58     8.176      614       189,521     81.09     42.87    49.87    26.42
626 to 650                    920      185,548,752    16.05     8.089      638       201,683     81.03     43.24    32.49    36.01
651 to 675                    770      171,732,651    14.86     7.871      663       223,029     80.92     42.94    28.22    42.23
676 to 700                    539      128,986,426    11.16     7.665      687       239,307     82.44     42.75    27.87    51.11
701 to 725                    314       81,258,743     7.03     7.543      712       258,786     81.52     43.01    21.72    46.16
726 to 750                    184       46,621,836     4.03     7.384      737       253,380     80.81     42.17    26.23    46.54
751 to 775                    111       28,183,965     2.44     7.251      761       253,910     79.70     42.54    32.07    54.00
776 to 800                     44       12,572,652     1.09     7.151      786       285,742     76.62     41.68    37.42    43.76
801 to 815                      9        1,921,569     0.17     7.078      808       213,508     75.13     45.92    40.34    46.39
                            -----   --------------   ------     -----      ---      --------     -----     -----    -----    -----
TOTAL:                      5,824   $1,155,821,024   100.00%    8.104%     634      $198,458     80.45%    42.75%   45.22%   30.34%
                            =====   ==============   ======     =====      ===      ========     =====     =====    =====    =====

The Credit Scores of the Mortgage Loans that were scored as of the Cut-off Date ranged from 479 to 815 and the weighted average Credit Score of the Mortgage Loans that were scored as of the Cut-off Date was approximately 634.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                 GROUP II COLLATERAL SUMMARY

CREDIT GRADE

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
                          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
                            LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
                          --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
AEGIS UNDERWRITING
A+                          2,454   $  428,875,702    37.11%    8.031%     631      $174,766     79.94%    42.70%    55.18%  20.15%
A                             284       53,714,151     4.65     8.143      580       189,134     76.46     41.09     65.90   13.20
A-                            175       31,102,653     2.69     8.578      570       177,729     76.60     41.07     71.42    8.53
B                              92       15,645,300     1.35     8.393      566       170,058     68.90     43.01     71.02    5.57
C+                             96       13,171,733     1.14     8.878      570       137,206     69.70     39.94     79.92    0.00
C                               2          624,101     0.05    11.297      594       312,051     69.45     45.65     19.01    0.00
                            -----   --------------   ------    ------      ---      --------     -----     -----     -----   -----
   SUB-TOTAL:               3,103   $  543,133,640    46.99%    8.108%     619      $175,035     78.83%    42.39%    58.18%  17.86%

ACCREDITED UNDERWRITING
A+                            266   $   69,424,026     6.01%    7.594%     691      $260,993     81.32%    42.01%    40.44%  27.97%
A                             441       76,781,628     6.64     8.787      573       174,108     82.91     42.35     71.21    8.28
A-                            114       19,202,157     1.66     9.085      545       168,440     81.68     42.84     89.14    1.41
B                              80       11,899,095     1.03     9.186      526       148,739     75.53     42.62     89.65    0.00
C                              40        5,862,672     0.51     9.335      519       146,567     73.37     40.36     94.59    0.00
C-                              6          587,179     0.05     8.252      538        97,863     60.32     37.51    100.00    0.00
                            -----   --------------   ------    ------      ---      --------     -----     -----     -----   -----
   SUB-TOTAL:                 947   $  183,756,757    15.90%    8.409%     610      $194,041     81.33%    42.21%    63.49%  14.18%

INDYMAC UNDERWRITING
Alt-A                          48   $   12,921,092     1.12%    7.120%     693      $269,189     74.53%    37.10%     2.06%  92.92%
Subprime                      562      135,933,143    11.76     7.475      686       241,874     79.92     43.07      7.91   81.92
                            -----   --------------   ------    ------      ---      --------     -----     -----     -----   -----
   SUB-TOTAL:                 610   $  148,854,235    12.88%    7.444%     687      $244,023     79.45%    43.02%     7.40%  82.88%
ALL OTHER UNDERWRITING      1,164   $  280,076,392    24.23%    8.246%     650      $240,615     83.56%    43.68%    28.20%  37.21%
                            -----   --------------   ------    ------      ---      --------     -----     -----     -----   -----
TOTAL:                      5,824   $1,155,821,024   100.00%    8.104%     634      $198,458     80.45%    42.75%    45.22%  30.34%
                            =====   ==============   ======    ======      ===      ========     =====     =====     =====   =====

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                 GROUP II COLLATERAL SUMMARY

GROSS MARGINS
(EXCLUDES FIXED RATE MORTGAGE LOANS)

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
RANGE OF                  MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
GROSS MARGINS               LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
-------------             --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
2.001% to 2.500%                2    $    581,637      0.06%    7.363%     674      $290,818    80.00%    39.63%    22.65%   77.35%
2.501% to 3.000%              170      46,126,482      5.08     7.137      725       271,332    78.73     42.91     11.94    83.45
3.001% to 3.500%              175      44,031,637      4.85     7.199      698       251,609    80.02     42.57      9.40    82.79
3.501% to 4.000%              161      43,745,243      4.82     7.337      672       271,710    80.11     43.33     17.48    75.78
4.001% to 4.500%              138      34,306,736      3.78     7.453      662       248,600    81.92     43.45     32.82    59.31
4.501% to 5.000%              197      56,872,142      6.26     7.174      652       288,691    80.99     43.88     58.71    39.55
5.001% to 5.500%              485     130,697,694     14.39     7.638      636       269,480    80.76     43.93     35.69    36.85
5.501% to 6.000%              594     153,118,353     16.86     7.813      626       257,775    81.53     43.51     47.55    31.46
6.001% to 6.500%              508     121,236,191     13.35     7.957      621       238,654    80.87     43.80     51.33    36.11
6.501% to 7.000%              506     111,921,923     12.32     8.434      612       221,190    80.89     43.07     46.15    17.87
7.001% to 7.500%              406      73,267,120      8.07     8.740      600       180,461    81.50     42.82     51.12    14.50
7.501% to 8.000%              290      51,578,081      5.68     9.160      603       177,855    82.11     42.71     40.13    17.59
8.001% to 8.500%              159      25,994,165      2.86     9.587      581       163,485    83.77     42.50     53.20    10.67
8.501% to 9.000%               53       9,964,454      1.10     9.955      614       188,009    87.01     42.31     27.85     0.00
9.001% to 9.500%               26       3,138,756      0.35    10.505      614       120,721    83.81     37.37     24.48     0.00
9.501% to 10.000%              16       1,159,302      0.13    11.002      587        72,456    79.64     40.58     65.51     0.00
10.001% to 10.500%              5         323,624      0.04    11.577      574        64,725    87.24     46.40     63.93     0.00
10.501% to 11.000%              3         324,276      0.04    11.703      566       108,092    85.23     34.40    100.00     0.00
11.501% to 12.000%              1          55,574      0.01    12.875      525        55,574    80.00     49.70    100.00     0.00
                            -----    ------------    ------    ------      ---      --------    -----     -----    ------    -----
TOTAL:                      3,895    $908,443,389    100.00%    7.985%     634      $233,233    81.11%    43.33%    40.98%   36.76%
                            =====    ============    ======    ======      ===      ========    =====     =====    ======    =====

As of the Cut-off Date, the Gross Margin for the Adjustable Rate Mortgage Loans ranged from 2.250% per annum to 11.875% per annum and the weighted average Gross Margin of the Adjustable Rate Mortgage Loans was approximately 5.782% per annum.

   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                 GROUP II COLLATERAL SUMMARY

MAXIMUM MORTGAGE RATES
(EXCLUDES FIXED RATE MORTGAGE LOANS)

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
RANGE OF MAXIMUM          MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
MORTGAGE RATES              LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
----------------          --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
11.500% or less                46    $ 13,125,543      1.44%    6.203%     707      $285,338    79.75%    41.01%    22.41%   77.60%
11.501% to 12.000%            159      45,914,126      5.05     6.599      688       288,768    76.54     43.54     30.17    71.26
12.001% to 12.500%            273      76,346,724      8.40     6.907      680       279,658    79.15     43.26     30.28    65.96
12.501% to 13.000%            482     133,148,925     14.66     7.135      655       276,243    79.20     43.65     42.12    53.61
13.001% to 13.500%            413     105,163,692     11.58     7.482      641       254,634    79.33     43.47     50.45    44.02
13.501% to 14.000%            548     137,502,335     15.14     7.827      634       250,917    80.32     43.72     39.14    35.85
14.001% to 14.500%            421      95,844,178     10.55     8.238      625       227,658    80.95     43.36     35.44    31.15
14.501% to 15.000%            478     106,008,181     11.67     8.527      620       221,774    83.14     44.00     41.35    25.73
15.001% to 15.500%            333      66,088,203      7.27     8.921      608       198,463    83.67     43.32     38.14    16.82
15.501% to 16.000%            346      63,590,979      7.00     9.297      593       183,789    84.84     42.35     50.01     6.90
16.001% to 16.500%            165      29,525,289      3.25     9.608      578       178,941    85.31     42.56     51.07     2.97
16.501% to 17.000%            147      25,022,243      2.75    10.016      576       170,219    85.85     40.89     52.63     0.00
17.001% to 17.500%             43       6,319,486      0.70    10.424      550       146,965    88.47     41.97     65.22     3.64
17.501% to 18.000%             23       3,034,154      0.33    10.870      583       131,920    88.55     41.17     37.56     0.00
18.001% to 18.500%             10       1,077,492      0.12    11.378      542       107,749    88.00     42.22     60.70     0.00
18.501% to 19.000%              5         622,552      0.07    11.745      584       124,510    87.50     43.17     54.42     0.00
19.501% to 20.000%              2          86,551      0.01    12.803      522        43,275    77.17     47.75    100.00     0.00
20.001% to 20.500%              1          22,735      0.00    13.290      526        22,735    65.00     39.09    100.00     0.00
                            -----    ------------    ------    ------      ---      --------    -----     -----    ------    -----
TOTAL:                      3,895    $908,443,389    100.00%    7.985%     634      $233,233    81.11%    43.33%    40.98%   36.76%
                            =====    ============    ======    ======      ===      ========    =====     =====    ======    =====

As of the Cut-off Date, the Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans ranged from 10.000% per annum to 20.290% per annum and the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans was approximately 13.968% per annum.

   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
                                                                   MLMI 2006-HE5
(MERRILL LYNCH LOGO)                                 GROUP II COLLATERAL SUMMARY

NEXT RATE ADJUSTMENT DATE
(EXCLUDES FIXED RATE MORTGAGE LOANS)

                           NUMBER      AGGREGATE     PERCENT            WEIGHTED    AVERAGE    WEIGHTED  WEIGHTED
                             OF        PRINCIPAL       OF     WEIGHTED   AVERAGE   PRINCIPAL    AVERAGE   AVERAGE  PERCENT
NEXT RATE                 MORTGAGE      BALANCE     MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL  DEBT-TO-    FULL   PERCENT
ADJUSTMENT DATE             LOANS     OUTSTANDING     POOL     COUPON     SCORE   OUTSTANDING     LTV     INCOME     DOC       IO
---------------           --------  --------------  --------  --------  --------  -----------  --------  --------  -------  -------
October 2006                    1    $    424,000      0.05%    7.750%     698      $424,000     80.00%   44.92%     0.00%  100.00%
January 2007                    1         448,577      0.05    10.800      706       448,577     85.00    22.18      0.00     0.00
June 2007                       1         436,003      0.05     8.750      632       436,003    100.00    43.78      0.00     0.00
July 2007                       2         968,873      0.11     6.774      656       484,437     85.00    20.32      0.00   100.00
August 2007                     1         663,768      0.07     5.500      654       663,768     85.00    35.13    100.00   100.00
September 2007                  2       1,004,576      0.11     7.033      659       502,288     94.82    52.05     74.12   100.00
October 2007                    2         751,057      0.08     7.301      718       375,528     80.00    43.68      0.00     0.00
November 2007                   2         473,965      0.05     8.844      662       236,982     85.15    42.62     25.73   100.00
December 2007                   5       1,701,205      0.19     8.253      667       340,241     91.35    43.50      7.63    75.57
January 2008                    2         450,338      0.05     7.127      679       225,169     77.16    52.49      0.00    90.60
February 2008                   5       1,467,574      0.16     8.252      644       293,515     88.03    44.07     38.95    90.04
March 2008                     20       8,192,237      0.90     8.209      650       409,612     80.33    45.98     27.64    49.29
April 2008                    164      43,710,182      4.81     8.176      644       266,525     85.01    43.82     25.12    61.40
May 2008                      293      61,612,322      6.78     8.297      624       210,281     83.15    44.51     47.72    27.37
June 2008                     984     225,126,933     24.78     8.168      624       228,788     81.15    43.70     49.92    25.79
July 2008                     733     175,145,649     19.28     8.064      625       238,944     80.60    43.26     40.57    21.75
August 2008                    90      21,235,691      2.34     8.078      629       235,952     81.53    44.19     14.91    22.53
September 2008                  1         630,000      0.07     6.900      686       630,000    100.00    39.37      0.00   100.00
October 2008                    1         444,994      0.05     8.000      691       444,994    100.00    29.85      0.00   100.00
March 2009                     18       4,946,639      0.54     7.832      668       274,813     85.81    45.02     44.72    69.14
April 2009                     28       7,706,986      0.85     7.791      643       275,249     85.36    45.21     54.69    62.99
May 2009                      110      20,900,793      2.30     8.212      615       190,007     82.54    42.31     54.51    10.70
June 2009                     459     100,985,630     11.12     8.131      607       220,012     81.45    43.11     61.82    22.05
July 2009                     320      71,153,099      7.83     7.763      611       222,353     78.85    41.87     62.66    26.95
August 2009                     5         730,640      0.08     8.295      623       146,128     84.99    42.19     49.74    19.82
March 2011                      1         247,000      0.03     6.875      670       247,000     79.75    48.58      0.00   100.00
April 2011                     11       2,766,125      0.30     7.289      644       251,466     82.90    45.19     36.13    58.06
May 2011                       33       7,939,759      0.87     7.104      695       240,599     80.38    42.47     10.27    75.35
June 2011                      93      21,911,949      2.41     7.289      685       235,612     79.67    43.17     19.39    74.54
July 2011                     406      99,443,081     10.95     7.449      686       244,934     79.28    43.10      5.82    80.26
August 2011                   101      24,823,747      2.73     7.656      686       245,780     79.49    42.16     15.11    87.06
                            -----    ------------    ------    ------      ---      --------    ------    -----    ------   ------
TOTAL:                      3,895    $908,443,389    100.00%    7.985%     634      $233,233     81.11%   43.33%    40.98%   36.76%
                            =====    ============    ======    ======      ===      ========    ======    =====    ======   ======

   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-HE5

                             ASSUMED MORTGAGE POOLS
                        GROUP I FIXED RATE MORTGAGE LOANS

                                                          ORIGINAL
                                                        AMORTIZATION     REMAINING                                   ORIGINAL
                                                            TERM       AMORTIZATION      ORIGINAL      REMAINING    MONTHS TO
                            NET    ORIGINAL  REMAINING    (LESS IO         TERM       INTEREST-ONLY  INTEREST-ONLY  PREPAYMENT
   CURRENT     MORTGAGE  MORTGAGE    TERM       TERM        TERM)     (LESS IO TERM)       TERM           TERM        PENALTY
 BALANCE ($)    RATE(%)   RATE(%)  (MONTHS)   (MONTHS)    (MONTHS)       (MONTHS)        (MONTHS)       (MONTHS)    EXPIRATION
-------------  --------  --------  --------  ---------  ------------  --------------  -------------  -------------  ----------
   169,847.67    8.741     8.241      360       356         480             476              0              0           36
   154,962.49    8.250     7.750      240       236         240             236              0              0           30
    59,324.25   12.295    11.795      240       237         240             237              0              0           36
    83,110.65    9.100     8.600      360       358         360             358              0              0           12
   588,131.22    8.207     7.707      360       358         360             358              0              0           30
 1,149,426.27    8.448     7.948      360       357         360             357              0              0           36
   117,317.50    7.395     6.895      360       358         480             478              0              0           12
   204,811.01    8.123     7.623      180       177         180             177              0              0           36
    60,885.16    8.875     8.375      300       298         300             298              0              0           12
   202,562.59    7.695     7.195      360       357         360             357              0              0           12
   436,346.60    7.875     7.375      360       358         360             358              0              0           24
 1,956,852.62    8.377     7.877      360       357         360             357              0              0           36
   442,543.45    9.921     9.421      360       357         360             357              0              0           36
    49,754.39    9.850     9.350      180       178         180             178              0              0           36
   100,679.72    8.575     8.075      240       238         240             238              0              0           36
   145,831.75   10.932    10.432      360       357         360             357              0              0           36
   176,515.64    7.425     6.925      180       178         180             178              0              0           36
   726,471.01    6.758     6.258      240       236         240             236              0              0           36
   201,426.30    6.600     6.100      300       296         300             296              0              0           36
 5,671,161.93    7.489     6.989      360       357         360             357              0              0           36
 2,599,600.00    7.295     6.795      360       357         300             300             60             57           36
   224,778.98    7.600     7.100      360       357         480             477              0              0           12
   381,716.15    8.610     8.110      360       358         480             478              0              0           36
    52,262.64   11.050    10.550      120       117         120             117              0              0           12
   287,504.37    7.875     7.375      180       178         180             178              0              0           12
    53,919.15    9.000     8.500      240       239         240             239              0              0           36
 1,977,452.17    9.176     8.676      360       357         360             357              0              0           12
   589,167.99    7.792     7.292      360       358         360             358              0              0           36
   211,500.00    7.250     6.750      360       358         300             300             60             58           36
    90,192.48    8.650     8.150      360       358         360             358              0              0           36
 2,931,713.51    7.548     7.048      360       357         480             477              0              0           36
   161,684.09    9.548     9.048      180       178         180             178              0              0           36
   203,540.41    6.500     6.000      240       237         240             237              0              0           36
   166,337.72    6.600     6.100      300       297         300             297              0              0           12
   151,998.12    6.599     6.099      300       298         300             298              0              0           36
    79,913.85    9.475     8.975      360       358         360             358              0              0            0
   502,268.99    8.304     7.804      360       358         360             358              0              0           12
10,870,623.26    8.129     7.629      360       357         360             357              0              0           36
 1,598,397.19    7.059     6.559      360       357         300             300             60             57           36
   498,826.55    7.138     6.638      360       357         360             357              0              0           36
   600,960.36   10.012     9.512      360       357         480             477              0              0            0
   146,923.61    9.798     9.298      180       176         180             176              0              0            0
 5,878,140.10    9.414     8.914      360       357         360             357              0              0            0
   313,500.00   10.175     9.675      360       356         300             300             60             56            0
    51,182.16   10.749    10.249      240       236         240             236              0              0           12
    40,569.06   13.875    13.375      180       176         360             356              0              0           12
   970,011.32   12.143    11.643      180       176         360             356              0              0           24

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-HE5

                    GROUP I FIXED RATE MORTGAGE LOANS(CONT'D)

                                                          ORIGINAL
                                                        AMORTIZATION     REMAINING                                   ORIGINAL
                                                            TERM       AMORTIZATION      ORIGINAL      REMAINING    MONTHS TO
                            NET    ORIGINAL  REMAINING    (LESS IO         TERM       INTEREST-ONLY  INTEREST-ONLY  PREPAYMENT
   CURRENT     MORTGAGE  MORTGAGE    TERM       TERM        TERM)     (LESS IO TERM)       TERM           TERM        PENALTY
 BALANCE ($)    RATE(%)   RATE(%)  (MONTHS)   (MONTHS)    (MONTHS)       (MONTHS)        (MONTHS)       (MONTHS)    EXPIRATION
-------------  --------  --------  --------  ---------  ------------  --------------  -------------  -------------  ----------
   176,200.90   10.633    10.133      180       177         360             357              0              0           36
   111,230.88   12.664    12.164      180       177         480             477              0              0           12
   455,836.72   12.138    11.638      180       177         480             477              0              0           24
    46,781.10   11.500    11.000      180       176         480             476              0              0           36
    59,148.58   11.990    11.490      360       357         360             357              0              0           24
    71,944.01   12.490    11.990      360       357         360             357              0              0           36
 1,314,972.99   11.285    10.785      180       175         360             355              0              0            0
    60,344.99   14.249    13.749      180       178         480             478              0              0            0
   195,416.28   12.102    11.602      240       236         240             236              0              0            0

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-HE5

                       GROUP II FIXED RATE MORTGAGE LOANS

                                                          ORIGINAL
                                                        AMORTIZATION     REMAINING                                   ORIGINAL
                                                            TERM       AMORTIZATION      ORIGINAL      REMAINING    MONTHS TO
                            NET    ORIGINAL  REMAINING    (LESS IO         TERM             IO             IO       PREPAYMENT
   CURRENT     MORTGAGE  MORTGAGE    TERM       TERM        TERM)     (LESS IO TERM)       TERM           TERM        PENALTY
 BALANCE ($)    RATE(%)   RATE(%)  (MONTHS)   (MONTHS)    (MONTHS)       (MONTHS)        (MONTHS)       (MONTHS)    EXPIRATION
-------------  --------  --------  --------  ---------  ------------  --------------  -------------  -------------  ----------
   241,194.51    8.935     8.435      360       358          480            478              0              0           30
   545,639.67    8.320     7.820      360       357          480            477              0              0           36
   384,089.54    8.946     8.446      360       357          480            477              0              0           60
    64,179.64   10.900    10.400      180       178          180            178              0              0           36
    71,207.49    8.750     8.250      180       176          180            176              0              0           60
   642,383.76    8.188     7.688      360       358          360            358              0              0           30
 6,049,903.07    9.804     9.304      360       357          360            357              0              0           36
 1,393,743.95    8.993     8.493      360       357          360            357              0              0           60
   379,095.52    7.987     7.487      360       356          480            476              0              0           12
   785,292.74    6.965     6.465      360       358          480            478              0              0           36
   529,739.89    7.621     7.121      360       357          480            477              0              0           60
   434,916.89    6.000     5.500      180       167          180            167              0              0           24
    43,858.62    9.375     8.875      180       177          180            177              0              0           36
    54,584.68    9.625     9.125      180       177          180            177              0              0           60
    72,827.05   10.500    10.000      240       237          240            237              0              0           36
   108,739.46    8.770     8.270      240       237          240            237              0              0           60
   240,746.16    7.198     6.698      300       297          300            297              0              0           36
 2,443,269.35    7.687     7.187      360       357          360            357              0              0           12
   157,136.53   10.890    10.390      360       356          360            356              0              0           24
 6,230,051.02    7.455     6.955      360       357          360            357              0              0           36
 1,537,298.07    8.475     7.975      360       356          360            356              0              0           60
   466,500.00    5.850     5.350      360       357          300            300             60             57           36
   154,981.41    7.875     7.375      360       356          300            300             60             56           60
   216,833.36    5.890     5.390      360       357          360            357              0              0           36
   103,848.47    9.599     9.099      360       357          360            357              0              0           60
   632,253.87    7.178     6.678      360       357          360            357              0              0           36
    49,191.49    8.375     7.875      120       117          120            117              0              0           36
 2,122,080.37    9.025     8.525      360       357          360            357              0              0           36
   176,516.56    9.303     8.803      360       358          360            358              0              0           36
   209,192.78    7.791     7.291      180       177          180            177              0              0           36
   176,291.24    6.675     6.175      240       238          240            238              0              0           36
   184,837.58    6.750     6.250      300       296          300            296              0              0           36
 2,549,656.38    6.899     6.399      360       357          360            357              0              0           36
 1,023,700.00    7.291     6.791      360       357          300            300             60             57           36
 2,815,740.72    7.119     6.619      360       357          480            477              0              0           12
    90,860.33    9.025     8.525      120       117          120            117              0              0           12
   738,471.33    7.446     6.946      180       177          180            177              0              0           12
   519,617.46    8.364     7.864      240       238          240            238              0              0           12
   259,887.73    6.981     6.481      300       297          300            297              0              0           12
14,565,921.57    7.687     7.187      360       357          360            357              0              0           12
   289,601.60   10.354     9.854      360       357          360            357              0              0           36
   565,722.69    9.660     9.160      360       357          360            357              0              0           60
 3,394,357.60    6.850     6.350      360       357          300            300             60             57           12
   215,000.00    6.999     6.499      360       356          300            300             60             56           60
   257,663.12    8.608     8.108      360       356          480            476              0              0           36
    89,394.06    7.525     7.025      180       177          180            177              0              0           36
    76,033.58    9.220     8.720      240       237          240            237              0              0           36

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-HE5

                   GROUP II FIXED RATE MORTGAGE LOANS (CONT'D)

                                                          ORIGINAL
                                                        AMORTIZATION     REMAINING                                   ORIGINAL
                                                            TERM       AMORTIZATION      ORIGINAL      REMAINING    MONTHS TO
                            NET    ORIGINAL  REMAINING    (LESS IO         TERM             IO             IO       PREPAYMENT
   CURRENT     MORTGAGE  MORTGAGE    TERM       TERM        TERM)     (LESS IO TERM)       TERM           TERM        PENALTY
 BALANCE ($)    RATE(%)   RATE(%)  (MONTHS)   (MONTHS)    (MONTHS)       (MONTHS)        (MONTHS)       (MONTHS)    EXPIRATION
-------------  --------  --------  --------  ---------  ------------  --------------  -------------  -------------  ----------
 1,202,159.47    9.751     9.251      360       357          360            357              0              0           36
   149,328.30    9.990     9.490      360       357          480            477              0              0           60
   217,254.38    9.990     9.490      180       175          180            175              0              0           60
   568,139.19   10.039     9.539      360       357          360            357              0              0           60
   660,622.70   10.935    10.435      360       355          480            475              0              0           24
14,391,797.73    7.451     6.951      360       357          480            477              0              0           36
 3,768,500.52    7.781     7.281      360       357          480            477              0              0           60
   269,880.60    6.500     6.000      360       358          600            598              0              0           36
   441,519.91    6.816     6.316      120       118          120            118              0              0           36
 3,173,206.27    7.489     6.989      180       177          180            177              0              0           36
   209,899.64    6.541     6.041      180       177          180            177              0              0           60
 1,399,713.09    7.811     7.311      240       237          240            237              0              0           36
   853,297.30    7.189     6.689      240       237          240            237              0              0           60
   617,178.55    7.220     6.720      300       297          300            297              0              0           36
   426,293.93    7.267     6.767      360       358          360            358              0              0           12
   261,843.01    6.940     6.440      360       357          360            357              0              0           18
   941,912.06    7.514     7.014      360       357          360            357              0              0           24
67,302,562.34    7.602     7.102      360       357          360            357              0              0           36
   497,922.64    6.990     6.490      360       355          360            355              0              0           42
   227,815.44    7.795     7.295      360       357          360            357              0              0           48
14,962,872.18    7.920     7.420      360       357          360            357              0              0           60
 5,529,475.91    7.155     6.655      360       357          300            300             60             57           36
 4,284,282.31    6.852     6.352      360       357          300            300             60             57           60
   118,593.41    9.525     9.025      120       118          120            118              0              0           36
   336,161.80    8.167     7.667      180       178          180            178              0              0           36
 1,878,295.37    7.864     7.364      360       357          360            357              0              0           36
   355,483.41    9.650     9.150      360       357          360            357              0              0           42
   206,509.53    6.880     6.380      360       357          300            300             60             57           36
 2,323,730.95    8.230     7.730      360       358          480            478              0              0            0
    63,794.24   10.725    10.225      120       118          120            118              0              0            0
 1,442,493.13    8.369     7.869      180       177          180            177              0              0            0
   265,010.49    8.898     8.398      240       237          240            237              0              0            0
   105,824.67    9.475     8.975      300       298          300            298              0              0            0
17,197,764.21    9.101     8.601      360       357          360            357              0              0            0
 1,393,218.28    7.266     6.766      360       357          300            300             60             57            0
    55,027.49   11.982    11.482      240       235          240            235              0              0           30
    39,207.38   11.191    10.691      240       236          240            236              0              0           36
   294,562.28   11.968    11.468      360       357          360            357              0              0           24
   241,943.47   11.059    10.559      360       357          360            357              0              0           36
    42,178.86   12.500    12.000      240       237          240            237              0              0           12
   325,450.47   12.500    12.000      240       238          240            238              0              0           36
   140,458.26   12.490    11.990      360       356          360            356              0              0           12
   212,332.10   12.568    12.068      360       357          360            357              0              0           24
   239,843.37   12.377    11.877      360       357          360            357              0              0           36
   157,088.76   12.500    12.000      240       237          240            237              0              0           36
    68,123.45   11.990    11.490      240       238          240            238              0              0           12
    95,218.80   12.500    12.000      240       238          240            238              0              0           36

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-HE5

                   GROUP II FIXED RATE MORTGAGE LOANS (CONT'D)

                                                          ORIGINAL
                                                        AMORTIZATION     REMAINING                                   ORIGINAL
                                                            TERM       AMORTIZATION      ORIGINAL      REMAINING    MONTHS TO
                            NET    ORIGINAL  REMAINING    (LESS IO         TERM             IO             IO       PREPAYMENT
   CURRENT     MORTGAGE  MORTGAGE    TERM       TERM        TERM)     (LESS IO TERM)       TERM           TERM        PENALTY
 BALANCE ($)    RATE(%)   RATE(%)  (MONTHS)   (MONTHS)    (MONTHS)       (MONTHS)        (MONTHS)       (MONTHS)    EXPIRATION
-------------  --------  --------  --------  ---------  ------------  --------------  -------------  -------------  ----------
 1,864,523.76   11.718    11.218      360       357          360            357             0              0            12
    48,974.73   12.490    11.990      360       358          360            358             0              0            24
    95,518.86   12.169    11.669      360       357          360            357             0              0            36
    42,923.28   12.490    11.990      360       357          360            357             0              0            24
   240,575.94   12.093    11.593      180       177          360            357             0              0            12
 6,545,717.51   11.291    10.791      180       177          360            357             0              0            24
   957,850.43   11.461    10.961      180       178          360            358             0              0            36
   195,962.26   11.744    11.244      180       178          480            478             0              0            12
 2,844,016.38   11.696    11.196      180       177          480            477             0              0            24
   179,940.45   11.858    11.358      180       178          480            478             0              0            36
    63,703.68   10.545    10.045      180       178          180            178             0              0            36
    58,654.51   11.125    10.625      240       235          240            235             0              0            12
    34,923.97   11.500    11.000      240       238          240            238             0              0            24
 1,592,197.55   12.004    11.504      240       237          240            237             0              0            36
    34,482.21   12.490    11.990      360       358          360            358             0              0             0
 1,181,834.54   12.059    11.559      360       357          360            357             0              0            12
15,115,249.62   11.636    11.136      360       357          360            357             0              0            24
 1,585,596.14   11.866    11.366      360       358          360            358             0              0            36
   530,776.04   11.337    10.837      360       356          360            356             0              0             6
 1,581,714.46   11.442    10.942      180       176          360            356             0              0             0
   302,688.25   12.234    11.734      180       177          480            477             0              0             0
    67,836.69    9.990     9.490      120       117          120            117             0              0             0
 1,078,427.67   12.026    11.526      240       236          240            236             0              0             0
 6,823,701.73   11.724    11.224      360       357          360            357             0              0             0

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-HE5

                     GROUP I ADJUSTABLE RATE MORTGAGE LOANS

                                                         ORIGINAL      REMAINING
                                                       AMORTIZATION  AMORTIZATION  ORIGINAL  REMAINING
                                                           TERM          TERM      INTEREST   INTEREST
                           NET    ORIGINAL  REMAINING    (LESS IO      (LESS IO      ONLY       ONLY
   CURRENT    MORTGAGE  MORTGAGE    TERM       TERM        TERM)         TERM)       TERM       TERM      GROSS
 BALANCE ($)   RATE(%)   RATE(%)  (MONTHS)   (MONTHS)    (MONTHS)      (MONTHS)    (MONTHS)   (MONTHS)  MARGIN(%)
------------  --------  --------  --------  ---------  ------------  ------------  --------  ---------  ---------
2,572,621.50    9.163     8.663      360       355          360           355          0          0       5.959
  202,753.19    8.500     8.000      360       358          360           358          0          0       6.500
  144,740.52    8.610     8.110      360       357          360           357          0          0       6.610
  554,077.03    8.247     7.747      360       357          480           477          0          0       6.571
  192,958.22    8.955     8.455      360       355          360           355          0          0       7.705
  252,853.18    9.538     9.038      360       357          360           357          0          0       8.122
  354,820.59    6.982     6.482      360       357          480           477          0          0       5.732
  640,795.03    8.206     7.706      360       350          300           300         60         50       6.090
  180,903.96    7.400     6.900      360       355          360           355          0          0       5.500
3,299,729.11    9.098     8.598      360       356          360           356          0          0       6.478
  197,782.89    9.000     8.500      360       358          360           358          0          0       6.990
  746,559.86    7.420     6.920      360       358          360           358          0          0       6.170
  510,878.74    7.854     7.354      360       358          360           358          0          0       5.688
3,416,670.77    8.390     7.890      360       357          360           357          0          0       6.973
  327,633.79    7.995     7.495      360       359          480           479          0          0       5.962
  106,126.88    9.800     9.300      360       356          480           476          0          0       7.550
  284,800.00    6.875     6.375      360       357          300           300         60         57       5.625
  549,899.99    8.402     7.902      360       349          300           300         60         49       6.250
  146,900.00    6.725     6.225      360       358          300           300         60         58       5.475
  623,250.00    8.073     7.573      360       358          300           300         60         58       6.073
  587,000.00    6.827     6.327      360       356          300           300         60         56       5.577
  209,026.38    8.258     7.758      360       357          360           357          0          0       7.008
  269,493.66    6.325     5.825      360       358          360           358          0          0       5.075
  456,000.00    9.300     8.800      360       355          300           300         60         55       6.250
1,126,129.50    8.348     7.848      360       356          360           356          0          0       7.073
  639,676.51    8.589     8.089      360       358          360           358          0          0       6.537
  414,083.66    8.854     8.354      360       358          360           358          0          0       6.854
  247,943.37    9.737     9.237      360       358          480           478          0          0       6.990
1,700,204.00    8.294     7.794      360       357          360           357          0          0       6.840
  241,673.80    8.041     7.541      360       359          360           359          0          0       6.041
  277,332.99    7.837     7.337      360       358          480           478          0          0       5.837

                                                               NUMBER OF
                                                                 MONTHS                ORIGINAL
              INITIAL                                 RATE     UNTIL NEXT              MONTHS TO
                RATE                                 CHANGE       RATE                PREPAYMENT
   CURRENT     CHANGE  PERIODIC  MAXIMUM  MINIMUM  FREQUENCY   ADJUSTMENT               PENALTY
 BALANCE ($)   CAP(%)   CAP(%)   RATE(%)  RATE(%)   (MONTHS)      DATE       INDEX    EXPIRATION
------------  -------  --------  -------  -------  ---------  -----------  ---------  ----------
2,572,621.50   3.000     1.000    15.163   9.163       6           19      LIBOR_6MO      24
  202,753.19   2.000     1.000    14.500   6.500       6           22      LIBOR_6MO      30
  144,740.52   2.000     1.000    14.610   6.610       6           21      LIBOR_6MO      36
  554,077.03   3.000     1.000    14.247   8.247       6           21      LIBOR_6MO      24
  192,958.22   3.000     1.000    14.955   8.955       6           31      LIBOR_6MO      30
  252,853.18   3.000     1.000    15.538   9.538       6           33      LIBOR_6MO      36
  354,820.59   3.000     1.000    12.982   6.982       6           33      LIBOR_6MO      36
  640,795.03   3.000     1.000    14.206   8.206       6           14      LIBOR_6MO      24
  180,903.96   3.000     1.000    13.400   7.400       6           19      LIBOR_6MO      24
3,299,729.11   2.923     1.000    15.098   8.914       6           20      LIBOR_6MO      24
  197,782.89   2.000     1.000    15.000   6.990       6           22      LIBOR_6MO      36
  746,559.86   3.000     1.000    13.420   7.420       6           34      LIBOR_6MO      12
  510,878.74   2.000     1.000    13.854   5.688       6           34      LIBOR_6MO      24
3,416,670.77   3.000     1.000    14.390   8.390       6           33      LIBOR_6MO      36
  327,633.79   2.000     1.000    13.995   5.962       6           35      LIBOR_6MO      24
  106,126.88   3.000     1.000    15.800   9.800       6           32      LIBOR_6MO      36
  284,800.00   3.000     1.000    12.875   6.875       6           21      LIBOR_6MO      12
  549,899.99   3.000     1.000    14.402   8.402       6           13      LIBOR_6MO      24
  146,900.00   3.000     1.000    12.725   6.725       6           34      LIBOR_6MO      12
  623,250.00   2.000     1.000    14.073   6.073       6           34      LIBOR_6MO      24
  587,000.00   3.000     1.000    12.827   6.827       6           32      LIBOR_6MO      36
  209,026.38   3.000     1.000    14.258   8.258       6           33      LIBOR_6MO      36
  269,493.66   3.000     1.000    12.325   6.325       6           22      LIBOR_6MO      36
  456,000.00   3.000     1.000    15.300   9.300       6           19      LIBOR_6MO      12
1,126,129.50   3.000     1.000    14.348   8.348       6           20      LIBOR_6MO      12
  639,676.51   2.000     1.000    14.589   6.537       6           22      LIBOR_6MO      24
  414,083.66   2.000     1.000    14.854   6.854       6           22      LIBOR_6MO      36
  247,943.37   2.000     1.000    15.737   6.990       6           22      LIBOR_6MO      24
1,700,204.00   2.912     1.000    14.294   8.117       6           33      LIBOR_6MO      12
  241,673.80   2.000     1.000    14.041   6.041       6           35      LIBOR_6MO      36
  277,332.99   2.000     1.000    13.837   5.837       6           34      LIBOR_6MO      36

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-HE5

                 GROUP I ADJUSTABLE RATE MORTGAGE LOANS (CONT'D)

                                                          ORIGINAL      REMAINING
                                                        AMORTIZATION  AMORTIZATION  ORIGINAL  REMAINING
                                                            TERM          TERM      INTEREST   INTEREST
                            NET    ORIGINAL  REMAINING    (LESS IO      (LESS IO      ONLY       ONLY
   CURRENT     MORTGAGE  MORTGAGE    TERM       TERM        TERM)         TERM)       TERM       TERM      GROSS
 BALANCE ($)    RATE(%)   RATE(%)  (MONTHS)   (MONTHS)    (MONTHS)      (MONTHS)    (MONTHS)   (MONTHS)  MARGIN(%)
-------------  --------  --------  --------  ---------  ------------  ------------  --------  ---------  ---------
   380,000.00    6.725     6.225      360       356          300           300          60        56       5.475
   182,000.00    7.425     6.925      360       358          300           300          60        58       5.425
   128,078.61    9.700     9.200      360       358          360           358           0         0       8.200
   247,567.62    9.840     9.340      360       358          360           358           0         0       6.750
   372,833.10    8.481     7.981      360       358          480           478           0         0       6.750
    74,343.74    7.950     7.450      360       355          360           355           0         0       6.000
 2,697,044.32    9.361     8.861      360       357          360           357           0         0       7.895
28,606,323.04    8.607     8.107      360       357          360           357           0         0       6.738
   265,712.90    8.808     8.308      360       356          360           356           0         0       6.214
   312,307.75    9.471     8.971      360       355          360           355           0         0       5.831
 1,590,331.42    9.254     8.754      360       357          480           477           0         0       7.736
27,043,975.08    8.634     8.134      360       357          480           477           0         0       6.745
   138,839.15    8.000     7.500      360       356          480           476           0         0       7.000
   218,527.96    5.895     5.395      360       357          360           357           0         0       4.645
   713,167.33    7.440     6.940      360       354          360           354           0         0       5.627
 9,420,200.19    7.852     7.352      360       357          360           357           0         0       6.541
 2,267,076.98    8.122     7.622      360       358          480           478           0         0       6.670
 2,660,319.82    8.495     7.995      360       355          240           240         120       115       5.582
   608,400.00    9.236     8.736      360       356          240           240         120       116       7.096
   383,618.87    9.500     9.000      360       354          240           240         120       114       5.250
 1,402,463.40    8.475     7.975      360       353          300           300          60        53       5.973
16,908,902.16    7.680     7.180      360       354          300           300          60        54       6.018
   336,000.00    7.875     7.375      360       357          300           300          60        57       6.875
   383,300.00    8.302     7.802      360       355          300           300          60        55       6.058
 4,570,631.96    7.595     7.095      360       354          300           300          60        54       5.985
 3,355,556.31    7.009     6.509      360       357          300           300          60        57       5.658
   179,885.24    7.650     7.150      360       357          300           300          60        57       6.950
   866,961.97    9.169     8.669      360       355          360           355           0         0       6.845
   996,830.50    8.899     8.399      360       356          360           356           0         0       6.983
   170,893.89    7.734     7.234      360       358          480           478           0         0       6.484
   542,326.22    8.736     8.236      360       355          300           300          60        55       5.951

                                                                NUMBER OF
                                                                  MONTHS                ORIGINAL
               INITIAL                                 RATE     UNTIL NEXT              MONTHS TO
                 RATE                                 CHANGE       RATE                PREPAYMENT
   CURRENT      CHANGE  PERIODIC  MAXIMUM  MINIMUM  FREQUENCY   ADJUSTMENT               PENALTY
 BALANCE ($)    CAP(%)   CAP(%)   RATE(%)  RATE(%)   (MONTHS)      DATE       INDEX    EXPIRATION
-------------  -------  --------  -------  -------  ---------  -----------  ---------  ----------
   380,000.00   3.000     1.000    12.725   6.725       6           20      LIBOR_6MO      12
   182,000.00   2.000     1.000    13.425   5.425       6           34      LIBOR_6MO      12
   128,078.61   3.000     1.000    15.700   9.700       6           22      LIBOR_6MO      24
   247,567.62   3.000     1.000    15.840   9.840       6           22      LIBOR_6MO      24
   372,833.10   3.000     1.000    14.481   8.481       6           22      LIBOR_6MO      24
    74,343.74   3.000     1.000    13.950   7.950       6           31      LIBOR_6MO      24
 2,697,044.32   3.000     1.295    15.758   9.361       6           21      LIBOR_6MO      12
28,606,323.04   3.000     1.082    14.638   8.560       6           21      LIBOR_6MO      24
   265,712.90   3.000     1.000    14.808   8.808       6           20      LIBOR_6MO      36
   312,307.75   3.000     1.000    15.471   9.471       6           19      LIBOR_6MO       6
 1,590,331.42   3.000     1.342    15.383   9.254       6           21      LIBOR_6MO      12
27,043,975.08   3.000     1.210    14.763   8.466       6           21      LIBOR_6MO      24
   138,839.15   3.000     1.500    14.000   8.000       6           20      LIBOR_6MO      36
   218,527.96   3.000     1.000    11.895   5.895       6           33      LIBOR_6MO      12
   713,167.33   3.000     1.000    13.440   7.440       6           30      LIBOR_6MO      24
 9,420,200.19   3.000     1.000    13.852   7.852       6           33      LIBOR_6MO      36
 2,267,076.98   3.000     1.295    14.514   8.122       6           34      LIBOR_6MO      36
 2,660,319.82   3.000     1.000    14.495   5.582       6           19      LIBOR_6MO      24
   608,400.00   3.000     1.000    15.236   7.096       6           20      LIBOR_6MO       6
   383,618.87   3.000     1.000    15.500   5.250       6           30      LIBOR_6MO      36
 1,402,463.40   3.000     1.000    14.475   8.475       6           17      LIBOR_6MO      12
16,908,902.16   2.938     1.031    13.705   7.680       6           18      LIBOR_6MO      24
   336,000.00   2.000     1.500    13.875   7.875       6           21      LIBOR_6MO      36
   383,300.00   3.000     1.000    14.302   8.302       6           19      LIBOR_6MO       6
 4,570,631.96   3.000     1.000    13.595   7.595       6           30      LIBOR_6MO      24
 3,355,556.31   3.000     1.000    13.009   7.009       6           33      LIBOR_6MO      36
   179,885.24   3.000     1.000    13.650   7.650       6           57      LIBOR_6MO      36
   866,961.97   3.000     1.000    15.169   9.169       6           19      LIBOR_6MO      24
   996,830.50   3.000     1.000    14.899   8.899       6           32      LIBOR_6MO      36
   170,893.89   3.000     1.000    13.734   7.734       6           34      LIBOR_6MO      36
   542,326.22   3.000     1.000    14.736   8.736       6           19      LIBOR_6MO      24

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-HE5

                 GROUP I ADJUSTABLE RATE MORTGAGE LOANS (CONT'D)

                                                          ORIGINAL      REMAINING
                                                        AMORTIZATION  AMORTIZATION  ORIGINAL  REMAINING
                                                            TERM          TERM      INTEREST   INTEREST
                            NET    ORIGINAL  REMAINING    (LESS IO      (LESS IO      ONLY       ONLY
   CURRENT     MORTGAGE  MORTGAGE    TERM       TERM        TERM)         TERM)       TERM       TERM      GROSS
 BALANCE ($)    RATE(%)   RATE(%)  (MONTHS)   (MONTHS)    (MONTHS)      (MONTHS)    (MONTHS)   (MONTHS)  MARGIN(%)
-------------  --------  --------  --------  ---------  ------------  ------------  --------  ---------  ---------
 9,755,573.28    8.629     8.129      360       356          360           356           0         0       6.249
 3,460,383.64    9.364     8.864      360       357          480           477           0         0       6.563
10,901,128.03    8.372     7.872      360       357          360           357           0         0       6.754
   945,647.78    8.487     7.987      360       358          480           478           0         0       6.730
 6,016,879.63    8.275     7.775      360       353          300           300          60        53       6.134
 2,346,801.75    7.687     7.187      360       355          300           300          60        55       6.180
    80,482.39    7.625     7.250      360       357          480           477           0         0       4.375
   182,917.41    8.122     7.747      360       358          360           358           0         0       4.798
   820,800.00    7.682     7.307      360       358          240           240         120       118       3.031
 1,748,636.50    7.066     6.691      360       357          240           240         120       117       3.516
 1,468,585.67    7.411     7.036      360       358          360           358           0         0       3.155
   394,611.58    7.500     7.125      360       358          360           358           0         0       2.750
   813,293.43    7.749     7.374      360       358          480           478           0         0       3.747
 3,458,142.50    7.372     6.997      360       358          240           240         120       118       3.513
   190,000.00    5.875     5.500      360       358          240           240         120       118       2.750
 1,278,517.60    6.823     6.448      360       359          240           240         120       119       3.033
   300,000.00    6.850     6.350      360       355          300           300          60        55       6.050

                                                                NUMBER OF
                                                                  MONTHS                ORIGINAL
               INITIAL                                 RATE     UNTIL NEXT              MONTHS TO
                 RATE                                 CHANGE       RATE                PREPAYMENT
   CURRENT      CHANGE  PERIODIC  MAXIMUM  MINIMUM  FREQUENCY   ADJUSTMENT               PENALTY
 BALANCE ($)    CAP(%)   CAP(%)   RATE(%)  RATE(%)   (MONTHS)      DATE       INDEX    EXPIRATION
-------------  -------  --------  -------  -------  ---------  -----------  ---------  ----------
 9,755,573.28   2.957     1.030    14.684   8.543        6          20      LIBOR_6MO       0
 3,460,383.64   3.000     1.158    15.364   9.364        6          21      LIBOR_6MO       0
10,901,128.03   2.946     1.000    14.372   8.245        6          33      LIBOR_6MO       0
   945,647.78   2.600     1.000    14.487   7.525        6          34      LIBOR_6MO       0
 6,016,879.63   2.974     1.013    14.301   8.275        6          17      LIBOR_6MO       0
 2,346,801.75   3.000     1.000    13.687   7.687        6          31      LIBOR_6MO       0
    80,482.39   5.000     2.000    12.625   4.375       12          57      LIBOR_1YR      36
   182,917.41   5.000     2.000    13.122   4.798       12          58      LIBOR_1YR      36
   820,800.00   5.000     2.000    12.682   3.031       12          58      LIBOR_1YR      12
 1,748,636.50   5.000     2.000    12.136   3.516       12          57      LIBOR_1YR      36
 1,468,585.67   5.000     2.000    12.514   3.155       12          58      LIBOR_1YR       0
   394,611.58   5.000     2.000    12.500   2.750       12          58      LIBOR_1YR      36
   813,293.43   5.000     2.000    12.749   3.747       12          58      LIBOR_1YR       0
 3,458,142.50   5.000     2.000    12.372   3.513       12          58      LIBOR_1YR       0
   190,000.00   5.000     2.000    10.875   2.750       12          58      LIBOR_1YR      24
 1,278,517.60   5.000     2.000    11.823   3.033       12          59      LIBOR_1YR      36
   300,000.00   2.000     2.000    12.850   6.850       12          55      CMT_1YR        36

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-HE5

                        GROUP II ADJUSTABLE RATE MORTGAGE

                                                         ORIGINAL      REMAINING
                                                       AMORTIZATION  AMORTIZATION  ORIGINAL  REMAINING
                                                           TERM          TERM      INTEREST   INTEREST
                           NET    ORIGINAL  REMAINING    (LESS IO      (LESS IO      ONLY       ONLY
   CURRENT    MORTGAGE  MORTGAGE    TERM       TERM        TERM)         TERM)       TERM       TERM      GROSS
 BALANCE ($)   RATE(%)  RATE(%)   (MONTHS)   (MONTHS)    (MONTHS)      (MONTHS)    (MONTHS)   (MONTHS)  MARGIN(%)
 -----------  --------  --------  --------  ---------  ------------  ------------  --------  ---------  ---------
  351,651.61    9.490     8.990      360       358          360           358          0          0       8.240
6,484,643.41    8.873     8.373      360       357          360           357          0          0       7.139
   97,369.47    9.999     9.499      360       357          360           357          0          0       6.999
1,017,659.81    9.149     8.649      360       357          360           357          0          0       5.929
1,127,490.84    7.981     7.481      360       357          480           477          0          0       6.656
1,066,043.39    9.469     8.969      360       357          480           477          0          0       6.380
  306,702.53    9.432     8.932      360       357          480           477          0          0       6.432
  129,252.67    7.500     7.000      360       354          360           354          0          0       5.750
  359,019.96    9.915     9.415      360       357          360           357          0          0       6.648
1,966,490.33    9.036     8.536      360       357          360           357          0          0       7.114
1,452,830.82    9.368     8.868      360       357          360           357          0          0       6.368
  294,243.37    9.350     8.850      360       359          480           479          0          0       6.990
  759,047.57    8.654     8.154      360       357          480           477          0          0       6.276
1,072,261.67    9.153     8.653      360       356          480           476          0          0       6.153
1,153,222.88    8.563     8.063      360       356          300           300         60         56       6.168
  550,000.00    7.781     7.281      360       357          300           300         60         57       4.781
  160,000.00    8.375     7.875      360       357          300           300         60         57       5.375
  296,892.91    7.400     6.900      360       354          300           300         60         54       6.050
  147,192.30    8.250     7.750      360       355          360           355          0          0       5.750
  383,411.34    7.661     7.161      360       358          360           358          0          0       6.411
9,488,956.02    8.496     7.996      360       357          360           357          0          0       6.826
  342,112.74    9.550     9.050      360       356          360           356          0          0       6.467
1,472,897.45    7.998     7.498      360       357          480           477          0          0       5.803
1,834,936.00    8.089     7.589      360       357          480           477          0          0       6.465
  300,792.84    7.090     6.590      360       358          600           598          0          0       5.250
2,153,041.57    7.379     6.879      360       357          360           357          0          0       6.129
  499,434.38    8.850     8.350      360       358          360           358          0          0       6.850
7,794,411.29    8.057     7.557      360       357          360           357          0          0       6.529
   74,657.21    9.725     9.225      360       356          360           356          0          0       6.725
1,808,368.11    7.818     7.318      360       357          480           477          0          0       6.270
  549,793.79    9.450     8.950      360       358          480           478          0          0       6.990

                                                              NUMBER OF
                                                                MONTHS                ORIGINAL
              INITIAL                                 RATE    UNTIL NEXT              MONTHS TO
                RATE                                CHANGE       RATE                PREPAYMENT
   CURRENT     CHANGE  PERIODIC  MAXIMUM  MINIMUM  FREQUENCY  ADJUSTMENT               PENALTY
 BALANCE ($)   CAP(%)   CAP(%)   RATE(%)  RATE(%)   (MONTHS)     DATE       INDEX    EXPIRATION
 -----------  -------  --------  -------  -------  ---------  ----------  ---------  ----------
  351,651.61   3.000     1.000    15.490   9.490       6            22    LIBOR_6MO      12
6,484,643.41   3.000     1.000    14.873   8.873       6            21    LIBOR_6MO      24
   97,369.47   1.500     1.500    16.999   9.999       6            21    LIBOR_6MO      36
1,017,659.81   1.500     1.500    16.149   9.149       6            21    LIBOR_6MO      60
1,127,490.84   3.000     1.000    13.981   7.981       6            21    LIBOR_6MO      24
1,066,043.39   1.500     1.500    16.469   9.469       6            21    LIBOR_6MO      36
  306,702.53   1.500     1.500    16.432   9.432       6            21    LIBOR_6MO      60
  129,252.67   3.000     1.000    13.500   7.500       6            30    LIBOR_6MO      24
  359,019.96   1.722     1.278    16.471   8.315       6            33    LIBOR_6MO      30
1,966,490.33   2.475     1.144    15.325   8.707       6            33    LIBOR_6MO      36
1,452,830.82   1.500     1.500    16.368   9.368       6            33    LIBOR_6MO      60
  294,243.37   2.000     1.000    15.350   6.990       6            35    LIBOR_6MO      30
  759,047.57   2.263     1.246    15.146   8.654       6            33    LIBOR_6MO      36
1,072,261.67   1.500     1.500    16.153   9.153       6            32    LIBOR_6MO      60
1,153,222.88   3.000     1.000    14.563   8.563       6            20    LIBOR_6MO      24
  550,000.00   1.500     1.500    14.781   7.781       6            21    LIBOR_6MO      36
  160,000.00   1.500     1.500    15.375   8.375       6            21    LIBOR_6MO      60
  296,892.91   3.000     1.000    13.400   7.400       6            30    LIBOR_6MO      24
  147,192.30   3.000     1.000    14.250   8.250       6            19    LIBOR_6MO      24
  383,411.34   3.000     1.000    13.661   7.661       6            22    LIBOR_6MO      12
9,488,956.02   2.889     1.017    14.468   8.496       6            21    LIBOR_6MO      24
  342,112.74   1.500     1.500    16.550   9.550       6            20    LIBOR_6MO      60
1,472,897.45   2.190     1.270    14.538   7.998       6            21    LIBOR_6MO      12
1,834,936.00   2.901     1.000    13.990   8.089       6            21    LIBOR_6MO      24
  300,792.84   2.000     1.000    12.090   7.090       6            22    LIBOR_6MO      24
2,153,041.57   3.000     1.000    13.379   7.379       6            33    LIBOR_6MO      12
  499,434.38   2.000     1.000    14.850   6.850       6            34    LIBOR_6MO      24
7,794,411.29   2.798     1.067    14.191   8.057       6            33    LIBOR_6MO      36
   74,657.21   1.500     1.500    16.725   9.725       6            32    LIBOR_6MO      60
1,808,368.11   2.745     1.085    13.988   7.818       6            33    LIBOR_6MO      12
  549,793.79   2.000     1.000    15.450   6.990       6            34    LIBOR_6MO      24

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-HE5

                   GROUP II ADJUSTABLE RATE MORTGAGE (CONT'D)

                                                         ORIGINAL      REMAINING
                                                       AMORTIZATION  AMORTIZATION  ORIGINAL  REMAINING
                                                           TERM          TERM      INTEREST   INTEREST
                           NET    ORIGINAL  REMAINING    (LESS IO      (LESS IO      ONLY       ONLY
   CURRENT    MORTGAGE  MORTGAGE    TERM       TERM        TERM)         TERM)       TERM       TERM      GROSS
 BALANCE ($)   RATE(%)  RATE(%)   (MONTHS)   (MONTHS)    (MONTHS)      (MONTHS)    (MONTHS)   (MONTHS)  MARGIN(%)
 -----------  --------  --------  --------  ---------  ------------  ------------  --------  ---------  ---------
3,759,915.49    8.070     7.570      360       357          480           477          0          0       6.000
  177,195.27    9.299     8.799      360       357          480           477          0          0       6.299
1,124,571.49    6.445     5.945      360       357          360           357          0          0       5.095
  300,000.00    7.999     7.499      360       357          300           300         60         57       4.999
1,375,800.00    7.356     6.856      360       358          300           300         60         58       6.106
  239,999.90    8.999     8.499      360       357          300           300         60         57       7.749
1,183,763.51    7.342     6.842      360       350          300           300         60         50       5.652
1,899,494.33    7.780     7.280      360       355          300           300         60         55       6.366
  281,682.39    8.990     8.490      360       357          360           357          0          0       5.490
  129,872.83    7.625     7.125      360       357          480           477          0          0       4.125
  831,177.24    9.021     8.521      360       356          360           356          0          0       6.021
  134,885.53    8.375     7.875      360       357          480           477          0          0       5.375
  226,988.63    6.150     5.650      360       357          300           300         60         57       2.650
   41,205.88    8.850     8.350      360       356          360           356          0          0       7.600
  118,240.57    8.000     7.500      360       358          360           358          0          0       6.750
  104,825.93    8.980     8.480      360       357          360           357          0          0       7.730
  136,062.07    8.999     8.499      360       357          480           477          0          0       7.999
   49,954.86    9.925     9.425      360       358          360           358          0          0       8.675
6,941,355.74    8.295     7.795      360       357          360           357          0          0       6.485
  551,407.84    8.250     7.750      360       357          360           357          0          0       5.250
7,137,546.60    7.828     7.328      360       357          480           477          0          0       5.501
  619,761.17    8.204     7.704      360       358          480           478          0          0       6.378
4,972,468.70    7.624     7.124      360       357          360           357          0          0       6.374
1,282,429.27    8.102     7.602      360       357          360           357          0          0       5.300
2,441,549.80    7.186     6.686      360       357          480           477          0          0       5.374
  257,064.34    6.625     6.125      360       358          360           358          0          0       4.625
  182,441.88    8.899     8.399      360       357          360           357          0          0       5.899
  243,731.94    7.625     7.125      360       357          480           477          0          0       4.125
6,633,062.40    7.444     6.944      360       357          300           300         60         57       5.606
  500,000.00    7.425     6.925      360       358          300           300         60         58       5.425
3,714,867.28    7.269     6.769      360       357          300           300         60         57       5.975

                                                              NUMBER OF
                                                                MONTHS                ORIGINAL
              INITIAL                                 RATE    UNTIL NEXT              MONTHS TO
                RATE                                CHANGE       RATE                PREPAYMENT
   CURRENT     CHANGE  PERIODIC  MAXIMUM  MINIMUM  FREQUENCY  ADJUSTMENT               PENALTY
 BALANCE ($)   CAP(%)   CAP(%)   RATE(%)  RATE(%)   (MONTHS)     DATE       INDEX    EXPIRATION
 -----------  -------  --------  -------  -------  ---------  ----------  ---------  ----------
3,759,915.49   2.297     1.234    14.538   8.070       6            33    LIBOR_6MO      36
  177,195.27   1.500     1.500    16.299   9.299       6            33    LIBOR_6MO      60
1,124,571.49   2.867     1.000    12.445   6.179       6            57    LIBOR_6MO      36
  300,000.00   1.500     1.500    14.999   7.999       6            21    LIBOR_6MO      12
1,375,800.00   3.000     1.000    13.356   7.356       6            22    LIBOR_6MO      24
  239,999.90   3.000     1.000    14.999   8.999       6            33    LIBOR_6MO      12
1,183,763.51   2.687     1.000    13.342   6.717       6            26    LIBOR_6MO      24
1,899,494.33   3.000     1.000    13.780   7.780       6            31    LIBOR_6MO      36
  281,682.39   1.500     1.500    15.990   8.990       6            21    LIBOR_6MO      24
  129,872.83   1.500     1.500    14.625   7.625       6            21    LIBOR_6MO      36
  831,177.24   1.500     1.500    16.021   9.021       6            32    LIBOR_6MO      36
  134,885.53   1.500     1.500    15.375   8.375       6            33    LIBOR_6MO      36
  226,988.63   1.500     1.500    13.150   6.150       6            33    LIBOR_6MO      36
   41,205.88   3.000     1.000    14.850   8.850       6            20    LIBOR_6MO      12
  118,240.57   3.000     1.000    14.000   8.000       6            22    LIBOR_6MO      24
  104,825.93   3.000     1.000    14.980   8.980       6            21    LIBOR_6MO      36
  136,062.07   3.000     1.500    14.999   8.999       6            21    LIBOR_6MO      24
   49,954.86   3.000     1.000    15.925   9.925       6            34    LIBOR_6MO      36
6,941,355.74   2.751     1.083    14.461   8.295       6            21    LIBOR_6MO      12
  551,407.84   1.500     1.500    15.250   8.250       6            21    LIBOR_6MO      24
7,137,546.60   2.100     1.292    14.412   7.778       6            21    LIBOR_6MO      12
  619,761.17   2.232     1.000    14.204   6.669       6            22    LIBOR_6MO      24
4,972,468.70   3.000     1.000    13.624   7.624       6            33    LIBOR_6MO      12
1,282,429.27   1.695     1.305    14.713   7.323       6            33    LIBOR_6MO      36
2,441,549.80   2.586     1.138    13.462   7.186       6            33    LIBOR_6MO      12
  257,064.34   2.000     1.000    12.625   4.625       6            58    LIBOR_6MO      12
  182,441.88   1.500     1.500    15.899   8.899       6            57    LIBOR_6MO      60
  243,731.94   1.500     1.500    14.625   7.625       6            57    LIBOR_6MO      36
6,633,062.40   2.544     1.152    13.748   7.444       6            21    LIBOR_6MO      12
  500,000.00   2.000     1.000    13.425   5.425       6            22    LIBOR_6MO      24
3,714,867.28   3.000     1.000    13.269   7.269       6            33    LIBOR_6MO      12

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-HE5

                   GROUP II ADJUSTABLE RATE MORTGAGE (CONT'D)

                                                            ORIGINAL     REMAINING
                                                         AMORTIZATION  AMORTIZATION  ORIGINAL  REMAINING
                                                             TERM          TERM      INTEREST   INTEREST
                             NET    ORIGINAL  REMAINING    (LESS IO      (LESS IO      ONLY       ONLY
  CURRENT       MORTGAGE  MORTGAGE    TERM      TERM         TERM)         TERM)       TERM       TERM      GROSS
BALANCE ($)      RATE(%)   RATE(%)  (MONTHS)   (MONTHS)    (MONTHS)      (MONTHS)    (MONTHS)   (MONTHS)  MARGIN(%)
--------------  --------  --------  --------  ---------  ------------  ------------  --------  ---------  ---------
    499,999.99      6.5         6      360       357          300           300         60         57         3.5
  1,591,077.67    9.015     8.515      360       357          360           357          0          0       7.639
    143,881.67     6.74      6.24      360       358          480           478          0          0        5.49
    153,000.00     8.45      7.95      360       356          300           300         60         56         7.2
  1,665,916.86    8.759     8.259      360       357          360           357          0          0       6.967
     92,925.36     9.25      8.75      360       356          480           476          0          0        6.25
    198,400.00    7.065     6.565      360       357          300           300         60         57       5.815
    231,520.79    7.999     7.499      360       357          360           357          0          0       4.999
     89,738.73    9.999     9.499      360       356          360           356          0          0       6.999
    160,003.87    9.125     8.625      360       358          480           478          0          0        6.75
    137,804.34     7.75      7.25      360       354          360           354          0          0         5.5
  9,769,523.63    8.748     8.248      360       357          360           357          0          0       6.883
    518,869.81    8.142     7.642      360       357          360           357          0          0       4.101
102,617,185.68    8.276     7.776      360       357          360           357          0          0       6.621
  2,097,770.77    8.314     7.814      360       358          360           358          0          0       6.277
  1,233,794.27    7.798     7.298      360       356          360           356          0          0       3.721
    642,755.43    8.253     7.753      360       357          360           357          0          0       4.753
 12,244,302.98    8.383     7.883      360       357          480           477          0          0       6.333
111,629,453.64    7.802     7.302      360       358          480           478          0          0       6.088
  1,028,979.26    7.611     7.111      360       357          480           477          0          0       4.111
  4,140,914.20     8.63      8.13      360       357          480           477          0          0        5.88
  1,727,589.44    8.411     7.911      360       357          480           477          0          0       4.416
  1,229,368.03    8.955     8.455      360       357          480           477          0          0         5.9
    620,016.82    7.946     7.446      360       357          480           477          0          0        5.25
    428,325.67      6.6       6.1      360       355          480           475          0          0        5.25
  1,888,381.24    7.658     7.158      360       358          600           598          0          0        5.37
  2,860,862.17    7.822     7.322      360       357          360           357          0          0       6.461
    473,597.44     8.25      7.75      360       356          360           356          0          0        5.25
    423,755.27    8.432     7.932      360       355          360           355          0          0       6.024
 36,053,187.27    8.068     7.568      360       357          360           357          0          0       6.249
     95,745.66     9.89      9.39      360       357          360           357          0          0        6.89

                                                                  NUMBER OF
                                                                    MONTHS               ORIGINAL
                INITIAL                                  RATE    UNTIL NEXT              MONTHS TO
                  RATE                                  CHANGE      RATE                PREPAYMENT
  CURRENT        CHANGE  PERIODIC   MAXIMUM  MINIMUM  FREQUENCY  ADJUSTMENT               PENALTY
BALANCE ($)      CAP(%)    CAP(%)   RATE(%)  RATE(%)   (MONTHS)     DATE       INDEX    EXPIRATION
--------------  -------  --------  --------  -------  ---------  ----------  ---------  ----------
    499,999.99     1.5       1.5      13.5      6.5       6          57      LIBOR_6MO      12
  1,591,077.67       3         1    15.015    9.015       6          21      LIBOR_6MO      24
    143,881.67       3         1     12.74     6.74       6          22      LIBOR_6MO      24
    153,000.00       3         1     14.45     8.45       6          20      LIBOR_6MO      24
  1,665,916.86   2.535     1.155    15.068    8.759       6          33      LIBOR_6MO      36
     92,925.36     1.5       1.5     16.25     9.25       6          32      LIBOR_6MO      36
    198,400.00       3         1    13.065    7.065       6          33      LIBOR_6MO      36
    231,520.79     1.5       1.5    14.999    7.999       6          21      LIBOR_6MO      60
     89,738.73     1.5       1.5    16.999    9.999       6          56      LIBOR_6MO      60
    160,003.87       3         1    15.125    9.125       6          22      LIBOR_6MO      24
    137,804.34       3         1     13.75     7.75       6          30      LIBOR_6MO      24
  9,769,523.63   2.713      1.09    14.879    8.748       6          21      LIBOR_6MO      12
    518,869.81     1.5       1.5    15.142    8.142       6          21      LIBOR_6MO      18
102,617,185.68    2.92      1.03    14.353    8.235       6          21      LIBOR_6MO      24
  2,097,770.77   2.494     1.191    14.934    8.314       6          22      LIBOR_6MO      36
  1,233,794.27    1.89      1.37    14.538    7.798       6          20      LIBOR_6MO       6
    642,755.43     1.5       1.5    15.253    8.253       6          21      LIBOR_6MO      60
 12,244,302.98   2.698     1.219    14.627    8.264       6          21      LIBOR_6MO      12
111,629,453.64   2.928     1.056    13.899    7.781       6          22      LIBOR_6MO      24
  1,028,979.26     1.5       1.5    14.611    7.611       6          21      LIBOR_6MO      30
  4,140,914.20    1.89     1.279    15.087     8.63       6          21      LIBOR_6MO      36
  1,727,589.44     1.5       1.5    15.411    8.411       6          21      LIBOR_6MO       6
  1,229,368.03     1.5       1.5    15.955    8.955       6          21      LIBOR_6MO      60
    620,016.82       2         1    12.946    7.946       6          21      LIBOR_6MO      24    (*)
    428,325.67       2         1      11.6      6.6       6          19      LIBOR_6MO      36    (*)
  1,888,381.24       2         1    12.658    7.658       6          22      LIBOR_6MO      24
  2,860,862.17   2.905     1.032    13.886    7.822       6          33      LIBOR_6MO      12
    473,597.44     1.5       1.5     15.25     8.25       6          32      LIBOR_6MO      18
    423,755.27   2.421     1.193     14.99    8.432       6          31      LIBOR_6MO      24
 36,053,187.27   2.577     1.138    14.327    8.068       6          33      LIBOR_6MO      36
     95,745.66     1.5       1.5     16.89     9.89       6          33      LIBOR_6MO      48

(*) Amortization Term is 480 months for the first 10 years and 240 months for the last 20 years.

   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-HE5

                   GROUP II ADJUSTABLE RATE MORTGAGE (CONT'D)

                                                            ORIGINAL     REMAINING
                                                         AMORTIZATION  AMORTIZATION  ORIGINAL  REMAINING
                                                             TERM          TERM      INTEREST   INTEREST
                             NET    ORIGINAL  REMAINING    (LESS IO      (LESS IO      ONLY       ONLY
  CURRENT       MORTGAGE  MORTGAGE    TERM      TERM         TERM)         TERM)       TERM       TERM      GROSS
BALANCE ($)      RATE(%)   RATE(%)  (MONTHS)   (MONTHS)    (MONTHS)      (MONTHS)    (MONTHS)   (MONTHS)  MARGIN(%)
--------------  --------  --------  --------  ---------  ------------  ------------  --------  ---------  ---------
     99,576.92    8.250     7.750      360       355          360           355           0         0       6.050
    541,501.75    9.141     8.641      360       356          360           356           0         0       5.921
    209,776.55    7.275     6.775      360       357          480           477           0         0       6.025
    411,304.46    7.322     6.822      360       358          480           478           0         0       5.567
 29,936,680.47    8.022     7.522      360       357          480           477           0         0       5.661
    138,915.41    9.200     8.700      360       357          480           477           0         0       5.700
    430,430.20    7.800     7.300      360       357          480           477           0         0       4.800
    599,833.08    7.883     7.383      360       358          600           598           0         0       5.250
  1,479,453.68    6.988     6.488      360       357          360           357           0         0       5.379
     73,874.88    8.990     8.490      360       357          360           357           0         0       5.990
    349,036.26    9.250     8.750      360       355          360           355           0         0       6.250
  1,143,202.52    6.999     6.499      360       358          480           478           0         0       5.054
    584,090.62    8.999     8.499      360       357          480           477           0         0       5.818
  3,274,792.30    7.987     7.487      360       356          240           240         120       116       5.430
  1,334,083.76    9.401     8.901      360       356          240           240         120       116       6.735
    750,000.00    9.200     8.700      360       357          240           240         120       117       6.900
  8,293,295.41    8.253     7.753      360       357          300           300          60        57       6.233
    596,100.00    6.890     6.390      360       357          300           300          60        57       2.620
107,438,470.37    7.569     7.069      360       356          300           300          60        56       5.827
  3,332,301.90    7.578     7.078      360       357          300           300          60        57       5.144
    462,761.92    7.400     6.900      360       357          300           300          60        57       3.900
    546,600.00    7.437     6.937      360       357          300           300          60        57       6.187
    434,999.68    6.678     6.178      360       356          300           300          60        56       3.678
  6,454,123.12    7.439     6.939      360       355          300           300          60        55       5.848
    345,000.00    6.600     6.100      360       357          300           300          60        57       3.100
 30,271,396.84    6.975     6.475      360       357          300           300          60        57       5.404
    703,999.99    7.202     6.702      360       357          300           300          60        57       3.702
  1,102,935.10    7.472     6.972      360       358          300           300          60        58       5.350
    210,000.00    7.650     7.150      360       357          300           300          60        57       4.650
  1,112,122.58    8.344     7.844      360       357          360           357           0         0       7.013
    199,669.10    8.990     8.490      360       357          360           357           0         0       5.990

                                                                  NUMBER OF
                                                                    MONTHS               ORIGINAL
                INITIAL                                  RATE    UNTIL NEXT              MONTHS TO
                  RATE                                  CHANGE      RATE                PREPAYMENT
  CURRENT        CHANGE  PERIODIC   MAXIMUM  MINIMUM  FREQUENCY  ADJUSTMENT               PENALTY
BALANCE ($)      CAP(%)    CAP(%)   RATE(%)  RATE(%)   (MONTHS)     DATE       INDEX    EXPIRATION
--------------  -------  --------  --------  -------  ---------  ----------  ---------  ----------
     99,576.92   3.000     1.000    14.250    8.250       6          31      LIBOR_6MO       6
    541,501.75   1.500     1.500    16.141    9.141       6          32      LIBOR_6MO      60
    209,776.55   3.000     1.000    13.275    7.275       6          33      LIBOR_6MO      12
    411,304.46   3.000     1.000    13.591    7.322       6          34      LIBOR_6MO      24
 29,936,680.47   2.218     1.272    14.547    7.980       6          33      LIBOR_6MO      36
    138,915.41   1.500     1.500    16.200    9.200       6          33      LIBOR_6MO      48
    430,430.20   1.500     1.500    14.800    7.800       6          33      LIBOR_6MO      60
    599,833.08   2.000     1.000    12.883    7.883       6          34      LIBOR_6MO      36
  1,479,453.68   2.947     1.018    13.024    6.988       6          57      LIBOR_6MO      36
     73,874.88   1.500     1.500    15.990    8.990       6          57      LIBOR_6MO       6
    349,036.26   1.500     1.500    16.250    9.250       6          55      LIBOR_6MO      60
  1,143,202.52   2.816     1.061    13.121    6.999       6          58      LIBOR_6MO      36
    584,090.62   1.500     1.500    15.999    8.999       6          57      LIBOR_6MO      60
  3,274,792.30   3.000     1.000    13.987    5.089       6          20      LIBOR_6MO      24
  1,334,083.76   3.000     1.000    15.401    6.735       6          20      LIBOR_6MO       6
    750,000.00   3.000     1.000    15.200    6.900       6          33      LIBOR_6MO       6
  8,293,295.41   2.800     1.077    14.372    8.253       6          21      LIBOR_6MO      12
    596,100.00   1.500     1.500    13.890    6.890       6          21      LIBOR_6MO      18
107,438,470.37   2.873     1.046    13.629    7.556       6          20      LIBOR_6MO      24
  3,332,301.90   1.988     1.278    14.073    7.578       6          21      LIBOR_6MO      36
    462,761.92   1.500     1.500    14.400    7.400       6          21      LIBOR_6MO      60
    546,600.00   3.000     1.000    13.437    7.437       6          33      LIBOR_6MO      12
    434,999.68   1.500     1.500    13.678    6.678       6          32      LIBOR_6MO      18
  6,454,123.12   2.959     1.014    13.467    7.439       6          31      LIBOR_6MO      24
    345,000.00   1.500     1.500    13.600    6.600       6          33      LIBOR_6MO      30
 30,271,396.84   2.795     1.068    13.116    6.975       6          33      LIBOR_6MO      36
    703,999.99   1.500     1.500    14.202    7.202       6          33      LIBOR_6MO      60
  1,102,935.10   3.000     1.000    13.689    7.472       6          58      LIBOR_6MO      36
    210,000.00   1.500     1.500    14.650    7.650       6          57      LIBOR_6MO      60
  1,112,122.58   3.000     1.000    14.344    8.344       6          21      LIBOR_6MO      24
    199,669.10   1.500     1.500    15.990    8.990       6          21      LIBOR_6MO      36

   RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
       SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-HE5

                   GROUP II ADJUSTABLE RATE MORTGAGE (CONT'D)

                                                          ORIGINAL      REMAINING
                                                        AMORTIZATION  AMORTIZATION  ORIGINAL  REMAINING
                                                            TERM          TERM      INTEREST   INTEREST
                           NET     ORIGINAL  REMAINING    (LESS IO      (LESS IO      ONLY       ONLY
   CURRENT     MORTGAGE  MORTGAGE    TERM       TERM        TERM)        TERM)        TERM       TERM      GROSS
 BALANCE ($)    RATE(%)   RATE(%)  (MONTHS)   (MONTHS)    (MONTHS)      (MONTHS)    (MONTHS)   (MONTHS)  MARGIN(%)
-------------  --------  --------  --------  ---------  ------------  ------------  --------  ---------  ---------
   911,556.36    8.573     8.073      360       358          480           478          0          0       7.323
   558,900.25    8.920      8.42      360       357          480           477          0          0        5.92
 6,801,159.30    8.235     7.735      360       357          360           357          0          0       6.976
 1,348,338.78    7.786     7.286      360       357          480           477          0          0       6.536
   197,677.00    8.450      7.95      360       354          300           300         60         54        6.25
 1,105,499.77    7.596     7.096      360       358          300           300         60         58       6.346
54,804,986.31    8.941     8.441      360       357          360           357          0          0       6.662
35,676,544.22    8.686     8.186      360       357          480           477          0          0       6.265
   253,596.36    9.250      8.75      360       356          480           476          0          0        5.25
   206,753.88    8.340      7.84      360       358          600           598          0          0        5.25
30,754,280.48    8.678     8.178      360       357          360           357          0          0       6.989
 8,688,673.87    8.718     8.218      360       357          478           475          0          0       6.726
   448,577.11   10.800      10.3      360       352          360           352          0          0        5.99
18,220,374.76    8.408     7.908      360       356          300           300         60         56       6.439
 5,613,823.43    7.974     7.474      360       357          300           300         60         57       6.362
    72,000.00    8.400       7.9      360       357          300           300         60         57        4.95
   424,000.00    7.750      7.25      360       355          300           300         60         55        3.05
   129,107.98    7.250     6.875      360       358          480           478          0          0       4.375
   368,600.00    7.500     7.125      360       357          240           240        120        117        3.75
   228,570.00    7.692     7.317      360       357          240           240        120        117       4.006
   347,195.08    7.625      7.25      360       358          360           358          0          0           3
 1,169,640.00    7.563     7.188      360       358          240           240        120        118       3.202
    45,551.29    9.125      8.75      360       358          360           358          0          0        5.25
 1,036,946.00    6.956     6.581      360       358          360           358          0          0       3.543
   550,061.15    7.691     7.316      360       358          360           358          0          0       3.524
 5,876,955.97    7.578     7.203      360       358          360           358          0          0        3.87
   443,564.50    7.757     7.382      360       358          480           478          0          0       4.157
   167,160.09    8.625      8.25      360       359          480           479          0          0       5.375
 3,537,441.18    7.417     7.042      360       358          480           478          0          0       4.042
10,354,449.95    7.458     7.083      360       358          240           240        120        118       3.561
 9,433,643.45    7.569     7.194      360       358          240           240        120        118       3.716

                                                                NUMBER OF
                                                                 MONTHS                ORIGINAL
               INITIAL                                 RATE    UNTIL NEXT              MONTHS TO
                 RATE                                 CHANGE      RATE                PREPAYMENT
   CURRENT      CHANGE  PERIODIC  MAXIMUM  MINIMUM  FREQUENCY  ADJUSTMENT               PENALTY
 BALANCE ($)    CAP(%)   CAP(%)   RATE(%)  RATE(%)  (MONTHS)      DATE       INDEX    EXPIRATION
-------------  -------  --------  -------  -------  ---------  ----------  ---------  ----------
   911,556.36       3         1    14.573   8.573       6          22      LIBOR_6MO      24
   558,900.25     1.5       1.5     15.92    8.92       6          21      LIBOR_6MO      36
 6,801,159.30       3         1    14.235   8.235       6          33      LIBOR_6MO      36
 1,348,338.78       3         1    13.786   7.786       6          33      LIBOR_6MO      36
   197,677.00       3         1     14.45    8.45       6          18      LIBOR_6MO      24
 1,105,499.77       3         1    13.596   7.596       6          34      LIBOR_6MO      36
54,804,986.31   2.395     1.173    15.279   8.929       6          21      LIBOR_6MO       0
35,676,544.22   2.281     1.251    14.952   8.686       6          21      LIBOR_6MO       0
   253,596.36       2         1     14.25    9.25       6          20      LIBOR_6MO       0      (*)
   206,753.88       2         1     13.34    8.34       6          22      LIBOR_6MO       0
30,754,280.48   2.797     1.043    14.744   8.578       6          33      LIBOR_6MO       0
 8,688,673.87   2.682      1.15    14.881    8.49       6          33      LIBOR_6MO       0
   448,577.11       2       1.5      15.8     8.8       6           4      LIBOR_6MO       0
18,220,374.76   2.761      1.03    14.334   8.408       6          20      LIBOR_6MO       0
 5,613,823.43   2.843     1.019    13.977   7.836       6          33      LIBOR_6MO       0
    72,000.00       3         1      14.4     8.4       6          57      LIBOR_6MO       0
   424,000.00       1         1     13.75    7.75       6           1      LIBOR_6MO       0
   129,107.98       5         2     12.25   4.375      12          58      LIBOR_1YR      36
   368,600.00       5         2      12.5    3.75      12          57      LIBOR_1YR      24
   228,570.00       5         2    12.692   4.006      12          57      LIBOR_1YR      36
   347,195.08       5         2    12.625       3      12          58      LIBOR_1YR      12
 1,169,640.00       5         2    12.563   3.202      12          58      LIBOR_1YR      36
    45,551.29       5         2    14.125    5.25      12          58      LIBOR_1YR      36
 1,036,946.00       5         2    11.956   3.543      12          58      LIBOR_1YR      12
   550,061.15       5         2    12.691   3.524      12          58      LIBOR_1YR      24
 5,876,955.97       5         2    12.578    3.87      12          58      LIBOR_1YR      36
   443,564.50       5         2    13.757   4.157      12          58      LIBOR_1YR      12
   167,160.09       5         2    13.625   5.375      12          59      LIBOR_1YR      24
 3,537,441.18       5         2    12.476   4.042      12          58      LIBOR_1YR      36
10,354,449.95       5         2    12.512   3.561      12          58      LIBOR_1YR      12
 9,433,643.45       5         2    12.618   3.716      12          58      LIBOR_1YR      24

(*) Amortization Term is 480 months for the first 10 years and 240 months for the last 20 years.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-HE5

                   GROUP II ADJUSTABLE RATE MORTGAGE (CONT'D)

                                                          ORIGINAL     REMAINING
                                                        AMORTIZATION  AMORTIZATION  ORIGINAL  REMAINING
                                                            TERM          TERM      INTEREST   INTEREST
                            NET    ORIGINAL  REMAINING    (LESS IO      (LESS IO      ONLY       ONLY
   CURRENT     MORTGAGE  MORTGAGE    TERM      TERM         TERM)        TERM)        TERM       TERM      GROSS
 BALANCE ($)    RATE(%)   RATE(%)  (MONTHS)   (MONTHS)    (MONTHS)      (MONTHS)    (MONTHS)   (MONTHS)  MARGIN(%)
-------------  --------  --------  --------  ---------  ------------  ------------  --------  ---------  ---------
38,766,521.67    7.255     6.880     360        358          240          240          120       118       3.634
 8,716,712.35    7.688     7.313     360        358          360          358            0         0       3.903
   231,659.57    8.500     8.125     360        359          360          359            0         0       4.250
   694,680.21    7.356     6.981     360        358          360          358            0         0       3.539
 3,481,363.54    7.739     7.364     360        358          480          478            0         0       4.256
   231,728.64    7.750     7.375     360        359          480          479            0         0       4.375
44,241,177.08    7.476     7.101     360        358          240          240          120       118       3.578
 2,795,290.76    7.482     7.107     360        358          240          240          120       118       3.678
 3,228,692.80    7.360     6.985     360        359          240          240          120       119       3.775
12,777,521.42    7.478     7.103     360        358          240          240          120       118       3.526
   143,216.76    6.950     6.450     360        355          360          355            0         0       6.250
   348,500.00    6.850     6.350     360        355          300          300           60        55       6.050
   373,567.77    7.418     6.918     360        355          360          355            0         0       5.750

                                                               NUMBER OF
                                                                 MONTHS                ORIGINAL
               INITIAL                                RATE     UNTIL NEXT             MONTHS TO
                 RATE                                CHANGE       RATE                PREPAYMENT
   CURRENT      CHANGE  PERIODIC  MAXIMUM  MINIMUM  FREQUENCY  ADJUSTMENT              PENALTY
 BALANCE ($)    CAP(%)   CAP(%)   RATE(%)  RATE(%)  (MONTHS)      DATE       INDEX    EXPIRATION
-------------  -------  --------  -------  -------  ---------  ----------  ---------  ----------
38,766,521.67   5.000     2.000    12.333   3.634       12         58      LIBOR_1YR       36
 8,716,712.35   5.000     2.000    12.688   3.903       12         58      LIBOR_1YR        0
   231,659.57   5.000     2.000    13.500   4.250       12         59      LIBOR_1YR       24
   694,680.21   5.000     2.000    12.356   3.539       12         58      LIBOR_1YR       36
 3,481,363.54   5.000     2.000    12.739   4.256       12         58      LIBOR_1YR        0
   231,728.64   5.000     2.000    12.750   4.375       12         59      LIBOR_1YR       24
44,241,177.08   5.000     2.000    12.504   3.578       12         58      LIBOR_1YR        0
 2,795,290.76   5.000     2.000    12.482   3.678       12         58      LIBOR_1YR       12
 3,228,692.80   5.000     2.000    12.360   3.775       12         59      LIBOR_1YR       24
12,777,521.42   5.000     2.000    12.478   3.526       12         58      LIBOR_1YR       36
   143,216.76   2.000     2.000    12.950   6.950       12         55       CMT_1YR        36
   348,500.00   2.000     2.000    12.850   6.850       12         55       CMT_1YR        36
   373,567.77   2.000     2.000    13.418   7.418       12         55       CMT_1YR         0

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-HE5

            ONE MONTH LIBOR CAP TABLE FOR THE CLASS A-1 CERTIFICATES

         BEGINNING    ENDING      NOTIONAL       1ML STRIKE         1ML STRIKE
PERIOD    ACCRUAL     ACCRUAL   BALANCE ($)   LOWER COLLAR (%)   UPPER COLLAR (%)
------   ---------   --------   -----------   ----------------   ----------------
  1       09/28/06   10/25/06   171,759,000         8.563             10.850
  2       10/25/06   11/25/06   169,573,781         7.439             10.850
  3       11/25/06   12/25/06   166,915,965         7.692             10.850
  4       12/25/06   01/25/07   163,790,850         7.439             10.850
  5       01/25/07   02/25/07   160,206,037         7.439             10.850
  6       02/25/07   03/25/07   156,171,064         8.253             10.850

            ONE MONTH LIBOR CAP TABLE FOR THE CLASS A-2 CERTIFICATES

         BEGINNING    ENDING      NOTIONAL       1ML STRIKE         1ML STRIKE
PERIOD    ACCRUAL     ACCRUAL   BALANCE ($)   LOWER COLLAR (%)   UPPER COLLAR (%)
------   ---------   --------   -----------   ----------------   ----------------
  1       09/28/06   10/25/06   900,385,000         8.327              9.360
  2       10/25/06   11/25/06   890,826,036         7.234              9.360
  3       11/25/06   12/25/06   878,784,175         7.480              9.360
  4       12/25/06   01/25/07   864,271,342         7.235              9.360
  5       01/25/07   02/25/07   847,313,464         7.235              9.360
  6       02/25/07   03/25/07   827,951,990         8.026              9.360

           ONE MONTH LIBOR CAP TABLE FOR THE SUBORDINATE CERTIFICATES

         BEGINNING    ENDING      NOTIONAL       1ML STRIKE         1ML STRIKE
PERIOD    ACCRUAL     ACCRUAL   BALANCE ($)   LOWER COLLAR (%)   UPPER COLLAR (%)
------   ---------   --------   -----------   ----------------   ----------------
  1       09/28/06   10/25/06   246,359,000         7.976              8.970
  2       10/25/06   11/25/06   246,359,000         6.879              8.970
  3       11/25/06   12/25/06   246,359,000         7.126              8.970
  4       12/25/06   01/25/07   246,359,000         6.879              8.970
  5       01/25/07   02/25/07   246,359,000         6.880              8.970
  6       02/25/07   03/25/07   246,359,000         7.674              8.970

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-HE5

                             SWAP CONTRACT SCHEDULE

         BEGINNING    ENDING       NOTIONAL         FIXED                  BEGINNING    ENDING    NOTIONAL           FIXED
PERIOD    ACCRUAL     ACCRUAL    BALANCE ($)    STRIKE RATE (%)   PERIOD    ACCRUAL     ACCRUAL   BALANCE ($)   STRIKE RATE (%)
------   ---------   --------   -------------   ---------------   ------   ---------   --------   -----------   ---------------
   1      09/28/06   10/25/06               0          N/A          26      10/25/08   11/25/08   308,812,638        5.220
   2      10/25/06   11/25/06               0          N/A          27      11/25/08   12/25/08   282,632,626        5.220
   3      11/25/06   12/25/06               0          N/A          28      12/25/08   01/25/09   260,295,006        5.220
   4      12/25/06   01/25/07               0          N/A          29      01/25/09   02/25/09   247,736,952        5.220
   5      01/25/07   02/25/07               0          N/A          30      02/25/09   03/25/09   247,736,952        5.220
   6      02/25/07   03/25/07               0          N/A          31      03/25/09   04/25/09   241,627,233        5.220
   7      03/25/07   04/25/07   1,147,550,567        5.220          32      04/25/09   05/25/09   227,360,361        5.220
   8      04/25/07   05/25/07   1,101,977,416        5.220          33      05/25/09   06/25/09   213,230,538        5.220
   9      05/25/07   06/25/07   1,052,650,249        5.220          34      06/25/09   07/25/09   194,471,352        5.220
  10      06/25/07   07/25/07     997,054,235        5.220          35      07/25/09   08/25/09   176,343,677        5.220
  11      07/25/07   08/25/07     938,487,211        5.220          36      08/25/09   09/25/09   160,066,404        5.220
  12      08/25/07   09/25/07     881,821,028        5.220          37      09/25/09   10/25/09   148,248,259        5.220
  13      09/25/07   10/25/07     829,520,894        5.220          38      10/25/09   11/25/09   138,196,357        5.220
  14      10/25/07   11/25/07     780,198,262        5.220          39      11/25/09   12/25/09   129,395,937        5.220
  15      11/25/07   12/25/07     734,170,547        5.220          40      12/25/09   01/25/10   121,428,044        5.220
  16      12/25/07   01/25/08     691,407,324        5.220          41      01/25/10   02/25/10   114,172,259        5.220
  17      01/25/08   02/25/08     651,817,765        5.220          42      02/25/10   03/25/10   107,570,411        5.220
  18      02/25/08   03/25/08     614,840,057        5.220          43      03/25/10   04/25/10   101,562,140        5.220
  19      03/25/08   04/25/08     579,716,526        5.220          44      04/25/10   05/25/10    96,039,217        5.220
  20      04/25/08   05/25/08     545,328,111        5.220          45      05/25/10   06/25/10    90,936,098        5.220
  21      05/25/08   06/25/08     510,276,994        5.220          46      06/25/10   07/25/10    86,199,689        5.220
  22      06/25/08   07/25/08     471,383,290        5.220          47      07/25/10   08/25/10    81,793,151        5.220
  23      07/25/08   08/25/08     426,649,296        5.220          48      08/25/10   09/25/10    77,712,970        5.220
  24      08/25/08   09/25/08     380,091,955        5.220          49      09/25/10   10/25/10    73,940,119        5.220
  25      09/25/08   10/25/08     340,482,420        5.220          50      10/25/10   11/25/10    70,344,523        5.220

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-HE5

                       CLASS A-1 AVAILABLE FUNDS CAP TABLE

                         AVAIL. FUNDS    AVAIL. FUNDS CAP
PERIOD   PAYMENT DATE   CAP (%) (1)(2)      (%) (1)(3)
------   ------------   --------------   ----------------
   1      10/25/2006         8.713             8.713
   2      11/25/2006         7.589            11.000
   3      12/25/2006         7.842            11.000
   4      1/25/2007          7.589            11.000
   5      2/25/2007          7.589            11.000
   6      3/25/2007          8.403            11.000
   7      4/25/2007          7.590            21.181
   8      5/25/2007          7.843            21.048
   9      6/25/2007          7.590            20.673
  10      7/25/2007          7.843            20.432
  11      8/25/2007          7.591            19.911
  12      9/25/2007          7.591            19.492
  13      10/25/2007         7.844            19.223
  14      11/25/2007         7.597            18.726
  15      12/25/2007         7.858            18.502
  16      1/25/2008          7.605            18.027
  17      2/25/2008          7.605            17.707
  18      3/25/2008          8.175            17.794
  19      4/25/2008          7.884            17.393
  20      5/25/2008          8.223            17.368
  21      6/25/2008          8.140            17.175
  22      7/25/2008          9.254            17.920
  23      8/25/2008          8.972            17.293
  24      9/25/2008          8.967            16.761
  25      10/25/2008         9.312            16.548
  26      11/25/2008         9.009            15.923
  27      12/25/2008         9.314            15.836
  28      1/25/2009          9.150            15.578

                         AVAIL. FUNDS    AVAIL. FUNDS CAP
PERIOD   PAYMENT DATE   CAP (%) (1)(2)      (%) (1)(3)
------   ------------   --------------   ----------------
  29      2/25/2009          9.152            15.471
  30      3/25/2009         10.016            16.472
  31      4/25/2009          9.199            15.839
  32      5/25/2009          9.528            15.962
  33      6/25/2009          9.234            15.584
  34      7/25/2009          9.890            16.145
  35      8/25/2009          9.627            15.565
  36      9/25/2009          9.621            15.253
  37      10/25/2009         9.947            15.403
  38      11/25/2009         9.624            14.951
  39      12/25/2009         9.938            15.151
  40      1/25/2010          9.713            14.996
  41      2/25/2010          9.724            14.887
  42      3/25/2010         10.688            15.779
  43      4/25/2010          9.704            14.655
  44      5/25/2010         10.016            14.871
  45      6/25/2010          9.681            14.451
  46      7/25/2010          9.997            14.783
  47      8/25/2010          9.666            14.393
  48      9/25/2010          9.655            14.304
  49      10/25/2010         9.965            14.564
  50      11/25/2010         9.632            14.162
  51      12/25/2010         9.941            11.263
  52      1/25/2011          9.608            10.984
  53      2/25/2011          9.596            10.983
  54      3/25/2011         10.611            12.139
  55      4/25/2011          9.572            10.943
  56      5/25/2011          9.880            11.288

                         AVAIL. FUNDS    AVAIL. FUNDS CAP
PERIOD   PAYMENT DATE   CAP (%) (1)(2)      (%) (1)(3)
------   ------------   --------------   ----------------
  57      6/25/2011          9.549            10.903
  58      7/25/2011          9.869            11.282
  59      8/25/2011          9.572            11.031
  60      9/25/2011          9.567            11.034
  61      10/25/2011         9.873            11.379
  62      11/25/2011         9.542            10.989
  63      12/25/2011         9.847            11.332
  64      1/25/2012          9.517            10.945
  65      2/25/2012          9.504            10.922
  66      3/25/2012         10.146            11.651
  67      4/25/2012          9.479            10.877
  68      5/25/2012          9.783            11.218
  69      6/25/2012          9.455            10.833
  70      7/25/2012          9.757            11.172
  71      8/25/2012          9.429            10.789
  72      9/25/2012          9.416            10.766
  73      10/25/2012         9.717            11.102
  74      11/25/2012         9.391            10.721
  75      12/25/2012         9.690            11.054
  76      1/25/2013          9.365            10.675
  77      2/25/2013          9.352            10.652
  78      3/25/2013         10.340            11.768
  79      4/25/2013          9.326            10.607

(1) Available Funds Cap for the Class A-1 Certificates is a per annum rate equal to 12 times the excess of (A) the quotient of (x) the total scheduled interest based on the Group I Net Mortgage Rates in effect on the related due date and (y) the aggregate principal balance of the Group I Mortgage Loans as of the first day of the applicable due period, over (B) the quotient of (i) the Net Swap Payment, if any, owed to the Swap Counterparty and (ii) the aggregate principal balance of the Mortgage Loans as of the first day of the applicable due period, multiplied by 30 and divided by the actual number of days in the related accrual period.

(2) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR, 6 month LIBOR, 1 year LIBOR and 1 year CMT remain constant at 5.3300%, 5.4190%, 5.3820% and 5.2065%, respectively.

(3) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR, 6 month LIBOR, 1 year LIBOR and 1 year CMT remain constant at 5.3300%, 5.4190%, 5.3820% and 5.2065%, respectively, for the first
     Distribution Date and all increase to 20.0000% for each Distribution Date thereafter. The values indicated include any Net Swap Payments received from the Swap Counterparty and proceeds from the related 1ML Cap, although such proceeds are excluded from the calculation of the Available Funds Cap described herein.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-HE5

                       CLASS A-2 AVAILABLE FUNDS CAP TABLE

                         AVAIL. FUNDS    AVAIL. FUNDS CAP
PERIOD   PAYMENT DATE   CAP (%) (1)(2)      (%) (1)(3)
------   ------------   --------------   ----------------
   1      10/25/2006         8.467             8.467
   2      11/25/2006         7.374             9.500
   3      12/25/2006         7.620             9.500
   4      1/25/2007          7.374             9.500
   5      2/25/2007          7.375             9.500
   6      3/25/2007          8.165             9.500
   7      4/25/2007          7.375            20.967
   8      5/25/2007          7.621            20.827
   9      6/25/2007          7.376            20.460
  10      7/25/2007          7.622            20.212
  11      8/25/2007          7.377            19.699
  12      9/25/2007          7.378            19.281
  13      10/25/2007         7.625            19.006
  14      11/25/2007         7.380            18.510
  15      12/25/2007         7.627            18.273
  16      1/25/2008          7.382            17.806
  17      2/25/2008          7.383            17.487
  18      3/25/2008          7.848            17.468
  19      4/25/2008          7.386            16.896
  20      5/25/2008          7.635            16.764
  21      6/25/2008          7.679            16.696
  22      7/25/2008          8.543            17.185
  23      8/25/2008          8.551            16.848
  24      9/25/2008          8.543            16.291
  25      10/25/2008         8.822            15.998
  26      11/25/2008         8.536            15.360
  27      12/25/2008         8.896            15.300
  28      1/25/2009          8.777            15.006

                         AVAIL. FUNDS    AVAIL. FUNDS CAP
PERIOD   PAYMENT DATE   CAP (%) (1)(2)      (%) (1)(3)
------   ------------   --------------   ----------------
  29      2/25/2009          8.846            14.990
  30      3/25/2009          9.679            15.912
  31      4/25/2009          8.837            15.210
  32      5/25/2009          9.146            15.271
  33      6/25/2009          8.850            14.943
  34      7/25/2009          9.519            15.455
  35      8/25/2009          9.211            14.929
  36      9/25/2009          9.204            14.590
  37      10/25/2009         9.504            14.637
  38      11/25/2009         9.195            14.182
  39      12/25/2009         9.496            14.401
  40      1/25/2010          9.312            14.352
  41      2/25/2010          9.306            14.308
  42      3/25/2010         10.225            15.140
  43      4/25/2010          9.289            14.062
  44      5/25/2010          9.590            14.259
  45      6/25/2010          9.272            13.865
  46      7/25/2010          9.575            14.268
  47      8/25/2010          9.258            13.871
  48      9/25/2010          9.249            13.784
  49      10/25/2010         9.548            14.012
  50      11/25/2010         9.232            13.628
  51      12/25/2010         9.530            10.713
  52      1/25/2011          9.214            10.493
  53      2/25/2011          9.205            10.478
  54      3/25/2011         10.182            11.583
  55      4/25/2011          9.188            10.445
  56      5/25/2011          9.486            10.778

                         AVAIL. FUNDS    AVAIL. FUNDS CAP
PERIOD   PAYMENT DATE   CAP (%) (1)(2)      (%) (1)(3)
------   ------------   --------------   ----------------
  57      6/25/2011          9.171            10.415
  58      7/25/2011          9.475            10.783
  59      8/25/2011          9.317            10.899
  60      9/25/2011          9.311            10.892
  61      10/25/2011         9.611            11.234
  62      11/25/2011         9.291            10.851
  63      12/25/2011         9.590            11.192
  64      1/25/2012          9.273            10.813
  65      2/25/2012          9.264            10.794
  66      3/25/2012          9.892            11.516
  67      4/25/2012          9.243            10.752
  68      5/25/2012          9.542            11.091
  69      6/25/2012          9.223            10.712
  70      7/25/2012          9.520            11.051
  71      8/25/2012          9.203            10.678
  72      9/25/2012          9.193            10.657
  73      10/25/2012         9.488            10.991
  74      11/25/2012         9.172            10.615
  75      12/25/2012         9.467            10.948
  76      1/25/2013          9.151            10.576
  77      2/25/2013          9.141            10.557
  78      3/25/2013         10.109            11.664
  79      4/25/2013          9.120            10.514

(1) Available Funds Cap for the Class A-2 Certificates is a per annum rate equal to 12 times the excess of (A) the quotient of (x) the total scheduled interest based on the Group II Net Mortgage Rates in effect on the related due date and (y) the aggregate principal balance of the Group II Mortgage Loans as of the first day of the applicable due period, over (B) the quotient of (i) the Net Swap Payment, if any, owed to the Swap Counterparty and (ii) the aggregate principal balance of the Mortgage Loans as of the first day of the applicable due period, multiplied by 30 and divided by the actual number of days in the related accrual period.

(2) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR, 6 month LIBOR, 1 year LIBOR and 1 year CMT remain constant at 5.3300%, 5.4190%, 5.3820% and 5.2065%, respectively.

(3) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR, 6 month LIBOR, 1 year LIBOR and 1 year CMT remain constant at 5.3300%, 5.4190%, 5.3820% and 5.2065%, respectively, for the first
     Distribution Date and all increase to 20.0000% for each Distribution Date thereafter. The values indicated include any Net Swap Payments received from the Swap Counterparty and proceeds from the related 1ML Cap, although such proceeds are excluded from the calculation of the Available Funds Cap described herein.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-HE5

               SUBORDINATE CERTIFICATES AVAILABLE FUNDS CAP TABLE

                         AVAIL. FUNDS    AVAIL. FUNDS CAP
PERIOD   PAYMENT DATE   CAP (%) (1)(2)      (%) (1)(3)
------   ------------   --------------   ----------------
   1      10/25/2006         8.506             8.506
   2      11/25/2006         7.409             9.500
   3      12/25/2006         7.656             9.500
   4      1/25/2007          7.409             9.500
   5      2/25/2007          7.409             9.500
   6      3/25/2007          8.203             9.500
   7      4/25/2007          7.409            21.001
   8      5/25/2007          7.657            20.863
   9      6/25/2007          7.410            20.494
  10      7/25/2007          7.658            20.247
  11      8/25/2007          7.412            19.733
  12      9/25/2007          7.412            19.314
  13      10/25/2007         7.660            19.041
  14      11/25/2007         7.415            18.545
  15      12/25/2007         7.664            18.310
  16      1/25/2008          7.418            17.842
  17      2/25/2008          7.419            17.523
  18      3/25/2008          7.900            17.521
  19      4/25/2008          7.466            16.976
  20      5/25/2008          7.729            16.860
  21      6/25/2008          7.753            16.772
  22      7/25/2008          8.657            17.303
  23      8/25/2008          8.618            16.919
  24      9/25/2008          8.611            16.366
  25      10/25/2008         8.900            16.086
  26      11/25/2008         8.612            15.450
  27      12/25/2008         8.963            15.386
  28      1/25/2009          8.836            15.098

                         AVAIL. FUNDS    AVAIL. FUNDS CAP
PERIOD   PAYMENT DATE   CAP (%) (1)(2)      (%) (1)(3)
------   ------------   --------------   ----------------
  29      2/25/2009          8.895            15.067
  30      3/25/2009          9.733            16.002
  31      4/25/2009          8.895            15.310
  32      5/25/2009          9.207            15.382
  33      6/25/2009          8.912            15.046
  34      7/25/2009          9.578            15.565
  35      8/25/2009          9.278            15.031
  36      9/25/2009          9.271            14.697
  37      10/25/2009         9.575            14.760
  38      11/25/2009         9.264            14.305
  39      12/25/2009         9.567            14.521
  40      1/25/2010          9.376            14.456
  41      2/25/2010          9.373            14.401
  42      3/25/2010         10.299            15.243
  43      4/25/2010          9.356            14.158
  44      5/25/2010          9.658            14.357
  45      6/25/2010          9.338            13.960
  46      7/25/2010          9.643            14.351
  47      8/25/2010          9.324            13.955
  48      9/25/2010          9.315            13.868
  49      10/25/2010         9.616            14.102
  50      11/25/2010         9.297            13.715
  51      12/25/2010         9.597            10.803
  52      1/25/2011          9.278            10.573
  53      2/25/2011          9.269            10.561
  54      3/25/2011         10.252            11.674
  55      4/25/2011          9.250            10.527
  56      5/25/2011          9.551            10.861

                         AVAIL. FUNDS    AVAIL. FUNDS CAP
PERIOD   PAYMENT DATE   CAP (%) (1)(2)      (%) (1)(3)
------   ------------   --------------   ----------------
  57      6/25/2011          9.233            10.495
  58      7/25/2011          9.540            10.865
  59      8/25/2011          9.359            10.921
  60      9/25/2011          9.353            10.915
  61      10/25/2011         9.654            11.258
  62      11/25/2011         9.332            10.874
  63      12/25/2011         9.633            11.215
  64      1/25/2012          9.313            10.835
  65      2/25/2012          9.304            10.815
  66      3/25/2012          9.934            11.539
  67      4/25/2012          9.282            10.773
  68      5/25/2012          9.582            11.112
  69      6/25/2012          9.262            10.732
  70      7/25/2012          9.560            11.071
  71      8/25/2012          9.241            10.697
  72      9/25/2012          9.230            10.676
  73      10/25/2012         9.527            11.009
  74      11/25/2012         9.209            10.633
  75      12/25/2012         9.505            10.966
  76      1/25/2013          9.187            10.593
  77      2/25/2013          9.176            10.573
  78      3/25/2013         10.148            11.682
  79      4/25/2013          9.155            10.530

(1) Available Funds Cap for the Subordinate Certificates is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current principal balance of the related Class A Certificates) of the Class A-1 Available Funds Cap and the Class A-2 Available Funds Cap.

(2) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR, 6 month LIBOR, 1 year LIBOR and 1 year CMT remain constant at 5.3300%, 5.4190%, 5.3820% and 5.2065%, respectively.

(3) Assumes no losses, 10% optional termination, 20% HEP on fixed rate collateral and 100% PPC on the adjustable rate collateral, and 1 month LIBOR, 6 month LIBOR, 1 year LIBOR and 1 year CMT remain constant at 5.3300%, 5.4190%, 5.3820% and 5.2065%, respectively, for the first
     Distribution Date and all increase to 20.0000% for each Distribution Date thereafter. The values indicated include any Net Swap Payments received from the Swap Counterparty and proceeds from the related 1ML Cap, although such proceeds are excluded from the calculation of the Available Funds Cap described herein.

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-HE5

                         DISCOUNT MARGIN TABLE (TO CALL)

                          0%             80%             100%            150%            200%
                    PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED
                    -------------   -------------   -------------   -------------   -------------
CLASS A-2A
PRICE = 100.0000%
DISCOUNT MARGIN           6               6               6               6               6
WAL (YRS)               16.03            1.18            1.00            0.72            0.58
MOD DURN (YRS)          10.18            1.12            0.96            0.70            0.56
PRINCIPAL WINDOW    Oct06 - Dec29   Oct06 - Oct08   Oct06 - Jul08   Oct06 - Jan08   Oct06 - Sep07

CLASS A-2B
PRICE = 100.0000%
DISCOUNT MARGIN           11              11              11              11              11
WAL (YRS)               24.62            2.46            2.00            1.49            1.12
MOD DURN (YRS)          13.33            2.28            1.87            1.42            1.07
PRINCIPAL WINDOW    Dec29 - Dec32   Oct08 - Aug09   Jul08 - Jan09   Jan08 - May08   Sep07 - Dec07

CLASS A-2C
PRICE = 100.0000%
DISCOUNT MARGIN           15              15              15              15              15
WAL (YRS)               28.33            4.88            3.47            1.88            1.52
MOD DURN (YRS)          14.12            4.20            3.09            1.77            1.44
PRINCIPAL WINDOW    Dec32 - Jun36   Aug09 - Jun14   Jan09 - Sep12   May08 - Nov08   Dec07 - Jun08

CLASS A-2D
PRICE = 100.0000%
DISCOUNT MARGIN           24              24              24              24              24
WAL (YRS)               29.74            8.35            6.53            2.38            1.78
MOD DURN (YRS)          14.26            6.59            5.40            2.21            1.67
PRINCIPAL WINDOW    Jun36 - Jun36   Jun14 - Feb15   Sep12 - Apr13   Nov08 - Apr09   Jun08 - Jul08

CLASS M-1
PRICE = 100.0000%
DISCOUNT MARGIN           25              25              25              25              25
WAL (YRS)               26.67            3.62            3.74            3.93            2.53
MOD DURN (YRS)          13.62            3.23            3.33            3.48            2.33
PRINCIPAL WINDOW    Sep31 - Nov34   Nov09 - Mar11   Mar10 - Sep10   May10 - Sep10   Jan09 - Apr09

CLASS M-2
PRICE = 100.0000%
DISCOUNT MARGIN           29              29              29              29              29
WAL (YRS)               29.15            5.85            4.67            3.99            2.58
MOD DURN (YRS)          14.07            4.90            4.05            3.53            2.37
PRINCIPAL WINDOW    Nov34 - Jun36   Mar11 - Jun14   Sep10 - Sep12   Sep10 - Sep10   Apr09 - Apr09

CLASS M-3
PRICE = 100.0000%
DISCOUNT MARGIN           35              35              35              35              35
WAL (YRS)               29.74            8.35            6.53            3.99            2.58
MOD DURN (YRS)          14.09            6.55            5.38            3.53            2.36
PRINCIPAL WINDOW    Jun36 - Jun36   Jun14 - Feb15   Sep12 - Apr13   Sep10 - Sep10   Apr09 - Apr09

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-HE5

                    DISCOUNT MARGIN TABLE (TO CALL) (CONT'D)

                          0%             80%             100%            150%            200%
                    PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED
                    -------------   -------------   -------------   -------------   -------------
CLASS M-4
PRICE = 100.0000%
DISCOUNT MARGIN           38              38              38              38              38
WAL (YRS)               28.26            5.50            4.58            3.65            2.33
MOD DURN (YRS)          13.75            4.58            3.94            3.25            2.15
PRINCIPAL WINDOW    Sep31 - Jun36   Nov09 - Feb15   Feb10 - Apr13   Feb10 - Sep10   Nov08 - Apr09

CLASS M-5
PRICE = 100.0000%
DISCOUNT MARGIN           41              41              41              41              41
WAL (YRS)               28.26            5.50            4.55            3.49            2.22
MOD DURN (YRS)          13.71            4.57            3.91            3.12            2.06
PRINCIPAL WINDOW    Sep31 - Jun36   Nov09 - Feb15   Jan10 - Apr13   Dec09 - Sep10   Oct08 - Apr09

CLASS M-6
PRICE = 100.0000%
DISCOUNT MARGIN           47              47              47              47              47
WAL (YRS)               28.26            5.50            4.52            3.38            2.16
MOD DURN (YRS)          13.62            4.56            3.89            3.03            2.00
PRINCIPAL WINDOW    Sep31 - Jun36   Nov09 - Feb15   Dec09 - Apr13   Oct09 - Sep10   Sep08 - Apr09

CLASS B-1
PRICE = 100.0000%
DISCOUNT MARGIN           90              90              90              90              90
WAL (YRS)               28.26            5.49            4.50            3.29            2.14
MOD DURN (YRS)          13.00            4.49            3.82            2.93            1.97
PRINCIPAL WINDOW    Sep31 - Jun36   Oct09 - Feb15   Dec09 - Apr13   Sep09 - Sep10   Sep08 - Apr09

CLASS B-2
PRICE = 100.0000%
DISCOUNT MARGIN          110             110             110             110             110
WAL (YRS)               28.26            5.49            4.48            3.23            2.10
MOD DURN (YRS)          12.72            4.46            3.79            2.86            1.93
PRINCIPAL WINDOW    Sep31 - Jun36   Oct09 - Feb15   Nov09 - Apr13   Aug09 - Sep10   Aug08 - Apr09

CLASS B-3
PRICE = 100.0000%
DISCOUNT MARGIN          190             190             190             190             190
WAL (YRS)               28.26            5.49            4.47            3.17            2.09
MOD DURN (YRS)          11.71            4.34            3.69            2.77            1.90
PRINCIPAL WINDOW    Sep31 - Jun36   Oct09 - Feb15   Nov09 - Apr13   Jul09 - Sep10   Aug08 - Apr09

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-HE5

                       DISCOUNT MARGIN TABLE (TO MATURITY)

                          0%             80%             100%            150%            200%
                    PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED
                    -------------   -------------   -------------   -------------   -------------
CLASS A-2A
PRICE = 100.0000%
DISCOUNT MARGIN           6               6               6               6               6
WAL (YRS)               16.03            1.18            1.00            0.72            0.58
MOD DURN (YRS)          10.18            1.12            0.96            0.70            0.56
PRINCIPAL WINDOW    Oct06 - Dec29   Oct06 - Oct08   Oct06 - Jul08   Oct06 - Jan08   Oct06 - Sep07

CLASS A-2B
PRICE = 100.0000%
DISCOUNT MARGIN           11              11              11              11              11
WAL (YRS)               24.62            2.46            2.00            1.49            1.12
MOD DURN (YRS)          13.33            2.28            1.87            1.42            1.07
PRINCIPAL WINDOW    Dec29 - Dec32   Oct08 - Aug09   Jul08 - Jan09   Jan08 - May08   Sep07 - Dec07

CLASS A-2C
PRICE = 100.0000%
DISCOUNT MARGIN           15              15              15              15              15
WAL (YRS)               28.33            4.88            3.47            1.88            1.52
MOD DURN (YRS)          14.12            4.20            3.09            1.77            1.44
PRINCIPAL WINDOW    Dec32 - Jun36   Aug09 - Jun14   Jan09 - Sep12   May08 - Nov08   Dec07 - Jun08

CLASS A-2D
PRICE = 100.0000%
DISCOUNT MARGIN           24              29              29              24              24
WAL (YRS)               29.80           11.30            8.97            2.38            1.78
MOD DURN (YRS)          14.27            8.13            6.85            2.21            1.67
PRINCIPAL WINDOW    Jun36 - Jul36   Jun14 - Jul26   Sep12 - Oct22   Nov08 - Apr09   Jun08 - Jul08

CLASS M-1
PRICE = 100.0000%
DISCOUNT MARGIN           25              25              25              26              26
WAL (YRS)               26.67            3.62            3.74            4.12            2.66
MOD DURN (YRS)          13.62            3.23            3.33            3.64            2.44
PRINCIPAL WINDOW    Sep31 - Nov34   Nov09 - Mar11   Mar10 - Sep10   May10 - May11   Jan09 - Oct09

CLASS M-2
PRICE = 100.0000%
DISCOUNT MARGIN           29              29              29              32              33
WAL (YRS)               29.15            5.85            4.67            5.43            3.60
MOD DURN (YRS)          14.07            4.90            4.05            4.61            3.22
PRINCIPAL WINDOW    Nov34 - Jun36   Mar11 - Jun14   Sep10 - Sep12   May11 - Mar13   Oct09 - Feb11

CLASS M-3
PRICE = 100.0000%
DISCOUNT MARGIN           35              38              38              43              44
WAL (YRS)               29.79           11.02            8.72            8.03            5.56
MOD DURN (YRS)          14.09            7.97            6.70            6.33            4.68
PRINCIPAL WINDOW    Jun36 - Jul36   Jun14 - May23   Sep12 - Mar20   Mar13 - Apr17   Feb11 - Mar14

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-HE5

                  DISCOUNT MARGIN TABLE (TO MATURITY) (CONT'D)

                          0%             80%             100%            150%            200%
                    PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED   PRICING SPEED
                    -------------   -------------   -------------   -------------   -------------
CLASS M-4
PRICE = 100.0000%
DISCOUNT MARGIN           38              39              39              39              40
WAL (YRS)               28.27            6.10            5.06            3.97            2.56
MOD DURN (YRS)          13.75            4.90            4.24            3.48            2.34
PRINCIPAL WINDOW    Sep31 - Jul36   Nov09 - Jun21   Feb10 - Jun18   Feb10 - Feb14   Nov08 - Oct11

CLASS M-5
PRICE = 100.0000%
DISCOUNT MARGIN           41              42              42              42              43
WAL (YRS)               28.27            6.07            5.01            3.80            2.44
MOD DURN (YRS)          13.71            4.88            4.20            3.35            2.24
PRINCIPAL WINDOW    Sep31 - Jul36   Nov09 - Dec20   Jan10 - Jan18   Dec09 - Oct13   Oct08 - Jul11

CLASS M-6
PRICE = 100.0000%
DISCOUNT MARGIN           47              48              49              49              49
WAL (YRS)               28.27            6.04            4.96            3.67            2.37
MOD DURN (YRS)          13.62            4.86            4.16            3.24            2.17
PRINCIPAL WINDOW    Sep31 - Jul36   Nov09 - Apr20   Dec09 - Jun17   Oct09 - Jun13   Sep08 - Apr11

CLASS B-1
PRICE = 100.0000%
DISCOUNT MARGIN           90              92              93              93              93
WAL (YRS)               28.27            5.98            4.90            3.55            2.33
MOD DURN (YRS)          13.00            4.75            4.06            3.12            2.12
PRINCIPAL WINDOW    Sep31 - Jul36   Oct09 - Aug19   Dec09 - Nov16   Sep09 - Jan13   Sep08 - Jan11

CLASS B-2
PRICE = 100.0000%
DISCOUNT MARGIN          110             113             113             113             113
WAL (YRS)               28.27            5.92            4.83            3.45            2.26
MOD DURN (YRS)          12.72            4.69            4.00            3.03            2.06
PRINCIPAL WINDOW    Sep31 - Jul36   Oct09 - Oct18   Nov09 - Apr16   Aug09 - Aug12   Aug08 - Sep10

CLASS B-3
PRICE = 100.0000%
DISCOUNT MARGIN          190             194             194             194             195
WAL (YRS)               28.27            5.83            4.75            3.35            2.22
MOD DURN (YRS)          11.71            4.52            3.86            2.90            2.00
PRINCIPAL WINDOW    Sep31 - Jul36   Oct09 - Dec17   Nov09 - Jul15   Jul09 - Mar12   Aug08 - May10

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-HE5

                               BREAKEVEN CDR TABLE

The tables below display the Constant Default Rate ("CDR"), and the related cumulative collateral loss, that can be sustained without the referenced Class incurring a writedown. Calculations are run to maturity at forward LIBOR, and at varying loss severity percentages. Other assumptions include: (1) prepayment speed at 20% HEP for the fixed rate mortgage loans and 100% PPC for the adjustable rate mortgage loans, (2) 0 month lag from default to loss, (3) 100% P&I advancing, (4) triggers fail (i.e., no OC stepdown):

                                  FORWARD LIBOR

                        35% LOSS   45% LOSS   55% LOSS
                        SEVERITY   SEVERITY   SEVERITY
                        --------   --------   --------
CLASS M-1   CDR Break    38.77%     27.27%     21.03%
            Cum Loss     21.74%     22.77%     23.50%
CLASS M-2   CDR Break    31.42%     22.68%     17.74%
            Cum Loss     19.30%     20.22%     20.88%
CLASS M-3   CDR Break    27.03%     19.83%     15.66%
            Cum Loss     17.61%     18.47%     19.07%
CLASS M-4   CDR Break    23.66%     17.57%     13.98%
            Cum Loss     16.17%     16.96%     17.53%
CLASS M-5   CDR Break    20.75%     15.58%     12.47%
            Cum Loss     14.82%     15.55%     16.06%
CLASS M-6   CDR Break    18.21%     13.80%     11.11%
            Cum Loss     13.53%     14.20%     14.66%
CLASS B-1   CDR Break    15.94%     12.18%      9.85%
            Cum Loss     12.30%     12.90%     13.31%
CLASS B-2   CDR Break    13.96%     10.74%      8.73%
            Cum Loss     11.14%     11.68%     12.05%
CLASS B-3   CDR Break    12.69%      9.83%      8.03%
            Cum Loss     10.36%     10.87%     11.24%

                               (PERFORMANCE GRAPH)

                              (PLOT POINTS TO COME)

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

                                                     FREE WRITING PROSPECTUS FOR
(MERRILL LYNCH LOGO)                                               MLMI 2006-HE5

                                  EXCESS SPREAD

The table below displays excess spread in bps. Calculations are run to call at both static (1ML = 5.3300%, 6ML = 5.4190%, 1YL = 5.3820% and 1Y CMT = 5.2065%)
and forward LIBOR. Excess spread means the per annum rate equal to 12 times the quotient of (x) the difference between (a) the total scheduled interest of the mortgage loans based on the Net Mortgage Rates in effect on the related due date minus (b) the total interest due on the Certificates and the net swap payment, divided by (y) the aggregate principal balance of the Certificates as of the first day of the applicable accrual period. Other assumptions include: (1) prepayment speed is 20% HEP for the fixed rate mortgage loans and 100% PPC for the adjustable rate mortgage loans, (2) no defaults and no losses:

           EXCESS SPREAD IN      EXCESS SPREAD IN
PERIOD    BPS (STATIC LIBOR)   BPS (FORWARD LIBOR)
------    ------------------   -------------------
Avg yr1           252                  252
Avg yr2           300                  306
Avg yr3           456                  460
Avg yr4           486                  486
Avg yr5           473                  474

         EXCESS SPREAD  1 MONTH  6 MONTH   EXCESS SPREAD
            IN BPS      FORWARD  FORWARD      IN BPS
PERIOD  (STATIC LIBOR)   LIBOR    LIBOR   (FORWARD LIBOR)
------  --------------  -------  -------  ---------------
   1            *       5.3300%  5.4190%          *
   2          229       5.3662%  5.4017%        225
   3          247       5.4017%  5.3786%        240
   4          229       5.3578%  5.3391%        226
   5          230       5.3536%  5.3029%        227
   6          285       5.3435%  5.2549%        284
   7          258       5.2283%  5.2040%        259
   8          260       5.2309%  5.1733%        261
   9          258       5.1696%  5.1439%        260
  10          261       5.1455%  5.1273%        263
  11          259       5.0718%  5.1176%        262
  12          259       5.0447%  5.1233%        263
  13          263       5.0481%  5.1365%        268
  14          259       5.0582%  5.1516%        265
  15          264       5.0720%  5.1671%        271
  16          260       5.0882%  5.1814%        266
  17          260       5.1054%  5.1933%        267
  18          274       5.1222%  5.2011%        280
  19          266       5.1372%  5.2036%        272
  20          275       5.1490%  5.1997%        281
  21          300       5.1563%  5.1898%        306
  22          378       5.1576%  5.1749%        384
  23          399       5.1516%  5.1565%        406
  24          400       5.1369%  5.1363%        408
  25          412       5.1141%  5.1164%        421
  26          404       5.0907%  5.0989%        415
  27          423       5.0690%  5.0845%        432
  28          433       5.0496%  5.0740%        436
  29          442       5.0331%  5.0679%        443
  30          476       5.0200%  5.0667%        476
  31          448       5.0110%  5.0711%        449
  32          463       5.0065%  5.0813%        465
  33          455       5.0072%  5.0968%        458
  34          510       5.0135%  5.1165%        514
  35          502       5.0262%  5.1391%        507
  36          504       5.0457%  5.1634%        509
  37          520       5.0712%  5.1879%        522
  38          473       5.0974%  5.2111%        475
  39          478       5.1226%  5.2325%        480
  40          479       5.1466%  5.2517%        481

         EXCESS SPREAD  1 MONTH  6 MONTH   EXCESS SPREAD
            IN BPS      FORWARD  FORWARD      IN BPS
PERIOD  (STATIC LIBOR)   LIBOR    LIBOR   (FORWARD LIBOR)
------  --------------  -------  -------  ---------------
  41          479       5.1689%  5.2684%        481
  42          520       5.1893%  5.2822%        519
  43          477       5.2074%  5.2928%        477
  44          490       5.2229%  5.3001%        489
  45          475       5.2354%  5.3043%        474
  46          489       5.2446%  5.3063%        488
  47          473       5.2502%  5.3066%        473
  48          472       5.2517%  5.3062%        472
  49          486       5.2499%  5.3059%        485
  50          470       5.2479%  5.3065%        470
  51          481       5.2469%  5.3082%        483
  52          461       5.2468%  5.3111%        464
  53          460       5.2477%  5.3154%        462
  54          516       5.2499%  5.3211%        517
  55          458       5.2532%  5.3284%        460
  56          476       5.2580%  5.3372%        477
  57          456       5.2642%  5.3473%        457
  58          474       5.2719%  5.3582%        476
  59          470       5.2813%  5.3696%        472
  60          469       5.2924%  5.3809%        470
  61          486       5.3050%  5.3916%        487
  62          466       5.3171%  5.4015%        465
  63          484       5.3283%  5.4101%        482
  64          464       5.3386%  5.4176%        463
  65          463       5.3477%  5.4237%        461
  66          499       5.3557%  5.4284%        497
  67          460       5.3625%  5.4317%        457
  68          478       5.3679%  5.4335%        474
  69          457       5.3720%  5.4340%        454
  70          475       5.3746%  5.4337%        472
  71          455       5.3756%  5.4327%        452
  72          453       5.3750%  5.4315%        450
  73          471       5.3730%  5.4305%        468
  74          451       5.3711%  5.4300%        448
  75          468       5.3697%  5.4302%        466
  76          448       5.3689%  5.4310%        446
  77          447       5.3687%  5.4325%        445
  78          503       5.3691%  5.4348%        501
  79          444       5.3702%  5.4379%        442

    RECIPIENTS SHOULD READ THE INFORMATION CONTAINED IN THE IMPORTANT NOTICES
        SECTION FOLLOWING THE COVER PAGE OF THIS FREE WRITING PROSPECTUS.

FREE WRITING PROSPECTUS SUPPLEMENT
(Dated: September 8, 2006)

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST,
                                 SERIES 2006-HE5

                     MORTGAGE LOAN ASSET-BACKED CERTIFICATES

  MERRILL LYNCH MORTGAGE LENDING, INC.   MERRILL LYNCH MORTGAGE INVESTORS, INC.
                 SPONSOR                                DEPOSITOR

                                   ----------

THE TRUST

The Merrill Lynch Mortgage Investors Trust, Series 2006-HE5 will be established to hold assets transferred to it by Merrill Lynch Mortgage Investors, Inc. The assets in the trust will consist of adjustable and fixed rate; fully amortizing, interest only and balloon; first and second lien sub-prime residential mortgage loans that were acquired by Merrill Lynch Mortgage Lending, Inc. from Aegis Mortgage Corporation, Accredited Home Lenders, Inc., IndyMac Bank, F.S.B. and various other originators and sold by Merrill Lynch Mortgage Lending, Inc. to Merrill Lynch Mortgage Investors, Inc. The mortgage loans will be serviced by Wilshire Credit Corporation and IndyMac Bank, F.S.B..

THE CERTIFICATES

Merrill Lynch, Pierce, Fenner & Smith Incorporated will sell the certificates, which will be issued in one or more classes, and each class will evidence beneficial ownership of a specified portion of future payments secured by the assets in the Merrill Lynch Mortgage Investors Trust, Series 2006-HE5.

     THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT (WHICH PROSPECTUS IS ATTACHED AS EXHIBIT A HERETO) AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR, THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-248-3580.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS FREE WRITING PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  Underwriter:

                               MERRILL LYNCH & CO.

12885874.7.BUSINESS

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Summary of Terms ........................................................     1
Risk Factors ............................................................     6
The Certificates ........................................................    15
   General ..............................................................    15
   Book-Entry Certificates ..............................................    15
   Payments on Mortgage Loans; Collection Account; Certificate Account;
      Supplemental Interest Trust .......................................    19
   Payments of Interest .................................................    20
   Distribution of Principal ............................................    21
   Excess Cashflow ......................................................    22
   Cap Contracts ........................................................    22
   Subordination of the Payment of the Subordinate Certificates .........    23
   Reports to Certificateholders ........................................    23
Underwriting Guidelines .................................................    25
   Aegis Mortgage Corporation ...........................................    27
The Sponsor .............................................................    32
Affiliations and Relationships ..........................................    33
Static Pool Information .................................................    34
The Depositor ...........................................................    34
The Issuing Entity ......................................................    35
The Servicer ............................................................    35
   Wilshire Credit Corporation ..........................................    35
The Trustee .............................................................    40
The Master Servicer and Securities Adminstrator .........................    41
The Custodian ...........................................................    43
Cap Contract Counterparty and Swap Counterparty .........................    43
Administration of the Issuing Entity ....................................    44
   Servicing and Administrative Responsibilities ........................    44
Mortgage Loan Servicing .................................................    46
   General ..............................................................    46
Evidence as to Compliance ...............................................    48
   Advances .............................................................    48
   Pledge of Servicing Rights ...........................................    50
The Pooling and Servicing Agreement .....................................    50
   General ..............................................................    50
   The Issuing Entity ...................................................    50
   Assignment of Mortgage Loans .........................................    51
   Amendment ............................................................    51
   Optional Termination .................................................    52
   Events of Default ....................................................    52
   Rights upon Event of Default .........................................    53
   Indemnification and Limitation of Liability ..........................    53
Yield, Prepayment and Weighted Average Life .............................    54
   General ..............................................................    54
Material Federal Income Tax Considerations ..............................    55
   General ..............................................................    55
   Original Issue Discount and Amortizable Bond Premium .................    56
   Special Tax Attributes of the Certificates ...........................    56
   Prohibited Transactions Tax and Other Taxes ..........................    57
   Class R Certificate ..................................................    58
Benefit Plan Considerations .............................................    59
Legal Investment Considerations .........................................    62
Annex 1 .................................................................     1

                                SUMMARY OF TERMS

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES, IT IS NECESSARY THAT YOU READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING MATERIALS.

PARTIES

SPONSOR

     Merrill Lynch Mortgage Lending, Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 and whose telephone number is (212) 449-0336, will sell the mortgage loans to the depositor. See "The Sponsor" and "Affiliates and Related Transactions."

DEPOSITOR

     Merrill Lynch Mortgage Investors, Inc., a Delaware corporation whose address is 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080 and whose telephone number is (212) 449-0357, will deposit the mortgage loans in the issuing entity. See "The Depositor" and "Affiliates and Related Transactions."

ISSUING ENTITY

     Merrill Lynch Mortgage Investors Trust, Series 2006-HE5, a New York common law trust. See "The Issuing Entity."

TRUSTEE

     Citibank, N.A., a national banking association whose address is 388 Greenwich Street, 14th Floor, New York, New York 10013 and whose telephone number is (212) 816-5693, will be the trustee under the pooling and servicing agreement. See "The Trustee."

MASTER SERVICER AND SECURITIES ADMINISTRATOR

LaSalle Bank National Association, a national banking association whose address is 135 South LaSalle Street, Suite 1511, Chicago, Illinois 60603 and whose telephone number is (312) 992-2745, will be the master servicer and securities administrator. See "The Master Servicer and Securities Administrator."

SERVICERS

     Wilshire Credit Corporation, a Nevada corporation whose address is 14523 SW Millikan Way, Suite 200, Beaverton, Oregon 97005 and whose telephone number is
(503) 223-5600, and IndyMac Bank, F.S.B., a national savings bank whose address is 888 East Walnut Street, Pasadena, California 91101-7211 and whose telephone number is 800-669-2300, will be the servicers for the mortgage loans. See "The Servicers" and "Affiliates and Related Transactions."

CUSTODIAN

     LaSalle Bank National Association, a national banking association whose address is 135 South LaSalle Street, Suite 1511, Chicago, Illinois 60603 and whose telephone number is (312) 992-2745, will act as custodian.

     See "The Custodian."

ORIGINATORS

     The mortgage loans were originated by Aegis Mortgage Corporation, a Delaware corporation whose address is 3250 Briarpark, Suite 400, Houston, TX 77042 and whose telephone number is (800) 991-5625, Accredited Home Lenders, Inc., a California corporation whose address is 15090 Avenue of Science, San Diego, California 92128 and whose telephone number is (800) 690-6000, IndyMac Bank, F.S.B., a Delaware corporation whose address is 888 East Walnut Street, Pasadena, California 91101-7211 and whose telephone number is (800) 669-2300 and various other banks, savings and loans and mortgage lending institutions (together, the "Originators"). See "Underwriting Guidelines."

CAP CONTRACT COUNTERPARTY

     A cap contract counterparty will provide three interest rate cap agreements for the benefit of the holders of some of the classes of certificates. See "The Cap Contract Counterparty and the Swap Counterparty."

SWAP COUNTERPARTY

     A swap counterparty will provide an interest rate swap agreement for the benefit of the holders of some of the classes of certificates. See "The Cap Contract Counterparty and the Swap Counterparty."

The following diagram illustrates the various parties involved in the transaction and their respective functions:

                                  (FLOW CHART)

IMPORTANT DATES

CUT-OFF DATE

     The cut-off date will be September 1, 2006.

CLOSING DATE

     The closing date will be on or about September 28, 2006.

RECORD DATE

     For each distribution date, the record date for each class of offered certificates is the last business day of the month preceding such distribution date (or in the case of the first distribution date, the closing date).

DISTRIBUTION DATE

     The distribution date will be the 25th day of each month, beginning in October 2006. If the 25th day is not a business day, then the distribution date will be the next business day.

THE MERRILL LYNCH MORTGAGE INVESTORS TRUST, SERIES 2006-HE5 CERTIFICATES

     The Merrill Lynch Mortgage Investors Trust, Series 2006-HE5 certificates represent ownership interests in the issuing entity, the assets of which will consist primarily of first and second lien, adjustable and fixed-rate, fully amortizing, interest only and balloon sub-prime residential mortgage loans.

     The mortgage loans to be included in the issuing entity will be divided into two mortgage loan groups sorted on the basis of their principal balances or other criteria specified in the related prospectus supplement. Distributions of principal and interest on the certificates will be based primarily on collections from the mortgage loans.

DISTRIBUTIONS ON THE CERTIFICATES

     Principal and interest on the certificates will be distributed on the 25th day of each month commencing in October 2006. However, if the 25th day is not a business day, distributions will be made on the next business day after the 25th day of the month.

Interest Payments

     Interest will accrue on each class of offered certificates at specified annual rates.

     The interest accrual period for any distribution date and the certificates will be the period from and including the preceding distribution date, or in the case of the first distribution date, from the closing date, through and including the day prior to the current distribution date. Calculations of interest on the certificates will be made on the basis of the actual number of days in the interest accrual period and on a 360-day year.

     The interest rate on certain classes of certificates may be limited by an "available funds cap," which is a limitation generally based on the weighted average mortgage rates of the related mortgage loans during the applicable collection period (subject to adjustment based on actual days in the accrual period), net of certain fees and expenses of the issuing entity, including certain payments owed to the swap counterparty (if any), and a "maximum rate cap", which is a limitation generally based on the weighted average net maximum lifetime mortgage rates of the related mortgage loans during the applicable collection period (subject to adjustment based on actual days in the accrual period), net of certain fees and expenses of the issuing entity, including certain payments owed to the swap counterparty (if any).

The Interest Rate Cap Agreements

     The securities administrator, not in its individual capacity but solely on behalf of the issuing entity, will enter into three interest rate cap agreements with the cap counterparty, for the benefit of one or more specified classes of certificates.

     Under each interest rate cap agreement, beginning and ending on specified distribution dates, the cap counterparty will be obligated to make fixed payments to the issuing entity if one-month LIBOR moves above a specified rate for each interest rate cap agreement.

     The interest rate cap agreements will provide only temporary, limited protection against upward movements in one-month LIBOR.

The Interest Rate Swap Agreement

     The supplemental interest trust will also enter into an interest rate swap agreement with the swap counterparty, for the benefit of the issuing entity. Under the interest rate swap agreement, on or prior to each distribution date, beginning and ending on specified distribution dates, the supplemental interest trust will be obligated to make payments at the applicable fixed rate of payment owed by the supplemental interest trust, and on the business day prior to each distribution date, the swap counterparty will be obligated to make floating payments at LIBOR (as determined under the interest rate swap agreement), in each case calculated on a scheduled notional amount and adjusted to a monthly basis. To the extent that the fixed payment exceeds the floating payment relating to any distribution date, amounts otherwise available to the applicable certificateholders will be applied to make a net swap payment to the swap counterparty, and to the extent that a floating payment exceeds the fixed payment relating to any distribution date, the swap counterparty will owe a net swap payment to the supplemental interest trust.

Principal Payments

     The amount of principal payable to the certificates will be determined by
(1) formulas that allocate portions of principal payments received on the related mortgage loans among the different related certificate classes, (2) funds received on related mortgage loans that are available to make principal payments on the related certificates and (3) the application of excess interest from each mortgage pool to pay principal on the related certificates.

     Funds received on the mortgage loans may consist of (1) expected monthly scheduled payments or (2) unscheduled payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under specified circumstances.

LIMITED RECOURSE

     The only source of cash available to make interest and principal payments on the certificates will be the assets of the issuing entity. The issuing entity will have no source of cash other than collections and recoveries of the mortgage loans through insurance or otherwise and from payments received from any interest rate cap agreements and the interest rate swap agreement.

CREDIT ENHANCEMENT

     The payment structure of this transaction will include excess interest, overcollateralization, subordination and loss allocation features, as well as an interest rate swap agreement, to enhance the likelihood that holders of more senior classes of certificates will receive regular distributions of interest and principal.

Subordination

     On each distribution date, classes that are lower in order of payment priority will not receive payments until the classes that are higher in order of payment priority and entitled to receive payments have been paid. If there are insufficient funds on a distribution date to pay all classes, the most subordinated classes are the first to forego payment.

Overcollateralization

     If the total assets in the issuing entity exceed the total principal balance of the certificates, there is overcollateralization available to absorb losses on the mortgage loans before such losses affect these certificates. If the level of overcollateralization falls below what is required under the pooling and servicing agreement, substantially all of the monthly excess interest, as described in the next section will be paid to the certificates as principal. This will have the effect of reducing the principal balance of the certificates faster than the reduction of the principal balance of the mortgage loans, which will continue until the required level of overcollateralization is reached.

Monthly Excess Interest

     Because more interest is expected to be paid by the mortgagors than is necessary to pay the interest accrued on the certificates, it is expected there will be excess interest each month. Substantially all of the excess interest will be used to maintain overcollateralization, to pay interest that was previously earned but not paid to the certificates, to reimburse these certificates for losses and certain shortfalls that they experienced previously and to make distributions to classes of certificates that we will not be offering as provided herein.

Application of Related Losses

     If, on any distribution date after the balances of the certificates have been reduced by the amount of cash distributed on that date, the total principal balance of the certificates is greater than the total principal balance of the mortgage loans, the principal balance of the class of certificates that is lowest in order of payment priority will be reduced by the amount of such excess. Realized losses will not be directly allocated to the senior certificates, although the senior certificates may experience losses if the credit enhancements described above are exhausted.

The Interest Rate Swap Agreement

     Pursuant to the interest rate swap agreement, any net swap payment received will be applied to pay interest shortfalls, maintain overcollateralization and repay losses for the related certificates.

OPTIONAL TERMINATION

     Immediately following the distribution date on which the aggregate outstanding principal balance of the mortgage loans is reduced to less than or equal to 10% of the initial principal balance of the mortgage loans, the securities administrator will be directed to attempt to terminate the issuing entity through a one-time auction process. If the issuing entity is not terminated because a sufficient purchase price is not achieved at such auction, the master servicer or a servicer may purchase all of the mortgage loans, which similarly would result in the termination of the issuing entity.

BENEFIT PLAN CONSIDERATIONS

     Generally, except as described in the related prospectus supplement, all of the certificates (other than the residual certificate) may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended. However, while any interest rate swap agreement is in effect, such employee benefit plans or other retirement arrangements may not acquire the certificates covered thereby unless such acquisition and holding is covered by and exempt under one of the investor-based exemptions issued by the Department of Labor. See "ERISA Considerations" in the prospectus.

TAX STATUS

     The securities administrator will elect to treat all or a portion of the issuing entity as one or more REMICs for federal income tax purposes. Each of the offered certificates (other than the residual certificate) will represent ownership of "regular interests" in a REMIC, and may also represent certain contractual rights and obligations.

     To the extent that certificates represent regular interests in a REMIC, they will generally be treated as debt instruments. Holders of such certificates will be required to include in income all interest and original issue discount on the portion of their certificates that represents a regular interest in a REMIC, in accordance with the accrual method of accounting. See "Material Federal Income Tax Consequences" in the prospectus.

     The residual certificate will represent the residual interest in each of the REMICs included in the issuing entity and may also represent certain contractual rights and obligations. The residual certificate will not be treated as a debt instrument for federal income tax purposes. The beneficial owner of the residual certificate will be required to include the taxable income or loss of the REMICs in determining its taxable income. All or most of the taxable income of the REMICs includable by the beneficial owner of the residual certificate will be treated as "excess inclusion" income which is subject to special limitations for federal income tax purposes. As a result of this tax treatment, the after-tax return on the residual certificate may be significantly lower than would be the case if the residual certificate were taxed as a debt instrument, or may be negative.

     Additionally, the residual certificate will be treated as a "noneconomic residual interest" for tax purposes and, as a result, certain transfers of the residual certificate may be disregarded for federal income tax purposes, with the transferor continuing to have tax liabilities for the transferred certificates. See "Material Federal Income Tax Consequences--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" in the prospectus.

LEGAL INVESTMENT

     You should consult with counsel to see if you are permitted to buy the certificates, since legal investment rules will vary depending on the type of entity purchasing the certificates, whether that entity is subject to regulatory authority, and if so, by whom. The certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                                  RISK FACTORS

     THE FOLLOWING INFORMATION, WHICH YOU SHOULD CAREFULLY CONSIDER, IDENTIFIES CERTAIN SIGNIFICANT SOURCES OF RISK ASSOCIATED WITH AN INVESTMENT IN THE OFFERED CERTIFICATES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS.

NATURE OF SUB-PRIME MORTGAGE LOANS MAY INCREASE RISK OF LOSS

     Some of the mortgage loans may be of sub-prime credit quality; i.e., they do not meet the customary credit standards of Freddie Mac and Fannie Mae. Delinquencies and liquidation proceedings are more likely with these mortgage loans than with mortgage loans that satisfy such credit standards. In the event these mortgage loans do become delinquent or subject to liquidation, you may face delays in receiving payment and losses if the credit enhancements are insufficient to cover the delays and losses.

MORTGAGE LOANS SECURED BY JUNIOR LIENS MAY EXPERIENCE A HIGHER RATE OF LOSS THAN MORTGAGE LOANS SECURED BY SENIOR LIENS

     Some of the mortgage loans are secured by junior liens subordinate to the rights of the mortgagees or beneficiaries under the related senior mortgages or deeds of trust. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such a junior mortgage loan only to the extent that the claims of such senior mortgagees or beneficiaries have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages or deeds of trust, in which case it must pay the entire amount due on the senior mortgages or deeds of trust to the senior mortgagees in the event the mortgagor is in default thereunder.

UNDERWRITING CRITERIA

     Underwriting criteria have not been provided with respect to approximately 53.78% of the mortgage loans. Such mortgage loans were acquired by Merrill Lynch Mortgage Lending, Inc. from various originators. It is possible that these mortgage loans will experience higher rates of delinquency, default, foreclosure and bankruptcy than those mortgage loans with respect to which underwriting criteria have been provided. It is likely that the underwriting standards employed in connection with the origination of these mortgage loans generally did not conform to Fannie Mae or Freddie Mac guidelines. Such mortgage loans are likely to experience higher rates of delinquency, default, foreclosure and bankruptcy than if they had been underwritten in accordance with Fannie Mae or Freddie Mac guidelines. See "Underwriting Guidelines" in this free writing prospectus supplement for a general description of the underwriting guidelines used in connection with the origination of the mortgage loans.

THE OVERCOLLATERALIZATION PROVISIONS OF YOUR CERTIFICATES WILL AFFECT THE YIELD TO MATURITY OF THE CERTIFICATES

     The overcollateralization provisions of the issuing entity will affect the weighted average life of the certificates and consequently the yield to maturity of the certificates. To the extent necessary to maintain the required amount of overcollateralization, net excess cashflow will be applied as distributions of principal to the most senior classes of certificates then outstanding, thereby reducing the weighted average lives of the certificates. The actual required amount of overcollateralization may change from distribution date to distribution date, producing uneven distributions of accelerated payments in respect of principal under these circumstances. We cannot predict whether, or to what degree, it will be necessary to apply net excess cashflow as distributions of principal in order to maintain the required amount of overcollateralization.

     Net excess cashflow generally is the excess of interest collected or advanced on the mortgage loans over the amount required to pay interest on the certificates and the expenses of the issuing entity. Mortgage loans with higher interest rates will contribute more interest to the net excess cashflow. Mortgage loans with higher interest rates may prepay faster than mortgage loans with relatively lower interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans that have higher interest rates may adversely affect the amount of net excess cashflow.

     As a result of the interaction of these factors, the effect of the overcollateralization provisions on the weighted average life of the offered certificates may vary significantly over time. See "Yield, Prepayment and Weighted Average Life" in this free writing prospectus supplement and "Yield Considerations - Prepayments - Maturity and Weighted Average Life" in the prospectus.

PREPAYMENTS ON THE MORTGAGE LOANS WILL AFFECT THE YIELD TO MATURITY OF THE CERTIFICATES

     The yield to maturity and weighted average life of the certificates will be affected primarily by the rate and timing of principal payments (including prepayments, liquidations, repurchases and defaults) of, and losses on, the mortgage loans. Prepayment experience may be affected by many factors, including general economic conditions, interest rates and the availability of alternative financing, homeowner mobility and the solicitation of mortgagors to refinance their mortgage loans. The servicers may, in the case of a delinquent mortgage loan or because of an indication that the mortgagor is interested in refinancing or prepaying a mortgage loan, solicit or refer to a mortgage originator the related mortgagor for refinancing. Any such solicitation may cause the rate of prepayments on the mortgage loans to occur at a faster rate than might otherwise be the case. In addition, substantially all of the mortgage loans contain due-on-sale provisions. The servicers are expected to enforce these provisions unless enforcement is not permitted by applicable law, there exist certain other circumstances as described in the pooling and servicing agreement, or the servicers, in a manner consistent with accepted servicing practices, permits the purchaser of the related mortgaged property to assume the mortgage loan.

     To the extent permitted by applicable law, any assumption will not release the original borrower from its obligation under the mortgage loan unless permitted by applicable servicing practices. See "Yield, Prepayment and Weighted Average Life" in this free writing prospectus supplement and "Material Legal Aspects of the Mortgage Loans - Enforceability of Due-on-Sale Clauses" in the prospectus for a description of the provisions of the mortgage loans that may affect their prepayment experience.

     The securities administrator will be directed in the pooling and servicing agreement to conduct a one-time auction of the assets remaining in the issuing entity in an attempt to terminate the issuing entity after the aggregate unpaid principal balance of the mortgage loans and any properties that the issuing entity acquired in satisfaction of any of the mortgage loans is reduced to less than or equal to 10% of the initial principal balance of the mortgage loans. If the auction fails to realize a sufficient purchase price, the master servicer or a servicer may purchase all of the mortgage loans.

     The yield on the classes of offered certificates that have variable interest rates will also be sensitive to the level of one-month LIBOR. In addition, the yield to maturity of any offered certificates that you purchase at a discount or premium will be more sensitive to the rate and timing of payments thereon. You should consider, in the case of any offered certificates that you purchase at a discount, the risk that a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificates that you purchase at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. For mortgage loans that contain prepayment charges, the rate of principal prepayments during the term of such prepayment charges may be less than the rate of principal prepayments for mortgage loans that do not contain prepayment charges; however, principal prepayments on the mortgage loans could be expected to increase, perhaps materially, at or near the time of the expiration of such prepayment charges. We cannot make any representation as to the anticipated rate of prepayments on the mortgage loans, the amount and timing of losses on the mortgage loans, the level of one-month LIBOR or the mortgage index or the resulting yield to maturity of any offered certificates. Any reinvestment risks resulting from a faster or slower incidence of prepayments on the mortgage loans will be borne entirely by the certificateholders. See "Yield, Prepayment and Weighted Average Life" in this free writing prospectus supplement and "Yield Considerations - Prepayments - Maturity and Weighted Average Life" in the prospectus.

MORTGAGE LOANS ORIGINATED UNDER THE UNDERWRITING GUIDELINES USED IN CONNECTION WITH ORIGINATION OF THE MORTGAGE LOANS IN THE ISSUING ENTITY CARRY A RISK OF HIGHER DELINQUENCIES

     The underwriting guidelines used in connection with the origination of the mortgage loans in the issuing entity consider the credit quality of a mortgagor and the value of the mortgaged property. The mortgagors generally do not qualify for loans conforming to Fannie Mae or Freddie Mac guidelines. Furthermore, the underwriting guidelines used in connection with the origination of the mortgage loans in the trust fund do not prohibit a borrower from obtaining secondary financing on the mortgaged property. Secondary financing would reduce the borrower's equity in the related mortgaged property. See "Underwriting Guidelines" in this free writing prospectus supplement.

     As a result of the underwriting guidelines used in connection with the origination of the mortgage loans in the issuing entity, these mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten to Fannie Mae and Freddie Mac conforming guidelines. Furthermore, changes in the values of mortgaged properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the mortgage loans than on mortgage loans originated in a more traditional manner. Similarly, an overall general decline in residential real estate values could cause a particularly severe decline in the value of the mortgaged properties relating to mortgage loans in the issuing entity. We cannot provide any assurance that the mortgaged properties will not experience an overall decline in value.

THE INTEREST RATES ON THE CERTIFICATES MAY BE CAPPED DEPENDING ON FLUCTUATIONS IN ONE-MONTH LIBOR, SIX-MONTH LIBOR, ONE-YEAR LIBOR AND ONE-YEAR CMT.

     The pass-through rates on classes of certificates that have variable interest rates are calculated based upon the value of an index (one-month LIBOR) that is different from the value of the index applicable to all of the adjustable rate mortgage loans (six-month LIBOR, one-year LIBOR and one-year
CMT) in the mortgage pool and are subject to available funds caps and maximum rate caps. In addition, the fixed rate mortgage loans have mortgage rates that are not dependent on any index.

     An available funds cap effectively limits the amount of interest accrued on the certificates to a per annum rate equal to the weighted average of the mortgage rates of the related mortgage loans during the applicable collection period, net of certain fees and expenses, including swap payments (if any), of the issuing entity owed to the swap counterparty. Various factors may cause an available funds cap to limit the amount of interest that would otherwise accrue on the certificates. First, this can result if one-month LIBOR increases more rapidly than six-month LIBOR, one-year LIBOR and one-year CMT. In addition, the interest rates on the classes of certificates with variable interest rates adjust monthly, while the interest rates on the adjustable rate mortgage loans adjust less frequently and the interest rates on the fixed rate mortgage loans remain constant, with the result that the operation of an available funds cap may limit increases in the interest rates for extended periods in a rising interest rate environment. The adjustable rate mortgage loans are also subject to periodic (i.e., semi-annual or annual) adjustment caps and maximum rate caps, and the weighted average margin is subject to change based upon prepayment experience, which also may result in an available funds cap limiting increases in the interest rates for the certificates. Furthermore, if an available funds cap determines the interest rate for a class of certificates for a distribution date, the market value of those certificates may be temporarily or permanently reduced.

     A maximum rate cap limits the interest rates on the certificates by reference to a per annum interest rate equal to the weighted average of the lifetime maximum mortgage rates of the related mortgage loans during the applicable collection period, net of certain fees and expenses of the issuing entity, including swap payments (if any) owed to the swap counterparty. A maximum rate cap may limit increases in the interest rates of the certificates. This can occur even if there is sufficient interest collected on the mortgage loans in the trust fund, net of expenses, to pay interest on the certificates without giving effect to the related maximum rate cap.

THE PROTECTION AFFORDED TO YOUR CERTIFICATES BY SUBORDINATION IS LIMITED

     The rights of the class M certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class A certificates to receive those distributions, and the rights of the Class B certificates to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class M certificates to receive those distributions. The rights of the class M certificates with a higher numerical designation to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class M certificates with lower numerical designations to receive those distributions. The rights of the class B certificates with a higher numerical designation to receive distributions with respect to the mortgage loans will be subordinate to the rights of the class B certificates with lower numerical designations to receive those distributions. This subordination is intended to enhance the likelihood of regular receipt by higher-ranking classes of certificates of the full amount of the monthly distributions allocable to them, and to afford protection against losses.

THE INTEREST RATE SWAP AGREEMENT

     Any amounts received pursuant to the terms of the interest rate swap agreement will be applied to pay interest shortfalls, maintain overcollateralization and repay losses on the related certificates. However, no amounts will be payable to the supplemental interest trust by the swap counterparty unless the floating amount owed by the swap counterparty on a distribution date exceeds the fixed amount owed to the swap counterparty. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization, pay interest shortfalls or repay losses on the related mortgage loans.

     Further, any net swap payment payable to the swap counterparty pursuant to the terms of the interest rate swap agreement will reduce amounts available for distribution to holders of the related certificates and may reduce payments of interest on the related certificates. If the rate of prepayments on the related mortgage loans is faster than anticipated, the scheduled notional amount on which payments due under the interest rate swap agreement are calculated may exceed the total principal balance of such mortgage loans, thereby increasing the relative proportion of interest collections on such mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on such mortgage loans to make net swap payments to the swap counterparty. Therefore, the combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the related certificates.

     In the event that the supplemental interest trust, after application of all interest and principal received on the related mortgage loans, cannot make the required net swap payments to the swap counterparty, a swap termination payment may be owed to the swap counterparty. Certain termination payments payable to the swap counterparty in the event of early termination of the interest rate swap agreement will reduce amounts available for distribution to the holders of the related certificates.

FAILURE OF THE SWAP COUNTERPARTY TO PROVIDE INFORMATION REQUIRED OF PROVIDERS OF DERIVATIVE INSTRUMENTS PURSUANT TO REGULATION AB AND SUBSEQUENT FAILURE TO REPLACE ITSELF WITH A SWAP COUNTERPARTY THAT CAN PROVIDE SUCH REQUIRED INFORMATION MAY RESULT IN A SWAP TERMINATION EVENT

     The interest rate swap agreement imposes a contractual obligation on the swap counterparty to provide all information that may be required pursuant to Regulation AB for providers of derivative instruments. To the extent that the swap counterparty cannot provide the required information in accordance with the interest rate swap agreement, the swap counterparty is required to replace itself with a swap provider that can provide the necessary information. If the swap counterparty cannot secure a replacement provider, the failure to comply with the interest rate swap agreement will result in an "additional termination event" under the interest rate swap agreement in which the swap provider is the sole affected party. In the event that interest rates are such that the amount of the net swap payments owed by the supplemental interest trust exceeds the amount of net swap receipts payable by the swap counterparty, a swap termination payment will be owed to the swap counterparty in connection with the additional termination event described above or in connection with any other additional termination event provided for under the interest rate swap agreement. Such swap termination payments will reduce the amounts available to make payments on the certificates.

ALLOCATION OF LOSSES TO SUBORDINATE CERTIFICATES MAKES THE YIELD TO MATURITY ON THOSE CLASSES OF CERTIFICATES SENSITIVE TO DEFAULTS ON THE MORTGAGE LOANS

     If realized losses are incurred with respect to the mortgage loans to the extent that the aggregate principal balance of the certificates exceeds, after distributions on such distribution date, the aggregate stated principal balance of the mortgage loans, the principal balances of the subordinate certificates will be reduced in reverse order of seniority by the amount of the excess. Consequently, the yields to maturity on each class of the subordinate certificates will be sensitive, in varying degrees, to defaults on the mortgage loans and the timing of these defaults. Investors should fully consider the risks associated with an investment in the subordinate certificates, including the possibility that investors may not fully recover their initial investments as a result of realized losses.

DELAYS AND EXPENSES CONNECTED WITH THE LIQUIDATION OF MORTGAGED PROPERTIES MAY RESULT IN LOSSES TO YOU

     Even assuming that the mortgaged properties provide adequate security for the mortgage loans, there could be substantial delays in connection with the liquidation of mortgage loans that are delinquent and resulting shortfalls in distributions to you could occur. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the mortgage loans and thereby reduce the proceeds payable to you. If any of the mortgaged properties fail to provide adequate security for the related mortgage loans, you could experience a loss, particularly if you are a holder of one of the most subordinate classes.

RATINGS ON THE CERTIFICATES DO NOT ADDRESS ALL OF THE FACTORS YOU SHOULD CONSIDER WHEN PURCHASING CERTIFICATES

     The rating of each class of certificates will depend primarily on an assessment by the rating agencies of the mortgage loans as well as the structure of the transaction. The rating by the rating agencies of any class of certificates is not a recommendation to purchase, hold or sell any rated certificates, inasmuch as the rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be qualified, lowered or withdrawn by the rating agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments or the likelihood that any floating rate certificate carryover amounts will be paid.

COLLECTIONS ON THE MORTGAGE LOANS MAY BE DELAYED OR REDUCED IF THE SPONSOR OR A SERVICER BECOMES INSOLVENT

     The sales of the mortgage loans from Merrill Lynch Mortgage Lending, Inc. to Merrill Lynch Mortgage Investors, Inc. will be treated as sales of the mortgage loans. However, in the event of an insolvency of Merrill Lynch Mortgage Lending, Inc., the conservator, receiver or trustee in bankruptcy of such entity may attempt to recharacterize the mortgage loan sales as a borrowing by the applicable entity, secured by a pledge of the applicable mortgage loans. If these transfers were to be challenged, delays in payments of the certificates and reductions in the amounts of these payments could occur.

     In the event of a bankruptcy or insolvency of Wilshire Credit Corporation or IndyMac Bank, F.S.B., as servicer, the bankruptcy trustee or receiver may have the power to prevent LaSalle Bank National Association, as master servicer, or the certificateholders, from appointing a successor servicer. Regardless of whether a successor servicer is appointed, any termination of Wilshire Credit Corporation or IndyMac Bank, F.S.B. as servicer (whether due to bankruptcy or insolvency or otherwise) could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

THE INTEREST RATE CAP CONTRACTS ARE SUBJECT TO COUNTERPARTY RISK

     The assets of the issuing entity will include three interest rate cap contracts, which will require the cap counterparty thereunder to make certain payments for the benefit of the holders of some of the certificates. To the extent that distributions on these certificates depend in part on payments to be received by the securities administrator under the related interest rate cap contracts, the ability of the securities administrator to make such payments on such certificates will be subject to the credit risk of the counterparty to such interest rate cap contracts.

THE CERTIFICATES MAY BE INAPPROPRIATE FOR INDIVIDUAL INVESTORS

     The certificates may not be an appropriate investment for you if you do not have sufficient resources or expertise to evaluate the particular characteristics of the applicable class of certificates. This may be the case because, among other things:

     - The yield to maturity of certificates purchased at a price other than par will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans;

     - The rate of principal distributions on, and the weighted average life of, the certificates will be sensitive to the uncertain rate and timing of principal prepayments on the mortgage loans and the priority of principal distributions among the classes of certificates, and for that reason, the certificates may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an otherwise predictable stream of distributions;

     - You may not be able to reinvest amounts distributed in respect of principal on a certificate (which, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the interest rates on the certificates; or

     - It is possible that a secondary market for the certificates will not develop or that your investment may not be liquid. Lack of liquidity could result in a substantial decrease in the market value of your certificates.

     You should also carefully consider the further risks and other special considerations discussed above and under the heading "Yield, Prepayment and Weighted Average Life" in this free writing prospectus supplement, and in the prospectus under the heading "Risk Factors."

HIGH COMBINED LOAN-TO-VALUE RATIOS AND ADDITIONAL SUBORDINATE LIENS ON THE MORTGAGE LOANS MAY INCREASE RISK OF LOSS

     Mortgage loans with higher combined loan-to-value ratios may present a greater risk of loss than mortgage loans with combined loan-to-value ratios of 80% or below. Approximately 32.53% of the mortgage loans had a loan-to-value ratio, or, with respect to mortgage loans in a second lien position, a combined loan-to-value ratio at the time of origination in excess of 80% but less than or equal to 100%. In addition, with respect to any mortgage loan, the borrower may have also obtained a second lien or more subordinate mortgage loan at or subsequent to the origination of the mortgage loan included in the assets of the issuing entity. This additional indebtedness may increase the likelihood of default by such borrower. Approximately 37.41% of the mortgage loans are in a first lien position with subordinate financing at the time of origination and the weighted average combined loan-to-value ratio at the time of origination for such mortgage loans together with the mortgage loans in a second lien position was approximately 99.32%.

THE GEOGRAPHIC CONCENTRATION OF MORTGAGE LOANS MEANS YOUR INVESTMENT MAY BE ESPECIALLY SENSITIVE TO ECONOMIC CONDITIONS IN PARTICULAR STATES

     The mortgage loans may be secured by properties located disproportionately in one or more states. An overall decline in the residential real estate market in these states could adversely affect the values of the mortgaged properties securing the related mortgage loans. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, we cannot assure you that the residential real estate market in these states will not weaken. If the residential real estate market in these states should experience an overall decline in property values, the rates of losses on the related mortgage loans would be expected to increase, and could increase substantially. Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans. Properties in certain states may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes and hurricanes, as well as floods, wildfires, mudslides and other natural disasters.

MORTGAGE LOANS WITH INTEREST-ONLY PAYMENTS MAY EXPERIENCE HIGHER DEFAULT RATES

     Approximately 29.55% of the mortgage loans as of the cut-off date provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of several years following the origination of the mortgage loan. Following the applicable period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage rate.

     The presence of these mortgage loans will, absent other considerations, result in longer weighted average lives of the offered certificates than would have been the case had these mortgage loans not been included in the issuing entity. If you purchase a certificate at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the first several years of the term of a mortgage loan as a disincentive to prepayment.

     If a recalculated monthly payment as described above is substantially higher than a borrower's previous interest-only monthly payment, that mortgage loan may be subject to an increased risk of delinquency and loss.

THERE ARE RISKS RELATING TO BALLOON LOANS

     Balloon loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, you may suffer a loss. Approximately 24.43% of the mortgage loans are balloon loans.

THE LACK OF A SECONDARY MARKET MAY LIMIT YOUR ABILITY TO SELL YOUR CERTIFICATES

     The underwriter intends to make a secondary market in the certificates it purchases, but it has no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

     The secondary markets for mortgage backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

VIOLATIONS OF FEDERAL, STATE AND LOCAL LAWS

     Federal, state and local laws regulate the underwriting, origination, servicing and collection of the mortgage loans. These laws have changed over time and have become more restrictive or stringent with respect to specific activities of servicers and originators. Actual or alleged violations of these federal, state and local laws may, among other things:

     - limit the ability of the servicers to collect principal, interest and servicing advances on the mortgage loans,

     -    provide the borrowers with a right to rescind the mortgage loans,

     - entitle the borrowers to refunds of amounts previously paid or to set-off those amounts against their loan obligations,

     - result in a litigation proceeding (including class action litigation) being brought against the issuing entity, and

     - subject the issuing entity to liability for expenses, penalties and damages resulting from the violations.

     As a result, these violations or alleged violations could result in shortfalls in the distributions due on your certificates. See "Certain Legal Aspects of Mortgage Loans" in the prospectus.

SUITABILITY OF THE CERTIFICATES AS INVESTMENTS

     The certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

TERRORIST ATTACKS AND MILITARY ACTION

     The Servicemembers Civil Relief Act and comparable state legislation provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Servicemembers Civil Relief Act and may permit the mortgagor to delay or forgo certain interest and principal payments. The response of the United States to the terrorist attacks on September 11, 2001 and to the current situation in Iraq and Afghanistan has involved military operations that have placed a substantial number of citizens on active duty status, including persons in reserve status or in the National Guard who have been called or will be called to active duty. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. The Servicemembers Civil Relief Act provides generally that a mortgagor who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the mortgagor's active duty. These shortfalls are not required to be paid by the mortgagor at any future time. The servicers will not advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the certificates. Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for distribution on the certificates.

     The Servicemembers Civil Relief Act and comparable state legislation also limit the ability of the servicers to foreclose on a mortgage loan during the mortgagor's period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. Those delays and increased losses will be borne primarily by the outstanding class of certificates with the lowest payment priority.

     We do not know how many mortgage loans have been or may be affected by the application of the Servicemembers Civil Relief Act or any similar state legislation.

HIGH COST LOANS

     None of the mortgage loans are covered by the Home Ownership and Equity Protection Act of 1994. In addition to the Home Ownership and Equity Protection Act of 1994, however, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994. The failure to comply with these laws could subject the issuing entity, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the issuing entity or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

GOVERNMENTAL PROGRAMS REQUIRING LENDERS TO SUBORDINATE THEIR LIENS

     Certain governmental programs may provide the borrowers with benefits in the event their homes are subject to disasters. The governmental programs may require the borrower to file covenants against the property and lenders to subordinate their liens to these covenants as a condition for the borrower receiving the benefits. If this were to occur, the servicer may subordinate the lien of the Mortgage to these covenants which may adversely affect the value of the Mortgage.

                                THE CERTIFICATES

GENERAL

     The certificates will represent the entire beneficial ownership interest in the Issuing Entity to be created under the Pooling and Servicing Agreement. A copy of the Pooling and Servicing Agreement will be attached as an exhibit to the Current Report on Form 8-K of the Depositor that will be available to purchasers of the certificates at, and will be filed with, the Securities and Exchange Commission within 15 days of the initial delivery of the certificates. Reference is made to the attached prospectus, dated March 31, 2006, which is on file with the Securities and Exchange Commission, for additional information regarding the terms and conditions of the Pooling and Servicing Agreement.

BOOK-ENTRY CERTIFICATES

     The offered certificates (other than the residual certificate) will be Book-Entry Certificates. Certificate Owners may elect to hold their Book-Entry Certificates through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe, if they are Participants in such systems, or indirectly through organizations that are Participants in such systems. The Book-Entry Certificates will be issued in one or more certificates that equal the aggregate principal balance of the offered certificates (other than the residual certificate) and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank, N.A. will act as depositary for Euroclear. Investors may hold such beneficial interests in the Book-Entry Certificates in minimum certificate principal balances of $25,000 and integral multiples of $1 in excess of $25,000. With respect to European investors only, the Underwriter will only sell offered certificates in minimum total investment amounts of $100,000. Except as described below, no person acquiring a Book-Entry Certificate will be entitled to receive a Definitive Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the Financial Intermediary that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of

DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant, and on the records of Clearstream Luxembourg or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Securities Administrator through DTC and DTC Participants. While the Book-Entry Certificates are outstanding (except under the circumstances described below), under the Rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Indirect Participants, with whom Certificate Owners have accounts with respect to Book-Entry Certificates, are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Book-Entry Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Book-Entry Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream Luxembourg Participants on such Business Day. Cash received in Clearstream Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures relating to the Book-Entry Certificates, see "Material Federal Income Tax Consequences--Grantor Trust Funds--Non-U.S. Persons," "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" and "Material Federal Income Tax Consequences--Tax Treatment of Certificates as Debt for Tax Purposes--Foreign Investors" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex 1 hereto.

     Transfers between Participants will occur in accordance with the Rules. Transfers between Clearstream Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with the Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

     Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for Clearstream Luxembourg Participants and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry changes in accounts of Clearstream Luxembourg Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Luxembourg in any of 28 currencies, including United States dollars. Clearstream Luxembourg provides to its Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium.

     The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and Participants of certain other securities intermediaries through electronic book-entry changes in accounts of such Participants or other securities intermediaries. The Euroclear Operator provides Euroclear Participants with, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and other related services.

     Non-Participants of Euroclear may hold and transfer book-entry interests in the Certificates through accounts with a direct Participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator.

     The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Securities Administrator to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Securities Administrator to Cede & Co. Distributions with respect to Book-Entry Certificates held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting and may be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Grantor Trust Funds--Non-U.S. Persons," "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" and "Material Federal Income Tax Consequences--Tax Treatment of Certificates as Debt for Tax Purposes--Foreign Investors" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of those offered certificates in the secondary market since some potential investors may be unwilling to purchase offered certificates for which they cannot obtain physical certificates.

     Monthly reports on the Issuing Entity provided by the Securities Administrator to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the Depositor and the Securities Administrator that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the Pooling and Servicing Agreement on behalf of a Clearstream Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if:

     (1) DTC or the Depositor advises the Securities Administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor;

     (2) the Depositor notifies the Securities Administrator and DTC of its intent to terminate the book entry system through DTC and, upon receipt of notice of such intent from DTC, the beneficial owners of the Book-Entry Certificates agree to initiate such termination; or

     (3) after the occurrence and continuation of an event of default, beneficial owners having not less than 51% of the voting rights evidenced by any class of Book-Entry Certificates advise the Securities Administrator and DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor to DTC) is no longer in the best interests of beneficial owners of such class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Securities Administrator will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Issuing Entity will issue Definitive Certificates, and thereafter the Securities Administrator will recognize the holders of such Definitive Certificates as holders of the certificates under the Pooling and Servicing Agreement.

     Although DTC, Clearstream Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of certificates among Participants of DTC, Clearstream Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

PAYMENTS ON MORTGAGE LOANS; COLLECTION ACCOUNT; CERTIFICATE ACCOUNT; CAP CONTRACT ACCOUNT; SUPPLEMENTAL INTEREST TRUST

     The Pooling and Servicing Agreement will provide that each Servicer for the benefit of the certificateholders shall establish and maintain one or more accounts, known collectively as the Collection Accounts, into which each Servicer is generally required to deposit or cause to be deposited, promptly upon receipt and in any event within a certain number of Business Days of receipt, the payments and collections described in "Description of the Agreements--Collection Account and Related Accounts" in the prospectus, except that each Servicer may deduct its Servicing Fee and any Advances, servicing advances and expenses in the case of liquidating defaulted Mortgage Loans or property acquired in respect thereof. The Pooling and Servicing Agreement will permit each Servicer to direct any depository institution maintaining the related Collection Account to invest the funds in the related Collection Account and escrow account in one or more investments acceptable to the respective ratings agencies as provided in the Pooling and Servicing Agreement, that mature, unless payable on demand, no later than the Servicer Remittance Date. Each Servicer will be entitled to all income and gain and any other benefits realized from the related Collection Account and escrow account (other than income required to be paid to the mortgagors), and the income and gain will be subject to withdrawal by each Servicer from time to time. Each Servicer will be required to deposit the amount of any losses incurred in respect to their respective Collection Account investments out of its own funds as the losses are realized.

     The Master Servicer will be obligated to establish the Master Servicer Collection Account, into which each Servicer will deposit or cause to be deposited not later than a specified time on the Servicer Remittance Date from amounts on deposit in the Collection Accounts, the Interest Funds and the Principal Funds with respect to the related Distribution Date. Subject to the restrictions set forth in the Pooling and Servicing Agreement, the Master Servicer will be permitted to direct that the funds in the Master Servicer Collection Account be invested so long as the investments mature no later than one Business Day prior to the Distribution Date. All income and gain realized from any Master Servicer Collection Account investment will belong to the Master Servicer. The Master Servicer or its designee will be required to deposit in the Master Servicer Collection Account out of its own funds the amount of any losses incurred in respect of any Master Servicer Collection Account investment, as the losses are realized.

     The Securities Administrator will be obligated to establish the Certificate Account, into which the Master Servicer will deposit or cause to be deposited no later than one Business Day prior to the Servicer Remittance Date from amounts on deposit in the Master Servicer Collection Account. Subject to the restrictions set forth in the Pooling and Servicing Agreement, the Securities Administrator will be permitted to direct that the funds in the Certificate Account be invested so long as the investments mature no later than the Distribution Date. All income and gain realized from any Certificate Account investment will belong to the Securities Administrator. The Securities Administrator or its designee will be required to deposit in the Certificate Account out of its own funds the amount of any losses incurred in respect of any Certificate Account investment, as the losses are realized.

     The Securities Administrator will be obligated to establish the Cap Contract Account, into which the Securities Administrator shall promptly deposit upon receipt any amounts paid pursuant to any Cap Contract. The funds in the Cap Contract Account shall not be invested.

     The Supplemental Interest Trust will be established under the PSA as a separate trust, the corpus of which will be held by the trustee of the Supplemental Interest Trust, in trust, for the benefit of the certificateholders. On any Distribution Date, any Swap Termination Payments or Net Swap Payments owed to the Swap Counterparty will be paid out of, or any Net Swap Payments or Swap Termination Payments received from the Swap Counterparty will be deposited into, the Supplemental Interest Trust. The Supplemental Interest Trust will not be an asset of any REMIC. On each Distribution Date, the Securities Administrator will distribute funds in the Supplemental Interest Trust in the manner described in "Description of the Certificates--Distributions from the Supplemental Interest Trust" in the related prospectus supplement. Funds on deposit in the Supplemental Interest Trust shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Securities Administrator held pursuant to the Pooling and Servicing Agreement.

PAYMENTS OF INTEREST

     The amount of interest distributable on each Distribution Date in respect of each class of certificates will equal the sum of (1) Current Interest for such class and for such date and (2) any Interest Carry Forward Amount for such class and for such date. The interest rate for each class of certificates will be the applicable annual rate specified in the related prospectus supplement.

     The interest rates on the certificates may be limited by application of an Available Funds Cap or a Maximum Rate Cap, as described in "Risk Factors" in this free writing prospectus supplement. Amounts that would accrue to the certificateholders but for the application of such caps are "basis risk shortfalls." Although excess cash or other sources of cash may be applied to pay basis risk shortfalls that result from the application of an Available Funds Cap, there can be no assurances that excess interest or other amounts will be sufficient to fully offset any such basis risk shortfalls.

     The Interest Funds for the mortgage pool, other than prepayment charges, will be distributed on each Distribution Date, generally as follows:

     (i) concurrently, to the senior certificates, Current Interest and any Interest Carry Forward Amount for such classes for such Distribution Date (any shortfall in Current Interest and Interest Carry Forward Amount to be allocated among such classes in proportion to the amount of Current Interest and Interest Carry Forward Amount that would otherwise be distributable thereon);

     (ii) to the subordinate certificates, sequentially in accordance with their seniority, Current Interest and any Interest Carry Forward Amount for such classes for such Distribution Date; and

     (iii) for the application as part of monthly excess cashflow for such Distribution Date.

     Net swap payments or any swap termination payment owed to the Swap Counterparty pursuant to the Swap Agreement in the event that the Issuing Entity is the defaulting party or an affected party under the Swap Agreement will generally be paid to the Swap Counterparty before the priorities described above.

      Because borrowers are generally charged interest to the date of a prepayment, the prepayment of a Mortgage Loan may result in reduced collections of interest. The Servicers are obligated to make payments of Compensating Interest for Mortgage Loans paid in full from the 15th day of the month through the last day of the month in an amount not in excess of one-half of its Servicing Fee for the related Distribution Date to offset some of such shortfalls caused by prepayments. However, such obligation is limited and thus may not fully offset Prepayment Interest Shortfalls.

DISTRIBUTION OF PRINCIPAL

      Prior to the occurrence of the Stepdown Date, or upon the occurrence of a Stepdown Trigger Event, principal payments received on the Mortgage Loans (less fees, expenses and indemnity amounts reimbursed to the Securities Administrator, the Master Servicer, the Trustee, the Custodian and the Servicers) will generally be applied solely to the payment of the senior certificates (and if the senior certificates are no longer outstanding, to the next most senior class of subordinate certificates outstanding).

     Following the occurrence of the Stepdown Date (and as long as a Stepdown Trigger Event has not occurred) principal received on the related Mortgage Loans will be applied on the senior and subordinate certificates in a manner that maintains specified levels of credit enhancement among the classes of certificates as described in the related prospectus supplement.

     Net swap payments or any swap termination payment owed to the Swap Counterparty pursuant to the Swap Agreement in the event that the Issuing Entity is the defaulting party or an affected party under the Swap Agreement (to the extent such amounts are not paid out of interest received on the Mortgage Loans) will generally be paid to the Swap Counterparty prior to any payment to the Certificateholders.

EXCESS CASHFLOW

     On any Distribution Date, to the extent interest received on the Mortgage Loans exceeds interest payments required to be made on the certificates, the Securities Administrator will apply such excess, depending on the date, to maintain the required level of overcollateralization (by paying down the principal balances of specified classes), for the repayment of basis risk shortfalls or for other purposes specified in the Pooling and Servicing Agreement. Excess interest remaining on any Distribution Date will generally be released by the Securities Administrator and will not be available to certificateholders on future dates.

INTEREST RATE SWAP AGREEMENT

     On the closing date, the Supplemental Interest Trust will enter into a Swap Agreement with the Swap Counterparty. The Swap Counterparty will be rated at least "A" by at least two rating agencies among Moody's, S&P and Fitch. Under the Swap Agreement, with respect to each Distribution Date occurring in April 2007 to November 2010], the Supplemental Interest Trust will make payments to the Swap Counterparty based on the applicable fixed rate and on the applicable notional balance for the Distribution (to be specified in the Swap Agreement) and the Supplemental Interest Trust will be entitled to receive payments from the Swap Counterparty based on One-Month LIBOR and the applicable notional balance for the Distribution Date (to be specified in the Swap Agreement). To the extent the fixed payment owed by the Supplemental Interest Trust exceeds the floating payment owed by the Swap Counterparty, on the related Distribution Date, the Supplemental Interest Trust will make a Net Swap Payment out of amounts otherwise available to certificateholders. To the extent that the floating payment owed by the Swap Counterparty exceeds the fixed payment owed by the Supplemental Interest Trust, the Supplemental Interest Trust shall receive from the Swap Counterparty, on the Business Day immediately preceding the related Distribution Date, a Net Swap Payment.

CAP CONTRACTS

     On the Closing Date, the Securities Administrator, on behalf of the Issuing Entity, will be directed to enter into three interest rate cap transactions with the Cap Contract Counterparty as evidenced by the Cap Contracts. Each of the Cap Contracts will be entered into in lieu of negotiating an ISDA Master Agreement and confirmation thereunder, and pursuant to the Cap Contracts, an ISDA Master Agreement will be deemed to have been executed by the Securities Administrator and the Cap Contract Counterparty on the date that the Cap Contracts were executed. The Cap Contracts will be subject to certain ISDA definitions. On or prior to the related Cap Contract Termination Date (as such term is defined in the related Cap Contract), amounts, if any, received by the Securities Administrator for the benefit of the Issuing Entity in respect of the applicable Cap Contract will be used to pay Floating Rate Certificate Carryover on the related classes of certain offered certificates except Floating Rate Certificate Carryover resulting from the fact that the Pooling and Servicing Agreement does not provide for the reduction of the principal balance of the senior certificates as a result of Realized Losses. Any amounts that are received on the Cap Contracts that are not used to pay such Floating Rate Certificate Carryover on offered certificates will be released by the Securities Administrator and will be unavailable for distributions to the offered certificates.

     Each Cap Contract will be scheduled to remain in effect until the applicable Cap Contract Termination Date and will be subject to early termination only in limited circumstances. Such circumstances include certain insolvency or bankruptcy events in relation to the Cap Contract Counterparty or the Issuing Entity, the failure by the Cap Contract Counterparty (after a grace period, as set forth in the related Cap Contract, after notice of such failure is received by the Cap Contract Counterparty) to make a payment due under the related Cap Contract, the failure by the Cap Contract

Counterparty or the Issuing Entity (after a cure period after notice of such failure is received) to perform any other agreement made by it under the related Cap Contract, the termination of the Issuing Entity and the related Cap Contract becoming illegal or subject to certain kinds of taxation.

     The certificates will not represent an obligation of the Cap Contract Counterparty. Holders of the certificates will not have any right to proceed directly against the Cap Contract Counterparty in respect of its obligations under any Cap Contract.

SUBORDINATION OF THE PAYMENT OF THE SUBORDINATE CERTIFICATES

     The rights of the holders of the subordinate certificates to receive payments with respect to the Mortgage Loans will be subordinated to the rights of the holders of the senior certificates and the rights of the holders of each class of subordinate certificates (other than the most senior class of the subordinate certificates) to receive such payments will be further subordinated to the rights of the class or classes of subordinate certificates with lower numerical class designations, in each case only to the extent described in the related prospectus supplement. The subordination of the subordinate certificates to the senior certificates and the further subordination among the subordinated certificates are intended to provide the certificateholders having higher relative payment priority with protection against Realized Losses.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, the Securities Administrator will prepare and make available on its website located at www.etrustee.net to each certificateholder, the Servicers, the Depositor and any other interested party a statement, based on information required to be delivered by the Master Servicer pursuant to the Pooling and Servicing Agreement and certain calculations by the Securities Administrator, generally setting forth among other information:

     (1) the amount of the related distribution to holders of each class of certificates allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein, (B) the aggregate amount of all Scheduled Payments of principal included therein and (C) any extra principal distribution amount, in the aggregate and with respect to each group of the Mortgage Loans;

     (2) the amount of such distribution to holders of each class of certificates allocable to interest;

     (3)  the Interest Carry Forward Amount for each class of certificates;

     (4) the principal balance of each class of certificates after giving effect to the distribution of principal on such Distribution Date;

     (5) the aggregate outstanding principal balance of each class of certificates for the following Distribution Date;

     (6) the amount of the Servicing Fee paid to or retained by each Servicer and any amounts constituting reimbursement or indemnification of the Servicers, the Master Servicer, the Trustee, the Custodian or the Securities Administrator;

     (7) the pass-through rate for each class of certificates for such Distribution Date;

     (8) the amount of Advances included in the distribution on such Distribution Date;

     (9) the cumulative amount of (A) Realized Losses and (B) Applied Realized Loss Amounts to date, in the aggregate and with respect to each group of Mortgage Loans;

     (10) the amount of (A) Realized Losses and (B) Applied Realized Loss Amounts with respect to such Distribution Date, in the aggregate and with respect to each group of Mortgage Loans;

     (11) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and delinquent (1) 31 to 60 days, (2) 61 to 90 days and
          (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to each group of Mortgage Loans;

     (12) with respect to any Mortgage Loans that become REO Properties during the preceding calendar month, the number and aggregate Stated Principal Balance of such Mortgage Loans as of the close of business on the Determination Date;

     (13) whether a Stepdown Trigger Event has occurred and is in effect;

     (14) the total number and principal balance of any REO Properties as of the close of business on the related Determination Date, in the aggregate;

     (15) any Floating Rate Certificate Carryover paid and all Floating Rate Certificate Carryover remaining on each class of the offered certificates on such Distribution Date;

     (16) the number and amount of prepayment charges and the amount of late payment fees received during the related Prepayment Period in the aggregate;

     (17) as of each Distribution Date, the amount, if any, received pursuant to each Cap Contract;

     (18) as of each Distribution Date, the amount of any Net Swap Payment and Swap Termination Payment, if any, paid to or received from the Swap Counterparty;

     (19) the number of Mortgage Loans with respect to which (i) a reduction in the Mortgage Rate has occurred or (ii) the related borrower's obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Servicemembers Civil Relief Act or the California Military and Veterans Code, as amended; and the amount of interest not required to be paid with respect to any such Mortgage Loans during the related Due Period as a result of such reductions in the aggregate and with respect to each group of Mortgage Loans;

     (20) as of each Distribution Date, the amount of any Net Swap Payments or Swap Termination Payments paid or received by the Supplemental Interest Trust pursuant to the Swap Agreement and the amount of any Defaulted Swap Termination Payments paid by the Supplemental Interest Trust;

     (21) the amounts distributed as interest in respect of the portion of each class of certificates that represents a regular or residual interest in a REMIC and the amount of distributions on each class of certificates not treated as distributions on a regular or residual interest in a REMIC.

     (22) the aggregate amount of all Advances recovered during the related Due Period;

     (23) the allocation to each class of certificate of any Realized Losses during the related Due Period;

     (24) with respect to each class of certificates, the amount of any Compensating Interest shortfalls on such Distribution Date; and

     (25) information regarding any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with pool asset substitutions and repurchases (and purchase rates, if applicable).

     The Securities Administrator will also make available on its website any reports on Form 10-D, 10-K and 8-K that have been prepared and filed by the Securities Administrator with respect to the Issuing Entity promptly after such material is electronically filed with, or furnished to, the Securities and Exchange Commission. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

     In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will prepare and deliver to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

                             UNDERWRITING GUIDELINES

     The mortgage loans will be "conventional mortgage loans" (i.e., loans which are not insured by the Federal Housing Authority or partially guaranteed by the Veterans Administration). The underwriting standards applicable to the mortgage loans typically differ from, and, with respect to a substantial number of mortgage loans, are generally less stringent than, the underwriting standards established by Fannie Mae or Freddie Mac primarily with respect to original principal balances, loan to value ratios, mortgagor income, mortgagor credit history, mortgagor employment history, required documentation, interest rates, mortgagor occupancy of the mortgaged property and/or property types. Because these origination programs reflect underwriting standards different from those of Fannie Mae and Freddie Mac, the performance of the mortgage loans thereunder may reflect relatively higher delinquency rates and/or credit losses. In addition, certain exceptions to the underwriting standards described herein may be made in cases where compensating factors were demonstrated by a prospective mortgagor. In general, neither the Sponsor nor the Depositor will have re-underwritten any mortgage loan.

     Generally, each mortgagor is required to complete an application designed to provide to the original lender pertinent credit information concerning the mortgagor. As part of the description of the mortgagor's financial condition, such mortgagor generally furnishes information (which may be supplied solely in such application) with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and furnished an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. The mortgagor may also be required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two to four unit dwellings, income derived from the mortgaged property may be considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to a mortgaged property consisting of vacation or second homes, income derived from the property generally is not considered for underwriting purposes. In the case of certain mortgagors with acceptable payment histories, income is not be required to be stated (or verified) in connection with the loan application.

     Based on the data provided in the application and certain verifications (if required), a determination is made by the original lender that the mortgagor's monthly income (if required to be stated) should be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the mortgaged property (such as property taxes, standard hazard insurance and other fixed obligations other than housing expenses). Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and other fixed obligations equal no more than a specified percentage of the prospective mortgagor's gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the loan to value ratio of the mortgage loan. The originators may also consider the amount of liquid assets available to the mortgagor at the time of origination.

     Certain mortgage loans are originated under "alternative," "reduced documentation," "no ratio," "stated income/stated assets" or "no income/no asset" programs, which require either alternative or less documentation and verification than do traditional "full documentation" programs. Generally, an "alternative" documentation program requires information regarding the mortgagor's income (i.e., W 2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements). Generally, under a "reduced documentation" program, either no verification of a mortgagor's stated income and/or employment is undertaken by an originator or no verification of a mortgagor's assets is undertaken by an originator. Under a "no ratio" program, certain mortgagors with acceptable payment histories and credit scores will not be required to provide any information regarding income and no other investigation regarding the mortgagor's income will be undertaken. Under a "stated income/stated assets" program, no verification of either a mortgagor's income or a mortgagor's assets is undertaken by an originator. Generally, under a "no income/no asset" program, the mortgagor is not required to state its income or assets and therefore, no verification of such mortgagor's income or assets is undertaken by an originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the loan to value ratio at origination as well as on the Credit Score.

     The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to an Originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by an originator or independent appraisers selected in accordance with pre established appraisal procedure guidelines established by or acceptable to an originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement costs analysis based on the current cost of constructing or purchasing a similar property.

Under the underwriting standards, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These categories generally establish the maximum permitted loan to value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt to income ratio. In general, higher credit risk mortgage loans are graded in categories that permit higher debt to income ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the underwriting standards establish lower maximum loan to value ratios and lower maximum loan amounts for loans graded in such categories.

AEGIS MORTGAGE CORPORATION

Approximately 46.22% of the mortgage loans were originated by Aegis Mortgage Corporation ("Aegis").

Aegis is a mortgage banking company that through its wholly owned subsidiaries, Aegis Wholesale Corporation ("AWC"), Aegis Lending Corporation ("ALC") and Aegis Funding Corporation ("AFC"), and originates first lien and second lien residential mortgage loans.

As of July 1, 2006, AFC, Aegis's non-conforming wholesale subsidiary, operated nationwide through 3 wholesale centers and ALC, Aegis's non-conforming retail subsidiary, operated through 65 retail sales offices and centers in 24 states. As of July 1, 2006, Aegis, AWC, AFC and ALC, collectively, had over 3,000 employees. Aegis's subprime residential mortgage originations totaled $3.1 billion, $4.9 billion and $6.5 billion for the years ended 2003, 2004 and 2005 respectively. Aegis has been originating subprime mortgage loans since 1999.

Loan Programs.

The loans will have been purchased by the depositor, either directly or through affiliates, from sellers that may include unaffiliated parties. As described in the related prospectus supplement, the loans will have been originated by the sponsor or an affiliate of the sponsor (either directly or through mortgage brokers or correspondent lenders), or by unaffiliated savings and loan associations, savings banks, commercial banks, credit unions or other mortgage lenders. The applicable prospectus supplement may provide for the underwriting criteria used in originating the loans, but if it does not, the loans so acquired by the depositor generally will have been originated in accordance with the underwriting criteria specified below under "--Underwriting Standards."

Underwriting Standards.

General Standards for First and Second Lien Mortgage Loans. The underwriting standards of Aegis and its subsidiaries (the "Aegis Underwriting Standards") with respect to first and second lien mortgage loans will generally conform to those published in the guide for Aegis's alternative documentation programs for first and second lien mortgage loans (the "Guide"). The Aegis Underwriting Standards as set forth in the Guide are continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the depositor's securities. Aegis and its affiliates originated the mortgage loans in accordance with the Aegis Underwriting Standards generally described below.

The Aegis Underwriting Standards generally include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of those underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan substantially complies with the underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards. The mortgage loans to be included in the related trust had features that generally distinguish those loans from the more restrictive underwriting requirements used as standards for Fannie Mae and Freddie Mac. Aegis established loan programs by which it could aggregate acceptable loans into groupings considered to have substantially similar risk characteristics. A more detailed description of those loan programs applicable to the mortgage loans is set forth below. The underwriting of the mortgage loans generally consisted of analyzing the following as standards applicable to the mortgage loans:

     - the creditworthiness of a borrower based on both a credit score and mortgage history;

     - the income sufficiency of a borrower's projected family income relative to the mortgage payment and to other fixed obligations, including in certain instances rental income from investment property; and

     - the adequacy of the mortgaged property, expressed in terms of loan-to-value ratio, to serve as the collateral for a mortgage loan.

The underwriting criteria applicable to any loan program under which mortgage loans may be originated and reviewed may provide that qualification for the loan, or the availability of specific loan features, such as maximum loan amount, maximum loan-to-value ratio, property type and use, and documentation level, may depend on the borrower's credit score.

Guide Standards. The following is a brief description of the Aegis Underwriting Standards set forth in the Guide. Initially, a prospective borrower is required to fill out a detailed application providing pertinent credit information. As part of the application, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization for the lender to obtain for a credit report that summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. Salaried prospective borrowers generally are required to submit pay stubs covering a consecutive 30-day period and their W-2 form for the most recent year. In addition, the Aegis Underwriting Standards require either a verbal or written verification of employment from the prospective borrower's employer. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns or provide bank statements.

Some of the mortgage loans have been originated under "stated income," "limited documentation" or "no documentation" programs that require less documentation and verification than do traditional "full documentation" programs. Under a "stated income" program, some borrowers with acceptable payment histories will not be required to provide any information regarding income and no other investigation regarding the borrower's income, except verification of employment, will be undertaken. Under a "limited documentation" program, applicants usually are required to submit verification of stable income for at least 12 months, such as 12 consecutive months of complete personal checking account bank statements. Generally, in order for a borrower to be eligible for a "stated income" or "limited documentation" program, the loan-to-value ratio must meet applicable guidelines, the borrower must have a good credit history and the borrower's eligibility for this type of program may be determined by use of a credit-scoring model. Under a "no documentation" program, no information is obtained regarding the borrower's income and there is no verification of the borrower's assets. The "No Documentation" program guidelines require stronger credit profiles than the other programs, and have substantially more restrictive requirements for loan-to-value ratios, occupancy requirements and credit scores.

Generally, credit-scoring models provide a means for evaluating the information about a prospective borrower that is available from a credit reporting agency. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 350 to approximately 840, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender. A borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score.

In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. There can be no assurance that the credit scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any borrower's credit score would not be lower if obtained as of the date of the related prospectus supplement.

In determining the adequacy of the property as collateral, an appraisal is generally made of each Property considered for financing. In limited circumstances with respect to high credit score borrowers, an automated valuation is obtained on the property and is combined with an exterior property inspection report instead of an appraisal. In the case of an appraisal, the appraiser is required to verify that the property is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. Additionally, a risk analysis is ordered on each appraisal from a third party vendor and all high risk appraisals are reviewed by staff appraisers.

Based on the data provided in the application, certain verifications and the appraisal or other valuation of the mortgaged property, a determination is made that the borrower's monthly income will be sufficient to enable the borrower to meet its monthly obligations on the mortgage loan and other expenses related to the property, including property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. The Guidelines for mortgage loans generally specify that scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months, including those mentioned above and other fixed obligations, equal no more than specified percentages of the prospective borrower's gross income. The amount of liquid assets available to the borrower after origination may also be considered in the underwriting process.

Loan Programs. The Loan Programs determined by Aegis as applicable to the mortgage loans to be included in each trust are: A+, A, A-, B, C+, C, 80/20 Combo 1st and 80/20 Combo 2nd. The following is general description of the Loan
Programs:

Loan Program A+: The prospective borrower may have minor repayment delinquencies related to installment or revolving debt. As to non-mortgage credit, some prior defaults may have occurred, provided that open collections and charge-offs in excess of $1,000 must be paid down to zero at closing unless they are two years or older or do not affect the title or are medical related. No 30-day, 60-day or 90-day late payments are acceptable within the last 12 months on an existing mortgage loan. The mortgaged property must be in average to good condition. A maximum LTV ratio of 100% is permitted for a mortgage loan on a single family owner-occupied property. A maximum LTV ratio of 90% is permitted for a mortgage loan on a single family non-owner occupied property or 85% for a mortgage loan originated under a stated income documentation program. The borrower must have a credit score of 500 or greater, based on the LTV. The borrower's debt service-to income ratio must be 50% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. The borrower's debt service-to-income ratio may be increased to 55% if the borrower has an LTV ratio of 75% or less. Chapter 7 bankruptcies must be currently discharged and no Chapter 13 bankruptcies were filed in the past 24 months. No foreclosures on a mortgaged property are allowed within the last 24 months.

Loan Program A: The prospective borrower may have minor repayment delinquencies related to installment or revolving debt. As to non-mortgage credit, some prior defaults may have occurred, provided that open collections and charge-offs in excess of $1,500 must be paid down to zero at closing unless they are two years or older or do not affect the title or are medical related. At most one 30-day rolling late payment and no 60-day or 90-day late payments are acceptable within the last 12 months on an existing mortgage loan. The mortgaged property must be in average to good condition. A maximum LTV ratio of 95% is permitted for a mortgage loan on a single family owner-occupied property. A maximum LTV ratio of 90% (or 85% for a mortgage loan originated under a stated income documentation program) is permitted for a mortgage loan on a single family non-owner occupied property. The borrower must have a credit score of 500 or greater, based on the LTV. The borrower's debt service-to-income ratio is 50% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. The borrower's debt service-to-income ratio may be increased to 55% if the borrower has a LTV ratio of 75% or less. Chapter 7 bankruptcies must be currently discharged and no Chapter 13 bankruptcies were filed in the past 24 months. No foreclosures on a mortgaged property are allowed within the last 24 months.

Loan Program A-: The prospective borrower is required to have generally repaid all previous or existing installment or revolving debt according to its terms. As to non-mortgage credit, some prior defaults may have occurred, provided that open collections and charge-offs in excess of $2,500 must be paid down to zero at closing unless they are two years or older or do not affect the title or are medical related. At most three 30-day rolling late payments and no 60-day or 90-day late payments are acceptable within the last 12 months on an existing mortgage loan. The mortgaged property must be in average to good condition. A maximum LTV ratio of 95% is permitted for a mortgage loan on a single family owner-occupied property. A maximum LTV ratio of 90% (or 85% for a mortgage loan originated under a stated income documentation program) is permitted for a mortgage loan on a single family non-owner occupied property. The borrower must have a credit score of 500 or greater, based on the LTV. The borrower's debt service-to-income ratio is 50% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. The borrower's debt service-to-income ratio may be increased to 55% if the borrower has a LTV ratio of 75% or less. Chapter 7 bankruptcies must be currently discharged and no Chapter 13 bankruptcies were filed, within the last 24 months. No foreclosures on a mortgaged property are allowed within the last 24 months.

Loan Program B: The prospective borrower may not have paid all previous or existing installment or revolving debt according to its terms, and may have some charge-offs. As to non-mortgage credit, some prior defaults may have occurred, provided that open collections and charge-offs in excess of $2,500 must be paid down to zero at closing unless they are two years or older or do not affect the title or are medical related. The borrower may have made a late payment of 60 days within the last 12 months on an existing mortgage loan. The mortgaged property must be in average to good condition. A maximum LTV ratio of 90% is permitted for a mortgage loan on a single family owner-occupied property. A maximum LTV ratio of 85% is permitted for a mortgage loan on a single family non-owner occupied property. The borrower must have a credit score of 500 or greater, based on the LTV. The borrower's debt service-to-income ratio is 50% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. The borrower's debt service-to-income ratio may be increased to 55% if the borrower has a LTV ratio of 75% or less. Chapter 7 bankruptcies must be currently discharged and no Chapter 13 bankruptcies were filed, within the last 18 months. No foreclosures on a mortgaged property are allowed within the last 24 months.

Loan Program C+: The prospective borrower may have experienced significant credit problems in the past. As to mortgage credit, the borrower may have had a history of being generally 30 to 60 days delinquent. As to non-mortgage credit, significant prior defaults may have occurred, provided that open collections and charge-offs in excess of $5,000 must be paid down to zero at closing unless they are two years or older or do not effect the title or are medical related. The borrower may have made a late payment of 90 days within the last 12 months on an existing mortgage loan. The mortgaged property must be in average to good condition. A maximum LTV ratio of 85% (or 75% for a mortgage loan originated under a stated income documentation program) is permitted for a mortgage loan on a single family owner-occupied property. A maximum LTV ratio of 80% (or 70% for a mortgage loan originated under a stated income documentation program) is permitted for a mortgage loan on a single family non-owner occupied property. The borrower must have a credit score of 500 or greater, based on the LTV. The borrower's debt service-to-income ratio is 55% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. Chapter 7 bankruptcies must be currently discharged and no Chapter 13 bankruptcies were filed, within the last 12 months. No foreclosures on a mortgaged property are allowed within the last 12 months.

Loan Program C: The prospective borrower may have experienced substantial credit problems in the past. As to mortgage credit, the borrower may have had a history of being generally 30 to 60 days delinquent, and a maximum of two 90-day late payments or one 120- day late payment within the last 12 months is acceptable on an existing mortgage loan. The prospective borrower's credit history is poor and a notice of default may have been filed. As to non-mortgage credit, significant prior defaults may have occurred, provided that open collections and charge-offs in excess of $5,000 must be paid down to zero at closing unless they are two years or older or do not affect the title or are medical related. The mortgaged property must be in average to good condition. A maximum LTV ratio of 70% is permitted for a mortgage loan on a single family owner-occupied property and the stated income documentation program is not allowed. A maximum LTV ratio of 65% is permitted for a mortgage loan on a single family non-owner occupied property. The borrower must have a credit score of 500 or greater, based on the LTV. The borrower's debt service-to-income ratio is 55% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. Chapter 7 bankruptcies must be currently discharged and all Chapter 13 bankruptcies must be paid or discharged at funding. No current notice of default on a mortgaged property is allowed.

Loan Program 80/20 Combo 1st: The prospective borrower may have minor repayment delinquencies related to installment or revolving debt. As to non-mortgage credit, some prior defaults may have occurred, provided that open collections and charge-offs in excess of $1,000 must be paid down to zero at closing unless they are two years or older or do not affect the title or are medical related. At most one 30-day rolling late payment on full documentation loans and no 30-day late payments on alternative and stated documentation loans are acceptable within the last 12 months on an existing mortgage loan. No 60-day or 90- day late payments are acceptable. The credit score will be 580 or greater on full documentation loans, 620 or greater on alternative documentation loans and 620 or greater on stated documentation loans. The mortgaged property must be in average to good condition. A maximum LTV ratio of 80% is permitted for a mortgage loan on a single family owner occupied property or a mortgage loan originated under a stated income documentation program. Non-owner occupied properties are not allowed. The borrower's debt service-to income ratio is 50% or less which, in the case of adjustable rate mortgage loans, will be based on the initial interest rate on the mortgage loan. Chapter 7 bankruptcies must be currently discharged and no Chapter 13 bankruptcies were discharged in the past 24 months. No foreclosures on a mortgaged property are allowed within the last 24 months.

Loan Program 80/20 Combo 2nd: The prospective borrower may have minor repayment delinquencies related to installment or revolving debt. As to non-mortgage credit, some prior defaults may have occurred, provided that open collections and charge-offs in excess of $1,000 must be paid down to zero at closing unless they are two years or older or do not affect the title or are medical related. At most one 30-day rolling late payment on full documentation loans and no 30-day late payments on alternative and stated documentation loans are acceptable within the last 12 months on an existing mortgage loan. No 60-day or 90- day late payments are acceptable. The credit score will be 580 or greater on full documentation loans, 620 or greater on alternative documentation loans and 620 or greater on stated documentation loans. The mortgaged property must be in average to good condition. A maximum CLTV ratio of 100% is permitted for a mortgage loan on a single family owner occupied property or a mortgage loan originated under a stated income documentation program. Non-owner occupied properties are not allowed. The borrower's debt service-to income ratio is 50% or less which, in the case of adjustable rate mortgage loans, will be based on the initial rate on the mortgage loan. Chapter 7 bankruptcies must be currently discharged and no Chapter 13 bankruptcies were discharged in the past 24 months. No foreclosures on a mortgaged property are allowed within the last 24 months.

For all credit grade categories, non-mortgage credit may include prior defaults, and different levels of major adverse credit. Major adverse credit is defined as collection accounts, charge-off accounts, judgments, liens, delinquent property taxes, repossessions, garnishments and accounts currently 90 days or more delinquent. Any adverse account affecting title must also be paid down to zero at closing except for tax liens which may remain open as long as there is a payment plan and the payment is included in the debt service to income ratio. Some adverse accounts may remain open after closing, provided the borrower has adequate compensating factors.

Exceptions. As described above, the indicated underwriting standards applicable to the mortgage loans to be included in each trust include the foregoing categories and characteristics as guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, a loan-to-value ratio exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the application reflects compensating factors, such as: low loan-to-value ratio; stable ownership; low debt ratios; strong residual income; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; and stable employment or ownership of current residence of four or more years. Based on the indicated underwriting standards applicable for mortgage loans with risk features originated thereunder, those mortgage loans are likely to experience greater rates of delinquency, foreclosure and loss, and may experience substantially greater rates of delinquency, foreclosure and loss than mortgage loans underwritten under more stringent underwriting standards.

                                   THE SPONSOR

     The sponsor is Merrill Lynch Mortgage Lending, Inc., a Delaware corporation ("MLML" or the "Sponsor"). MLML is an affiliate, through common parent ownership, of the Underwriter. MLML is also an affiliate of the Depositor and Wilshire Credit Corporation and a direct, wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. The executive offices of MLML are located at 4 World Financial

Center, 10th Floor, New York, New York 10080, telephone number (212) 449-0336. MLML purchases first and second lien residential mortgage loans for securitization or resale, or for its own investment. MLML also originates commercial mortgage loans. MLML does not currently service mortgage loans. Instead, MLML contracts with other entities to service the loans on its behalf.

     Prior to acquiring any residential mortgage loans, MLML conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution. MLML's review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks. The scope of the mortgage loan due diligence varies based on the credit quality of the mortgage loans.

     The underwriting guideline review entails a review of the mortgage loan origination processes and systems. In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

     MLML contracts with third party servicers for servicing the mortgage loans that it acquires. Third party servicers are also assessed based upon the servicing rating and the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide detailed reporting on the performance of the securitization pool. In addition, MLML may conduct background checks, meet with senior management to determine whether the servicers comply with industry standards or otherwise monitor the servicer on an ongoing basis.

     MLML has been the sponsor of securitizations backed by residential mortgage loans, including subprime mortgage loans, since 2003. The following table sets forth the approximate aggregate initial principal amount of securities issued in subprime mortgage loan securitizations sponsored by MLML since 2003.

                       APPROXIMATE INITIAL
                      PRINCIPAL BALANCE OF
        YEAR               SECURITIES
-------------------   --------------------
        2003             $ 1,323,615,400
        2004             $ 3,290,054,298
        2005             $11,786,190,300
As of June 30, 2006      $14,380,516,900

     As a sponsor, MLML acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the Depositor or another entity that acts in a similar capacity as the Depositor, which loans will ultimately be transferred to the Issuing Entity for the related securitization. In coordination with the Underwriter, MLML works with rating agencies, mortgage loan sellers and servicers in structuring the securitization transaction.

                       AFFILIATES AND RELATED TRANSACTIONS

     The Sponsor, the Depositor, Wilshire Credit Corporation and the Underwriter are affiliated entities. The Sponsor, the Depositor and Wilshire Credit Corporation are wholly-owned subsidiaries of Merrill Lynch Mortgage Capital Inc. There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the Sponsor, the Depositor, Wilshire Credit Corporation or the Underwriter that was entered into outside the ordinary course of business of each such party or in terms other than would be obtained in an arm's length transaction with unaffiliated entities.

                             STATIC POOL INFORMATION

     Information concerning the Sponsor's prior residential mortgage loan securitizations involving adjustable and fixed rate subprime mortgage loans secured by first and second lien mortgages or deeds of trust in residential real properties issued by the Depositor is available on the internet at http://www.mlabsreports.ml.com. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each Distribution Date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this free writing prospectus supplement. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the Mortgage Loans to be included in the Issuing Entity that will issue the certificates offered by this free writing prospectus supplement. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the Sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the Mortgage Loans to be included in the Issuing Entity related to this offering.

     In the event any changes or updates are made to the information available on the website, the Depositor will provide upon request to any person who writes or calls the Depositor at 4 World Financial Center, New York, New York 10080,
Attention: Christopher McGee, telephone number (212) 449-1441, a copy of the information as it existed as of the date of this free writing prospectus supplement.

     The information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this free writing prospectus supplement, the accompanying prospectus or the Depositor's registration statement.

                                  THE DEPOSITOR

     The Depositor is Merrill Lynch Mortgage Investors, Inc., a Delaware corporation whose offices are located at 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York, 10080 and whose telephone number is
(212) 449-0357. The Depositor is an affiliate of the Sponsor, Wilshire Credit Corporation and the Underwriter.

     The Depositor has been engaged since its incorporation in 1986 in the securitization of mortgage loans and other asset types included within the description of the Issuing Entity assets in this free writing prospectus supplement. The Depositor is engaged in the business of acting as depositor of trusts that issue series of notes that are secured by, or certificates that represent interests in, the assets of the trust. The Depositor acquires assets specifically for inclusion in a securitization from various sellers in privately negotiated transactions.

     The certificate of incorporation of the Depositor limits its activities to those necessary or convenient to carry out its securitization activities. The Depositor will have limited obligations with respect to a series of securities. The Depositor will obtain the mortgage loans from the Sponsor and may also assign to the Securities Administrator certain rights of the Sponsor with respect to the mortgage loans. In addition, after the issuance of a series of securities, the Depositor may have limited obligations with respect to that series which may include appointing a successor securities administrator if the Securities Administrator resigns or is otherwise removed and preparing certain reports filed under the Securities Exchange Act of 1934.

                               THE ISSUING ENTITY

     Merrill Lynch Mortgage Investors Trust, Series 2006-HE5, the Issuing Entity, will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement by and among the Depositor, the Trustee, the Securities Administrator, the Master Servicer and the Servicers. The Issuing Entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold the Mortgage Loans and related assets and issue the certificates. The fiscal year end for the Issuing Entity will be December 31, commencing with December 31, 2006.

                                  THE SERVICERS

WILSHIRE CREDIT CORPORATION

     Wilshire Credit Corporation will act as a servicer of the Mortgage Loans and its obligations with respect to the Mortgage Loans are limited to its contractual servicing obligations. On and after the Closing Date, Wilshire will service the Mortgage Loans in accordance with the Pooling and Servicing Agreement.

     The principal executive offices of Wilshire are located at 14523 SW Millikan Way, Suite 200, Beaverton, Oregon 97005. The telephone number of such offices is (503) 223-5600.

     Wilshire, a Nevada corporation, is an affiliate of the Sponsor, the Depositor and the Underwriter. Wilshire, together with the predecessor to Wilshire, has conducted a loan servicing business since 1994.

     Wilshire is primarily engaged in the non-prime loan servicing business. As of June 30, 2006, Wilshire was servicing approximately $27.6 billion aggregate principal amount of loans and charge off assets. As of June 30, 2006, Wilshire had approximately 675 employees.

     Wilshire (or its predecessor in interest) has serviced mortgage loans since 1994 and has serviced mortgage loans similar to the Mortgage Loans since 2000.

     The size, composition and growth of Wilshire's portfolio of assets of the type included in the current transaction are as follows:

                                                       APPROXIMATE
                                                       OUTSTANDING
                                           NUMBER       PRINCIPAL
TYPE OF ASSET        AS OF DECEMBER 31,   OF LOANS     BALANCE ($)
-------------       -------------------   --------   --------------
Subordinate Liens          2000             45,216      597,060,211
Sub-Prime                  2000              8,140      303,111,697

Subordinate Liens          2001             68,123    1,794,771,239
Sub-Prime                  2001             12,045      584,972,781

Subordinate Liens          2002             75,505    2,296,472,104
Sub-Prime                  2002              8,820      365,199,943

Subordinate Liens          2003             67,505    2,638,073,436
Sub-Prime                  2003             18,520    2,137,893,258

Subordinate Liens          2004            120,517    4,998,592,582
Sub-Prime                  2004             23,070    3,779,048,540

Subordinate Liens          2005            143,679    6,253,293,420
Sub-Prime                  2005             80,585   14,302,067,780

Subordinate Liens   As of June 30, 2006    127,998    5,807,642,476
Sub-Prime           As of June 30, 2006    110,634   20,238,457,901

     The servicing of subordinate mortgages and sub-prime mortgages requires substantial personal interaction with the obligors to encourage them to make their payments timely, to work with them on missed payments, and to structure individual solutions for delinquent obligors. Servicing these loans also requires strong adherence to company policies since the servicer's interaction often may involve an obligor who is experiencing financial difficulties. Wilshire has established the following processes and procedures to address these factors.

     Customer service representatives undergo three weeks of orientation, classroom instruction, and mentoring before graduating to a live call-center environment, where they are monitored and supervised extensively. The call center is automated and utilizes a variety of technologies such as an automated call distribution system and a voice response unit ("VRU"). Wilshire attempts to increase its interaction with borrowers through:

          - Extended daily hours of operation to accommodate a diverse geographic portfolio.

          -    A bilingual 24-hour VRU.

          - An extensive customer service website that offers various payment options, detailed account information, and FAQ section.

          - Trending analysis of call volume to monitor customer service issues, determine workflow demands, and identify training needs.

          - Customer service desk reference and other web-based materials for easy reference.

          - A dedicated support group to handle research tasks to maximize call center efficiency.

          - An Executive Response Team to respond to regulatory inquiries and attorney letters.

          - Proprietary systems that work in tandem with Wilshire's predictive dialer, enabling management to customize calling campaigns for multiple collectors or on an individual basis.

     Wilshire uses an early stage collections group that is responsible for loans in the 3-59 days past due category. Loans that migrate sixty (60) days past due and beyond are handled by the late stage collections group. In this group, collectors have the discretion to establish a pre-forbearance agreement up to six (6) months in duration prior to submitting the delinquent loan to a loss mitigation counselor. At approximately seventy-five (75) days past due, delinquent loans are reviewed for submission to the foreclosure department or submitted for charge-off consideration, based upon the equity analysis and lien position. See additional procedures described under Wilshire's handling of delinquencies, losses, bankruptcy and recoveries.

     Wilshire has created an internal control regimen that oversees its procedures to ensure that they are followed. These include: corporate audit, internal legal counsel, a dedicated compliance officer, an internal risk management department, and a quality assurance group, each of which is obligated to separately police Wilshire's procedures.

     Under Wilshire's internal control program, all loan servicing departments are responsible for identifying operational and financial risks and testing internal controls, reporting test results, and undertaking corrective action, when appropriate. The entire program is overseen by the internal control group, which is independent of the loan servicing functions.

     Second lien servicing requires the monitoring of the first lien to ensure that the integrity of the second lien position is maintained. Wilshire has revised its monitoring processes as described below to enhance such monitoring.

     Wilshire utilizes an estimated severity calculation to help minimize losses by using the loss information to determine the best servicing strategy. Estimated losses can determine collection strategy, foreclosure bid amounts, or aid in the determination of acceptance of loss mitigation transactions. At key points in the servicing process such as foreclosure referral or short sale transactions, Wilshire utilizes an asset review committee to approve transactions to encourage creative and prudent decisions.

     Loss mitigation efforts are administered by the loan workout officers and officially commence with a mass mailing to all accounts that are forty-five (45) days delinquent depending on asset type. The loan workout officers are primarily responsible for identifying and soliciting viable workout opportunities through telephone and special letter campaigns. Policies and procedures for loss mitigation efforts are documented with clearly defined approval levels and step-by-step procedures for pre-qualifying borrowers for workout packages. Loss mitigation efforts currently include:

          - Periodic contact attempts every five (5) days with a 30-day "door knock"

          -    Updated broker price opinion (BPO) every six (6) months.

          - Proprietary foreclosure disposition model which performs calculations for best exit strategy to minimize loss severity.

          - Reasons for default are reviewed to identify legitimate hardship situations that qualify for workouts.

          -    No charges for forbearance agreements.

     A foreclosure committee, consisting of at least two corporate officers, is required to review and approve any loan for foreclosure commencement. A referral specialist in Wilshire is tasked with reviewing foreclosure files that have been inherited from a previous servicer to identify potential issues that may challenge efficient timeline processing.

     Wilshire's REO group is responsible for REO property marketing and disposition, as well as property inspections and preservation work, insurance claims, and property valuations. Its processes include the following:

          - A minimum of two property valuations post-acquisition are obtained to determine asset value and list price.

          - Assets are assigned based on investor and geographic considerations.

          - A written marketing plan is developed that includes list price, recommendations for property repairs, estimated sales price, and gain/loss projections.

          - Marketing plans are effective for a duration of 120 days and require management approval to ensure consistency in the marketing process.

          - Asset managers enjoy delegated approval to accept offers within pre-defined authority levels.

          - Cash for keys is used to minimize protracted eviction proceedings and to facilitate marketing time.

          -    Repairs are considered on a cost-benefit basis.

          - Wilshire reviews monthly broker status reports and generates scorecards to ensure acceptable marketing effort.

          -    Marketing is facilitated by property listing on internet site.

     Wilshire has made the following material changes to its policies and procedures in servicing all of its mortgages during the past three years:

          - On May 1, 2004, Wilshire was acquired by Merrill Lynch Mortgage Capital Inc. With improved access to capital funding, Wilshire has been able to upgrade its servicing technology, infrastructure, and build additional capacity to accommodate future portfolio growth.

          - In 2004, Wilshire implemented a staffing model to ensure that employee resources are equivalent to projected portfolio growth per each quarter throughout the calendar year. Wilshire has expanded its training and recruitment programs, and in 2005 adopted a centralized training and career-pathing corporate initiative.

          - In 2005, Wilshire created a separate department to work with borrowers and provide reports to investors with regard to mortgage loans located in federally declared disaster areas.

          - In 2005 Wilshire established a separate executive response team to respond to escalated borrower issues.

          - During the past three years, Wilshire has created a centralized senior lien-monitoring group and a centralized foreclosure-monitoring group for second lien mortgages. The senior lien-monitoring group attempts to determine the status of the senior lien once the mortgage becomes sixty (60) days delinquent and every thirty (30) days thereafter. The foreclosure-monitoring group assumes responsibility for the mortgage once Wilshire has determined that the senior lien holder has started a foreclosure action. This group then monitors the foreclosure process to protect the second lien position from being extinguished by the senior lien holder.

     The Pooling and Servicing Agreement generally will provide that Wilshire and its directors, officers, employees or agents shall not be under any liability to the Issuing Entity or the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that will not protect Wilshire or any such person against any breach of representations or warranties made by it or protect Wilshire or any such person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties, or by reason of reckless disregard of its obligations and duties. Wilshire and any director, officer, employee or agent of Wilshire will be entitled to rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters. Wilshire and any director, officer, employee or agent of Wilshire also will be indemnified by the Issuing Entity and held harmless against any loss, liability or expense, incurred in connection with the performance of its duties under, or incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement, or by reason of reckless disregard of obligations and duties thereunder. Wilshire will be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties and that in its opinion may involve it in any expense or liability; provided, however, that Wilshire, in its discretion, may undertake any such action that it may deem necessary or desirable. In such event, the legal expenses and costs of such action and any liability resulting therefrom, shall be expenses, costs and liabilities of the Issuing Entity, and Wilshire shall be entitled to be reimbursed therefor out of the Collection Account.

     Wilshire is required to make Advances to the extent described herein. See "Mortgage Loan Servicing--Advances." Wilshire has not failed to make a required Advance in connection with any mortgage-backed securitization.

     Wilshire does not have custodial responsibility for the mortgage loan documents except to the extent that it receives such documents in connection with pay-offs of the Mortgage Loans. Wilshire's lien release department holds the paid in full loan files in locked fire proof cabinets until the lien release is sent to the county.

     Wilshire also may receive original documents for the purpose of pursuing a foreclosure action or other borrower requests such as subordinations. Wilshire's collateral control department holds all files in locked fire proof cabinets until the loan is reinstated or liquidated, at which time the files are returned to the custodian or archived.

                WILSHIRE'S DELINQUENCY AND FORECLOSURE STATISTICS

     Wilshire's servicing portfolio was acquired from, and originated by, a variety of institutions. Wilshire does not believe that the information regarding the delinquency, loss and foreclosure experience of Wilshire's servicing portfolio is likely to be a meaningful indicator of the delinquency, loss and foreclosure experience of the Mortgage Loans. For example, the delinquency and loss experience of Wilshire's servicing portfolio includes (i) loans and financial assets acquired from entities other than those by which the Mortgage Loans were originated, (ii) loans and financial assets from the same or different entities originated pursuant to different underwriting standards and
(iii) loans and financial assets which Wilshire began servicing when they were in a state of delinquency, foreclosure or bankruptcy. In addition, Wilshire's consolidated servicing portfolio includes loans with a variety of payment and other characteristics that do not correspond to those of the Mortgage Loans.

                      WILSHIRE LOAN DELINQUENCY EXPERIENCE

                      WILSHIRE LOAN DELINQUENCY EXPERIENCE

                                        AS OF DECEMBER 31, 2004                              AS OF DECEMBER 31, 2005
                          --------------------------------------------------   --------------------------------------------------
                                                        PERCENT   PERCENT BY                                 PERCENT   PERCENT BY
                           NUMBER       PRINCIPAL       BY NO.     PRINCIPAL    NUMBER       PRINCIPAL       BY NO.     PRINCIPAL
                          OF LOANS       BALANCE       OF LOANS     BALANCE    OF LOANS       BALANCE       OF LOANS     BALANCE
                          --------   ---------------   --------   ----------   --------   ---------------   --------   ----------
Period of
Delinquency*
   30-59 Days .........      3,369   $   243,643,389      2.06%       2.39%       6,490   $   615,760,035      2.73%       2.82%
   60-89 Days .........      1,606   $   113,054,726      0.98%       1.11%       3,003   $   270,191,716      1.26%       1.24%
   90 Days or more ....     12,207   $   533,986,181      7.45%       5.25%      10,269   $   678,125,561      4.32%       3.11%
                           -------   ---------------    ------      ------      -------   ---------------    ------      ------
Total Delinquent
   Loans ..............     17,182   $   890,684,297     10.49%       8.75%      19,762   $ 1,564,077,311      8.31%       7.17%
                           =======   ===============    ======      ======      =======   ===============    ======      ======
Current ...............    144,170   $ 9,017,124,348     88.01%      88.61%     215,248   $19,881,372,967     90.50%      91.18%
Loans in Foreclosure ..      2,466   $   268,528,404      1.51%       2.64%       2,839   $   358,655,069      1.19%       1.64%
                           -------   ---------------    ------      ------      -------   ---------------    ------      ------
Total .................    163,818   $10,176,337,049    100.00%     100.00%     237,849   $21,804,105,346    100.00%     100.00%
                           =======   ===============    ======      ======      =======   ===============    ======      ======

                                          AS OF JUNE 30, 2006
                          --------------------------------------------------
                                                        PERCENT   PERCENT BY
                           NUMBER       PRINCIPAL       BY NO.     PRINCIPAL
                          OF LOANS       BALANCE       OF LOANS     BALANCE
                          --------   ---------------   --------   ----------
Period of
Delinquency*
   30-59 Days .........      7,136   $   822,669,905      2.79%       2.97%
   60-89 Days .........      3,109   $   361,443,175      1.21%       1.30%
   90 Days or more ....     10,489   $   817,696,370      4.10%       2.95%
                           -------   ---------------    ------      ------
Total Delinquent
   Loans ..............     20,734   $ 2,001,809,450      8.10%       7.23%
                           =======   ===============    ======      ======
Current ...............    230,603   $24,995,835,703     90.05%      90.24%
Loans in Foreclosure ..      4,759   $   701,603,205      1.86%       2.53%
                           -------   ---------------    ------      ------
Total .................    256,096   $27,699,248,357    100.00%     100.00%
                           =======   ===============    ======      ======

----------
* All of the delinquency experience above has been calculated using the ABS method. Under ABS methodology, a loan is not considered delinquent until any payment is contractually past due thirty (30) days or more, assuming 30-day months. For example, a loan due on the first day of a month is not considered thirty (30) days delinquent until the first day of the next month.

     It is unlikely that the delinquency experience of the Mortgage Loans will correspond to the delinquency experience of Wilshire's mortgage portfolio set forth in the foregoing table. The statistics shown above represent the delinquency experience for Wilshire's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans will depend on the results obtained over the life of the mortgage pool. Wilshire does not have significant historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the Mortgage Loans. There can be no assurance that the Mortgage Loans comprising the mortgage pool will perform consistent with the delinquency or foreclosure experience described herein. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Wilshire. In addition, adverse economic conditions may affect the timely payment by mortgagors of Scheduled Payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage pool.

                                   THE TRUSTEE

     The Trustee is Citibank, N.A., a national banking association and wholly owned subsidiary of Citigroup Inc., a Delaware corporation. Citibank, N.A. performs as trustee through the Agency and Trust line of business, which is part of the Global Transaction Services division. Citibank, N.A. has primary corporate trust offices located in both New York and London. Citibank, N.A. is a leading provider of corporate trust services offering a full range of agency, fiduciary, tender and exchange, depositary and escrow services. As of the end of the second quarter of 2006, Citibank's Agency & Trust group manages in excess of $3.5 trillion in fixed income and equity investments on behalf of approximately 2,500 corporations worldwide. Since 1987, Citibank Agency & Trust has provided trustee services for asset-backed securities containing pool assets consisting of airplane leases, auto loans and leases, boat loans, commercial loans, commodities, credit cards, durable goods, equipment leases, foreign securities, funding agreement backed note programs, truck loans, utilities, student loans and commercial and residential mortgages. As of the end of the second quarter of 2006, Citibank, N.A. acts as trustee and/or paying agent for approximately 274 various residential mortgage-backed transactions. The Depositor, the Sponsor, the Master Servicer, the Securities Administrator, the Swap Counterparty, the Custodian and the Servicers may maintain other banking relationships in the ordinary course of business with the Trustee and its affiliates.

     The principal compensation to be paid to the Trustee relating to its obligations under the Pooling and Servicing Agreement will be paid by the Securities Administrator.

      Under the Pooling and Servicing Agreement, the Issuing Entity, from cashflows in the priorities described herein and in the related prospectus supplement, shall reimburse the Trustee for all reasonable out-of-pocket expenses and shall indemnify the Trustee against any and all loss, liability or expense, including reasonable attorneys' fees, incurred by the Trustee in connection with the administration of the trust estate and the performance of the Trustee's duties thereunder. The Issuing Entity is not required, however, to reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith..

                THE MASTER SERVICER AND SECURITIES ADMINISTRATOR

     LaSalle Bank National Association ("LaSalle") will be the Master Servicer and the Securities Administrator. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation.

     The Depositor, the Sponsor, the Swap Counterparty, the Trustee and the Servicers may maintain other banking relationships in the ordinary course of business with LaSalle. LaSalle's corporate trust office is located at 135 South LaSalle Street, Suite 1511, Chicago, Illinois, 60603, Attention: Global Securities and Trust Services - MLMI 2006-HE5 or at such other address as LaSalle may designate from time to time.

     Securities Administrator. LaSalle has extensive experience performing securities administration duties on securitizations of residential mortgage loans. Since January 1994, LaSalle has served as trustee, securities administrator or paying agent on over 450 residential mortgage-backed security transactions involving assets similar to the Mortgage Loans. As of July 31, 2006, LaSalle serves as trustee, securities administrator or paying agent on over 375 residential mortgage-backed security transactions.

     Using information set forth in this Free Writing Prospectus Supplement, the Securities Administrator will develop the cashflow model for the trust. Based on the monthly loan information provided by the servicers and the master servicer, the securities administrator will calculate the amount of principal and interest to be paid to each class of certificates on each distribution date. In accordance with the cashflow model and based on the monthly loan information provided by the servicers and master servicer, the securities administrator will perform distribution calculations, remit distributions on the distribution date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the Mortgage Loans during the collection period. In performing these obligations, the securities administrator will be able to conclusively rely on the information provided by the servicers and master servicer, and the securities administrator will not be required to recompute, recalculate or verify the information provided to it by the servicers or master servicer, and the master servicer, in turn will be able to conclusively rely on the information provided to it by the servicers and will not be required to recomputed, recalculate or verify such information..

     The Securities Administrator may resign or be removed at any time, including upon the resignation or removal of the Master Servicer. The Trustee may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the servicing agreements or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Securities Administrator or its property. Upon such resignation or removal of the Securities Administrator, the Trustee will be entitled to appoint a successor securities administrator. The Securities Administrator may also be removed at any time by the holders of securities evidencing ownership of not less than 51% of the aggregate note principal balances of the securities. In the event that the certificateholders remove the Securities Administrator, the compensation of any successor securities administrator shall be paid by the certificateholders to the extent that such compensation exceeds the amount agreed to by the Depositor and the Securities Administrator. Any resignation or removal of the Securities Administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.

     The Securities Administrator, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of securities with the same rights as it would have if it were not the Securities Administrator.

     The Securities Administrator will make the reports of payments to certificateholders (and, at its option, any additional files containing the same information in an alternative format) available each month to certificateholders and other interested parties via the Securities Administrator's website. Information about and assistance in using the website can be obtained by calling the Securities Administrator's transaction administrator at (312) 992-2745. Persons that are unable to use the above website are entitled to have a paper copy mailed to them via first class mail by providing written notice to the securities administrator at its corporate trust office. The Securities Administrator shall have the right to change the way such reports are made available in order to make distributions more convenient and/or more accessible to the above parties and to the certificateholders. The Securities Administrator shall provide timely and adequate notification to all above parties and to the certificateholders regarding any such change.

     The Securities Administrator shall be entitled to the investment earnings on amounts on deposit in the Certificate Account maintained by the Securities Administrator.

     Master Servicer. LaSalle launched its master servicing business in June 2005 and since that time has served as master servicer on approximately 16 residential mortgage-backed securitization transactions with an outstanding principal balance of approximately $9,1 billion and involving mortgage loans and HELOCs. Though it is a new initiative, LaSalle's master servicing business is managed and administered by a team of employees with collectively over 15 years of experience in the residential mortgage master servicing industry.

     As further described in the Pooling and Servicing Agreement, LaSalle, as Master Servicer, will (i) supervise, oversee and monitor the performance by the Servicers of their obligations under the servicing agreements, (ii) review certain reports, information and data provided to it by the Servicers, (iii) enforce the obligations, covenants and conditions of the Servicers as set forth in the servicing agreements, (iv) monitor the Servicers' servicing activities with respect to the Mortgage Loans, (v) reconcile the results of such monitoring with the information and data provided to the Master Servicer by the Servicers on a monthly basis, (vi) coordinate necessary corrective adjustments to the Servicers' and Master Servicer's records, (vii) based on such reconciled and corrected information, provide such information to the Securities Administrator as shall be necessary in order for it to perform calculations in respect of the securities and prepare the monthly statement to certificateholders, (viii) enforce any remedies available to the Issuing Entity against either Servicer for the Servicer's failure to perform its obligations under the servicing agreements, including terminating such Servicer and appointing a successor servicer (which could be the Master Servicer), and (ix) establish and maintain the Master Servicer Collection Account.

     The Master Servicer shall be entitled to the investment earnings on amounts on deposit in the Master Servicer Collection Account maintained by the Master Servicer.

                                  THE CUSTODIAN

          Pursuant to a separate custodial agreement, LaSalle will act as custodian of the mortgage loan files with respect to the Mortgage Loans to be held by it pursuant to the Pooling and Servicing Agreement exclusively for the use and benefit of the trust. LaSalle will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the custodial agreement. LaSalle provides custodial services on over 1,000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle's two vault locations can maintain a total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly quality assurance process. LaSalle uses a licensed collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

          LaSalle and Merrill Lynch Mortgage Lending Inc. ("MLMLI") are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to MLMLI for certain residential mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for certain of the mortgage loans to be sold by MLMLI to the Depositor in connection with this securitization. The terms of the custodial agreement are customary for the residential mortgage-backed securitization industry providing for the delivery, receipts, review and safekeeping of mortgage loan files.

                 CAP CONTRACT COUNTERPARTY AND SWAP COUNTERPARTY

     There will be three Cap Contracts provided by a Cap Contract Counterparty and one Swap Agreement provided by a Swap Counterparty.

     Each of the Cap Contract Counterparty and the Swap Counterparty conducts business in the over-the-counter derivatives market, writing a variety of derivative instruments, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients. Each of the Cap Contract Counterparty and the Swap Counterparty has a minimum credit rating as set forth under the related Cap Contract or Swap Agreement, as applicable.

     The significance percentage, as calculated in accordance with Item 1115 of Regulation AB (17 CFR Section 229.1122) is less than ten percent (10%). The "significance percentage" for purposes of Item 1115 of Regulation AB is a percentage that is a reasonable good faith estimate of the proportion that the maximum probable exposure of each of the Cap Contracts and the Swap Agreement (estimated in substantially the same manner as that used in the Sponsor's internal risk management process in respect of similar instruments), on the one hand, bears to the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, on the other.

                      ADMINISTRATION OF THE ISSUING ENTITY

SERVICING AND ADMINISTRATIVE RESPONSIBILITIES

     The Servicers, the Master Servicer, the Securities Administrator and the Trustee will have the following responsibilities with respect to the Issuing
Entity:

PARTY:                           RESPONSIBILITIES:

Servicers                        Performing the servicing functions with respect
                                 to the Mortgage Loans and the mortgaged
                                 properties in accordance with the provisions of
                                 the Pooling and Servicing Agreement, including,
                                 but not limited to:

                                 -    collecting monthly remittances of
                                      principal and interest on the Mortgage
                                      Loans from the related borrowers,
                                      depositing such amounts in the related
                                      Collection Accounts, and delivering all
                                      amounts on deposit in the related
                                      Collection Accounts to the extent required by the Pooling and Servicing Agreement to the Master Servicer for deposit in the Master Servicer Collection Account on the
                                      Servicer Remittance Date;

                                 - making Advances with respect to delinquent payments of principal and interest on the Mortgage Loans to the extent required by the Pooling and Servicing Agreement and to the extent each Servicer believes such Advances will be recovered;

                                 -    making servicing advances in respect of
                                      customary costs and expenses incurred in the performance by the Servicers of their servicing obligations, to the extent each Servicer believes such advances will be recovered, including, but not limited to, the cost of (a) the preservation, restoration and protection of a first-lien mortgaged property, (b) taxes, assessments and other charges which are or may become a lien upon a first-lien mortgaged property or (c) fire and hazard insurance coverage on a first-lien mortgaged property;

                                 -    enforcement of foreclosure proceedings;
                                      and

                                 -    providing monthly loan-level reports to
                                      the Master Servicer.

Master Servicer                  Performing the master servicing functions in
                                 accordance with the provisions of the Pooling
                                 and Servicing Agreement, including, but not
                                 limited to:

                                 -    enforcing each Servicer's obligations
                                      under the Pooling and

PARTY:                           RESPONSIBILITIES:

                                      Servicing Agreement;

                                 - upon the termination of a Servicer, acting as successor servicer or appointing a successor servicer; and

                                 -    upon the failure of a Servicer to make
                                      Advances with respect to a Mortgage Loan and the resulting termination of such Servicer, making those Advances to the extent provided in the Pooling and Servicing Agreement.

                                 -    receiving monthly remittances from the
                                      Servicers for deposit into the Master
                                      Servicer Collection Account and remitting such amounts to the Securities
                                      Administrator for deposit into the
                                      Certificate Account as provided in the
                                      Pooling and Servicing Agreement.

Securities Administrator         Performing the securities administrator
                                 functions in accordance with the provisions of
                                 the Pooling and Servicing Agreement, including,
                                 but not limited to:

                                 - notifying certificateholders in connection with an event of default under the Pooling and Servicing Agreement;

                                 -    receiving monthly remittances from the
                                      Servicers for deposit in the Certificate
                                      Account and distributing all amounts on
                                      deposit in the Certificate Account (after the remittance of certain fees, expenses and indemnities) to the certificateholders in accordance with the priorities described in the Pooling and Servicing
                                      Agreement;

                                 -    depositing any cap contract payments
                                      received from the Cap Contract
                                      Counterparty into the related Cap Contract
                                      Account;

                                 -    on behalf of the trustee for the
                                      Supplemental Interest Trust, depositing
                                      any Net Swap Payments or Swap Termination
                                      Payments received from the Swap
                                      Counterparty into the Supplemental
                                      Interest Trust;

                                 -    on behalf of the trustee for the
                                      Supplemental Interest Trust, distributing amounts on deposit in the Supplemental
                                      Interest Trust to the holders of the
                                      related certificates and the Swap
                                      Counterparty, based solely on the
                                      information contained in the investor
                                      reports, in accordance with the priorities described in the Pooling and Servicing
                                      Agreement on each Distribution Date or the Business Day prior to such Distribution
                                      Date, as applicable;

PARTY:                           RESPONSIBILITIES:

                                 - preparing and distributing annual investor reports necessary to enable certificateholders to prepare their tax returns;

                                 -    preparing and distributing investor
                                      reports, including the monthly
                                      Distribution Date statement to
                                      certificateholders based solely on
                                      information received from the Servicers
                                      and the Swap Counterparty and without any independent verification of such information;

                                 -    preparing and filing annual federal and
                                      (if required) state tax returns on behalf of the Issuing Entity;

                                 - preparing and filing periodic reports with the Securities Exchange Commission on behalf of the Issuing Entity with respect to the certificates in accordance with the Pooling and Servicing Agreement; and

Trustee Performing the trustee functions in accordance with the provisions of the Pooling and Servicing Agreement, including, but not limited to:

                                 -    exercising remedies upon an Event of
                                      Default where a responsible officer of the Trustee has actual knowledge of such default and is instructed by the requisite percentage of securityholders to enforce such remedies; and

                                 -    until a successor master servicer is
                                      appointed, acting as successor master
                                      servicer in the event the Master Servicer resigns or is removed by the Trustee.

Custodian                        Performing the custodian functions in
                                 accordance with the provisions of a separate
                                 custodial agreement and the Pooling and
                                 Servicing Agreement, including, but not limited
                                 to:

                                 - holding and maintaining the mortgage loan documents related to the portion of the Mortgage Loans to be held by it pursuant to the Pooling and Servicing Agreement in a fire-resistant facility intended for the safekeeping of mortgage loan files on behalf of the Issuing Entity.

                             MORTGAGE LOAN SERVICING

GENERAL

     The Servicers will service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. Notwithstanding anything to the contrary in the prospectus, neither the Trustee, nor the Securities Administrator, nor the Master Servicer will be responsible for the performance of the servicing activities by the Servicers. If either Servicer fails to fulfill its obligations under the Pooling and Servicing Agreement, the Master Servicer (in its discretion or at the direction of the certificateholders) is obligated to terminate such Servicer and to appoint a successor servicer as provided in the Pooling and Servicing Agreement.

     In accordance with the Pooling and Servicing Agreement, each Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers, which may be affiliates of such Servicer. Notwithstanding any subservicing arrangement, the Servicers will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if such Servicer alone were servicing the Mortgage Loans.

     The servicing rights with respect to the Mortgage Loans may be transferred to one or more successor servicers at any time, subject to the conditions set forth in the Pooling and Servicing Agreement, including the requirements that any such successor servicer be qualified to service mortgage loans for Freddie Mac or Fannie Mae and that each rating agency that assigns ratings to the certificates confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then current ratings of any of the certificates.

     The Servicers may, in the case of a delinquent Mortgage Loan or because of an indication that the mortgagor is interested in refinancing or prepaying a Mortgage Loan, solicit or refer to a mortgage originator the related mortgagor for refinancing. Any such solicitation may cause the rate of prepayments on the Mortgage Loans to occur at a faster rate than might otherwise be the case.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Each Servicer will be paid the applicable Servicing Fee for each Mortgage Loan serviced by it. The amount of the monthly Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described below under "--Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans." The related Servicer also is entitled to receive, as additional servicing compensation, Prepayment Interest Excesses, excess proceeds from REO Property sales and all service-related fees, including all late payment charges, insufficient funds charges, assumption fees, modification fees, extension fees and other similar charges (other than prepayment charges) and all investment income earned on, or benefits derived from, amounts on deposit in the related Collection Account and amounts on deposit in the escrow accounts not required to be paid to the mortgagors. The related Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans in connection with its responsibilities under the Pooling and Servicing Agreement.

ADJUSTMENT TO SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

     When a mortgagor prepays all of a Mortgage Loan between scheduled distribution dates, the mortgagor pays interest on the amount prepaid only from the last scheduled payment date to the date of the prepayment, thereby causing a shortfall in interest for that month. The related Servicer (including the Master Servicer solely in its capacity as successor servicer) will be required to deposit Compensating Interest into the Certificate Account in an amount equal to any Prepayment Interest Shortfall with respect to prepayments in full received during the period from and including the 15th day of the month through and including the last day of the month; provided, however, that the amount so deposited with respect to any Distribution Date shall be limited to a portion of the total amount of Servicing Fees received on the Mortgage Loans serviced by it for the applicable Distribution Date.

EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing Agreement will require the Servicers and any party required by Item 1123 of Regulation AB for each year in which a Report on Form 10-K is required to be filed, to deliver annually to the Depositor and the Master Servicer an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

     In addition, for each year in which a Report on Form 10-K is required to be filed, the Servicers and each party, if any, that performs a discrete function specified by Item 1122(d) of Regulation AB (defined herein) for more than 5% of the Mortgage Loans will be required to deliver annually to the Master Servicer, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in item 1122(d) of Regulation AB (17 CFR 229, 1122) that contains the following:

     - a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     - a statement that the party used the criteria in Item 1122(d) of Regulation AB (defined herein) to assess compliance with the applicable servicing criteria;

     - the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

     - a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the servicing criteria.

     Each party that is required to deliver an Assessment of Compliance will also be required to deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

     For each year in which a Report on Form 10-K is required to be filed, the Servicers, with respect to itself and any parties described above that have been engaged by it (if any), will cause all such items to be provided for filing on a Form 10-K.

ADVANCES

     Each Servicer will be required to make Advances from its funds or funds in the related Collection Account that are not included in the available funds for such Distribution Date. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses.

     Each Servicer is obligated to make Advances with respect to delinquent payments of principal of or interest on each Mortgage Loan it services (less the related Servicing Fee for such Mortgage Loan) to the extent that such Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan; provided, however, that each Servicer need not make Advances with respect to any Mortgage Loan or REO property where the Mortgage Loan has been delinquent a specific number of days and need not advance the principal portion of any balloon amounts. Each Servicer will only advance scheduled monthly payments of interest with respect to REO properties and with respect to Interest-Only Mortgage Loans. Each Servicer shall have the right to reimburse itself for any such Advances from amounts held from time to time in the Collection Account to the extent such amounts are not then required to be distributed to certificateholders. Each Servicer will not cover shortfalls in interest and principal due to bankruptcy proceedings or shortfalls on the Mortgage Loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations. Notwithstanding the foregoing, in the event a Servicer previously made Advances which later are determined to be nonrecoverable, such Servicer will be entitled to reimbursement of such Advances prior to distributions to certificateholders.

     Any failure by either Servicer to make an Advance as required by the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Master Servicer, solely in its capacity as successor servicer, or such other entity as may be appointed as successor servicer, will be obligated to make any such Advance in accordance with the terms of the Pooling and Servicing Agreement.

LOSS MITIGATION PROCEDURES

     The Servicers are authorized to engage in a wide variety of loss mitigation practices. With respect to such of the Mortgage Loans as come into and continue in default, the Servicers will decide whether to (i) foreclose upon the mortgaged properties securing those Mortgage Loans, (ii) write off the unpaid principal balance of the Mortgage Loans as bad debt if no net recovery is possible through foreclosure, (iii) take a deed in lieu of foreclosure, (iv) accept a short sale (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the mortgaged property by the mortgagor) or permit a short refinancing (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the mortgagor not involving a sale of the mortgaged property), (v) arrange for a repayment plan, or (vi) agree to a modification in accordance with the Pooling and Servicing Agreement. Each Servicer may, in the case of a delinquent Mortgage Loan or because of an indication that the mortgagor is interested in refinancing or prepaying a Mortgage Loan, solicit or refer to a mortgage originator such mortgagor for refinancing. As to any Mortgage Loan that becomes a specific number of days delinquent, the related Servicer will be required to have obtained or to obtain a broker's price opinion, the cost of which will be reimbursable as a servicing advance. After obtaining the broker's price opinion, the related Servicer will determine whether a net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property. If the related Servicer determines that no such recovery is possible, it may charge off the related Mortgage Loan at the time it becomes a specific number of days delinquent. Once a Mortgage Loan has been charged off, the related Servicer will discontinue making Advances, the related Servicer will not be entitled to a Servicing Fee thereon (except as otherwise provided in the Pooling and Servicing Agreement), and the loan will be treated as a liquidated Mortgage Loan giving rise to a Realized Loss. If the related Servicer determines that such net recovery is possible through foreclosure proceedings or other liquidation of the related mortgaged property on a Mortgage Loan that becomes a specific number of days delinquent, the related Servicer need not charge off the Mortgage Loan, will continue to receive its Servicing Fee and may continue making advances, and the related Servicer will be required to notify the Master Servicer of such decision. Any Mortgage Loan that is charged off may continue to be serviced by the related Servicer for the certificateholders using specialized collection procedures (including foreclosure, if appropriate).

PLEDGE OF SERVICING RIGHTS

     Each Servicer may pledge and assign all of its right, title and interest in, to and under the Pooling and Servicing Agreement to one or more lenders, or servicing rights pledgees, selected by the related Servicer, as the representative of certain lenders. The Master Servicer and the Depositor agree that upon delivery to the Master Servicer by the servicing rights pledgee of a letter signed by the related Servicer whereunder the related Servicer shall resign as Servicer under the Pooling and Servicing Agreement, the Master Servicer shall appoint the servicing rights pledgee or its designee as successor servicer, provided that at the time of such appointment, the servicing rights pledgee or such designee meets the requirements of a successor servicer described in the Pooling and Servicing Agreement (including being acceptable to the rating agencies) and that the servicing rights pledgee agrees to be subject to the terms of the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that (i) each Servicer may enter into a facility with any person which provides that such person may fund Advances and/or servicing advances, although no such facility will reduce or otherwise affect the related Servicer's obligation to fund such Advances and/or servicing advances and (ii) the Pooling and Servicing Agreement may be amended by the parties thereto without the consent of the certificateholders to provide for such a facility.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

     The certificates will be issued pursuant to the Pooling and Servicing Agreement. The certificates in certificated form will be transferable and exchangeable at the office of the Securities Administrator, which will serve as certificate registrar and paying agent.

THE ISSUING ENTITY

     The Issuing Entity will be the Merrill Lynch Mortgage Investors Trust, Series 2006-HE5. The Master Servicer, Securities Administrator, the Trustee and each Servicer will act on behalf of the Issuing Entity in accordance with the Pooling and Servicing Agreement, and may only perform those actions on behalf of the Issuing Entity that are specified in or permitted by the Pooling and Servicing Agreement.

     The Trustee and the Securities Administrator are only permitted to take such actions as are specifically set forth in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, neither the Trustee nor the Securities Administrator on behalf of the Issuing Entity will have the power to issue additional certificates representing interests in the Pooling and Servicing Agreement, borrow money on behalf of the Issuing Entity or make loans from the assets of the Issuing Entity to any person or entity, without the amendment of the Pooling and Servicing Agreement by certificateholders and the other parties thereto as described under "The Pooling and Servicing Agreement--Amendment" in the prospectus.

     If the assets of the Issuing Entity are insufficient to pay the certificateholders all principal and interest owed, holders of Certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The Issuing Entity, as a New York common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of bankruptcy of the Sponsor, the Depositor or an Originator, it is not anticipated that the Issuing Entity would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

ASSIGNMENT OF MORTGAGE LOANS

     The Mortgage Loans will be assigned to the Trustee, together with all principal and interest received with respect to the Mortgage Loans on and after the Cut-off Date, other than Scheduled Payments due on or before that date. As to each Mortgage Loan, the following documents are generally required to be delivered to the Custodian on behalf of the Trustee in accordance with the Pooling and Servicing Agreement: (1) the related original mortgage note endorsed without recourse to the Trustee or in blank, (2) the original mortgage with evidence of recording indicated (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such mortgage sent for recording) or, in the case of a co-op loan, the original security agreement and related documents, (3) an original assignment of the mortgage to the Trustee or in blank in recordable form (except as described below) or, in the case of a co-op loan, an original assignment of security agreement and related documents, (4) the policies of title insurance issued with respect to each Mortgage Loan (other than a co-op loan) and (5) the originals of any assumption, modification, extension or guaranty agreements.

     Pursuant to the terms of a sale agreement, the Originators have made or assigned to the Sponsor, as of the date of (or provided in) such agreements certain representations and warranties concerning the Mortgage Loans that generally include representations and warranties similar to those summarized in the prospectus under the heading "Description of the Agreements--Representations and Warranties; Repurchases." These representations and warranties will be brought forward by each Originator to the Closing Date and the Sponsor will restate certain of these representations and warranties as of the Closing Date. On the Closing Date, the Sponsor's rights under the sale agreement will be assigned by the Sponsor to the Depositor and, in turn, by the Depositor to the Trustee for the benefit of holders of the certificates. Within the period of time specified in the sale agreement following its discovery of a breach of any representation or warranty that materially or adversely affects the interests of holders of certificates in a Mortgage Loan, or receipt of notice of such breach, the related Originator will be obligated to cure such breach or purchase the affected Mortgage Loan from the Issuing Entity for a price equal to the unpaid principal balance thereof plus any costs and damages incurred by the Issuing Entity in connection with any violation by the affected Mortgage Loan of any anti-predatory or anti-abusive lending laws (or, in certain circumstances, to substitute another mortgage loan).

     Pursuant to the terms of the mortgage loan sale and assignment agreements whereby the Mortgage Loans will be purchased from the Sponsor by the Depositor, the Sponsor will make to the Depositor (and the Depositor will assign to the Trustee for the benefit of holders of the certificates) certain additional limited representations and warranties as of the Closing Date. In the event of a breach of any such representation or warranty that does not constitute a breach of any representation or warranty made by an Originator as described above, the Sponsor will be obligated to cure such breach or purchase the affected Mortgage Loans, as described above.

     To the extent that any Mortgage Loan as to which a representation or warranty has been breached is not purchased by the related Originator or, if applicable, the Sponsor and a Realized Loss occurs with respect to that Mortgage Loan, holders of the certificates may incur a loss.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, without the consent of certificateholders, for any of the purposes set forth under "Description of the Agreements--Amendment" in the prospectus, including, without limitation, for the purpose of compliance with Regulation AB. In addition, the Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, the Securities Administrator and the Trustee acting at the direction of the holders of a 66 2/3% Percentage Interest of each class of certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment may:

     (1) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of such certificate;

     (2) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (1) above, without the consent of the holders of certificates of such class evidencing, as to such class, Percentage Interests aggregating 66 2/3%; or

     (3) reduce the aforesaid percentage of aggregate outstanding principal amounts of certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of all certificates of such class.

OPTIONAL TERMINATION

     Immediately after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is reduced to less than or equal to 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, the Securities Administrator will be directed, pursuant to the Pooling and Servicing Agreement, to attempt to terminate the Issuing Entity through a one-time auction process, using procedures that are mutually acceptable to the Securities Administrator and the Depositor, and thereby effect the retirement of all of the certificates. Pursuant to such procedures, the Securities Administrator will attempt to auction the remaining Issuing Entity assets via a solicitation of bids from at least three bidders. Any such termination will occur only if the highest bid received is at least equal to the sum of (i) the aggregate outstanding principal balance of the Mortgage Loans (or if such Mortgage Loan is an REO Property, the fair market value of such REO Property), plus accrued interest thereon through the Due Date preceding distribution of the proceeds, (ii) any fees and unreimbursed out-of-pocket costs and expenses owed to the Trustee, the Securities Administrator or the Master Servicer and all unreimbursed Advances and servicing advances, (iii) any unreimbursed costs, penalties and/or damages incurred by the Issuing Entity in connection with any violation relating to any of the Mortgage Loans of any predatory or abusive lending law, (iv) all reasonable fees and expenses incurred by the Securities Administrator in connection with such auction and (v) any net swap payment or any swap termination payment owed to the Swap Counterparty pursuant to the Swap Agreement. Net proceeds (after reimbursement of amounts due to the Trustee, the Master Servicer or the Securities Administrator) from the purchase will be distributed to the certificateholders as provided in the Pooling and Servicing Agreement. Any such optional termination of the Issuing Entity will result in an early retirement of the certificates. If a sufficient purchase price is not achieved at such auction, the Master Servicer or a servicer may, on any subsequent Distribution Date, purchase all of the Mortgage Loans, which would similarly result in the retirement of all of the certificates and termination of the Issuing Entity.

EVENTS OF DEFAULT

     Events of default will consist of (1) any failure by either Servicer to deposit in the relevant Collection Account or the Master Servicer Collection Account the required amounts or remit to the Master Servicer any payment (including an Advance required to be made) which continues unremedied for a specified number of days after written notice of the failure shall have been given to the relevant Servicer, (2) any failure by either Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the relevant Servicer in the Pooling and Servicing Agreement, which continues unremedied for a specified number of days after the giving of written notice of the failure to the relevant Servicer, or (3) insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, and certain actions by or on behalf of either Servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

So long as an event of default under the Pooling and Servicing Agreement remains unremedied, the Master Servicer may, in accordance with the Pooling and Servicing Agreement, terminate all of the rights and obligations of the defaulting Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans, whereupon the Master Servicer will, within the time period specified in the Pooling and Servicing Agreement, succeed to all of the responsibilities and duties of the relevant Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances, or will appoint a successor servicer thereunder. No assurance can be given that termination of the rights and obligations of the relevant Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans serviced by the relevant Servicer, including the delinquency experience of such Mortgage Loans.

     No certificateholder, solely by virtue of the holder's status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding regarding an event of default, unless the holder previously has given to the Master Servicer written notice of the continuation of an event of default and unless the holders of certificates having not less than 25% of the voting rights evidenced by the certificates have made written request to the Master Servicer to institute such proceeding in its own name as trustee thereunder and have offered to the Master Servicer reasonable indemnity and the Master Servicer for 60 days has neglected or refused to institute any such proceeding.

THE TRUSTEE

     The Trustee will be the trustee under the Pooling and Servicing Agreement and will be reimbursed for certain fees, expenses and indemnities prior to distributions of any amounts to certificateholders. The Trustee will carry out the duties of the trustee as set forth in "The Trustee" in the Pooling and Servicing Agreement

INDEMNIFICATION AND LIMITATION OF LIABILITY

     The Pooling and Servicing Agreement will provide that the Trustee, the Master Servicer, the Securities Administrator and any officer, employee or agent thereof will be indemnified from the Issuing Entity and will be held harmless against any loss, liability or expense incurred in connection with (1) any audit, controversy or judicial proceeding relating to a governmental authority or any legal proceeding incurred without negligence or willful misconduct on their part, arising out of, or in connection with the acceptance or administration of the trusts created under the pooling and servicing agreement and (ii) the performance of their duties under the pooling and servicing agreement, including any applicable fees and expenses payable under the pooling and servicing agreement, and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties thereunder. The Trustee, the Master Servicer and the Securities Administrator also will be entitled to reimbursement by the Issuing Entity of all reasonable expenses, disbursements, fees and Advances incurred or made by the Trustee, the Master Servicer and the Securities Administrator in accordance with the pooling and servicing agreement (including the fees and expenses of its counsel), except any such expenses, fees, disbursements and Advances that arise from its negligence, bad faith or willful misconduct.

SPECIAL SERVICING AGREEMENTS

     The Pooling and Servicing Agreement may permit each Servicer to enter into a special servicing advisory agreement with a holder of the residual certificate and/or one or more other class of subordinated certificates issued by the Issuing Entity or a net interest margin trust holding certificates issued by the Issuing Entity or an advisor thereto. Pursuant to such agreement, each Servicer may provide such person, in its capacity as special servicer advisor, with loan-level information with respect to Mortgage Loans, and such person may advise the relevant Servicer with respect to the commencement of foreclosure proceedings or other actions to liquidate such Mortgage Loans and/or any other efforts to maximize recoveries with respect to such Mortgage Loans.

                   YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

GENERAL

     The yields to maturity (or to early termination) of the certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the related Mortgage Loans and the application of excess interest to retire the class principal amounts of the certificates. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the certificates and other factors.

     Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Mortgage Loans. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the values of mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

     The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under "Yield Considerations"), no assurance can be given as to such rate or the timing of principal payments on the certificates. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     Prepayments, liquidations and purchases of Mortgage Loans will result in distributions to holders of the related certificates of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years.

     As described herein, excess interest will be applied, to the extent available, as an additional payment of principal on the certificates to maintain the required level of overcollateralization and to offset certain losses and shortfalls on the certificates. The level of excess interest available on any Distribution Date will be influenced by, among other things:

     - the overcollateralization level of the Mortgage Loans. This means the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the certificate principal amounts of the related certificates;

     - the loss experience of the Mortgage Loans. For example, excess interest will be reduced as a result of Realized Losses on the Mortgage Loans;

     -    the value of LIBOR;

     - the extent to which the weighted average of the Net Mortgage Rates of the Mortgage Loans exceeds the weighted average of the interest rates of all the classes of the offered certificates.

     No assurances can be given as to the amount or timing of excess interest distributable on the certificates.

     The yields to investors in the certificates will be affected by whether the Issuing Entity is terminated pursuant to an auction as described in "The Pooling and Servicing Agreement -- Optional Termination."

     If the purchaser of a certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of Mortgage Loans by the Sponsor due to breaches of representations and warranties.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     For federal income tax purposes, the Issuing Entity will include one or more segregated asset pools, with respect to which elections will be made to treat each as a separate REMIC. Each class of offered certificates (other than the residual certificate) will represent the beneficial ownership of the corresponding regular interest in a REMIC. The residual certificate will represent the beneficial ownership of the residual interest in each of the REMICs.

     In addition to representing the beneficial ownership of the corresponding interest in a REMIC, each class of offered certificates may also represent certain contractual rights and obligations to receive or make certain non-REMIC payments. Such rights and obligations will not, for federal income tax purposes, be treated as interests in a REMIC. Investors are urged to consult their own tax advisors regarding the appropriate tax treatment of such rights and obligations.

     To the extent that certificates represent regular interests in a REMIC, they will generally be treated as debt instruments. Holders of such certificates will be required to include in income all interest and original issue discount on the portion of their certificates that represents a regular interest in a REMIC, in accordance with the accrual method of accounting. See "Material Federal Income Tax Consequences" in the prospectus.

     Upon the issuance of the certificates, independent tax counsel will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement and the accuracy of certain representations, each of the REMICs formed pursuant to the Pooling and Servicing Agreement will qualify as a REMIC within the meaning of Section 860D of the Code.

     The offered certificates (other than the residual certificate) may be issued with original issue discount ("OID"). A beneficial owner of a certificate must include any OID in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See "Material Federal Income Tax Consequences" - in the prospectus.

     Holders of subordinate certificates may be required to accrue income currently even though their distributions may be reduced due to defaults and delinquencies on the related Mortgage Loans. See "Material Federal Income Tax Consequences" in the prospectus.

ORIGINAL ISSUE DISCOUNT AND AMORTIZABLE BOND PREMIUM

     The portions of certain classes of the offered certificates (other than the residual certificate) representing REMIC regular interests may be treated as being issued with original issue discount.

     The portions of other classes of the offered certificates (other than the residual certificate) representing REMIC regular interests may be treated as being issued at a premium. If this occurs, the holders of such certificates may elect under Section 171 of the Internal Revenue Code to amortize that premium under the constant yield method and to treat that amortizable premium as an offset to interest income on such regular interests. This election, however, applies to all the certificateholder's debt instruments held during or after the first taxable year in which the election is first made, may not be revoked without IRS consent and should only be made after consulting with a tax advisor.

     If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a certificateholder, such certificateholder will be permitted to offset such excess amounts only against the respective future income, if any, from the REMIC regular interest represented by such certificate. Although the tax treatment is uncertain, a certificateholder may be permitted to deduct a loss to the extent that such holder's respective remaining basis in the REMIC regular interest represented by such certificate exceeds the maximum amount of future payments to which such holder is entitled with respect to its REMIC regular interest, assuming no further principal prepayments on the Mortgage Loans are received. Although the matter is not free from doubt, any such loss might be treated as a capital loss.

SPECIAL TAX ATTRIBUTES OF THE CERTIFICATES

     As is described more fully under "Material Federal Income Tax Consequences" in the prospectus, the REMIC interests represented by the offered certificates will be treated as assets described in Section 7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended (the "Code") in the same proportion that the assets of the Issuing Entity, exclusive of any non-REMIC assets, would be so treated; provided, however, that if at least 95% of the assets of the Issuing Entity, exclusive of any non-REMIC assets, are assets described in Section 7701(a)(19)(C)(i)-(x) of the Code, the REMIC interests represented by the offered certificates will be treated in their entirety as assets described in Section 7701(a)(19)(C) of the Code.

     The REMIC interests represented by the offered certificates will be treated as "real estate assets" under Section 856(c)(5)(B) of the Code in the same proportion that the assets of the Issuing Entity, exclusive of any non-REMIC assets, would be so treated; provided, however, that if at least 95% of the assets of the Issuing Entity, exclusive of any non-REMIC assets, are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, then the REMIC interests represented by the offered certificates will be treated in their entirety as "real estate assets" under Section 856(c)(5)(B) of the Code. Interest on the REMIC interests represented by the offered certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code in the same proportion that income of the Issuing Entity, exclusive of income from any non-REMIC assets, is income described in Section 856(c)(3)(B) of the Code; provided, however, that if at least 95% of the assets of the Issuing Entity, exclusive of any non-REMIC assets, are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, then all interest on the REMIC interests represented by the offered certificates will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

PROHIBITED TRANSACTIONS TAX AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the certificates. It is not anticipated that the Issuing Entity will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, contributions to a trust fund that elects to be treated as a REMIC made after the day on which such trust fund issues all of its interests could result in the imposition of a tax on the Issuing Entity equal to 100% of the value of the contributed property. The Issuing Entity will not accept contributions that would subject it to such tax.

     In addition, a trust fund that elects to be treated as a REMIC may be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income derived from foreclosure property, including gain from the sale of a foreclosure property, other than qualifying rents and other income or gain that would be qualifying income for a real estate investment trust. It is not anticipated that the Issuing Entity will recognize net income from foreclosure property subject to federal income tax.

     Where the above-referenced prohibited transactions tax, tax on contributions to a trust fund, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC arises out of a breach of the Servicers', the Master Servicer's or the Securities Administrator's obligations, as the case may be, under the Pooling and Servicing Agreement and in respect of compliance with then applicable law, such tax will be borne by the relevant Servicer, the Master Servicer or the Securities Administrator in either case out of its own funds. In the event that any of the relevant Servicer, the Master Servicer or the Securities Administrator, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be paid by the Issuing Entity first with amounts that might otherwise be distributable to the holders of certificates in the manner provided in the Pooling and Servicing Agreement. It is not anticipated that any material state or local income or franchise tax will be imposed on the Issuing Entity.

     For further information regarding the federal income tax consequences of investing in the certificates, see "Material Federal Income Tax
Consequences--REMICs" in the prospectus.

THE RESIDUAL CERTIFICATE

     The holder of the residual certificate must include the taxable income or loss of the REMICs in determining its federal taxable income. The residual certificate will remain outstanding for federal income tax purposes until there are no certificates of any other class outstanding. Prospective investors are cautioned that the residual certificateholder's REMIC taxable income and the tax liability thereon may exceed, and may substantially exceed, cash distributions to such holder during certain periods, in which event, the holder thereof must have sufficient alternative sources of funds to pay such tax liability. Furthermore, it is anticipated that all or a substantial portion of the taxable income of the REMICs includable by the holder of the residual certificate will be treated as "excess inclusion" income, resulting in (i) the inability of such holder to use net operating losses to offset such income from the REMICs, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax-exempt and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction.

     The residual certificate will be considered to represent "noneconomic residual interests," with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transfer was to impede the assessment or collection of tax. All transfers of the residual certificate will be subject to certain restrictions intended to reduce the possibility of any such transfer being disregarded. Such restrictions include requirements that (i) the transferor represent that it has conducted an investigation of the transferee and made certain findings regarding whether the transferee has historically paid its debts when they become due, (ii) the proposed transferee make certain representations regarding its understanding that as the holder of a residual certificate the transferee may incur tax liabilities in excess of the cashflow from the residual certificate and its intention to pay the taxes associated with holding the residual certificate as they become due and (iii) the proposed transferee agree that it will not transfer the residual certificate to any person unless that person agrees to comply with the same restrictions on future transfers. See "Material Federal Income Tax Consequences--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" in the prospectus.

     An individual, trust or estate that holds the residual certificate (whether such residual certificate is held directly or indirectly through certain pass-through entities) also may have additional gross income with respect to, but may be subject to limitations on the deductibility of, Servicing Fees on the Mortgage Loans and other administrative expenses of the Issuing Entity in computing such holder's regular tax liability, and may not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. In addition, some portion of a purchaser's basis, if any, in the residual certificate may not be recovered until termination of the Issuing Entity. Furthermore, the federal income tax consequences of any consideration paid to a transferee on a transfer of the residual certificate are unclear. Recently issued regulations require an acquiror or transferee of a noneconomic residual interest to recognize as income any fee received to induce such person to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The regulations provide two safe harbor methods that satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The regulations also provide that such a fee shall be treated as income from sources within the United States. Any transferee receiving consideration with respect to the residual certificate should consult its tax advisors.

     Due to the special tax treatment of residual interests, the effective after-tax return of the residual certificate may be significantly lower than would be the case if the residual certificate were taxed as a debt instrument, or may be negative.

                           BENEFIT PLAN CONSIDERATIONS

Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibits "disqualified persons" with respect to a plan subject thereto (collectively, a "Plan") from engaging in certain transactions involving such Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes and other penalties on prohibited transactions involving Plans subject to that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans subject to Title I of ERISA in certain circumstances. Any Plan fiduciary proposing to cause a Plan to acquire the offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and holding of the offered certificates. The residual class of certificate may not be purchased by a Plan or plan subject to Similar Law; therefore, references in the following discussion to the offered certificates do not apply, in general, to the residual class of certificate. See "ERISA Considerations" in the prospectus.

     Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA. Accordingly, assets of such plans may be invested in the offered certificates without regard to the ERISA Considerations described herein and in the related prospectus, subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to Title I of ERISA or Section 4975 of the Code ("Similar Law").

     Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary deciding whether to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

     The U.S. Department of Labor has granted an exemption to Merrill Lynch (Prohibited Transaction Exemption 90-25, 55 Fed. Reg. 21459 (1990), as amended) from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code with respect to the initial purchase, the holding, the servicing and the subsequent resale by Plans of certificates in pass-through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the exemption (the "Exemption").

     Among the general conditions that must be satisfied for the Exemption to apply are the following:

          (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust Fund, other than in the case of Designated Transactions;

          (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three (or in the case of Designated Transactions, four) highest generic rating categories of Fitch, Moody's or S&P;

          (4) the Trustee must not be an affiliate of any other member of the Restricted Group other than an underwriter;

          (5) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Sponsor for the assignment of the mortgage loans to the Trust Fund represents not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the Master Servicer or the Servicers represents not more than reasonable compensation for the Master Servicer's or the Servicers' services under the agreement in which the loans are pooled and reimbursements of such person's reasonable expenses in connection therewith; and

          (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Trust Fund must also meet the following requirements:

          (1) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

          (2) certificates in such other investment pools must have been rated in one of the three (or in the case of Designated Transactions, four) highest rating categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of certificates; and

          (3) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of certificates.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan (other than a Plan sponsored by a member of the Restricted Group) to acquire certificates in a trust and the fiduciary (or its affiliate) is an obligor on the receivables held in the trust, provided that, among other requirements:

          (1) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent (50%) of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent (50%) of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

          (2) such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

          (3) the Plan's investment in certificates of any class does not exceed twenty-five percent (25%) of all of the certificates of that class outstanding at the time of the acquisition; and

          (4) immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     Further, additional conditions under the Exemption are applicable to eligible swaps or cap contracts and these conditions are discussed in "ERISA Considerations" in the related prospectus.

     Subsequent to the termination of the Swap Agreement, it is expected that the Underwriter's Exemption will apply to the acquisition and holding by Plans of the offered certificates (other than the residual class of certificates) that have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from a rating agency and that all conditions of the Underwriter's Exemption other than those within the control of the investors will be met. The rating of a class of offered certificates may change. If a class of offered certificates no longer has a rating of at least "BBB-," certificates of that class will no longer be eligible for relief under the Underwriter's Exemption and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Underwriter's Exemption to dispose of it). In addition, as of the date hereof, there will be no single mortgagor that is the obligor on five percent (5%) or more of the Mortgage Loans included in the Issuing Entity by aggregate unamortized principal balance of the assets of the Issuing Entity.

     The Swap Agreement does not satisfy all of the requirements to qualify as an "eligible swap" under the Exemption. Until the termination of the Swap Agreement, for ERISA purposes, an interest in a class of offered certificates will be deemed to represent a beneficial interest in each of two assets: (i) the right to receive payments with respect to the applicable class of offered certificates without taking into account payments made or received with respect to the Swap Agreement and (ii) the right in the Supplemental Interest Trust to receive payments under the Swap Agreement. Under this approach, the Exemption does not cover the acquisition or holding of the interest described in (ii). Consequently, a Plan's acquisition and holding of an offered certificate could constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code unless an exemption is available with respect to the acquisition and holding of the interest described in (ii).

     Accordingly, until the termination of the Swap Agreement, neither a Plan nor any person acting for, on behalf of or with any assets of a Plan may acquire or hold any interest in an offered certificate unless such acquisition and holding is eligible for relief under and is covered by an Investor-Based Exemption. Even if the conditions specified in one or more of the Investor-Based Exemptions may not necessarily cover all acts that might constitute prohibited transactions. Plan fiduciaries should consult their legal counsel concerning these issues. Until the termination of the Swap Agreement, each beneficial owner of an offered certificate (other than the residual certificate) or any interest therein shall be deemed to have represented that either (i) it is not a Plan or a person acting for, on behalf of or with any assets of a

Plan or (ii) the acquisition and holding of the offered certificate are eligible for and covered by the exemption relief available under at least one of the Investor-Based Exemptions.

     Because the characteristics of the residual class of certificate may not meet the requirements of the Exemption or any other issued exemption under ERISA, a Plan may have engaged in a prohibited transaction or incur excise taxes or civil penalties if it purchases and holds the residual class of certificate. Consequently, transfers of the residual class of certificate will not be registered unless the Securities Administrator receives a representation from the transferee of the residual class of certificate, to the effect that the transferee is not a Plan, and is not directly or indirectly acquiring the residual certificate for, on behalf of or with any assets of any such Plan. Any purported transfer of a residual class of certificate, acceptable to and in form and substance satisfactory to the Securities Administrator, to or on behalf of a Plan without the delivery to the Securities Administrator of a representation as described above shall be void and of no effect. The Securities Administrator shall be under no liability to any person for any registration or transfer of any residual class of certificate that is in fact not permitted, for making any payments due on such residual class of certificate to the holder thereof or taking any other action with respect to such holder so long as the transfer was registered in accordance with the foregoing requirements. The Securities Administrator shall be entitled, but not obligated, to recover from any holder of any residual class of certificate that was in fact a Plan or person acting on behalf of a Plan at the time it became a holder or that subsequently became a Plan or person acting on behalf of a Plan, all payments made on such residual class of certificate at and after either such time. Any such payments so recovered shall be paid and delivered to the last preceding holder of such residual class of certificate that is not such a Plan or person acting on behalf of a Plan.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption and PTE 83-1 (described in the related prospectus), and the potential consequences in their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of ERISA, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                         LEGAL INVESTMENT CONSIDERATIONS

     The offered certificates will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of the certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the certificates will constitute legal investments for them.

     No representations are made as to the proper characterization of the certificates for legal investment or financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of the certificates. See "Legal Investment" in the prospectus.

     Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state chartered institutions from purchasing or holding similar types of securities.

     Accordingly, investors should consult their own legal advisors to determine whether and to what extent the certificates may be purchased by such investors. See "Legal Investment Considerations" in the prospectus.

                            GLOSSARY OF DEFINED TERMS

ADVANCE                          means, with respect to a Servicer Remittance
                                 Date, an advance of the respective Servicer's own funds, or funds in the related Collection
                                 Account that are not required to be distributed on the related Distribution Date, in an amount generally equal to the aggregate of payments of principal and interest (or, with respect to the Interest-Only Mortgage Loans, payments of scheduled interest) on the Mortgage Loans
                                 (adjusted to the applicable Net Mortgage Rate) that were due on the related Due Date and delinquent on the related Servicer Remittance
                                 Date (other than the principal portion of any balloon amount, advances deemed non-recoverable by the relevant Servicer, advances on each Mortgage Loan that is 150 days delinquent or more and shortfalls in principal and interest due to bankruptcy proceedings or shortfalls on the Mortgage Loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations) together with an amount equivalent to interest (adjusted to the Net Mortgage Rate) deemed due on each Mortgage Loan as to which there is REO Property
                                 (subject to the exceptions described above for advances on Mortgage Loans), such latter amount to be calculated after taking into account any rental income.

AEGIS                            means Aegis Mortgage Corporation.

APPLIED REALIZED LOSS AMOUNT     means, with respect to any class of subordinate
                                 certificates and as to any Distribution Date,
                                 the sum of the Realized Losses with respect to
                                 Mortgage Loans which have been applied in
                                 reduction of the certificate principal balance
                                 of such class of certificates.

AVAILABLE FUNDS CAP              means, with respect to the senior classes of
                                 certificates, a limitation generally based on
                                 the weighted average mortgage rates of the
                                 related Mortgage Loans during the applicable
                                 Due Period (subject to adjustment based on
                                 actual days in the accrual period), net of
                                 certain fees and expenses, including payments
                                 (if any) made pursuant to the Swap Agreement,
                                 of the Issuing Entity, and with respect to the
                                 subordinate classes of certificates, a
                                 limitation generally based on the weighted
                                 average of the weighted average mortgage rates
                                 of the related Mortgage Loans during the
                                 applicable Due Period (subject to adjustment
                                 based on actual days in the accrual period),
                                 net of certain fees and expenses, including
                                 payments, if any, made pursuant to the Swap
                                 Agreement, of the Issuing Entity.

BOOK-ENTRY CERTIFICATES          means the certificates other than any
                                 Definitive Certificates.

BUSINESS DAY                     means any day other than (i) a Saturday or
                                 Sunday or (ii) a day on which banking
                                 institutions in the states specified in the
                                 related prospectus supplement are authorized or
                                 obligated by law or executive order to be
                                 closed.

CAP CONTRACT                     means each confirmation and agreement between
                                 the Issuing Entity, and the Cap Contract
                                 Counterparty for the benefit of certain
                                 certificates.

CAP CONTRACT ACCOUNT             means the separate account into which payments
                                 received on the Cap Contracts will be
                                 deposited.

CAP CONTRACT COUNTERPARTY        means the entity with whom the Securities
                                 Administrator, on behalf of the Issuing Entity,
                                 is entering into the Cap Contracts.

CERTIFICATE ACCOUNT              means the one or more accounts established by
                                 the Securities Administrator, for the benefit
                                 of the certificateholders, into which the
                                 Securities Administrator is required to deposit
                                 or cause to be deposited certain payments
                                 received from the Master Servicer as described
                                 herein.

CERTIFICATE OWNERS               means persons acquiring beneficial ownership
                                 interests in the offered certificates.

CITIBANK                         means Citibank, N.A.

CLEARSTREAM LUXEMBOURG           means Clearstream Banking, societe anonyme.

CLOSING DATE                     means on or about September 28, 2006.

CODE means the Internal Revenue Code of 1986, as amended.

COLLECTION ACCOUNT               means the one or more accounts established by
                                 each Servicer, for the benefit of the
                                 certificateholders, into which the relevant
                                 Servicer is required to deposit or cause to be
                                 deposited certain payments described in the
                                 Pooling and Servicing Agreement.

COMPENSATING INTEREST            means, for any Distribution Date and all
                                 Principal Prepayments in full in respect of a
                                 Mortgage Loan that are received during the
                                 period from the first day of the related
                                 Prepayment Period through the last day of the
                                 month preceding such Distribution Date, a
                                 payment made by each Servicer (provided that
                                 the amount of such payment shall not exceed one
                                 half of the Servicing Fee for the related
                                 Distribution Date) equal to the amount of
                                 interest at the Net Mortgage Rate for such
                                 Mortgage Loans from the date of prepayment
                                 through the 30th day of such preceding month.

CURRENT INTEREST                 means, with respect to each class of the
                                 offered certificates and each Distribution
                                 Date, the interest accrued at the applicable
                                 pass-through rate for the applicable interest
                                 accrual period on the certificate principal
                                 balance of such class as of the first day of
                                 such interest accrual period (after giving
                                 effect to all distributions of principal made
                                 or deemed to be made as of such first day) plus
                                 any amount previously distributed with respect
                                 to Current Interest or Interest Carry Forward
                                 Amounts for such class that is recovered as a
                                 voidable preference by a trustee in bankruptcy
                                 less any Prepayment Interest Shortfalls
                                 allocated to such class on such Distribution
                                 Date.

CUSTODIAN                        means LaSalle Bank National Association.

CUT-OFF DATE                     means September 1, 2006.

DEFINITIVE CERTIFICATE           means a physical certificate representing a
                                 certificate.

DEPOSITOR                        means Merrill Lynch Mortgage Investors, Inc.

DETERMINATION DATE               Means, with respect to a Distribution Date, the
                                 15th day of the month of such Distribution Date
                                 (or, if such day is not a Business Day, the
                                 immediately preceding Business Day).

DISTRIBUTION DATE                means the 25th day of each month beginning in
                                 October 2006, or if such day is not a Business
                                 Day, the first Business Day thereafter.

DTC                              means The Depository Trust Company.

DUE DATE means a scheduled monthly payment date for any Mortgage Loan.

DUE PERIOD                       means, with respect to any Distribution Date,
                                 the period beginning on the second day of the
                                 calendar month preceding the calendar month in
                                 which such Distribution Date occurs and ending
                                 on the first day in the month in which such
                                 Distribution Date occurs.

ERISA                            means the Employee Retirement Income Security
                                 Act of 1974, as amended.

EUROCLEAR                        means the Euroclear System.

EUROCLEAR OPERATOR               means Euroclear Bank S.A./N.V., a bank
                                 incorporated under the laws of the Kingdom of
                                 Belgium.

EUROPEAN DEPOSITARIES            means Citibank, N.A., as depositary for
                                 Clearstream Luxembourg and JPMorgan Chase Bank,
                                 N.A., as

                                 depositary for Euroclear, collectively.

EXEMPTION                        means PTE 90-29 (Exemption Application No.
                                 D-8012, 55 Fed. Reg. 21459 (1990)), as amended,
                                 granted by the U.S. Department of Labor to
                                 Merrill Lynch and its affiliates, or any
                                 substantially similar administrative exemption
                                 granted by the U.S. Department of Labor to an
                                 underwriter as amended.

FANNIE MAE                       means the Federal National Mortgage Association
                                 or any successor.

FINANCIAL INTERMEDIARY           means a bank, brokerage firm, thrift
                                 institution or other financial intermediary.

FITCH                            means Fitch, Inc., or its successor in
                                 interest.

FLOATING RATE CERTIFICATE        means, with respect to a Distribution Date, in
CARRYOVER                        the event that the pass-through rate for a
                                 class of offered certificates is based upon the
                                 related Available Funds Cap, or the related
                                 Maximum Rate Cap, the sum of (A) the excess of
                                 (1) the amount of interest that such class
                                 would have been entitled to receive on such
                                 Distribution Date had the pass-through rate for
                                 that class not been calculated based on the
                                 related Available Funds Cap or the related
                                 Maximum Rate Cap, up to but not exceeding the
                                 greater of (a) the related Maximum Rate Cap or
                                 (b) the sum of (i) the related Available Funds
                                 Cap and (ii) the product of (A) a fraction, the
                                 numerator of which is 360 and the denominator
                                 of which is the actual number of days in the
                                 related interest accrual period and (B) the sum
                                 of (x) the quotient of (I) an amount equal to
                                 the proceeds, if any, payable under the related
                                 Cap Contract with respect to such Distribution
                                 Date and (II) the aggregate certificate
                                 principal balance of each of the classes of
                                 certificates to which such Cap Contract relates
                                 for such Distribution Date and (y) the quotient
                                 of (I) an amount equal to any Net Swap Payments
                                 owed by the Swap Counterparty for such
                                 Distribution Date and (II) the aggregate Stated
                                 Principal Balance of the Mortgage Loans as of
                                 the immediately preceding Distribution Date
                                 over (2) the amount of interest such class was
                                 entitled to receive on such Distribution Date
                                 based on the related Available Funds Cap;
                                 together with (B) the unpaid portion of any
                                 such excess from prior Distribution Dates (and
                                 interest accrued thereon at the then applicable
                                 pass-through rate for such class, without
                                 giving effect to the related Available Funds
                                 Cap or the related Maximum Rate Cap) and (C)
                                 any amount previously distributed with respect
                                 to Floating Rate Certificate Carryover for such
                                 class that is recovered as a voidable
                                 preference by a trustee in bankruptcy.

FREDDIE MAC                      means the Federal Home Loan Corporation.

INDYMAC BANK                     means IndyMac Bank, F.S.B.

INDIRECT PARTICIPANTS            means Participants and organizations which have
                                 indirect access to the DTC system, such as
                                 banks, brokers, dealers and trust companies
                                 that clear through or maintain a custodial
                                 relationship with a Participant, either
                                 directly or indirectly.

INTEREST CARRY FORWARD AMOUNT    means, with respect to each class of the
                                 offered certificates and each Distribution
                                 Date, the sum of (1) the excess of (A) Current
                                 Interest for such class with respect to prior
                                 Distribution Dates (excluding any Floating Rate
                                 Certificate Carryover for such class, if
                                 applicable) over (B) the amount actually
                                 distributed to such class with respect to
                                 Current Interest and Interest Carry Forward
                                 Amount on such prior Distribution Dates and (2)
                                 interest on such excess (to the extent
                                 permitted by applicable law) at the applicable
                                 pass-through rate for the related interest
                                 accrual period.

INTEREST DETERMINATION DATE      means each date that is the second LIBOR
                                 Business Day preceding the commencement of each
                                 interest accrual period for the offered
                                 certificates that have a variable interest
                                 rate.

INTEREST FUNDS                   means, with respect to any Distribution Date,
                                 the sum, without duplication, of (1) all
                                 scheduled interest due during the related Due
                                 Period that is received before the related
                                 Servicer Remittance Date or advanced on or
                                 before the related Servicer Remittance Date
                                 less the Servicing Fees, (2) all Advances
                                 relating to interest, (3) all Compensating
                                 Interest, (4) liquidation proceeds collected
                                 during the related Prepayment Period (to the
                                 extent such liquidation proceeds relate to
                                 interest), (5) proceeds of any Mortgage Loan
                                 purchased by the Depositor or any transferor
                                 under the Pooling and Servicing Agreement
                                 during the related Prepayment Period for
                                 document defects, breach of a representation or
                                 warranty, realization upon default or optional
                                 termination (to the extent such proceeds relate
                                 to interest) and (6) prepayment charges
                                 received with respect to the related Mortgage
                                 Loans, less all non-recoverable Advances
                                 relating to interest and amounts reimbursable
                                 to the Trustee, the Securities Administrator,
                                 the Master Servicer, the Servicers and the
                                 Custodian.

INTEREST-ONLY MORTGAGE LOANS     means a Mortgage Loan that provides for monthly
                                 payments of interest at the Mortgage Rate but
                                 no payments of principal for a limited period
                                 of time (five or ten years) after origination.

INVESTOR-BASED EXEMPTION         means, any of (but not limited to) Section
                                 408(b)(17) of ERISA and Section 4975(d)(20) of
                                 the Code, (for transactions with persons who
                                 provide services to Plans), PTE 84-14 (for
                                 transactions by independent "qualified
                                 professional asset managers"), PTE 90-1 (for
                                 transactions by insurance company pooled
                                 separate accounts), PTE 91-38 (for transactions
                                 by bank collective investment funds), PTE 95-60
                                 (for transactions by insurance company general
                                 accounts) or PTE 96-23 (for transactions
                                 effected by "in-house asset managers"), each as
                                 it may be amended from time to time.

IRS                              means the Internal Revenue Service.

ISSUING ENTITY                   Merrill Lynch Mortgage Investors Trust, Series
                                 2006-HE5.

LIBOR BUSINESS DAY               means a day on which banks are open for dealing
                                 in foreign currency and exchange in London and
                                 New York City.

MASTER SERVICER                  means LaSalle Bank National Association.

MASTER SERVICER COLLECTION       means the one or more accounts established by
ACCOUNT                          the Master Servicer, for the benefit of the
                                 certificateholders, into which the Master
                                 Servicer is required to deposit or cause to be
                                 deposited certain payments described in the
                                 Pooling and Servicing Agreement.

MAXIMUM RATE CAP                 means a limitation generally based on the
                                 weighted average net maximum lifetime mortgage
                                 rates of the related Mortgage Loans during the
                                 applicable Due Period, net of certain fees and
                                 expenses of the Issuing Entity.

MERRILL LYNCH                    means Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated.

MLML means Merrill Lynch Mortgage Lending, Delaware, a Delaware corporation.

MOODY'S means Moody's Investors Service, Inc., or any successor in interest.

MORTGAGE LOANS                   means the Mortgage Loans included in the
                                 Issuing Entity as of the Closing Date.

MORTGAGE RATE                    means the per annum interest rate borne by a
                                 Mortgage Loan.

NET MORTGAGE RATE                means, with respect to any Mortgage Loan, the
                                 Mortgage Rate with respect to such Mortgage
                                 Loan less the Servicing Fee Rate.

NET SWAP PAYMENT                 means, for each Distribution Date, the net
                                 amount of the fixed swap payment that the
                                 Supplemental Interest Trust is obligated to pay
                                 to the Swap Counterparty and the floating swap
                                 payment that the Swap Counterparty is obligated
                                 to pay to the Supplemental Interest Trust.

ONE-MONTH LIBOR                  means the London interbank offered rate for
                                 one-month United States dollar deposits.

ONE-YEAR CMT                     means the weekly average yield on the actively
                                 traded U.S. Treasury securities adjusted to a
                                 constant maturity of one year as reported by
                                 the Federal Reserve Board in statistical
                                 release H.15(519) and as most recently
                                 available as of forty-five days prior to the
                                 Adjustment Date.

ONE-YEAR LIBOR                   means the London interbank offered rate for
                                 one-year United States dollar deposits.

ORIGINATORS                      means Aegis and various other originators.

PARTICIPANTS                     means participating organizations that utilize
                                 the services of DTC, including securities
                                 brokers and dealers, banks and trust companies
                                 and clearing corporations and certain other
                                 organizations.

PERCENTAGE INTEREST              means, with respect to any certificate, the
                                 percentage derived by dividing the denomination
                                 of such certificate by the aggregate
                                 denominations of all certificates of the
                                 applicable class.

PLAN means an employee benefit plan or arrangement subject to Title I of ERISA, a plan subject to
                                 Section 4975 of the Code or a plan subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to the foregoing provisions of ERISA or the Code.

POOLING AND SERVICING            means the Pooling and Servicing Agreement,
AGREEMENT                        dated as of September 1, 2006, among the
                                 Depositor, the Master Servicer, the Securities
                                 Administrator, the Servicers and the Trustee.

PREPAYMENT INTEREST EXCESSES     means, with respect to any Servicer Remittance
                                 Date, for each Mortgage Loan that was the
                                 subject of a Principal Prepayment in full
                                 during the portion of the related Prepayment
                                 Period occurring between the first day of the
                                 calendar month in which such Servicer
                                 Remittance Date occurs and the last day of the
                                 related Prepayment Period, an amount equal to
                                 interest (to the extent received) at the
                                 applicable Net Mortgage Rate on the amount of
                                 such Principal Prepayment for the number of
                                 days commencing

                                 on the first day of the calendar month in which such Servicer Remittance Date occurs and ending on the date on which such Principal Prepayment is so applied.

PREPAYMENT INTEREST SHORTFALL    means a shortfall in interest distributions as
                                 a result of principal prepayments to
                                 certificateholders in excess of Compensating
                                 Interest.

PREPAYMENT PERIOD                means, with respect to any Distribution Date,
                                 the period from and including the 15th day of
                                 the calendar month preceding the month in which
                                 such Distribution Date occurs (or, in the case
                                 of the first Distribution Date, beginning on
                                 the Cut-off Date) and including the 14th day of
                                 the calendar month in which such Distribution
                                 Date occurs.

PRINCIPAL FUNDS                  means, with respect to any Distribution Date,
                                 the sum, without duplication, of (1) the
                                 scheduled principal due during the related Due
                                 Period and received before the related Servicer
                                 Remittance Date or required to be advanced by
                                 the Servicers on or before the related Servicer
                                 Remittance Date, (2) prepayments of principal
                                 in full collected in the related Prepayment
                                 Period, (3) the Stated Principal Balance of
                                 each Mortgage Loan that was purchased by the
                                 Depositor or the Servicers during the related
                                 Prepayment Period or, in the case of a purchase
                                 in connection with an optional termination, on
                                 the Business Day prior to such Distribution
                                 Date, (4) the amount, if any, by which the
                                 aggregate unpaid principal balance of any
                                 replacement Mortgage Loans is less than the
                                 aggregate unpaid principal balance of any
                                 Mortgage Loans delivered by the Sponsor in
                                 connection with a substitution of a Mortgage
                                 Loan, (5) all liquidation proceeds collected
                                 during the related Prepayment Period (to the
                                 extent such liquidation proceeds relate to
                                 principal and represent payment in full), (6)
                                 all Subsequent Recoveries received during the
                                 related Due Period and (7) all other
                                 collections and recoveries in respect of
                                 principal during the related Due Period, less
                                 all non-recoverable Advances relating to
                                 principal and all non-recoverable servicing
                                 advances reimbursed during the related Due
                                 Period and certain fees, expenses and indemnity
                                 amounts reimbursable to the Trustee, the Master
                                 Servicer, the Securities Administrator, the
                                 Servicers and the Custodian.

PTE means a Prohibited Transaction Exemption granted by the U.S. Department of Labor.

REALIZED LOSS                    means the excess of the Stated Principal
                                 Balance of a defaulted Mortgage Loan plus
                                 accrued interest over the net liquidation
                                 proceeds of a defaulted Mortgage Loan that are
                                 allocated to principal.

RECORD DATE                      means for each class of offered certificates on
                                 each Distribution Date, the last Business Day
                                 of the month preceding such Distribution Date.

REGULATION AB                    means Subpart 229.1100 - Asset Backed
                                 Securities (Regulation AB), 17 C.F.R. Sections
                                 229.1100-229.1123, as such may be amended from
                                 time to time, and subject to such clarification
                                 and interpretation as have been provided by the
                                 Securities and Exchange Commission in the
                                 adopting release (Asset-Backed Securities,
                                 Securities Act Release No. 33-8518, 70 Fed Reg.
                                 1,506, 1.531 (Jan. 7, 2005) or by the staff of
                                 the Securities and Exchange Commission, or as
                                 may be provided by the Securities and Exchange
                                 Commission or its staff from time to time.

RELEVANT DEPOSITARY              means Citibank, N.A., as depositary for
                                 Clearstream Luxembourg, and JPMorgan Chase
                                 Bank, N.A., as depositary for Euroclear,
                                 individually.

REO PROPERTY                     means mortgaged property that has been acquired
                                 by the Servicers through foreclosure or
                                 deed-in-lieu of foreclosure in connection with
                                 a defaulted Mortgage Loan.

RESTRICTED GROUP                 means the underwriter, the Trustee, the
                                 Securities Administrator, the Master Servicer,
                                 the Servicers, any obligor with respect to
                                 Mortgage Loans included in the Trust Fund
                                 constituting more than five percent (5%) of the
                                 aggregate unamortized principal balance of the
                                 assets in the Trust Fund or any affiliate of
                                 such parties.

REUTERS SCREEN LIBO PAGE         means the display designated as page "LIBO" on
                                 the Reuters Monitor Money Rates Service (or
                                 such other page as may replace the LIBO page on
                                 that service for the purpose of displaying
                                 London interbank offered rates of major banks).

RULES means the rules, regulations and procedures creating and affecting DTC and its operations.

S&P means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

SECURITIES ADMINISTRATOR         means LaSalle Bank National Association.

SCHEDULED PAYMENTS               means scheduled monthly payments made by
                                 mortgagors on the Mortgage Loans.

SERVICERS                        means Wilshire and IndyMac Bank.

SERVICER REMITTANCE DATE         Means, with respect to Wilshire, the later of
                                 (1) two Business Days after the 15th day of the
                                 month in which such

                                 Distribution Date occurs and (2) the 18th day
                                 (or if such day is not a Business Day, the immediately preceding Business Day) of the month in which the related Distribution Date occurs, and with respect to IndyMac Bank, the 18th day (or if such day is not a Business Day, the immediately preceding Business Day) of the month in which the related Distribution Date occurs.

SERVICING FEE                    means a monthly fee paid to each Servicer from
                                 interest collected with respect to each
                                 Mortgage Loan serviced by it (as well as from
                                 any liquidation proceeds from a liquidated
                                 Mortgage Loan that are applied to accrued and
                                 unpaid interest) generally equal to the product
                                 of (a) one-twelfth of the Servicing Fee Rate
                                 and (b) the Stated Principal Balance of such
                                 Mortgage Loan. Each Servicer is also entitled
                                 to receive, as additional servicing
                                 compensation, all Prepayment Interest Excesses,
                                 excess proceeds from REO Property sales,
                                 insufficient funds charges, assumption fees,
                                 late charges and other similar charges (other
                                 than prepayment charges) and all investment
                                 income earned on, and benefits arising from,
                                 amounts on deposit in the related Collection
                                 Account and certain amounts on deposit in the
                                 related escrow accounts.

SERVICING FEE RATE               means a specified percentage for each Mortgage
                                 Loan.

SIMILAR LAW                      means a plan subject to any provisions under
                                 any federal, state, local, non-U.S. or other
                                 laws or regulations that are substantively
                                 similar to Title I of ERISA or Section 4975 of
                                 the Code.

SIX-MONTH LIBOR                  means the London interbank offered rate for
                                 six-month United States dollar deposits.

SMMEA                            means the Secondary Mortgage Market Enhancement
                                 Act of 1984, as amended.

SPONSOR                          means Merrill Lynch Mortgage Lending, Inc.

STATED PRINCIPAL BALANCE         means, with respect to a Mortgage Loan and any
                                 Distribution Date, the amount equal to the
                                 outstanding principal balance as of the Cut-off
                                 Date, after giving effect to Scheduled Payments
                                 due on or before that date, reduced by (1) the
                                 principal portion of all Scheduled Payments due
                                 on or before the Due Date in the Due Period
                                 immediately preceding such Distribution Date,
                                 whether or not received, and (2) all amounts
                                 allocable to unscheduled principal payments
                                 received on or before the last day of the
                                 Prepayment Period immediately preceding such
                                 Distribution Date. The Stated Principal Balance
                                 of a liquidated Mortgage

                                 Loan shall be deemed to be zero.

STEPDOWN DATE                    means the earlier of (1) the first Distribution
                                 Date on which the certificate principal balance
                                 of the senior certificates is reduced to zero
                                 and (2) the later of (i) the Distribution Date
                                 specified in the related prospectus supplement
                                 and (ii) the date on which a level of credit
                                 enhancement has been obtained (as a result of
                                 the disproportionate payment of senior classes
                                 relative to the subordinate classes).

STEPDOWN TRIGGER EVENT           means the situation that exists if the
                                 performance of the Mortgage Loans is below
                                 specified levels.

SUBSEQUENT RECOVERY              means any amount (net of amounts to be
                                 reimbursed to the Servicers related to such
                                 Mortgage Loan) received on a Mortgage Loan
                                 subsequent to such Mortgage Loan being
                                 determined to be a liquidated Mortgage Loan.

SUPPLEMENTAL INTEREST TRUST      means the separate trust established under the
                                 Pooling and Servicing Agreement for the benefit
                                 of the certificateholders out of which any Swap
                                 Termination Payments or Net Swap Payments owed
                                 to the Swap Counterparty will be paid, certain
                                 distributions to certificateholders will be
                                 made, and into which any Swap Termination
                                 Payments or Net Swap Payments received from the
                                 Swap Counterparty will be deposited.

SWAP AGREEMENT                   means the interest rate swap agreement, between
                                 the Securities Administrator, on behalf of the
                                 Supplemental Interest Trust, and the Swap
                                 Counterparty.

SWAP COUNTERPARTY                means the entity with whom the Securities
                                 Administrator, on behalf of the Supplemental
                                 Interest Trust, is entering into the Swap
                                 Agreement.

SWAP TERMINATION PAYMENT         means a payment required to be made by either
                                 the Supplemental Interest Trust or the Swap
                                 Counterparty pursuant to the Swap Agreement as
                                 a result of termination of the Swap Agreement.

TERMS AND CONDITIONS             means the Terms and Conditions Governing Use of
                                 Euroclear, the related Operating Procedures of
                                 the Euroclear System and applicable Belgian
                                 law.

TRUSTEE                          means Citibank, N.A.

UNDERWRITER                      means Merrill Lynch.

WILSHIRE                         means Wilshire Credit Corporation.

                                     ANNEX 1

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2006-HE5 known as "Global Securities," will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage pass-through certificate issues.

     Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding certificates will be effected on a delivery-against-payment basis through the respective European Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

     Beneficial owners of Global Securities that are non-U.S. Persons (as described below) will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their Participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their Participants through their respective European Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage pass-through certificate issues. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage pass-through certificate issues in same-day funds.

     Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the Relevant Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the Relevant Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Clearstream Luxembourg or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months, as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (1) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (2) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

     (3) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities that is a non-U.S. Person will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(2) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons and are neither "10-percent shareholders" of the issuer within the meaning of Code Section 871(h)(3)(B) nor controlled foreign corporations related to the issuer within the meaning of Code Section 881(c)(3)(C) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Further, non-U.S. Persons that are beneficial owners residing in a country that has a tax treaty with the United States and are eligible for benefits under that treaty can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing a properly completed Form W-8BEN claiming eligibility for treaty benefits. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change. If the owner of Global Securities is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to such Global Securities, the owner generally must receive the statement described in the previous sentence from the owner's partners or other beneficial owners of the income with respect to the Global Securities and may be required to provide such statements, and certain additional information, to the person through whom the owner holds the Global Securities.

     Exemption for non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     The term "U.S. Person" means

     (1)  a citizen or resident of the United States,

     (2) a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), including an entity treated as a corporation or partnership for federal income tax purposes,

     (3) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source, or

     (4) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons will also be U.S. Persons.

     This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

                           ASSET BACKED CERTIFICATES

                               ASSET BACKED NOTES
                              (ISSUABLE IN SERIES)

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   DEPOSITOR
                             ----------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

The securities of each series will not represent an obligation of or interest in the depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, any master servicer or any of their respective affiliates, except to the limited extent described herein and in the related prospectus supplement.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

THE SECURITIES

      Merrill Lynch Mortgage Investors, Inc., as depositor, will sell the securities, which may be in the form of asset backed certificates or asset backed notes. Each issue of securities will have its own series designation and will evidence either:

      -  ownership interests in certain assets in a trust fund or

      -  debt obligations secured by certain assets in a trust fund.

      - Each series of securities will consist of one or more classes. Each class of securities will represent the entitlement to a specified portion of future interest payments and a specified portion of future principal payments on the assets in the related trust fund. In each case, the specified portion may equal from 0% to 100%. A series may include one or more classes of securities that are senior in right of payment to one or more other classes. One or more classes of securities may be entitled to receive distributions of principal, interest or both prior to one or more other classes, or before or after certain specified events have occurred. The related prospectus supplement will specify each of these features.

THE TRUST FUND AND ITS ASSETS

      As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories:

      - one or more segregated pools of various types of mortgage loans or closed-end and/or revolving home equity loans (or certain balances of these loans), in each case secured by first and/or junior liens on one- to five-family residential properties, or security interests in shares issued by cooperative housing corporations, including mixed residential and commercial structures;

      - manufactured housing installment contracts and installment loan agreements secured by senior or junior liens on manufactured homes and/or by mortgages on real estate on which the manufactured homes are located;

      - home improvement installment sales contracts or installment loan agreements originated by a home improvement contractor and secured by a mortgage on the related mortgaged property that is junior to other liens on the mortgaged property; and

      - certain direct obligations of the United States, agencies thereof or agencies created thereby. Each trust fund may be subject to early termination in certain circumstances.

MARKET FOR THE SECURITIES

      No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market will develop.

OFFERS OF THE SECURITIES

      Offers of the securities are made through Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other underwriters listed in the related prospectus supplement.

      Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
                             ----------------------

                              MERRILL LYNCH & CO.
                             ----------------------

                 The date of this Prospectus is March 31, 2006.

             IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                  AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in the following documents:

- this prospectus, which provides general information, some of which may not apply to a particular series; and

- the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

      Each prospectus supplement generally will include the following information with respect to the related series of securities:

      - the principal amount, interest rate and authorized denominations of each class of securities;

      - information concerning the mortgage loans, home improvement contracts and/or securities in the related trust fund;

      - information concerning the seller or sellers of the mortgage loans, home improvement contracts and/or securities and information concerning any servicer;

      - the terms of any credit enhancement with respect to particular classes of the securities;

      - information concerning other trust fund assets, including any reserve fund;

      -  the final scheduled distribution date for each class of securities;

      - the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

      - information about any REMIC tax elections for some or all of the trust fund assets; and

      -  particulars of the plan of distribution for the securities.

      If you require additional information, the mailing address of our principal executive offices is Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention: Secretary, and our telephone number is (212) 449-0357. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" on page 124 of this prospectus.

                               TABLE OF CONTENTS

Risk Factors........................     1
Description of the Trust Funds......     7
     Assets.........................     7
     Mortgage Loans.................     7
     Loan-to-Value Ratio............     9
     Mortgage Loan Information in
       Prospectus Supplements.......     9
     Government Securities..........    11
     Pre-Funding Account............    11
     Accounts.......................    11
     Credit Support.................    12
     Cash Flow Agreements...........    12
Use of Proceeds.....................    12
Yield Considerations................    12
     General........................    12
     Pass-Through Rate and
       Interest Rate................    12
     Timing of Payment of
       Interest.....................    13
     Payments of Principal;
       Prepayments..................    13
     Prepayments--Maturity and
       Weighted Average Life........    14
     Other Factors Affecting
       Weighted Average Life........    15
The Depositor.......................    17
Description of the Securities.......    17
     General........................    17
     Categories of Classes of
       Securities...................    18
     Distributions..................    21
     Available Distribution
       Amount.......................    22
     Distributions of Interest on
       the Securities...............    23
     Distributions of Principal of
       the Securities...............    24
     Components.....................    24
     Allocation of Losses and
       Shortfalls...................    24
     Advances in Respect of
       Delinquencies................    24
     Reports to Securityholders.....    25
     Termination....................    27
     Book-Entry Registration and
       Definitive Securities........    27
Description of the Agreements.......    30
     Agreements Applicable to a
       Series.......................    30
     Assignment of Assets;
       Repurchases..................    32
     Representations and Warranties;
       Repurchases..................    33
     Collection Account and Related
       Accounts.....................    34
     Collection and Other Servicing
       Procedures...................    38
     Sub-Servicers..................    38
     Realization upon Defaulted
       Mortgage Loans...............    39
     Primary Mortgage Insurance
       Policies.....................    40
     Hazard Insurance Policies......    41
     Fidelity Bonds and Errors and
       Omissions Insurance..........    42
     Due-on-Sale Provisions.........    42
     Retained Interest; Servicing
       Compensation and Payment of
       Expenses.....................    43
     Evidence as to Compliance......    43
     Certain Matters Regarding a
       Master Servicer and the
       Depositor....................    44
     Events of Default under the
       Agreement....................    45
     Rights upon Event of Default
       under the Agreement..........    46
     Amendment......................    46
     The Trustee....................    47
     Duties of the Trustee..........    47
     Certain Matters Regarding the
       Trustee......................    47
     Resignation and Removal of the
       Trustee......................    48
     Certain Terms of the
       Indenture....................    48
Description of Credit Support.......    51
     General........................    51
     Subordinate Securities.........    51
     Cross-Support Provisions.......    52
     Insurance or Guarantees........    52
     Letter of Credit...............    52
     Insurance Policies and Surety
       Bonds........................    52
     Reserve Funds..................    52
Certain Legal Aspects of Mortgage
  Loans.............................    53
     General........................    53
     Types of Mortgage
       Instruments..................    53

     Interest in Real Property......    54
     Cooperative Loans..............    54
     Foreclosure....................    55
     Junior Mortgages...............    58
     Anti-Deficiency Legislation and
       Other Limitations on
       Lenders......................    59
     Environmental Legislation......    60
     Due-on-Sale Clauses............    60
     Subordinate Financing..........    61
     Applicability of Usury Laws....    61
     Alternative Mortgage
       Instruments..................    62
     Servicemembers Civil Relief
       Act..........................    62
     Forfeitures in Drug and RICO
       Proceedings..................    62
     The Contracts..................    63
Material Federal Income Tax
  Consequences......................    66
     General........................    66
     Grantor Trust Funds............    66
     New Withholding Regulations....    74
     REMICs.........................    74
     Tax-Related Restrictions on
       Transfers of REMIC Residual
       Certificates.................    90
     Tax Characterization of a Trust
       Fund as a Partnership........    93
     Tax Treatment of Certificates
       as Debt for Tax Purposes.....    99
Taxation of Classes of Recombinable
  Securities........................   102
     General........................   102
     Tax Status.....................   102
     Tax Accounting for Recombinable
       Securities...................   102
     Exchanges of Recombinable
       Securities...................   104
     Tax Treatment of Foreign
       Investors....................   104
     Backup Withholding.............   104
     Reporting and Administrative
       Matters......................   104
State Tax Considerations............   104
ERISA Considerations................   104
     General........................   104
     Prohibited Transactions........   105
     Availability of Underwriter's
       Exemption for Certificates...   106
     Review by Plan Fiduciaries.....   111
Legal Investment....................   111
Plan of Distribution................   113
Legal Matters.......................   114
Financial Information...............   114
Incorporation of Certain Information
  by Reference......................   114
Ratings.............................   115
Index of Defined Terms..............   116

                                  RISK FACTORS

You should consider the following information carefully, since it identifies certain significant sources of risk associated with an investment in the securities.

THERE IS A RISK THAT THE SECURITIES WILL HAVE LIMITED LIQUIDITY.

At the time a series of securities is issued, there will not be a secondary market for them. Merrill Lynch, Pierce, Fenner & Smith Incorporated currently expects to make a secondary market in the offered securities, but it is not required to. We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide holders of those securities with liquidity of investment or will continue while those securities remain outstanding.

THERE IS A RISK ASSOCIATED WITH LIMITED ASSETS THAT THOSE ASSETS WILL NOT BE SUFFICIENT TO PAY THE SECURITIES IN FULL.

- The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their affiliates.

- The only obligations with respect to the securities or the assets securing them will be the obligations (if any) of any "warranting party" (as further described in this prospectus) pursuant to certain limited representations and warranties made with respect to the mortgage loans, the master servicer's and any sub-servicer's servicing obligations under the related agreements (including the limited obligation to make certain advances in the event of delinquencies on the mortgage loans, but only to the extent they deem such advances recoverable) and, if described in the related prospectus supplement, certain limited obligations of the master servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible adjustable-rate mortgage loan (as more fully described in this prospectus) upon conversion to a fixed rate or a different index.

- Since certain representations and warranties with respect to the mortgage assets may have been made and/or assigned in connection with transfers of the mortgage assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

- None of the depositor, the master servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity.

- Neither the securities nor the underlying assets will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, any sub-servicer.

- Proceeds of the assets included in the related trust fund for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

- A series of securities will not have any claim against or security interest in the trust funds for any other series. If the related trust fund is insufficient to make payments on these securities, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the collection account and any accounts maintained as credit support, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the securities.

- If provided in the prospectus supplement for a series of securities consisting of one or more classes of subordinate securities, on any distribution date in respect of which losses or shortfalls in collections on the assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate securities, and, thereafter, by the remaining classes of securities in the priority and manner and subject to the limitations specified in that prospectus supplement.

We refer you to "Description of the Trust Funds" for further information.

THERE IS A RISK THAT PREPAYMENTS ON THE ASSETS IN A TRUST FUND WILL ADVERSELY AFFECT THE AVERAGE LIFE AND YIELDS OF THE RELATED SECURITIES.

- Prepayments (including those caused by defaults) on the assets in any trust fund generally will result in a faster rate of principal payments on one or more classes of the related securities than if payments on these assets were made as scheduled. Thus, the prepayment experience on the assets may affect the average life of each class of related securities. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. We can't assure you as to the rate of prepayment on the assets in any trust fund or that the rate of payments will conform to any model we describe here or in any prospectus supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the mortgage loans underlying or comprising the mortgage assets in any trust fund. As a result, the actual maturity of any class of securities evidencing an interest in a trust fund containing mortgage assets could occur significantly earlier than expected.

- A series of securities may include one or more classes of securities with priorities of payment and, as a result, yields on other classes of securities, including classes of offered securities, of such series may be more sensitive to prepayments on assets. A series of securities may include one or more classes offered at a significant premium or discount. Yields on these classes of securities will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of stripped interest securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of securities may include one or more classes of securities, including classes of offered securities, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of accrual securities and, as a result, yields on such securities will be sensitive to (a) the provisions of such accrual securities relating to the timing of distributions of interest thereon and (b) if such accrual securities accrue interest at a variable or adjustable pass-through rate or interest rate, changes in such rate.

We refer you to "Yield Considerations" in the prospectus and, if applicable, in the related prospectus supplement for further information.

THERE IS A RISK THAT DEFAULTS BY OBLIGORS OR DECLINES IN THE VALUES OF MORTGAGED PROPERTIES WILL RESULT IN LOSSES TO INVESTORS.

- An investment in securities such as the securities which generally represent interests in mortgage loans may be affected by, among other things, a decline in real estate values and changes in the mortgagors' financial condition. No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the relevant residential real estate market should experience an overall decline in property values such that the outstanding balances of the related mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry in that market. In addition, in the case of mortgage loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such mortgage loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default.

- To the extent that these losses are not covered by the applicable credit support, if any, holders of securities of the series evidencing interests in the related mortgage loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans. Certain of the types of mortgage loans may involve additional uncertainties not present in traditional types of loans.

- For example, certain of the mortgage loans provide for escalating or variable payments by the mortgagor under the mortgage loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some cases the mortgagor's income may not be sufficient to enable it to continue to make its loan payments as such payments increase and thus the likelihood of default will increase.

- In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and will thus experience higher rates of loss and delinquency than the mortgage loans generally will experience. The mortgage loans underlying certain series of securities may be concentrated in these regions, and this concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration.

- Further, the rate of default on mortgage loans that are refinance or limited documentation mortgage loans, and on mortgage loans with high loan-to-value ratios, may be higher than for other types of mortgage loans. Additionally, a decline in the value of the mortgaged properties will increase the risk of loss particularly with respect to any related junior mortgage loans.

We refer you to "--There is a risk that there will be reduced or no proceeds available when junior lien mortgage loans are liquidated" in this prospectus for further information.

- In addition, a prospectus supplement may specify that the loan-to-value ratios for the mortgage loans in the related trust will exceed 100%. The related mortgaged properties will thus be highly unlikely to provide adequate security for these mortgage loans. To the extent specified in that prospectus supplement, the assessment of the credit history of a borrower and that borrower's capacity to make payments on the related mortgage loan will have been the primary considerations in underwriting the mortgage loans included in that trust. The evaluation of the adequacy of the loan-to-value ratio, if so specified in the related prospectus supplement, will have been given less consideration, and in certain cases no consideration, in underwriting those mortgage loans.

THERE IS A RISK THAT THERE WILL BE REDUCED OR NO PROCEEDS AVAILABLE WHEN JUNIOR LIEN MORTGAGE LOANS ARE LIQUIDATED.

- Certain mortgage loans may be secured by junior liens and the related first and other senior liens, if any, may not be included in the mortgage pool.

- The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the mortgage loan. If a holder of the senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien. The claims of the holder of the senior lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if these proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

- If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior lien. In order for the debt related to the mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of that mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property were insufficient to satisfy both loans in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of the certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

We refer you to "Certain Legal Aspects of the Mortgage Loans--Junior Mortgages" in this prospectus for further information.

THERE IS A RISK THAT ANY APPLICABLE CREDIT SUPPORT WILL NOT COVER ALL LOSSES.

- The prospectus supplement for a series of certificates will describe any credit support in the related trust fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations of these. Any credit support will be subject to the conditions and limitations described here and in the related prospectus supplement. Moreover, this credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a borrower or other parties.

- A series of securities may include one or more classes of subordinate securities (which may include offered securities), if we provide for that in the related prospectus supplement. Although subordination is designed to reduce the risk to holders of senior securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of securities of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of securities of this series has been repaid. As a result, the impact of significant losses and shortfalls on the assets may fall primarily upon those classes of securities having a lower priority of payment. Moreover, if a form of credit support covers more than one series of securities (we refer to this as a "covered trust"), holders of securities evidencing an interest in a covered trust will be subject to the risk that this credit support will be exhausted by the claims of other covered trusts.

- The amount of any applicable credit support supporting one or more classes of offered securities, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We can't assure you, however, that the loss experience on the related assets will not exceed these assumed levels.

- Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of securities, if the applicable rating agency indicates that the then-current rating of those securities will not be adversely affected.

- The rating agency rating a series of securities may lower its rating following the initial issuance of the securities if the obligations of any applicable credit support provider have been downgraded, or as a result of losses on the related assets substantially in excess of the levels contemplated by that rating agency when it performed its initial rating analysis. None of the depositor, the master servicer or any of their affiliates will have any obligation to replace or supplement any credit support or to take any other action to maintain any rating of any series of securities.

We refer you to "--There are risks in relying on the limited nature of ratings", "Description of the Securities" and "Description of Credit Support" for further information.

THERE IS A RISK TO HOLDERS OF SUBORDINATE SECURITIES THAT LOSSES WILL HAVE A GREATER IMPACT ON THEM.

- The rights of subordinate securityholders to receive distributions to which they would otherwise be entitled with respect to the assets will be subordinate to the rights of the master servicer (to the extent that the master servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior due periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the senior securityholders to the extent described in the related prospectus supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the subordinate securities.

We refer you to "Description of the Securities--General" and "--Allocation of Losses and Shortfalls" in this prospectus for further information.

- The yields on the subordinate securities may be extremely sensitive to the loss experience of the assets and the timing of any such losses. If the actual rate and amount of losses experienced by the assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated.

THERE IS A RISK THAT OBLIGORS ON BALLOON LOANS WILL NOT BE ABLE TO MAKE BALLOON PAYMENTS.

Some of the mortgage loans as of the cut-off date may not be fully amortizing over their terms to maturity (we call these "balloon loans") and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, the value of the mortgaged property, tax laws, prevailing general economic conditions and the availability of credit for single family or multifamily real properties generally.

THERE IS A POSSIBILITY, IF THE RELATED PROSPECTUS SUPPLEMENT PROVIDES FOR IT, THAT UPON AN OPTIONAL TERMINATION OF A TRUST FUND, THE PROCEEDS MAY BE LESS THAN THE OUTSTANDING PRINCIPAL AMOUNT OF THE SECURITIES PLUS ACCRUED INTEREST.

- If specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified therein, under the circumstances and in the manner set forth therein. If provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

- In either such case, if the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal balance of their securities plus accrued interest. If this happens, these securityholders could incur a loss on their investment.

THERE ARE RISKS RELATING TO CERTAIN FEDERAL INCOME TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES.

- Holders of REMIC residual certificates must report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Material Federal Income Tax Consequences--REMICs." Under certain circumstances, holders of offered securities that are REMIC residual certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC.

- In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of a REMIC residual certificate should be aware that treasury regulations provide that REMIC residual interests may not be marked to market.

We refer you to "Material Federal Income Tax Consequences--REMICs" in this prospectus for further information.

THERE ARE RISKS IN RELYING ON THE LIMITED NATURE OF RATINGS.

       Any rating assigned by a rating agency to a class of securities will reflect that rating agency's assessment solely of the likelihood that holders of securities of that class will receive payments to which those securityholders are entitled under the related agreement. This rating will not be an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related mortgage assets will be made, the degree to which the rate of such prepayments might differ from what you originally anticipated or the likelihood of early optional termination of the series of securities. This rating will not address the possibility that prepayment at higher or lower rates than you anticipated may cause you to experience a yield lower than you anticipated or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each prospectus supplement will identify any payment to which holders of offered securities of the related series are entitled that is not covered by the applicable rating.

We refer you to "Ratings" in this prospectus for further information.

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

The primary assets of each Trust Fund (the "Assets") will include:

      (i) one- to five-family mortgage loans (collectively, the "Mortgage Loans"), including without limitation, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts or

      (ii) direct obligations of the United States, agencies thereof or agencies created thereby which are:

             (a)   interest-bearing securities,

             (b)   non-interest-bearing securities,

             (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or

             (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities").

      As used herein, "Mortgage Loans" refers to whole Mortgage Loans. The Mortgage Loans will not be guaranteed or insured by Merrill Lynch Mortgage Investors, Inc. (the "Depositor"). Each Asset will be selected by a sponsor of the transaction for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Assets, which prior holder may or may not be the originator of such Mortgage Loan.

      The Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

      Static pool information regarding the sponsor of the transaction will be available on a website, as set forth in the related prospectus supplement. Such website may include information regarding transactions which closed prior to January 1, 2006. Any information related to such pre-January 1, 2006 information will not be deemed to be part of the related prospectus supplement, this prospectus or the registration statement.

MORTGAGE LOANS

General

      Each Mortgage Loan will be secured by:

       (i) a lien on a Mortgaged Property consisting of a one- to five-family residential property (a "Single Family Property" and the related Mortgage Loan a "Single Family Mortgage Loan") or

      (ii) a security interest in shares issued by private cooperative housing corporations ("Cooperatives"). If so specified in the related Prospectus Supplement, a Mortgaged Property may include some commercial use.

      Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or any U.S. possession. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged

Properties may include apartments owned by Cooperatives and leasehold interests in properties, the title to which is held by third party lessors. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or other security instruments (the "Mortgages") creating a lien on the Mortgaged Properties. If specified in the related Prospectus Supplement, certain of the Mortgage Loans (by principal balance) in a Trust Fund will be, as of the related Cut-off Date, 30 days or more past their most recent contractually scheduled payment date.

      The adjustable or variable index (the "Index") applicable to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans") may be one of the following indices:

      - U.S. Dollar LIBOR ("LIBOR"), which is the average of the London Interbank Offer Rate, a rate at which banks in London, England lend U.S. dollars to other banks in the U.S. dollar wholesale or interbank money markets for a specified duration.

      - EURIBOR ("EURIBOR"), which is the average of the Euro Interbank Offer Rate, a rate at which banks offer to lend Euros to other banks in the Euro wholesale or interbank money markets for a specified duration.

      - GBP LIBOR ("GBP LIBOR"), which is the average of the British Pounds Sterling London Interbank Offer Rate, a rate at which banks in London, England lend British Pounds Sterling to other banks in the British Pounds Sterling wholesale or interbank money markets for a specified duration.

      - London Interbank Offer Swap Rate ("LIBORSWAP"), a rate which is the difference between the negotiated and of a swap, with the spread determined by characteristics of market supply and creditor worthiness.

      - SIBOR ("SIBOR"), which is the average of the Singapore Interbank Offer Rate, a rate at which banks in Asia lend U.S. dollars to other banks in the Singapore wholesale or interbank money markets for a specified duration.

      - Constant Maturity Treasury ("CMT") Indices, which is an average yield on United States Treasury securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

      - Treasury Bill ("T-Bill") Indices, which is a rate based on the results of auctions that the U.S. Department of Treasury holds for its Treasury bills, notes or bonds or is derived from its daily yield curve.

      - Federal Funds Rate ("Fed Funds Rate"), which is the rate that banks charge each other on overnight loans made between them, as determined by the Federal Reserve Bank.

      - Prime Rate ("Prime Rate") Index, which is an index based on the interest rate that banks charge to their most credit-worthy customers for short-term loans. The Prime Rate may differ among financial institutions.

      - Monthly Treasury Average ("MTA"), which is a per annum rate equal to the 12-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board.

      - Cost of Funds Index ("COFI"), which is a weighted average cost of funds for savings institutions that are member institutions of various federal banking districts, most commonly by 11th District members of the Federal Home Loan Bank of San Francisco.

      - National Monthly Median Cost of Funds Index ("National Monthly Median COFI"), which is the median COFI of all federal banking districts, or the midpoint value, of institutions' COFI ratios.

      - Cost of Savings Index ("COSI"), which is a weighted average of the rates of interest on the deposit accounts of the federally insured depository institution subsidiaries of Golden West Financial Corporation, which operates under the name World Savings.

      - Consumer Price Index ("CPI"), which is an published monthly by the U.S. Bureau of Labor Statistics that measures the change in the cost of a basket of products and services, including housing, electricity, food and transportation.

      - Certificate of Deposit Indices ("CODI"), which are indices based on the averages of the nationally published secondary market interest rates on nationally traded certificates of deposit, as published by the Federal Reserve Board. The certificates of deposit are issued by banks and other financial institutions and pay a fixed rate of interest for specified maturities.

      - National Average Contract Mortgage Rate ("National Average Contract Mortgage Rate"), which is an index based on a weighted average rate of initial mortgage interest rates paid by home buyers for conventional fixed and adjustable rate single-family homes reported by a sample of mortgage lenders for loans closed for the last five working days of the month. The weightings are determined by the type, size and location of the lender and is reported monthly by the Federal Housing Finance Board.

      - Federal Home Loan Bank Index ("FHLB Index"), which is which is the average interest rate that member banks pay when they borrow money from a Federal Home Loan Bank.

      The Indices described above which are applicable to the Mortgage Loans for a trust fund will be disclosed in the related prospectus supplement.

LOAN-TO-VALUE RATIO

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan plus the principal balance of any senior mortgage loan to the Value of the related Mortgaged Property. If specified in the related Prospectus Supplement, the Loan-to-Value Ratio of certain Mortgage Loans may exceed 100%. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of:

      (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and

      (b)   the sales price for such property.

      "Refinance Loans" are loans made to refinance existing loans. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

      Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement with respect to the Mortgage Loans, including:

      (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date,

      (ii)    the type of property securing the Mortgage Loans,

      (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans,

      (iv) the earliest and latest origination date and maturity date of the Mortgage Loans,

      (v) the range of the Loan-to-Value Ratios at origination of the Mortgage Loans,

      (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans,

      (vii) the state or states in which most of the Mortgaged Properties are located,

      (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans,

      (ix) with respect to ARM Loans, the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan, and

      (x) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions

      The related Prospectus Supplement may specify whether the Mortgage Loans include closed-end and/or revolving home equity loans or certain balances thereof ("Home Equity Loans"), which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or home improvement installment sales contracts or installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. Generally, the home improvements purchased with the Home Improvement Contracts will generally be replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. The related Prospectus Supplement will specify whether the Home Improvement Contracts are partially insured under Title I of the National Housing Act and, if so, the limitations on such insurance.

      If specified in the related Prospectus Supplement, new draws by borrowers under the revolving Home Equity Loans will, during a specified period of time, automatically become part of the Trust Fund for a series. As a result, the aggregate balance of the revolving Home Equity Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal collections are applied to purchase such balances. Such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement.

      The related Prospectus Supplement may specify whether the Mortgage Loans consist, in whole or in part, of conventional manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business (collectively, "Manufactured Housing Contracts"). Such Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia, or by mortgages on the real estate on which the manufactured homes are located.

      The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

      Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

Payment provisions of the mortgage loans

      All of the Mortgage Loans will:

      (i)    have original terms to maturity of not more than 40 years, and

      (ii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other regular interval.

Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement.

GOVERNMENT SECURITIES

      The Prospectus Supplement for a series of Securities evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available,

      (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund,

      (ii) the original and remaining terms to stated maturity of the Government Securities,

      (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both,

      (iv) the interest rates of the Government Securities or the formula to determine such rates, if any,

      (v) the applicable payment provisions for the Government Securities and

      (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

PRE-FUNDING ACCOUNT

      To the extent provided in a Prospectus Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement and in the related Prospectus Supplement), additional Assets (the "Subsequent Assets") from time to time (as frequently as daily) within the number of months specified in the related Prospectus Supplement after the issuance of such series of Securities (not to exceed one year) having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "Pre-Funded Amount") for such series on date of such issuance. The Pre-Funded Amount will not exceed 50% of the proceeds of the offering of the related series of Securities.

ACCOUNTS

      Each Trust Fund will include one or more accounts established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Collection Account and Related Accounts."

CREDIT SUPPORT

      If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in such series and/or by one or more other types of credit support, such as a letter of credit, insurance policy, surety bonds, guarantee, reserve fund or a combination thereof (any such coverage with respect to the Securities of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

      If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include one or more of the following agreements: interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or interest rate swap agreements consistent with the foregoing. The principal terms of any such agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

      The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the payment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

      The yield on any Offered Security will depend on the price paid by the Securityholder, the Pass-Through Rate or interest rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE AND INTEREST RATE

      Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Securities will specify the Pass-

Through Rate or interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

      If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

      Each payment of interest on the Securities (or addition to the Security Balance of a class of Accrual Securities) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate and Interest Rate," if the Interest Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

      The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates. The rate of principal payments on some or all of the classes of Securities of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund. Mortgage Loans with a prepayment premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions or with lower Prepayment Premiums.

      If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Securities, the effect on yield on one or more classes of the Securities of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

      Generally, when a full prepayment is made on a Mortgage Loan, the obligor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Prepayments in full will likely reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Generally, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received.

      The timing of changes in the rate of principal payments on the Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Loans and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

      The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

      If so provided in the Prospectus Supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

      In addition, the weighted average life of the Securities may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Assets in a Trust Fund. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Assets.

      The Prospectus Supplement with respect to each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of such series and the percentage of the initial Security Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

Type of Mortgage Loan

      If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities, thereby lengthening the period of time elapsed from the date of issuance of a Security until it is retired.

      With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each Mortgage Loan generally will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("Buydown Mortgage Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "Buydown Period"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

      The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

Defaults

      The rate of defaults on the Mortgage Loans will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgage Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

Foreclosures

      The number of foreclosures or repossessions and the principal amount of the Mortgage Loans comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Assets and that of the related series of Securities.

Refinancing

      At the request of a mortgagor, the Master Servicer or a Sub-Servicer may allow the refinancing of a Mortgage Loan in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Sub-Servicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Sub-Servicers may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

Due-on-Sale Clauses

      Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Mortgage Loans, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Due-on-Sale Provisions."

                                 THE DEPOSITOR

      Merrill Lynch Mortgage Investors, Inc., the Depositor, is a direct wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc. and was incorporated in the State of Delaware on June 13, 1986. The principal executive offices of the Depositor are located at 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10218-1310. Its telephone number is (212) 449-0357.

      The Depositor's principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of that asset. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE SECURITIES

GENERAL

      The certificates of each series (including any class of certificates not offered hereby) (collectively, the "Certificates") will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an indenture (an "Indenture"). Each series of Securities will consist of one or more classes of Securities that may:

      (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates;

      (ii) be senior (collectively, "Senior Securities") or subordinate (collectively, "Subordinate Securities") to one or more other classes of Securities in respect of certain distributions on the Securities;

      (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Securities");

      (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Securities");

      (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, "Accrual Securities");

      (vi) provide for payments of principal as described in the related Prospectus Supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or

      (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Security component and a Stripped Interest Security component.

      If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Mortgage Loans in the related Mortgage Pool (each such portion of Mortgage Loans, a "Mortgage Loan Group"). Any such classes may include classes of Offered Securities.

      Each class of Offered Securities of a series will be issued in minimum denominations corresponding to the Security Balances or, in case of Stripped Interest Securities, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued in definitive form ("Definitive Securities") or in book-entry form ("Book-Entry Securities"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same class and series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "--Limited Assets."

CATEGORIES OF CLASSES OF SECURITIES

      The Securities of any series may be comprised of one or more classes. Such classes, in general, fall into different categories. The following chart identifies and generally defines certain of the more typical categories. The Prospectus Supplement for a series of Securities may identify the classes which comprise such series by reference to the following categories or another category specified in the related Prospectus Supplement.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
                                               PRINCIPAL TYPES

"Accretion Directed".........................  A class that receives principal payments from the accreted interest from specified Accrual Classes. An
                                               Accretion Directed Class also may receive principal
                                               payments from principal paid on the Mortgage Loans for
                                               the related series.

"Component Securities".......................  A class consisting of "Components." The Components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Lockout Class" (sometimes also referred to
  as a "NAS Class")..........................  A class that is designed to receive no principal payments or a disproportionately small portion of
                                               principal payments from the first Distribution Date
                                               until a Distribution Date specified in the related
                                               Prospectus Supplement.

"Notional Amount Class"......................  A class having no principal balance and bearing interest on the related notional amount. The notional
                                               amount is used for purposes of the determination of
                                               interest distributions.

"Planned Amortization Class" (also sometimes
  referred to as a "PAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming two constant prepayment rates for
                                               the underlying Mortgage Loans. These two rates are the
                                               endpoints for the "structuring range" for the Planned
                                               Amortization Class. The Planned Amortization Classes
                                               in any series of Securities may be subdivided into
                                               different categories (e.g., Planned Amortization Class
                                               I ("PAC I") Planned Amortization Class II ("PAC II")
                                               and so forth) derived using different structuring
                                               ranges.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Scheduled Amortization Class"...............  A class that is designed to receive principal payments using a pre-determined principal balance schedule but
                                               is not designated as a Planned Amortization Class or
                                               Targeted Amortization Class. The schedule is derived
                                               by assuming either two constant prepayment rates or a
                                               single constant prepayment rate for the underlying
                                               Mortgage Loans. In the former case, the two rates are
                                               the endpoints for the "structuring rate" for the
                                               Scheduled Amortization Class and such range generally
                                               is narrower than that for a Planned Amortization
                                               Class. Typically, the Support Class for the applicable
                                               series of Securities generally will represent a
                                               smaller percentage of the Scheduled Amortization Class
                                               than a Support Class generally would represent in
                                               relation to a Planned Amortization Class or a Targeted
                                               Amortization Class.

"Senior Securities"..........................  A class that is entitled to receive payments of principal and interest on each Distribution Date prior
                                               to the classes of Subordinate Securities.

"Senior Support Securities"..................  A class of Senior Securities that bears certain losses allocated to one or more classes of Senior Securities
                                               after the classes of Subordinate Securities are no
                                               longer outstanding.

"Sequential Pay Class".......................  Classes that are entitled to receive principal payments in a prescribed sequence, that do not have
                                               predetermined principal balance schedules and that, in
                                               most cases, are entitled to receive payments of
                                               principal continuously from the first Distribution
                                               Date on which they receive principal until they are
                                               retired. A single class that is entitled to receive
                                               principal payments before or after other classes in
                                               the same series of Securities may be identified as a
                                               Sequential Pay class.

"Strip Class"................................  A class that is entitled to receive a constant proportion, or "strip," of the principal payments on
                                               the underlying Mortgage Loans.

"Mezzanine Securities".......................  A class that is entitled to receive payments of principal and interest on each Distribution Date after
                                               the Senior Securities have received their full
                                               principal and interest entitlements and prior to any
                                               distributions of principal and interest on the classes
                                               of Subordinate Securities.

"Subordinate Securities".....................  A class that is entitled to receive payments of principal and interest on each Distribution Date only
                                               after the Senior Securities and classes of Subordinate
                                               Securities with higher priority of distributions, if
                                               any have received their full principal and interest
                                               entitlements.

"Super Senior Securities"....................  A class of Senior Securities that will not bear its share of certain losses after the class of Subordinate
                                               Securities are no longer outstanding for so long as
                                               one or more other specified classes of Senior
                                               Securities are outstanding.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Support Class" (also sometimes referred to
  as a "Companion Class")....................  A class that is entitled to receive principal payments on any Distribution Date only if scheduled payments
                                               have been made on specified Planned Amortization
                                               Classes, Targeted Amortization Classes and/or
                                               Scheduled Amortization Classes.

Targeted Amortization Class" (also sometimes
  referred to as a "TAC")....................  A class that is designed to receive principal payments using a pre-determined principal balance schedule
                                               derived by assuming a single constant prepayment rate
                                               for the underlying Mortgage Loans.

                                               INTEREST TYPES

"Component Securities".......................  A class consisting of "Components." The components of a class of Component Securities may have different
                                               principal and/or interest payment characteristics but
                                               together constitute a single class and do not
                                               represent severable interests. Each Component of a
                                               class of Component Securities may be identified as
                                               falling into one or more of the categories in this
                                               chart.

"Fixed Rate Class"...........................  A class with an interest rate that is fixed throughout the life of the class.

"Floating Rate Class"........................  A class with an interest rate that resets periodically based upon a designated index and that varies directly
                                               with changes in such index.

"Inverse Floating Rate Class"................  A class with an interest rate that resets periodically based upon a designated index and that varies
                                               inversely with changes in such index and with changes
                                               in the interest rate payable on the related Floating
                                               Rate Class.

"Variable Rate Class"........................  A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of
                                               interest applicable to the Mortgage Loans.

"Interest-Only Class"........................  A class that is entitled to receive some or all of the interest payments made on the Mortgage Loans and
                                               little or no principal. Interest-Only Classes have
                                               either a nominal principal balance or a notional
                                               amount. A nominal principal balance represents actual
                                               principal that will be paid on the class. It is
                                               referred to as nominal since it is extremely small
                                               compared to other classes. A notional amount is the
                                               amount used as a reference to calculate the amount of
                                               interest due on an Interest-Only Class that is not
                                               entitled to any distributions in respect of principal.

CATEGORIES OF CLASSES                          DEFINITION
---------------------                          ----------
"Principal-Only Class".......................  A class that does not bear interest and is entitled to receive only distributions in respect of principal.

"Accrual Class"..............................  A class that accretes the amount of accrued interest otherwise distributable on such class, which amount
                                               will be added as principal to the principal balance of
                                               such class on each applicable Distribution Date. Such
                                               accretion may continue until some specified event has
                                               occurred or until such Accrual Class is retired.

"Step-up Class"..............................  A class that bears interest at one or more higher, or
                                               "stepped-up" Pass-Through Rates or interest rates for
                                               a period of time specified in the related Prospectus
                                               Supplement before resetting to a lower Pass-Through
                                               Rate or interest rate that will remain fixed
                                               thereafter.

      If the Interest Rate of a Floating Rate Class is determined based upon an Index, the Index will be one of the following:

      -   CMT;

      -   CODI;

      -   COFI;

      -   COSI;

      -   CPI;

      -   Fed Funds Rate;

      -   FHLB Index;

      -   GBP LIBOR;

      -   LIBOR;

      -   LIBORSWAP;

      -   MTA;

      -   National Average Contract Mortgage Rate;

      -   National Monthly Median COFI;

      -   Prime Rate;

      -   SIBOR;

      -   SWAPLIBOR; and

      -   T-Bill.

      Each of these indices is described in more detail under "Description of the Trust Funds--The Mortgage Loans--General" above.

DISTRIBUTIONS

      Distributions on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securities in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities (whether Definitive Securities or Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

      All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

      (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

              (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

              (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

              (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

      (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

      (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

      (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

      (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

      As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

      Each class of Securities (other than classes of Stripped Principal Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate" in the case of Certificates). The related Prospectus Supplement will specify the Pass-Through Rate or interest rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. As set forth in the related Prospectus Supplement, interest on the Securities will be calculated on the basis of either a 360-day year consisting of twelve 30-day months or a 360-day year and the actual number of days elapsed in the accrual period for such Securities.

      Distributions of interest in respect of the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the Security Balance thereof on each Distribution Date. With respect to each class of Securities and each Distribution Date (other than certain classes of Stripped Interest Securities), "Accrued Security Interest" will be equal to interest accrued for a specified period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. Accrued Security Interest on Stripped Interest Securities will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Securities will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal.

      The Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Assets in the related Trust Fund. Any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such class. See "Risk Factors--Average Life of Securities; Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

      The Securities of each series, other than certain classes of Stripped Interest Securities, will have a "Security Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. The initial aggregate Security Balance of all classes of Securities of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Security Balance of such class has been reduced to zero. Stripped Interest Securities with no Security Balance are not entitled to any distributions of principal.

COMPONENTS

      To the extent specified in the related Prospectus Supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of such a class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or interest rate, if any, on any such component, respectively.

ALLOCATION OF LOSSES AND SHORTFALLS

      If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

      With respect to any series of Securities evidencing an interest in a Trust Fund, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Mortgage Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Securities. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Securities of such series; provided, however, that any such advance will be reimbursable from any amounts in the Collection Account prior to any distributions being made on the Securities to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Securities. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

      If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

REPORTS TO SECURITYHOLDERS

      With each distribution to holders of any class of Securities of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor a statement setting forth, in each case the following information (but not limited to the following information) to the extent applicable and available:

      (i) the amount of such distribution to holders of Securities of such class applied to reduce the Security Balance thereof;

      (ii) the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

      (iii)      the amount of such distribution allocable to Prepayment
                 Premiums;

      (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Securityholder reasonably requests, to enable Securityholders to prepare their tax returns;

      (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

      (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

      (vii) the number and aggregate principal balance of Mortgage Loans in respect of which:

                (a)   one scheduled payment is delinquent,

                (b)   two scheduled payments are delinquent,

                (c)   three or more scheduled payments are delinquent, and

                (d)   foreclosure proceedings have been commenced;

      (viii) with respect to any Mortgage Loan liquidated during the related Due Period, the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan, and the amount of any loss to Securityholders;

      (ix) with respect to each REO Property relating to a Mortgage Loan and included in the Trust Fund as of the end of the related Due Period, the loan number of the related Mortgage Loan and the date of acquisition;

      (x) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due
               Period:

               (a)   the book value,

               (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement),

                (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, and

                (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

      (xi) with respect to any such REO Property sold during the related Due Period:

                (a)   the aggregate amount of sale proceeds,

                (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan; and

                (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;

      (xii) the aggregate Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

      (xiii) the aggregate amount of principal prepayments made during the related Due Period;

      (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

      (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

      (xvi) the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such Distribution Date;

      (xvii) in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xviii) in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

      (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

      (xx) the aggregate amount of payments by the obligors of default interest, late charges and assumption and modification fees collected during the related Due Period.

      In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Securities or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii),
(xii), (xvi) and (xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Securities. The Prospectus Supplement for each series of Offered Securities will describe any additional information to be included in reports to the holders of such Securities.

      Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Security a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Securityholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Securities--Registration and Definitive Securities."

TERMINATION

      The obligations created by the related Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

      If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by a servicer of the transaction, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

      If so provided in the related Prospectus Supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each such class will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Merrill Lynch, Pierce, Fenner & Smith Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants. In addition, such investors ("Security Owners") will receive all distributions on the Book-Entry Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. The only "Securityholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement. Security Owners will be permitted to exercise the rights of Securityholders under the related Agreement, Trust Agreement or Indenture, as applicable, only indirectly through the Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

      DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

      Cedelbank ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

      The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC. The Euroclear System is operated by JPMorgan Chase Bank, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Euroclear Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

      The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

      Distributions with respect to Securities held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting and may be subject to withholding in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences" in this Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I to the related Prospectus Supplement. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Security under the Indenture, Trust Agreement or Pooling and Servicing Agreement, as applicable, on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

      Cede, as nominee for DTC, will hold the Securities. CEDEL and Euroclear will hold omnibus positions in the Securities on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

      Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

      Because of time zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

      Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

      In the event that any of DTC, CEDEL or Euroclear should discontinue its services, the Administrator would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in the Prospectus under "Description of the Securities--Book Entry Registration and Definitive Securities".

      Securities initially issued in book-entry form will be issued in fully registered certificated form to Security Owners or their nominees (the "Definitive Securities"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

      Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.

                         DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

      REMIC Certificates, Grantor Trust Certificates. Certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement (a "Pooling and Servicing Agreement") among the Depositor, the Master Servicer and the Trustee. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement.

In the context of the conveyance and servicing of the related Assets, the Pooling and Servicing Agreement or the Trust Agreement, as applicable, may be referred to herein as the "Agreement". If specified in the related Prospectus Supplement, certificates that are REMIC Certificates, Grantor Trust Certificates or indebtedness for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement (a "Trust Agreement") between the Depositor and the Trustee. The Assets of such Trust Fund will be serviced by one or more Master Servicers or servicers pursuant to one or more servicing agreements between the Trustee and the Master Servicer or servicer, as applicable (each, a "Servicing Agreement"), each of which may also be referred to herein as the "Agreement". If the Assets of the Trust Fund for such a series consists only of Government Securities, such Assets will be conveyed to the Trust Fund and administered pursuant to a Trust Agreement between the Depositor and the Trustee, which may also be referred to herein as the "Agreement".

      Certificates That Are Partnership Interests for Tax Purposes and
Notes. Certificates that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Trust Agreement between the Depositor and the Trustee. The Assets of the related Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with a servicing agreement (a "Servicing Agreement") among the Depositor, the Servicer and the Trustee. In the context of the conveyance and servicing of the related Assets, a Servicing Agreement may be referred to herein as the "Agreement".

      A series of Notes issued by a Trust Fund will be issued pursuant to the indenture (the "Indenture") between the related Trust Fund and an indenture trustee (the "Indenture Trustee") named in the related Prospectus Supplement.

      Notwithstanding the foregoing, if the Assets of a Trust Fund consist only of Government Securities, such Assets will be conveyed to the Trust Fund and administered in accordance with the terms of the Trust Agreement, which in such context may be referred to herein as the Agreement.

      General. Any Master Servicer and the Trustee with respect to any series of Securities will be named in the related Prospectus Supplement. In any series of Securities for which there are multiple Master Servicers, there may also be multiple Mortgage Loan Groups, each corresponding to a particular Master Servicer; and, if the related Prospectus Supplement so specifies, the servicing obligations of each such Master Servicer will be limited to the Whole Loans in such corresponding Mortgage Loan Group. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Agreement for any Trust Fund. Such servicer will service all or a significant number of Mortgage Loans directly without a Sub-Servicer. The obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this Prospectus to Master Servicer and its rights and obligations shall be deemed to also be references to any servicer servicing Mortgage Loans directly without a Master Servicer. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. Forms of a Pooling and Servicing Agreement, a Sale and Servicing Agreement and a Trust Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

      The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Security" refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Securities without charge upon written request of a holder of a Security of such series addressed to Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center, North Tower, 10th Floor, New York, New York 10281-1310. Attention: Jack Ross.

ASSIGNMENT OF ASSETS; REPURCHASES

      At the time of issuance of any series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include detailed information in respect of each Loan included in the related Trust Fund.

      With respect to each Mortgage Loan, except as otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. The Asset Seller will be required to agree to repurchase, or substitute for (or cause another party to repurchase or substitute for), each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. The related Prospectus Supplement will specify whether the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Mortgage Loan.

      The Trustee (or a custodian) will review such Mortgage Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall notify the Master Servicer and the Depositor, and the Master Servicer shall notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Mortgage Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

      Notwithstanding the preceding two paragraphs, the related Prospectus Supplement will specify whether the documents with respect to Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts will be delivered to the Trustee (or a custodian), or whether they will be retained by the Master Servicer, which may also be the Asset Seller. The related Prospectus Supplement will specify whether assignments of the related Mortgages to the Trustee will be recorded.

      With respect to each Government Security in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security to be registered directly or on the books of such clearing corporation or of one or more securities intermediaries in the name of the Trustee for the benefit of the Securityholders. The related Prospectus Supplement will specify whether the related Agreement will require that either the Depositor or the Trustee promptly cause any Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      The Depositor will, with respect to each Mortgage Loan, assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters:

      (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Assets appearing as an exhibit to the related Agreement;

      (ii) the existence of title insurance insuring the lien priority of the Mortgage Loan;

      (iii)   the authority of the Warranting Party to sell the Mortgage Loan;

      (iv)    the payment status of the Mortgage Loan;

      (v) in the case of a Mortgage Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and

      (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

      Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

      Representations and warranties made in respect of a Mortgage Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Mortgage Loan. In the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Mortgage Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

      Each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests therein of the Securityholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Mortgage Loan, the "Purchase Price" is at least equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Mortgage Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Mortgage Loan from the Trust Fund and substitute in its place one or more other Mortgage Loans in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute a Mortgage Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Warranting Party.

      Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Mortgage Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Mortgage Loans.

      The Warranting Party will, with respect to a Trust Fund that includes Government Securities, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities, covering the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and covering the authority of the Warranting Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

      A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (or a higher percentage set forth in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default".

COLLECTION ACCOUNT AND RELATED ACCOUNTS

General

      The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Collection Account"), which must be either

      (i) an account or accounts the deposits in which are insured by the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and, if so specified in the related Prospectus Supplement, the uninsured deposits in which are otherwise secured such that the Trustee have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or

      (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Securities of such series.

      The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Any interest or other income earned on funds in the Collection Account will be paid to a Master Servicer or its designee as additional servicing compensation. The

Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

Deposits

      A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds as frequently as required in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

      (i) all payments on account of principal, including principal prepayments, on the Assets;

      (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

      (iii) all proceeds of the hazard insurance policies to be maintained in respect of each Mortgaged Property securing a Mortgage Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Securities as described under "Description of Credit Support";

      (v) any advances made as described under "Description of the Securities--Advances in Respect of Delinquencies";

      (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

      (vii) all proceeds of any Asset or, with respect to a Mortgage Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Mortgage Loans," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination" (also, "Liquidation Proceeds");

      (viii) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Mortgage Loans in the Trust Fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

      (ix) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the Mortgage Loans;

      (x) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

      (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

      (xii) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the related Prospectus Supplement.

Withdrawals

      A Master Servicer or the Trustee may, from time to time, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

      (i)      to make distributions to the Securityholders on each Distribution
               Date;

      (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Mortgage Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans;

      (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Mortgage Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Mortgage Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties;

      (iv) to reimburse a Master Servicer for any advances described in clause (ii) above and any servicing expenses described in clause
               (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses
               (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any remain outstanding, and otherwise any outstanding class of Securities, of the related series;

      (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

      (vi) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

      (vii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

      (viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

      (ix) to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

      (x) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

      (xi) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

      (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

      (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

      (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Securityholders;

      (xv) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

      (xvi) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

      (xvii)    to make any other withdrawals permitted by the related
                Agreement; and

      (xviii) to clear and terminate the Collection Account at the termination of the Trust Fund.

Other Collection Accounts

      Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Collection Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

      The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Mortgage Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans and held for its own account, provided such procedures are consistent with:

      (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support,"

      (ii)    applicable law and

      (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard").

In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on a Mortgage Loan.

      Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to a Mortgage Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans. The Master Servicer (or another party specified in the related Prospectus Supplement), will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

      The Master Servicer may agree to modify, waive or amend any term of any Mortgage Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan or, in its judgment, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Mortgage Loan if, in its judgment, a material default on the Mortgage Loan has occurred or a payment default is imminent, and in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Mortgage Loan.

SUB-SERVICERS

      A Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Securities is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

      The Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest; Servicing Compensation and Payment of Expenses."

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      The Master Servicer is required to monitor any Mortgage Loan which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

      Any Agreement relating to a Trust Fund that includes Mortgage Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Mortgage Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

      If so specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Mortgage Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Securityholder) that constitutes a fair price for such defaulted Mortgage Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

      The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Mortgage Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent.

      If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within three years of acquisition, unless the Internal Revenue Service grants an extension of time to sell such property, or unless the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to three years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Security is outstanding. Subject to the foregoing, the Master Servicer will be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

      The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

      If recovery on a defaulted Mortgage Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon at the Mortgage Rate, as applicable, plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan.

      If any property securing a defaulted Mortgage Loan is damaged, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      As servicer of the Mortgage Loans, a Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans.

      If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Mortgage Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

PRIMARY MORTGAGE INSURANCE POLICIES

      The Master Servicer will maintain or cause to be maintained, as the case may be and as permitted by law, in full force and effect, to the extent specified in the prospectus supplement, a primary mortgage insurance policy (each, a "Primary Mortgage Insurance Policy") with regard to each Mortgage Loan for which that coverage is required. Unless required by law, the Master Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

      Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on the Mortgage Loan and reimbursement of certain expenses, less:

      - all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the property;

      - hazard insurance proceeds in excess of the amount required to restore the property and which have not been applied to the payment of the Mortgage Loan;

      - amounts expended but not approved by the insurer of the related primary mortgage insurance policy;

      - claim payments previously made by the insurer; and

      - unpaid premiums.

      Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of default in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, losses sustained by reason of a default arising from or involving certain matters, including:

      - fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the Mortgage Loan;

      - failure to construct the property subject to the Mortgage Loan in accordance with specified plans;

      - physical damage to the property; and

      - the related Master Servicer not being approved as a Master Servicer by the insurer.

      Evidence of each Primary Mortgage Insurance Policy will be provided to the Trustee simultaneously with the transfer to the Trustee of the Mortgage Loan. The Master Servicer, on behalf of itself, the Trustee and the securityholders, is required to present claims to the insurer under any Primary Mortgage Insurance Policy and to take reasonable steps that are necessary to permit recovery thereunder with respect to defaulted Mortgage Loans. Amounts collected by the Master Servicer on behalf of itself, the Trustee and the securityholders shall be deposited in the related Collection Account for distribution as set forth above.

HAZARD INSURANCE POLICIES

      Generally, each Agreement for a Trust Fund comprised of Mortgage Loans will require the Master Servicer to cause the mortgagor on each Mortgage Loan to maintain a hazard insurance policy providing for such coverage as is required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

      The hazard insurance policies covering the Mortgaged Properties securing the Mortgage Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Each Agreement for a Trust Fund comprised of Mortgage Loans will require the Master Servicer to cause the mortgagor on each Mortgage Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

      Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer or Sub-Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

      Under the terms of the Mortgage Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Mortgage Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

      Each Agreement will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

DUE-ON-SALE PROVISIONS

      The Mortgage Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Mortgage Loan upon any sale, transfer or conveyance of the related Mortgaged Property. The Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. The related Prospectus Supplement will specify whether any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation.

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

      The Master Servicer's primary servicing compensation with respect to a series of Securities will be set forth in the related Prospectus Supplement. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Securities evidencing interests in a Trust Fund that includes Mortgage Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Sub-Servicer pursuant to the Agreement.

      The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Mortgage Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

      If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Mortgage Loans in the related Trust Fund during such period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

      The related Prospectus Supplement will identify each party that will be required to deliver annually to the Trustee, Master Servicer or us, as applicable, on or before the date specified in the applicable agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

      In addition, for each year in which a Report on Form 10-K is required to be filed, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the Trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

      - a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

      - a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

      - the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

      - a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria.

      Each party that is required to deliver an Assessment of Compliance will also be required to deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

      For each year in which a Report on Form 10-K is required to be filed, the Depositor will cause all such items to be filed on a Form 10-K.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

      The Master Servicer, if any, or a servicer for substantially all the Mortgage Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Mortgage Loans.

      The related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

      Each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder.

      Each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense:

      (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement);

      (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement;

      (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties;

      (iv) incurred in connection with any violation of any state or federal securities law; or

      (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement.

      In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

      Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT UNDER THE AGREEMENT

      Generally, Events of Default under the related Agreement will include:

      (i) any failure by the Master Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee or Indenture Trustee, as applicable, for distribution to Securityholders, any required payment that continues after a grace period, if any;

      (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (or such other period specified in the related Prospectus Supplement) after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights;

      (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for thirty days (or such longer period specified in the related Prospectus Supplement) after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; and

      (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) and additions to the foregoing Events of Default will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all

Securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

      The manner of determining the "Voting Rights" of a Security or class or classes of Securities will be specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT UNDER THE AGREEMENT

      So long as an Event of Default under an Agreement remains unremedied, the Trustee may, and if specified in the related Prospectus Supplement, at the direction of holders of Securities evidencing a percentage set forth in the related Prospectus Supplement of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Mortgage Loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, if specified in the related Prospectus Supplement, at the written request of the holders of Securities entitled to a percentage set forth in the related Prospectus Supplement of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

      If specified in the related Prospectus Supplement, holders of Securities representing a percentage set forth in the related Prospectus Supplement of the Voting Rights allocated to the respective classes of Securities affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (i) under "Events of Default" may be waived only by all of the Securityholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No Securityholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing a percentage set forth in the related Prospectus Supplement of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for the number of days set forth in the related Prospectus Supplement has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Securities covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

      Each Agreement may be amended by the parties thereto, without the consent of any of the holders of Securities covered by the Agreement:

      (i)    to cure any ambiguity or correct any mistake,

      (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related Prospectus Supplement,

      (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof,

      (iv) to modify, alter, amend, add to or rescind any of the terms or provisions contained in the Agreement, or

      (v) to comply with any requirements imposed by the Code; provided, however, that, in the case of clauses (iii) and (iv), such amendment will not, as evidenced by an opinion of counsel to such affect, adversely affect in any material respect the interests of any Securityholder; provided, further, however, that such amendment will be deemed to not adversely affect in any material respect the interest of any Securityholder if the Person requesting such amendment obtains a letter from each applicable Rating Agency stating that such amendment will not result in a reduction or withdrawal of its rating of any class of the related Security.

      Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the percentage of holders of Securities specified in the related Prospectus Supplement affected thereby of the Voting Rights, for any purpose; provided, however, no such amendment may:

      (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Security without the consent of the holder of such Security or

      (ii) reduce the consent percentages described in this paragraph without the consent of the holders of all Securities covered by such Agreement then outstanding.

      However, with respect to any series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Securities are outstanding.

THE TRUSTEE

      The Trustee under each Agreement or Trust Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The Trustee will make no representations as to the validity or sufficiency of any Agreement or Trust Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Master Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement or Trust Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement or Trust Agreement, as applicable.

CERTAIN MATTERS REGARDING THE TRUSTEE

      The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's:

      (i) enforcing its rights and remedies and protecting the interests of the Securityholders during the continuance of an Event of Default,

      (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Securities,

      (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or

      (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to the percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Securities of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

      Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

CERTAIN TERMS OF THE INDENTURE

      Events of Default. Events of Default under the Indenture for each series of Notes include:

       (i) default for thirty (30) days (or such other number of days specified in such Prospectus Supplement) or more in the payment of any principal of or interest on any Note of such series;

       (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty
              (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

      (iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;

      (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or

      (v) any other Event of Default provided with respect to Notes of that series.

      Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) and additions to the foregoing Events of Default will be specified in the related Prospectus Supplement. If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such series.

      If, following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such series for thirty (30) days or more, unless:

      (a) the holders of 100% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale,

      (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or

      (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series.

      In the event that the Indenture Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days (or such other number of days specified in the related Prospectus Supplement) or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

      In the event the principal of the Notes of a series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

      Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing with respect to a series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such series affected thereby.

      Discharge of the Indenture. The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such series.

      In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

      Indenture Trustee's Annual Report. The Indenture Trustee for each series of Notes will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

      The Indenture Trustee. The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

      The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates or the Master Servicer or any of its affiliates.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

      For any series of Securities Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Securities, letters of credit, insurance policies, surety bonds, guarantees, the establishment of one or more reserve funds or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

      The Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "Covered Trust"), holders of Securities evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

      If Credit Support is provided with respect to one or more classes of Securities of a series, or the related Assets, the related Prospectus Supplement will include a description of:

      (a)   the nature and amount of coverage under such Credit Support,

      (b)   any conditions to payment thereunder not otherwise described herein,

      (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced, and

      (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including

           (i)    a brief description of its principal business activities,

           (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

           (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

           (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

See "Risk Factors--Credit Support Limitations--Risk That Credit Support Will Not Cover All Losses."

SUBORDINATE SECURITIES

      If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

      If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Assets prior to distributions on Subordinate Securities evidencing interests in a different group of Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES

      If so provided in the Prospectus Supplement for a series of Securities, the Mortgage Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees.

LETTER OF CREDIT

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Assets on the related Cut-off Date or of the initial aggregate Security Balance of one or more classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund.

INSURANCE POLICIES AND SURETY BONDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement.

RESERVE FUNDS

      If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Securities.

      Generally, moneys deposited in any Reserve Funds will be invested in Permitted Investments. If specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The related Prospectus Supplement will specify whether the Reserve Fund, if any, for a series will not be a part of the Trust Fund.

      Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Securityholders and use of investment earnings from the Reserve Fund, if any.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains summaries, which are general in nature, of certain state law legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by the applicable laws of the state in which the related Mortgaged Property is located (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

      All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Service Members Civil Relief Act) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representations and warranties, if applicable, will be set forth in the Prospectus Supplement.

COOPERATIVE LOANS

      If specified in the Prospectus Supplement relating to a series of Offered Securities, the Mortgage Loans may also consist of cooperative apartment loans ("Cooperative Loans") secured by security interests in shares issued by a cooperative housing corporation (a "Cooperative") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the Cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

      Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the Cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

      The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See "Foreclosure--Cooperatives" below.

FORECLOSURE

General

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

Judicial Foreclosure

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

Non-Judicial Foreclosure/Power of Sale

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

Rights of Redemption

      The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than three years. With respect to a series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than three years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

Cooperative Loans

      The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. Under the proprietary lease or occupancy agreement such a default will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon. Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

      In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building when it was so converted.

JUNIOR MORTGAGES

      Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

      Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

      In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

      Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

      Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an "owner" or "operator" of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Fund) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Securities might realize a loss if such costs were required to be paid by the Trust Fund.

DUE-ON-SALE CLAUSES

      Unless the related Prospectus Supplement indicates otherwise, the Mortgage Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

      The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

SUBORDINATE FINANCING

      Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

      Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SERVICEMEMBERS CIVIL RELIEF ACT

      The Servicemembers Civil Relief Act was recently signed into law, revising the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"). Under the terms of the Relief Act, a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% (and all interest in excess of 6% shall be forgiven) during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of all branches of the military (including draftees and reservists in military service called to active duty). Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances and may not be covered by any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

      Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

      In the event of a forfeiture proceeding, a lender may be able to avoid forfeiture of its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

THE CONTRACTS

      General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the Depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor or the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the Depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the Depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

      Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building materials or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

      Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

      Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's mortgage loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment. Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

      Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

      In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection of the security interest.

      Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

      Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

      Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract that is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on Mortgage Loans covered by Title V.

      Installment Contracts. The Mortgage Loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates represents the opinion of Dechert LLP, counsel to the Depositor, as of the date of this Prospectus. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Securities applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities.

      The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. Persons as well.

GENERAL

      The federal income tax consequences to Securityholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular series of Securities as a REMIC under the Code. The Prospectus Supplement for each series of Securities will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

      If the related Prospectus Supplement indicates that the Trust Fund will be treated as a grantor trust, then Dechert LLP will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E,
Part I of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

      1.     Single Class of Grantor Trust Certificates

      Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Loans in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. A Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Loans. The Mortgage Loans would then be subject to the "coupon stripping" rules of the Code discussed below.

      Generally, as to each series of Certificates evidencing an interest in a Trust Fund comprised of Mortgage Loans, Dechert LLP will have advised the Depositor that:

      (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Loans will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Loans represented by that Grantor Trust Certificate are of a type described in such Code section;

      (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Loans will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Loans will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Loans represented by that Grantor Trust Certificate are of a type described in such Code section;

      (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3); and

      (iv) a Grantor Trust Certificate representing interests in obligations secured by manufactured housing treated as a single-family residence under Section 25(e)(10) of the Code will be considered interests in "qualified mortgages" as defined in Section 860G(a)(3) of the Code.

      The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities which constitute "stripped bonds" or "stripped coupons" as those terms are defined in Code Section 1286, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having OID based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the OID on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

      Buydown Loans. The assets constituting certain Trust Funds may include Buydown Loans. The characterization of any investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such Buydown Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, Grantor Trust Certificateholders should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Trust Fund that includes Buydown Loans.

      Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Loan based on each Mortgage Loan's relative fair market value, so that such holder's undivided interest in each Mortgage Loan will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Loans at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Loans were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Loan) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      On December 30, 1997 the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the Certificates. Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described above. Prospective Certificateholders should consult their tax advisors regarding the possible application of the amortizable Bond Premium Regulations.

      Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID")(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, as amended on June 11, 1996, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Loans meeting the conditions necessary for these Sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

      Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Loan is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Loan allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

      For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)   the total remaining market discount and

      (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

      For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      2.     Multiple Classes of Grantor Trust Certificates

      a.     Stripped Bonds and Stripped Coupons

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Loans (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

      Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Loan principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Loan by Mortgage Loan basis, which could result in some Mortgage Loans being treated as having more than 100 basis points of interest stripped off.

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an in interest in Mortgage Loans issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Loan is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Loans as market discount rather than OID if either:

      (i) the amount of OID with respect to the Mortgage Loans is treated as zero under the OID de minimis rule when the Certificate was stripped or

      (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Loans.

      Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Loan. However, based on the recent IRS guidance, it appears that all payments from a Mortgage Loan underlying a Stripped Coupon Certificate should be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Loan would be included in the Mortgage Loan's stated redemption price at maturity for purposes of calculating income on such certificate under the OID rules of the Code.

      It is unclear under what circumstances, if any, the prepayment of Mortgage Loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Loans, or if no prepayment assumption is used, then when a Mortgage Loan is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Loan.

      Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

      Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Loans of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Loans. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Grantor Trust Certificates should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured, directly or indirectly, by an interest in real property" within the meaning of Code Section 860G(a)(3).

      b. Grantor Trust Certificates Representing Interests in Loans other than ARM Loans

      The OID rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of OID in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor

Trust Certificate representing an interest in Mortgage Loans other than Mortgage Loans with interest rates that adjust periodically (ARM Loans) likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Loans should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

      Under the Code, the Mortgage Loans underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Loan's stated redemption price at maturity over its issue price. The issue price of a Mortgage Loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Loan is the sum of all payments to be made on such Mortgage Loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will generally utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption"), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

      Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by:

      (i)    adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and

           (b) any payments included in the state redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

      The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

      OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loan, no OID attributable to the difference between the issue price and the original principal amount of such Mortgage Loan (i.e. points) will be includible by such holder. Other OID on the Mortgage Loans (e.g., that arising from a "teaser" rate) would still need to be accrued.

      c.     Grantor Trust Certificates Representing Interests in ARM Loans

      The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

      3.     Sale or Exchange of a Grantor Trust Certificate

      Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (generally more than one year). Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations.

      Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

      4.     Non-U.S. Persons

      Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Loans that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Loans issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). Additional restrictions apply to Mortgage Loans where the mortgagor is not a natural person in order to qualify for the exemption from withholding.

      5.     Information Reporting and Backup Withholding

      The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld on account of backup withholding from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

NEW WITHHOLDING REGULATIONS

      On January 1, 2001 new regulations (the "New Regulations") became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

      The Trust Fund relating to a series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions Tax and Other Taxes" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the

Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Dechert LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

      In general, with respect to each series of Certificates for which a REMIC election is made, (i) such Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) such Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code
Section 856(c)(4)(A); and (iii) interest on such Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Loans held pending distribution on the REMIC Certificates will be considered to be real estate assets for purposes of Code Section 856(c). The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      In some instances the Mortgage Loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Loans contained in "--Single Class of Grantor Trust Certificates" above. REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(ii). REMIC Certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1).

      A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that obligations secured by manufactured housing that qualify as "single-family residences" within the meaning of Code
Section 25(e)(10) may be treated as "qualified mortgages" of a REMIC. Under Code
Section 25(e)(10), the term "single-family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

      Tiered REMIC Structures. For certain series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such series of Certificates, Dechert LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC, respectively, will be considered to evidence ownership of REMIC

Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

      Only REMIC Certificates, other than the residual interest in the Subsidiary REMIC, issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Code Section 856(c)(4)(A); (ii) "loans secured by an interest in real property" under Code Section 7701(a)(19)(C); and (iii) whether the income on such Certificates is interest described in Code Section 856(c)(3)(B).

      1.     Taxation of Owners of REMIC Regular Certificates

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the 1986 Act. Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC

Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificate's stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

      Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Loans exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in regulations, with respect to OID, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

      Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than a REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

      Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by:

       (i)   adding

           (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption, and

           (b) any payments included in the stated redemption price at maturity received during such accrual period, and

      (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

      (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less

      (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

      Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

      (i)    such interest is unconditionally payable at least annually,

      (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

      (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

      The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election and thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

      Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of

      (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over

      (ii)   the price for such REMIC Regular Certificate paid by the purchaser.

      A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Code Section 1276 such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

      Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of:

      (i)    the total remaining market discount and

      (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of:

      (a)   the total remaining market discount and

      (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On December 30, 1997, the IRS issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6). Absent further guidance from the IRS the Trust intends to account for amortizable bond premium in the manner described above. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

      Effects of Defaults and Delinquencies. Certain series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Loans, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. Timing and characterization of such losses is discussed in "--Taxation of Owners of REMIC Regular Certificates--Treatment of Realized Losses" below.

      Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221. Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income.

      The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Taxation of Owners of REMIC Residual Certificates--Pass-Through Non-Interest Expenses of the REMIC" below.

      Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Loans remaining in the related Trust Fund have been liquidated or the Certificates of the related series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

      Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the Issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

      Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes; provided that the REMIC Regular Certificate is not held in connection with the conduct of a United States trade or business. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

      Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient on account of backup withholding would be allowed as a credit against such recipient's federal income tax liability.

      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

      2.     Taxation of Owners of REMIC Residual Certificates

      Allocation of the Income of the REMIC to the REMIC Residual
Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions Tax and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Loans and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

      (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

      (ii)    all bad loans will be deductible as business bad debts, and

      (iii)   organizational expenses are not deductible.

      The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Loans may differ from the time of the actual loss on the Mortgage Loan. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Loans and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      Mark to Market Rules. A Residual Certificate acquired after January 3, 1995 cannot be marked to market.

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a "single class REMIC," however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. The expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

      In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. This reduction is currently scheduled to be phased-out over a five-year period beginning in 2006. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the

      IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

      Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder; (ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below. An exception to the excess inclusion rules that applied to thrifts holding certain residuals was repealed by the Small Business Tax Act of 1996.

      Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain Cooperatives are subject to similar rules.

      Fees Paid to Transferee of a REMIC Residual Certificate. The federal income tax consequences of any consideration paid to a transferee on a transfer of a REMIC Residual Certificate are unclear. Recently issued regulations require a transferee of a noneconomic residual interest to recognize any fee received to induce such transferee to become a holder of such interest over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss in a manner that reasonably reflects the after-tax costs and benefits (without regard to such fee) of holding such interest. The regulations provide two safe harbor methods that would satisfy this requirement. Under one method, the fee is recognized in accordance with the method of accounting, and over the same period, that the taxpayer uses for financial reporting purposes, provided that the fee is included in income for financial reporting purposes over a period that is not shorter than the period during which the applicable

REMIC is expected to generate taxable income. Under a second method, the fee is recognized ratably over the anticipated weighted average life of the applicable REMIC (as determined under applicable Treasury regulations) remaining as of the date of acquisition of the noneconomic residual interest. The IRS may provide additional safe harbor methods in future guidance. Once a taxpayer adopts a particular method of accounting for such fees, the taxpayer generally may not change to a different method without consent of the IRS. Under the regulations, if any portion of such a fee has not been recognized in full by the time the holder of a noneconomic residual interest disposes of such interest, then the holder must include the unrecognized portion in income at that time. The regulations also provide that such a fee shall be treated as income from sources within the United States. Any transferee receiving consideration with respect to a REMIC Residual Certificate should consult its tax advisors.

      Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

      Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

      3.     Prohibited Transactions Tax and Other Taxes

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any series of Certificates will accept contributions that would subject it to such tax.

      In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of Certificates arises out of or results from (i) a breach of the related Master Servicer's, Trustee's or Asset Seller's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such Master Servicer, Trustee or Asset Seller, as the case may be, out of its own funds or (ii) the Asset Seller's obligation to repurchase a Mortgage Loan, such tax will be borne by the Asset Seller. In the event that such Master Servicer, Trustee or Asset Seller, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such series and will result in a reduction in amounts available to be distributed to the Certificateholders of such series.

      4.     Liquidation and Termination

      If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

      5.     Administrative Matters

      Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

      6.     Tax-Exempt Investors

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.

      7.     Residual Certificate Payments--Non-U.S. Persons

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates--Non U.S. Persons" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties or the "portfolio interest" exemption. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

      REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (i) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' Cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and (C) a rural electric or telephone Cooperative.

      A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain Cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988. Under the Taxpayer Relief Act of 1997, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, unless the Master Servicer receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate unless no significant purpose of the transfer is to impede the assessment or collection of tax. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

      The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic REMIC Residual Certificate is presumed to be a valid transfer that will be respected for federal income tax purposes. To be respected under the safe harbor:

      - the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts when they become due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due (the "reasonable investigation requirement");

      - the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC Residual Certificate the transferee may incur tax liabilities in excess of the cash flow from the REMIC Residual Certificate and that the transferee intends to pay taxes associated with holding the Residual Certificate as they become due;

      - the transferee must represent that it will not cause income from the REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer (together with the representation described in the preceding bullet point, the "transferee representation requirement"); and

      the transfer must satisfy either the "asset test" or the "formula test".

      A transfer satisfies the "asset test" if the following three conditions are satisfied:

      for financial reporting purposes, the transferee's gross assets exceed $100 million and its net assets exceed $10 million at the time of the transfer and at the close of both of the transferee's two preceding fiscal years, excluding certain related party obligations and certain assets held with a principal purpose of satisfying this requirement;

      the transferee is a domestic C corporation (other than a tax-exempt corporation, regulated investment company, real estate investment trust, REMIC or Cooperative) that will not hold the REMIC Residual Certificate through a foreign permanent establishment (an "Eligible C Corporation") and agrees in writing that any subsequent transfer of the REMIC Residual Certificate will be to an Eligible C Corporation and will satisfy the asset test and the other requirements for the subsequent transfer to satisfy the safe harbor; and

      a reasonable person would not conclude, based on the facts and circumstances known to the transferor (including any payment made to the transferee), that the taxes associated with the REMIC Residual Certificate will not be paid.

      A transfer satisfies the "formula test" if the transfer is not a direct or indirect transfer of the REMIC Residual Certificate to a foreign permanent establishment or fixed based (within the meaning of an applicable income tax treaty) of a domestic transferee, and if the present value of the anticipated tax liabilities associated with holding the noneconomic REMIC Residual Certificate does not exceed the sum of:

      the present value of any consideration given to the transferee to acquire the interest;

      the present value of the expected future distributions on the interest;
and

      the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

      For purposes of the computations under the formula test, the transferee generally is assumed to pay tax at the highest rate of tax specified in Code
Section 11(b)(1). However, if the transferee has been subject to the alternative minimum tax under Code Section 55 in the preceding two years and will compute its taxable income in the current year using the alternative minimum tax rate, then the tax rate specified in Code Section 55(b)(1)(B) may be used in lieu of the highest rate specified in Code Section 11(b)(1). Further, present values generally are computed using a discount rate equal to the federal short-term rate prescribed by Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee. In some situations, satisfaction of the formula test would require the transferor of a noneconomic REMIC Residual Certificate to pay more consideration to the transferee than would otherwise be the case.

      All transfers of REMIC Residual Certificates will be subject to certain restrictions that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will include requirements that (i) the transferor represent to the Master Servicer or the Trustee that it has conducted an investigation of the transferee and made the findings needed to satisfy the reasonable investigation requirement, (ii) the proposed transferee provides to the Master Servicer or the Trustee the representations needed to satisfy the transferee representation requirement and
(iii) the proposed transferee agrees that it will not transfer the REMIC Residual Certificate to any person unless that person agrees to comply with the same restrictions on future transfers. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the foregoing rules, which would result in the retention of tax liability by such purchaser.

      Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form W-8ECI.

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

TAX CHARACTERIZATION OF A TRUST FUND AS A PARTNERSHIP

      Dechert LLP, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or (2) the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

      If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

      1.     Tax Consequences to Holders of the Notes

      Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

      OID, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the related Prospectus Supplement.

      Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Code
Section 1281) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Code Section 1281 to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

      Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note.

      The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

      Such gain or loss generally will be long-term capital gain or loss if the Note were held for more than one year. Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates. The use of capital losses is subject to limitations. Prospective investors should consult their own tax advisors concerning the treatment of capital gains.

      Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Depositor (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust Fund or the Asset Seller is a "related person" within the meaning of the Code and (ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8BEN or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

      Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold a portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Depositor, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

      2.     Tax Consequences to Holders of the Certificates

      Treatment of the Trust Fund as a Partnership. The Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Master Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

      Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the related Prospectus Supplement.

      Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Mortgage Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Mortgage Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass-Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premiums payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass-Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

      All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

      An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

      The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

      Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

      If the Trust Fund acquires the Mortgage Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

      Section 708 Termination. Under Code Section 708, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. Pursuant to formal Treasury regulations issued May 8, 1997 under Code Section 708, if such a termination occurs, the Trust Fund (the "old partnership") would be deemed to contribute its assets to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

      Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

      Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

      If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

      Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Code Section 754. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

      Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Code Section 6031, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

      The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

      Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Code Section 1446, as if such income were effectively connected to a U.S. trade or business, at a rate equal to the highest rate of tax specified in Code Section 11(b)(i) in the case of foreign holders that are taxable as corporations and equal to the highest rate of tax specified in Code Section 1 in the case of all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8BEN, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust Fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be enticed to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to backup withholding tax if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

      New Withholding Regulations. On January 1, 2001 the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

TAX TREATMENT OF CERTIFICATES AS DEBT FOR TAX PURPOSES

      1.     Characterization of the Certificates as Indebtedness

      If the related Prospectus Supplement indicates that the Certificates will be treated as indebtedness for federal income tax purposes, then based on the application of existing law to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement as in effect on the date of issuance of the Certificates, Dechert LLP, special tax counsel to the Depositor ("Tax Counsel"), will deliver its opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date.

      The Depositor and the Certificateholders will express in the related Trust Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the related Assets. The Depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Depositor may treat this transaction as a sale of an interest in the related Assets for financial accounting and certain regulatory purposes.

      In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the IRS and the courts have set forth several factors to be take into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel will analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans will be retained by the Depositor and not transferred to the Certificate Owners.

      In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel will advise that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

      2.     Taxation of Interest Income of Certificate Owners

      Assuming that the Certificate Owners are holders of debt obligations for U.S. federal tax purposes, the Certificates generally will be taxable in the following manner. While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under the OID Regulations it is possible that the Certificates could nevertheless be deemed to have been issued with OID if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate owners as OID, but would not be includible again when the interest is actually received.

      3. Possible Classification of the Trust Fund as a Partnership or Association Taxable as a Corporation

      Based on application of existing laws to the facts as set forth in the Trust Agreement and other relevant documents and assuming compliance with the terms of the Trust Agreement, Tax Counsel will deliver its opinion that the transaction will not be treated as a partnership or an association taxable as a corporation. The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Depositor and the Certificate Owners resulting form this transaction is that of a partnership (including a publicly traded partnership treated as a corporation), or an association taxable as a corporation. Since Tax Counsel will advise that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes and that the entity constituted by the Trust will not be a publicly traded partnership treated as a corporation or an association taxable as a corporation, the Depositor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were treated as indebtedness.

      If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust Fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives form the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

      If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Depositor and each

Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

      4.     Possible Classification as a Taxable Mortgage Pool

      In relevant part, Code Section 7701(i) provides that any entity (or portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

      In the case of a Trust Fund containing Mortgage Loans, assuming that all of the provisions of the Trust Agreement, as in effect on the date of issuance, will be complied with, Tax Counsel will deliver its opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under Code Section 7701(i) because only one class of indebtedness secured by the Mortgage Loans will be issued.

      The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Trust Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

      5.     Foreign Investors

      In general, subject to certain exception, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United sates and the Certificate Owner provides the required foreign person information certification.

      If the interest of the Certificate Owners were deemed to be partnership interest, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

      If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

      6.     Backup Withholding

      Certain Certificate Owners may be subject to backup withholding with respect to interest paid on the Certificates if the Certificate Owners, upon issuance of the Certificates, fail to supply the Trustee or the Certificate Owners' brokers with their respective taxpayer identification numbers, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee of the Certificate Owners' brokers with certified statements, under penalty of perjury, that they are not subject to backup withholding. The backup withholding rate is currently 28%. This rate is scheduled to adjust for tax years after 2010.

      The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not to subject to backup withholding. Should a non-exempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to backup withhold from interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

      7.     New Withholding Regulations

      On January 1, 2001, the New Regulations became effective (subject to certain transition rules) which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                 TAXATION OF CLASSES OF RECOMBINABLE SECURITIES

GENERAL

      The arrangement pursuant to which the recombinable securities of a series are created, sold and administered (an "RS Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for recombinable securities will be the assets of the RS Pool and the classes of recombinable securities represent beneficial ownership of these interests in the classes of securities.

TAX STATUS

      The classes of recombinable securities should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) and assets described in Code Section 7701(a)(19)(C), and original issue discount and interest accruing on classes of recombinable securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B) in each case to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). The classes of recombinable securities will be "qualified mortgages" under Code
Section 860G(a)(3) for a REMIC.

TAX ACCOUNTING FOR RECOMBINABLE SECURITIES

      A class of recombinable securities represents beneficial ownership of an interest in one or more classes of securities on deposit in a recombinable security trust fund, as specified in the related prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the class of recombinable securities among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such recombinable securities, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

      The holder of a recombinable security must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the recombinable securities should account for such interest as described under "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Code Section 1286, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor should consult its tax advisor regarding this matter.

      A holder of a recombinable security should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the related prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

      If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip, and income is reported in all cases in this manner. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

      A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Code Section 1274(d).

      If a holder exchanges a single class of recombinable securities (an "Exchanged Class") for several classes of recombinable securities (each, a "Received Class") and then sells one of the Received Classes, the sale may be subject the investor to the coupon stripping rules of Code Section 1286. The holder must allocate its basis in the Exchanged Class between the part of such class underlying the Received Class that was sold and the part of the Exchanged Class underlying the Received Classes that was retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

      Although the matter is not free from doubt, a holder that acquires in one transaction a Combination of classes of recombinable securities that may be exchanged for a single class of recombinable securities that is identical to a class of securities that is on deposit in the related recombinable security trust fund should be treated as owning the relevant class of securities.

EXCHANGES OF RECOMBINABLE SECURITIES

      An exchange of an interest in one or more classes of recombinable securities for an interest in one or more other related classes of recombinable securities that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of recombinable securities that it owned immediately before the exchange.

TAX TREATMENT OF FOREIGN INVESTORS

      A foreign holder of a class of recombinable securities is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

BACKUP WITHHOLDING

      A holder of a class of recombinable securities is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates."

REPORTING AND ADMINISTRATIVE MATTERS

      Reports will be made to the Internal Revenue Service and to holders of record of the classes of recombinable securities that are not excepted from the reporting requirements.

      DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Offered Securities.

                              ERISA CONSIDERATIONS

GENERAL

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), impose certain restrictions on employee benefit plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, accounts or arrangements are invested (collectively, "Plans"), and on persons who are parties in interest or disqualified persons ("Parties In

Interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Code
Section 410(d)), are not subject to the restrictions of ERISA and Code Section 4975, and assets of such plans may be invested in the Securities without regard to the considerations described below, subject to other applicable federal, state and local law ("Similar Law"). However, any such governmental or church plan which is qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a) is subject to the prohibited transaction rules set forth in Code Section 503.

      Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

General

      ERISA prohibits Parties in Interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Code Section 4975 imposes certain excise taxes and other sanctions (or, in some cases, a civil penalty may be assessed pursuant to Section 502 of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

Plan Asset Regulations

      The United States Department of Labor ("Labor") has issued regulations (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan (the "Plan Asset Regulations"). The Plan Asset Regulations provide that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan acquires an "equity interest" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

      Under the terms of the Plan Asset Regulations, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Mortgage Assets and any other assets held by the Trust Fund. In such an event, the Asset Seller, the Master Servicer, the Trustee, any insurer of the Loans and other persons, in providing services with respect to the assets of the Trust Fund, may be Parties in Interest, subject to the prohibited transaction provisions of Section 406 of ERISA, Code Section 4975 or Similar Law, with respect to transactions involving such assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

      The Plan Asset Regulations contain a de minimis safe-harbor rule that exempts an entity from being deemed to hold plan assets if the aggregate equity investment in such entity by Plans is not significant. For this purpose, equity investment in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest. "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to Title I of ERISA (e.g., governmental plans). The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

      An exception applies if the interest described is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the Plan Asset Regulations. If Notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

      Labor has issued final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that issued certain nonguaranteed policies supported by their general accounts to Plans on or before December 31, 1998, and under which an insurer would not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan's investment in such a policy. In general, to meet the safe harbor, an insurer must (i) disclose certain specified information to investing Plan fiduciaries initially and on an annual basis, (ii) allow Plans to terminate or discontinue a policy on 90 days' notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest, and (iii) give Plans written notice of "insurer-initiated amendments" over 60 days before the amendments take effect.

AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

      Labor has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated Prohibited Transaction Exemption ("PTE") 90-29, Exemption Application No. D-8012, 55 Fed. Reg. 21459 (1990), as amended (the "Exemption"), which exempts from the application of certain of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. With respect to a series of Notes, the related Prospectus Supplement will discuss whether the Exemption may be applicable to such Notes.

      Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

      - The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      - The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust, unless the Certificates are backed by Trust Fund assets which are residential, home equity, multi-family or commercial loans which are described and defined in the Exemption as designated transactions ("Designated Transactions");

      - The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a Designated Transaction, four) highest generic rating categories from any of Fitch Inc., Moody's Investors Service, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc. (each, a "Rating Agency");

      - The Trustee is not an affiliate of any member of the Restricted Group (consisting of the Underwriter, the Asset Seller, the Master Servicer, any insurer of the Mortgage Loans, any borrower whose obligations under one or more Assets constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any of their respective affiliates), other than the Underwriter;

      - The sum of all payments made to and retained by the Underwriter in connection with the distribution or placement of the Certificates represents not more than reasonable compensation for underwriting or placing such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Assets to the Trust Fund represents not more than the fair market value of such Assets; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

      - The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

      The Exemption was amended by PTE 97-34 to extend exemptive relief to Certificates issued in transactions using pre-funding accounts whereby a portion of the loans backing the Certificates are transferred to the Trust Fund within a specified period following the closing date (the "Pre-Funding Period") instead of requiring that all such loans be either identified or transferred on or before the closing date. The relief is available provided that the following conditions are met:

      - The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered must not exceed twenty-five percent (25%);

      - All loans transferred after the closing date (referred to as "additional loans") must meet the same terms and conditions for eligibility as the original loans used to create the Trust Fund, which terms and conditions have been approved by a Rating Agency;

      - The transfer of such additional loans to the Trust Fund during the Pre-Funding Period must not result in the Certificates receiving a lower credit rating from a Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust Fund;

      - Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the loans in the Trust Fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the Average Interest Rate for the loans which were transferred to the Trust Fund on the closing date;

      - Either (i) the characteristics of the additional loans must be monitored by an insurer or other credit support provider which is independent of the Asset Seller or (ii) an independent accountant retained by the Asset Seller must provide the Asset Seller with a letter (with copies provided to the Rating Agency, the Underwriter and the Trustee) stating whether or not the characteristics of the additional loans conform to the characteristics described in the offering documents or the agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the loans which were transferred as of the closing date;

      - The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the pre-funding account is reduced below the minimum level specified in the agreement or an event of default occurs under the agreement;

      - Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by a Rating Agency, and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States) or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by a Rating Agency; and

      -   Certain disclosure requirements must be met.

      PTE 2000-58 further amended the Exemption to provide that one subset of Designated Transactions, residential (one-to-four family) and home equity loans and manufactured housing loans, may be less than fully secured, provided that
(a) the rights and interests evidenced by Certificates issued in such Designated Transactions are not subordinated to the rights and interests evidenced by securities of the same Trust Fund, (b) such Certificates have received a rating from a Rating Agency at the time of such acquisition that is in one of the two highest generic rating categories, and (c) any loan included in the corpus or assets of the Trust Fund is secured by collateral whose fair market value on the closing date of the Designated Transaction is at least equal to 80% of the sum of (i) the outstanding principal balance due under the loan which is held by the Trust Fund and (ii) the outstanding principal balance(s) of any other loan(s) of higher priority (whether or not held by the Trust Fund) which are secured by the same collateral.

      PTE 2000-58 also permits an interest-rate swap to be an asset of a Trust Fund which issues Certificates acquired by Plans in an initial offering or in the secondary market and clarifies the requirements regarding yield supplement agreements. An interest-rate swap or, if purchased by or on behalf of the Trust Fund, an interest-rate cap contract (collectively, a "Swap" or "Swap Agreement") is a permitted Trust Fund asset if it (a) is an "eligible Swap," (b) is with an "eligible counterparty," (c) is purchased by a "qualified plan investor," (d) meets certain additional specific conditions which depend on whether the Swap is a "ratings dependent Swap" or a "non-ratings dependent Swap" and (e) permits the Trust Fund to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the Master Servicer or Asset Seller.

      An "eligible Swap" is one which (a) is denominated in U.S. dollars, (b) pursuant to which the Trust Fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of Certificates to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index), with the Trust Fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("Allowable Interest Rate"), (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Certificates to which the Swap relates; or
(ii) the portion of the principal balance of such class represented by obligations ("Allowable Notional Amount"), (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("Leveraged"), (e) has a final termination date that is either the earlier of the date on which the Trust Fund terminates or the related class of Certificates are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirement described above or the prohibition against leveraging.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the Certificates, which is one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Certificates; provided, that if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

      A "qualified plan investor" is a Plan where the decision to buy such class of Certificates is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Certificates, and such fiduciary either (i) is a "qualified professional asset manager" under Prohibited Transaction Class Exemption ("PTCE") 84-14, (ii) is an "in-house asset manager" under PTCE 96-23 or (iii) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Certificates are acquired by the Plan.

      In "rating dependent Swaps" (where the rating of a class of Certificates is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the Master Servicer must, within the period specified under the Swap Agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Certificates will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Certificates with a term of more than one year). In the event that the Master Servicer fails to meet these obligations,

Plan certificateholders must be notified in the immediately following periodic report which is provided to certificateholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the relief provided under the Exemption will prospectively cease to be applicable to any class of Certificates held by a Plan which involves such a ratings dependent Swap.

      "Non-ratings dependent Swaps" (those where the rating of the Certificates does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the Master Servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the Trust Fund in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the Trust Fund, an interest rate cap contract) to supplement the interest rates otherwise payable on obligations held by the Trust Fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. form, the EYS Agreement may only be held as an asset of the Trust Fund with respect to Certificates purchased by Plans on or after April 7, 1998 if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of the three preceding requirements to be unilaterally altered without the consent of the Trustee; (e) it is entered into between the Trust Fund and an eligible counterparty and (f) it has an Allowable Notional Amount.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the initial acquisition, transfer or holding, and the acquisition or disposition in the secondary market, of Certificates by a Plan. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For these purposes, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. Exemptive relief may also be provided for the acquisition, holding and disposition of Certificates by Plans if the fiduciary or its affiliate is the obligor with respect to 5% or less of the fair market value of the loans in the Trust Fund provided that (i) the Plan is not an Excluded Plan,
(ii) each Plan's investment in each class of Certificates does not exceed 25% of the outstanding Certificates in the class, (iii) after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a Trust Fund containing assets which are sold or serviced by the same entity, and (iv) in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates and at least 50% of the aggregate interests in the Trust Fund are acquired by persons independent of the Restricted Group.

      In the event that Offered Certificates (other than REMIC residual Certificates) do not meet the requirements of the Exemption solely because they are subordinated Certificates or fail to meet a minimum rating requirement under the Exemption, insurance companies may be eligible to purchase Certificates pursuant to Section III of PTCE 95-60 which permits insurance company general accounts (as defined in PTCE 95-60) to purchase such Certificates if they otherwise meet all of the other requirements of the Exemption.

      Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied.

Prohibited Transaction Class Exemption 83-1

      Labor has issued an administrative exemption, PTCE 83-1, which under certain conditions exempts from the application of certain of the prohibited transaction rules of ERISA and the excise tax provisions of Code Section 4975 transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of Certificates which are "mortgage pool pass-through certificates." A "mortgage pool" is defined as a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a Certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass through payments of principal and interest from the mortgage loans. PTCE 83-1 requires that: (i) the Asset Seller and the Trustee maintain a system of insurance or other protection for the mortgage loans, the property securing such mortgage loans and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of (x) 1% of the aggregate principal balance of the mortgage loans or (y) 1% of the principal balance of the largest covered pooled mortgage loans; (ii) the Trustee may not be an affiliate of the Asset Seller; and (iii) the payments made to, and retained by, the Asset Seller in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the Trust Fund. In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Asset Seller, the insurer, the Master Servicer or other servicer or the Trustee is a Party In Interest if the Plan does not pay more than fair market value for such Certificates and the rights and interests evidenced by such Certificates are not subordinated to the rights and interests evidenced by other Certificates of the same pool.

      PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective Plan investors. In the case of any Plan with respect to which the Asset Seller, the Master Servicer, the insurer or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements: (i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those Plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sales transfer commission or similar compensation is paid to the Asset Seller with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Asset Seller, the Trustee, the Master Servicer and the insurer. Before purchasing Certificates in reliance on PTCE 83-1, a fiduciary of a Plan should confirm that the Trust Fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates" and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the fiduciary should consider the availability of any other prohibited transaction exemptions. The fiduciary should also consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan pursuant to PTCE 83-1.

Investor-Based Exemptions

      Even if Securities issued pursuant to an offering are not treated as equity investments for purposes of the Plan Asset Regulations, the acquisition or holding of such Securities by or on behalf of a Plan could still be considered to give rise to a prohibited transaction if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to a Plan or related investment vehicle unless such transaction is subject to one or more statutory or administrative exemptions such as: PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager;" or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers (collectively, the "Investor-Based Exemptions"). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by such exemption may not necessarily cover all acts that might be construed as prohibited transactions.

      Nevertheless, a Plan generally should not purchase such Securities in reliance on any of the Investor-Based Exemptions if the Issuers, the Depositor, the Indenture Trustee or any of their respective affiliates: (a) has investment discretion with respect to the investment of assets of such Plan; (b) has authority or responsibility to give or regularly gives investment advise with respect to assets of such Plan for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in the preceding sentence will generally be construed to be a fiduciary under ERISA with respect to the Plan and any such purchase might result in a non-exempt "prohibited transaction" under ERISA, the Code or Similar Law.

REVIEW BY PLAN FIDUCIARIES

      Any Plan fiduciary considering whether to purchase any Securities on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, and the Code and Similar Law to such investment. Among other things, before purchasing any Securities, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or PTCE 83-1 for certain transactions involving mortgage pool investment trusts.

      Purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to make purchases of the Securities. In particular, such an insurance company should consider the exemptive relief granted by Labor for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60 and under Section 401(c) of ERISA.

                                LEGAL INVESTMENT

      Each class of Offered Securities will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. The related Prospectus Supplement will specify which classes of the Securities, if any, will constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). SMMEA Securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South Dakota, Utah, Virginia and West Virginia enacted legislation before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

      Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Securities. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the Office of Thrift Supervision ("OTS"), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the "Policy Statement") setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Securities will not be treated as high-risk under the Policy Statement.

      The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

      In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the "Model Law") which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

      If specified in the related Prospectus Supplement, other classes of Offered Securities offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of this Offered Security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Securities, may be subject to significant interpretive uncertainties.

      The Depositor will make no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Securities or to purchase Offered Securities representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                              PLAN OF DISTRIBUTION

      The Offered Securities offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") acting as underwriter with other underwriters, if any, named therein. Merrill Lynch is an affiliate of the Depositor. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

      Alternatively, the Prospectus Supplement may specify that Offered Securities will be distributed by Merrill Lynch and/or any other person or persons named therein acting as agent or in some cases as principal with respect to Offered Securities that it has previously purchased or agreed to purchase. If Merrill Lynch or such persons act as agents in the sale of Offered Securities, they will receive a selling commission with respect to such Offered Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such Offered Securities as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch or such persons elect to purchase Offered Securities as principal, they may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Securities of such series.

      This Prospectus may be used, to the extent required, by Merrill Lynch or any other Underwriter in connection with offers and sales related to market making transactions.

      The Depositor will indemnify Merrill Lynch and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Merrill Lynch and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, Merrill Lynch and its affiliates may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's or Asset Seller's Assets pending the sale of such Assets or interests therein, including the Securities.

      As to each series of Securities, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor or Asset Seller, and may be sold by the Depositor or Asset Seller at any time.

      Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Depositor or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                 LEGAL MATTERS

      Certain legal matters in connection with the Securities, including certain federal income tax consequences, will be passed upon for the Depositor by Dechert LLP, New York, New York. Certain matters with respect to Delaware law will be passed upon for the Depositor by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                             FINANCIAL INFORMATION

      A new Trust Fund will be formed with respect to each series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This Prospectus incorporates by reference all documents and reports filed on behalf of the Depositor with respect to a Trust Fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering the related Securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more Classes of Offered Securities, the Depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to such Classes of Offered Securities, other than the exhibits to such documents (unless those exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to:
Merrill Lynch Mortgage Investors, Inc., 250 Vesey Street, World Financial Center-North Tower, 10th Floor, New York, New York 10281-1310, Attention:
Secretary,
telephone number (212) 449-0357. The Depositor has determined that its financial statements are not material to the offering of any Offered Securities.

      Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including each Trust Fund, that file electronically with the SEC.

                                    RATINGS

      It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

      Ratings on asset backed securities address the likelihood of receipt by securityholders of all distributions on the underlying assets. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

      Although we anticipate that the Rating Agencies will continue to monitor the rating on any Securities while they are outstanding, there can be no assurance that they will continue to do so.

                             INDEX OF DEFINED TERMS

1986 Act............................    72
Accretion Directed..................    18
Accrual Class.......................    21
Accrual Securities..................    17
Accrued Security Interest...........    23
Agreement...........................    31
Allowable Interest Rate.............   108
Allowable Notional Amount...........   108
Amortizable Bond Premium
  Regulations.......................    68
Applicable Amount...................    86
ARM Loans...........................     8
Assets..............................     7
Asset Seller........................     7
Attestation Report..................    44
Available Distribution Amount.......    22
Average Interest Rate...............   107
Book-Entry Securities...............    18
Buydown Mortgage Loans..............    15
Buydown Period......................    15
Cash Flow Agreement.................    12
Cede................................    28
CEDEL...............................    28
CEDEL Participants..................    28
Certificates........................    17
Closing Date........................    76
CMT.................................     8
Code................................    66
CODI................................     9
COFI................................     8
Collection Account..................    34
Companion Class.....................    20
Component...........................    18
Component Securities................    18
Cooperative Loans...................    54
Cooperatives........................     7
Contributions Tax...................    89
COSI................................     9
Covered Trust.......................    51
CPI.................................     9
CPR.................................    14
Credit Support......................    12
Deferred Interest...................    73
Definitive Securities...............    18
Depositaries........................    29
Depositor...........................     7
Designated Transactions.............   106
Determination Date..................    22
DTC.................................    27
Due Period..........................    22
Eligible C Corporation..............    92
ERISA...............................   104
EURIBOR.............................     8
Euroclear...........................    29
Euroclear Cooperative...............    29
Euroclear Operator..................    29
Euroclear Participants..............    29
Exemption...........................   106
Exchanged Class.....................   103
EYS Agreement.......................   109
FDIC................................    34
Fed Funds Rate......................     8
FHLB Index..........................     9
Fixed Rate Class....................    20
Floating Rate Class.................    20
GBP LIBOR...........................     8
Government Securities...............     7
Home Equity Loans...................    10
Home Improvement Contracts..........    10
Indenture...........................    17
Indenture Trustee...................    31
Indirect Participants...............    28
Insurance Proceeds..................    35
Interest-Only Class.................    20
Inverse Floating Rate Class.........    20
Investor Based Exemptions...........   111
L/C Bank............................    52
Labor...............................   105
Legislative History.................    72
Leveraged...........................   108
LIBOR...............................     8
LIBORSWAP...........................     8
Liquidation Proceeds................    35
Loan-to-Value Ratio.................     9
Lockout Class.......................    18
Manufactured Housing Contracts......    10
Master REMIC........................    75
Merrill Lynch.......................   113
Mezzanine Securities................    19
Model Law...........................   113
Mortgage Loan Group.................    17
Mortgage Loans......................     7
Mortgage Notes......................     8
Mortgage Rate.......................    11
Mortgages...........................     8
MTA.................................     8
NAS Class...........................    18
National Average Contract Mortgage
  Rate..............................     9
National Monthly Median COFI........     8
NCUA................................   112
New Regulations.....................    74
Nonrecoverable Advance..............    25
Notional Amount Class...............    18
OID.................................    66
OID Regulations.....................    68
Originator..........................     8
OTS.................................   112
PAC.................................    18
Participants........................    28
Parties In Interest.................   104
Pass-Through Rate...................    23
Payment Lag Certificates............    82
Permitted Investments...............    34
Plan Asset Regulations..............   105
Planned Amortization Class..........    18
Plans...............................   104
Policy Statement....................   112
Pooling and Servicing Agreement.....    30
Pre-Funded Amount...................    11
Pre-Funding Period..................   107
Prepayment Assumption...............    72
Primary Mortgage Insurance Policy...    40

Prime Rate..........................     8
Principal-Only Class................    21
Prohibited Transactions Tax.........    88
Purchase Price......................    33
PTCE................................   108
PTE.................................   106
Rating Agency.......................   106
Received Class......................   103
Record Date.........................    22
Refinance Loans.....................     9
Related Proceeds....................    25
Relief Act..........................    62
REMIC Certificates..................    75
REMIC Regular Certificateholders....    76
REMIC Regular Certificates..........    75
REMIC Regulations...................    66
REMIC Residual Certificateholder....    84
REMIC Residual Certificates.........    75
Retained Interest...................    43
RS Pool.............................   102
Scheduled Amortization Class........    19
Security............................    31
Security Balance....................    24
Security Owners.....................    28
Senior Securities...................    17
Senior Support Securities...........    19
Sequential Pay Class................    19
Servicing Agreement.................    31
Servicing Standard..................    38
Short-Term Note.....................    94
SIBOR...............................     8
Similar Law.........................   105
Single Family Mortgage Loan.........     7
Single Family Property..............     7
SMMEA...............................   111
SMMEA Securities....................   111
SPA.................................    14
Step-up Class.......................    21
Strip...............................   103
Strip Class.........................    19
Stripped ARM Obligations............    73
Stripped Bond Certificates..........    70
Stripped Coupon Certificates........    70
Stripped Interest Securities........    17
Stripped Principal Securities.......    17
Subordinate Securities..............    17
Subsequent Assets...................    11
Sub-Servicer........................    38
Sub-Servicing Agreement.............    38
Subsidiary REMIC....................    75
Super-Premium Certificates..........    77
Super Senior Securities.............    19
Support Class.......................    20
Swap................................   108
Swap Agreement......................   108
TAC.................................    20
T-Bill..............................     8
Targeted Amortization Class.........    20
Tax Counsel.........................    99
Terms and Conditions................    29
Title V.............................    61
Title VIII..........................    62
Trust Agreement.....................    31
U.S. Person.........................    66
UCC.................................    28
Value...............................     9
Variable Rate Class.................    20
Voting Rights.......................    46
Warranting Party....................    33